                                                                     EXHIBIT 1.1

        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

IF YOU ARE IN ANY DOUBT about any of the contents of this circular or as to what action to take in relation to this circular, you should consult appropriate independent advisers to obtain independent professional advice.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

                [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]

               (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                          VERY SUBSTANTIAL ACQUISITION

                            AND CONNECTED TRANSACTION

                        CONTINUING CONNECTED TRANSACTIONS

         Financial adviser to China Eastern Airlines Corporation Limited

                              [MORGAN STANLEY LOGO]

                     MORGAN STANLEY DEAN WITTER ASIA LIMITED

       PRC financial adviser to China Eastern Airlines Corporation Limited

                                     [LOGO]

                        GUOTAI JUNAN SECURITIES CO., LTD.

        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

Independent financial adviser to the independent board committee and independent shareholders of China Eastern Airlines Corporation Limited

                                     [LOGO]

                      SHENYIN WANGUO CAPITAL (H.K.) LIMITED

A letter from the board of the directors of China Eastern Airlines Corporation Limited (the "COMPANY") is set out on pages 6 to 40 of this circular. A letter from the independent board committee of the Company is set out on pages 41 to 42 of this circular. A letter from Shenyin Wanguo Capital (H.K.) Limited, the independent financial adviser to the independent board committee and independent shareholders of the Company, is set out on pages 43 to 76 of this circular.

A notice dated and issued on 13th May, 2005 convening the 2004 annual general meeting of the Company (the "AGM") to be held at Function Room 2, Grand Ballroom, Shanghai Marriott Hotel Hongqiao, 2270 Hongqiao Road, Shanghai, the People's Republic of China at 9:00 a.m. on Thursday, 30th June, 2005 is also set out at the end of this circular. Shareholders whose names appear on the register of members of the Company at the close of business on Monday, 30th May, 2005 will be entitled to attend the AGM upon completion of the necessary registration procedures. The H share register of members of the Company will be closed from Tuesday, 31st May, 2005 to Wednesday, 29th June, 2005, both days inclusive, during which period no transfer of the Company's H shares will be effected. Where applicable, shareholders of the Company's H shares intending to attend the AGM are therefore required to lodge their respective instrument(s) of transfer and the relevant share certificate(s) to the Company's H share registrar, Hong Kong Registrars Limited at Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen's Road East, Wanchai, Hong Kong, by 4:00 p.m. on Monday, 30th May, 2005. If you are eligible and intend to attend the AGM, please complete and return the attendance slip, a copy of which is enclosed, in accordance with the instructions printed thereon as soon as possible and in any event by Friday, 10th June, 2005. If you are not able to attend and/or vote at the AGM, you are strongly urged to complete and return the proxy form, a copy of which is also enclosed, in accordance with the instructions printed thereon as soon as possible and in any event not later than 24 hours before the time appointed for the holding of the AGM or any adjournment thereof. Completion and return of the proxy form will not preclude you from attending and voting in person at the AGM or any adjournment thereof should you so wish.

                                                                  19th May, 2005

                                    CONTENTS

                                                                                         Pages
DEFINITIONS .........................................................................      1

GLOSSARY ............................................................................      4

LETTER FROM THE BOARD ...............................................................      6

       1.     Introduction...........................................................      6

       2.     Proposed Acquisition...................................................      8

              2.1    Background......................................................      8
              2.2    Acquisition Agreement...........................................      8
              2.3    Parties and their relationship..................................      9
              2.4    Assets and liabilities to be acquired by the Company............      9
              2.5    Consideration and payment terms.................................     11
              2.6    Conditions, completion and delivery.............................     13
              2.7    Non-competition undertaking.....................................     15
              2.8    Reasons for and benefits of the Proposed Acquisition............     15
              2.9    Financial impact of the Proposed Acquisition....................     19
              2.10   Implications under the Listing Rules............................     19

       3.     Continuing Connected Transactions......................................     19

              3.1    Background......................................................     19
              3.2    Property leasing................................................     21
              3.3    Financial services..............................................     23
              3.4    Import/export agency services...................................     27
              3.5    Maintenance services............................................     28
              3.6    Catering services...............................................     30
              3.7    Sales agency services...........................................     32
              3.8    Advertising services............................................     33
              3.9    Summary of the Continuing Connected
                       Transactions and the associated annual caps...................     35
              3.10   Implications under the Listing Rules............................     36

       4.     Recommendations........................................................     36

                                    CONTENTS

       5.     AGM....................................................................     37

       6.     Additional information.................................................     39

LETTER FROM THE INDEPENDENT BOARD COMMITTEE .........................................     41

LETTER FROM SW CAPITAL ..............................................................     43

APPENDICES

Appendix I           Information on the aviation businesses of CEA
                       Northwest and CEA Yunnan......................................    I-1

Appendix II          Accountants' report on financial information of the aviation
                       businesses of CEA Northwest...................................   II-1

Appendix III         Accountants' report on financial information of the aviation businesses of CEA Yunnan .....................................  III-1

Appendix IV          Financial information of the Group..............................   IV-1

Appendix V           Financial information of the Enlarged Group.....................    V-1

Appendix VI          Property valuation..............................................   VI-1

Appendix VII         General information.............................................  VII-1

NOTICE OF AGM .......................................................................      i

                                   DEFINITIONS

       In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"ACQUISITION AGREEMENT"  means the conditional agreement dated 12th May, 2005 entered into among the Company, CEA Holding, CEA Northwest and CEA Yunnan in connection with the proposed acquisition by the Company of certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan;

"AGM" means the 2004 annual general meeting of the Company proposed to be held at Function Room 2, Grand Ballroom, Shanghai Marriott Hotel Hongqiao, 2270 Hongqiao Road, Shanghai, the PRC at 9:00 a.m. on Thursday, 30th June, 2005, or any adjournment thereof;

"ASSOCIATE(S)"           has the meaning ascribed thereto under the Listing
                         Rules;

"BOARD"                  means the board of the Directors;

"CEA HOLDING"            means [CHINESE CHARACTERS] (China Eastern Air Holding
                         Company), a wholly PRC state-owned enterprise and the controlling shareholder of the Company holding approximately 61.64% of its issued share capital;

"CEA HOLDING GROUP"      means CEA Holding and its subsidiaries and other
                         associates, excluding members of the Enlarged Group;

"CEA NORTHWEST"          Means [CHINESE CHARACTERS] (China Eastern Air Northwest
                         Company), a company wholly-owned by CEA Holding;

"CEA YUNNAN"             means [CHINESE CHARACTERS] (China Eastern Air Yunnan
                         Company), a company wholly-owned by CEA Holding;

"COMPANY"                means [CHINESE CHARACTERS] (China Eastern Airlines
                         Corporation Limited), a joint stock limited company incorporated in the PRC with limited liability, whose H shares, A shares and American depositary shares are listed on the Stock Exchange, the Shanghai Stock
                         Exchange of the PRC and the New York Stock Exchange,
                         Inc., respectively;

"CONNECTED PERSON(S)"    has the meaning ascribed thereto under the Listing
                         Rules;

"CONTINUING CONNECTED    means the continuing connected transactions of the
TRANSACTIONS"            Company with the CEA Holding Group as more particularly
                         described in the paragraph headed "Continuing Connected
                         Transactions" of the "Letter from the Board" included in this circular (other than those transactions involving provision of loan and financing services under the Financial Services Agreement as described in sub-paragraph 3.3 (Financial services) of that paragraph);

                                   DEFINITIONS

"DIRECTORS"              means the directors of the Company;

"EFFECTIVE DATE"         means the last date of the calendar month in which the
                         Acquisition Agreement becomes unconditional (i.e. when all of the conditions set out under the paragraph headed "Proposed Acquisition - Conditions, completion and delivery - Conditions precedent" of the "Letter from the Board" included in this circular are fulfilled), which as at the date of this circular is expected to be 30th June, 2005;

"ENLARGED GROUP"         means the Company and its subsidiaries following
                         completion of the Proposed Acquisition;

"GROUP"                  means the Company and its subsidiaries;

"HK$"                    means Hong Kong dollars, the lawful currency of Hong
                         Kong;

"HONG KONG"              means Hong Kong Special Administrative Region of the
                         People's Republic of China;

"INDEPENDENT BOARD       means a committee of the Board comprising all the
COMMITTEE"               independent non-executive Directors (namely, Mr. Hu
                         Honggao, Mr. Peter Lok, Mr. Wu Baiwang, Mr. Zhou Ruijin and Mr. Xie Rong) established for the purpose of considering and advising the Independent Shareholders in connection with the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps;

"INDEPENDENT             means shareholders of the Company except CEA Holding
SHAREHOLDERS"            (being the controlling shareholder, and hence a
                         connected person, of the Company having a material interest in the Proposed Acquisition and the Continuing
                         Connected Transactions) and its associate(s), if any;

"LATEST PRACTICABLE      means 9th May, 2005, being the latest practicable date
DATE"                    for ascertaining certain information included in this
                         circular;

"LISTING RULES"          means the Rules Governing the Listing of Securities on
                         The Stock Exchange of Hong Kong Limited;

"PRC" OR "CHINA"         means the People's Republic of China;

"PROPOSED ACQUISITION"   means the proposed acquisition by the Company of
                         certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan pursuant to the Acquisition Agreement;

"RMB"                    means Renminbi yuan, the lawful currency of the PRC;

"SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

"STOCK EXCHANGE"         means The Stock Exchange of Hong Kong Limited;

                                   DEFINITIONS

"SW CAPITAL"             means Shenyin Wanguo Capital (H.K.) Limited, the
                         independent financial adviser to the Independent Board
                         Committee and the Independent Shareholders and a licensed corporation to carry out type 1 (dealing in securities), type 4 (advising on securities) and type 6
                         (advising on corporate finance) regulated activities under the SFO; and

"%"                      means per cent.

      In this circular, unless otherwise stated, conversion of Renminbi yuan into Hong Kong dollars is calculated at the approximate rate of RMB1.06 to HK$1.00, for the purpose of illustration only, and does not constitute a representation that any amount has been, could have been, or may otherwise be exchanged or converted at this or any other rate.

                                    GLOSSARY

      This glossary contains certain definitions for technical terms or expressions used in this circular and certain related industry indicators as they relate to the Company and its business. Such definitions however may not necessarily correspond to standard industry definitions.

CAPACITY MEASUREMENTS

"AVAILABLE SEAT          number of seats available for sale multiplied by the
KILOMETRES" OR "ASKS"    kilometres flown

"AVAILABLE FREIGHT TONNE tonnes of capacity available for carriage of cargo and
KILOMETRES" OR "AFTKS"   mail multiplied by the kilometres flown

"AVAILABLE TONNE         tonnes of capacity available for transportation of
KILOMETRES" OR "ATKS"    revenue load (passengers and cargo) multiplied by the
                         kilometres flown

"TONNE"                  a metric ton, equivalent to 2,204.6 pounds

TRAFFIC MEASUREMENTS

"CARGO TRAFFIC"          measured in RFTKs, unless otherwise specified

"PASSENGER TRAFFIC"      measured in RPKs, unless otherwise specified

"REVENUE FREIGHT TONNE   revenue cargo and mail load in tonnes multiplied by the
KILOMETRES" OR "RFTKS"   kilometres flown

"REVENUE PASSENGER       number of revenue passengers carried multiplied by the
KILOMETRES" OR "RPKS"    kilometres flown

"REVENUE TONNE           revenue load (passengers and cargo) in tonnes
KILOMETRES" OR "RTKS"    multiplied by the kilometres flown

YIELD MEASUREMENTS

"AVERAGE YIELD"          revenue from airline operations (passenger and cargo)
                         divided by RTKs

"CARGO YIELD"            revenue from cargo operations divided by RFTKs

"PASSENGER YIELD"        revenue from passenger operations divided by RPKs

LOAD FACTORS

"CARGO LOAD FACTOR"      RFTKs expressed as a percentage of AFTKs

"OVERALL LOAD FACTOR"    RTKs expressed as a percentage of ATKs

"PASSENGER LOAD FACTOR"  RPKs expressed as a percentage of ASKs

UTILISATION

                                    GLOSSARY

"UTILISATION RATES"      actual number of flight and taxi hours per aircraft per
                         operating day

                              LETTER FROM THE BOARD

                [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]

               (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

DIRECTORS:                                      LEGAL ADDRESS:
Li Fenghua (Chairman, Executive Director)       66 Airport Street
Ye Yigan (Non-executive Director)               Pudong International Airport
Cao Jianxiong (Non-executive Director)          Shanghai
Wan Mingwu (Vice President, Executive Director) The People's Republic of China Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)                HEAD OFFICE:
                                                2550 Hongqiao Road
INDEPENDENT NON-EXECUTIVE DIRECTORS:            Shanghai
Hu Honggao                                      The People's Republic of China
Peter Lok
Wu Baiwang                                      PRINCIPAL PLACE OF BUSINESS
Zhou Ruijin                                      IN HONG KONG:
Xie Rong                                        5th Floor, McDonald's Building
                                                48 Yee Wo Street
                                                Hong Kong

                                                HONG KONG SHARE REGISTRAR AND
                                                 TRANSFER OFFICE:
                                                Hong Kong Registrars Limited
                                                Rooms 1712-1716, 17th Floor
                                                Hopewell Centre
                                                183 Queen's Road East
                                                Hong Kong

                                                19th May, 2005

To the shareholders of the Company

Dear Sir or Madam,

             VERY SUBSTANTIAL ACQUISITION AND CONNECTED TRANSACTION
                        CONTINUING CONNECTED TRANSACTIONS

1. INTRODUCTION

      As announced by the Company on 12th May, 2005, the Company, CEA Holding, CEA Northwest and CEA Yunnan entered into the Acquisition Agreement on that day, pursuant to which

                              LETTER FROM THE BOARD

the Company has agreed to acquire from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan.

      In respect of the Proposed Acquisition, the relevant "percentage ratio" applicable to the transaction under Rule 14.07 of the Listing Rules exceeds 100%. The Proposed Acquisition therefore constitutes a very substantial acquisition by the Company under the Listing Rules. Further, since CEA Holding is the controlling shareholder, and hence a connected person, of the Company, the Proposed Acquisition also constitutes a connected transaction of the Company under the Listing Rules and is subject to approval by the Independent Shareholders at the AGM.

      On 12th May, 2005, the Company also entered into various agreements with certain members of the CEA Holding Group in respect of the Continuing Connected Transactions and certain other transactions which will be carried out on a continuing basis between the Enlarged Group and the CEA Holding Group. Each of these agreements and the Continuing Connected Transactions is expected to constitute, or may in the on-going performance become, a non-exempt continuing connected transaction of the Company under Chapter 14A of the Listing Rules, and such transactions together with the associated annual caps will be subject to approval by the Independent Shareholders at the AGM.

      CEA Holding and its associate(s), if any, will at the AGM abstain from voting on the ordinary resolutions approving the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps, which will be taken on a poll as required under the Listing Rules.

      The Independent Board Committee has been established to advise the Independent Shareholders in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps. SW Capital has been appointed as the independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps. The purpose of this circular is to provide the Independent Shareholders with further information in relation to the Proposed Acquisition and the Continuing Connected Transactions as required under the Listing Rules, so as to enable the Independent Shareholders to make an informed decision to vote on the relevant resolutions set out in the Company's notice of the AGM. A letter from the Independent Board Committee and its recommendations to the Independent Shareholders is set out on pages 41 to 42 of this circular, and the opinion letter from SW Capital is set out on pages 43 to 76 of this circular.

2. PROPOSED ACQUISITION

2.1 BACKGROUND

                              LETTER FROM THE BOARD

      As disclosed in an announcement dated 11th October, 2002 issued by the Company, pursuant to a restructuring proposal approved by the State Council of the PRC, CEA Holding was established as a wholly PRC state-owned enterprise on 11th October, 2002. CEA Holding has since then become the immediate controlling shareholder of the Company, and holds the entire ownership interests in CEA Northwest and CEA Yunnan. As also mentioned in that announcement, it is proposed that the aviation businesses of CEA Northwest and CEA Yunnan, together with the relevant assets and liabilities, will be injected from CEA Holding to the Company pursuant to the restructuring proposal. Accordingly, the Company, CEA Holding, CEA Northwest and CEA Yunnan entered into the Acquisition Agreement in respect of the Proposed Acquisition as part of the implementation of the restructuring proposal.

2.2 ACQUISITION AGREEMENT

      On 12th May, 2005, the Company (as the acquirer), CEA Holding (as the seller), CEA Northwest and CEA Yunnan (as the parties effecting the transfers of the relevant assets and liabilities to the Company) entered into the Acquisition Agreement, pursuant to which the Company has agreed to acquire from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan. The assets and liabilities being acquired by the Company under the Proposed Acquisition are particularised in the paragraph headed "Proposed Acquisition - Assets and liabilities to be acquired by the Company" below.

      Approvals from the State-owned Assets Supervision and Administration Commission of the PRC State Council in respect of (i) the transaction under the Proposed Acquisition and (ii) the results of the independent valuation as of 31st December, 2004 of the assets and liabilities to be acquired by the Company under the Proposed Acquisition (as described in the paragraph headed "Proposed Acquisition - Consideration and payment terms - Acquisition price" below) have been obtained in early May 2005, as required under PRC laws and regulations.

2.3 PARTIES AND THEIR RELATIONSHIP

      The following chart sets forth the shareholding structure of the Company, CEA Northwest and CEA Yunnan:

                              LETTER FROM THE BOARD

                              [ORGANIZATION CHART]

      Since only the aviation businesses of CEA Northwest and CEA Yunnan will be acquired by the Company under the Proposed Acquisition, the shareholding structure will be the same immediately before and immediately after completion of the Proposed Acquisition.

2.4 ASSETS AND LIABILITIES TO BE ACQUIRED BY THE COMPANY

      As mentioned above, pursuant to the Acquisition Agreement, the Company will acquire from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan, and will, in accordance with and following completion of the agreement, assume and undertake the aviation operations and businesses currently carried out by CEA Northwest and CEA Yunnan. The relevant air routes will also be injected into the Company with such aviation businesses. The assets and liabilities being acquired by the Company include the relevant aircraft, engines and aviation equipment and facilities, certain employees and operating contracts, other relevant fixed and current assets (whether owned or leased assets) and liabilities of CEA Northwest and CEA Yunnan, and are particularised as follows:

      The assets (with the relevant aggregate book value as at 31st December, 2004 stated below) to be acquired by the Company in relation to the aviation businesses of CEA Northwest and CEA Yunnan include:

      (i) current assets amounting to approximately RMB1,541,520,000, including cash and cash equivalents, accounts receivable, prepayments and other receivables, and flight equipment spare parts;

      (ii) long-term investments amounting to approximately RMB5,803,000, including long-term equity investments;

      (iii) fixed assets amounting to approximately RMB6,835,883,000, including buildings, aircraft, engines, mechanical equipments, electronic equipments and transport equipments;

                              LETTER FROM THE BOARD

      (iv) projects under construction and the installation of related equipments amounting to approximately RMB7,240,000; and

      (v) long-term deposits and prepayments amounting to approximately RMB762,397,000, including bank deposits, deposits for aircraft under operating leases and fuel, and other prepayments.

      The liabilities (with the relevant aggregate book value as at 31st December, 2004 stated below) to be acquired by the Company in relation to the aviation businesses of CEA Northwest and CEA Yunnan include:

      (i) current liabilities amounting to approximately RMB4,971,075,000, including short-term bank loans, accounts payable, notes payable, receipts in advance, current portion of long-term liabilities, provisions, other payables and accrued expenses; and

      (ii) long-term liabilities amounting to approximately RMB4,049,754,000, including long-term bank loans, finance lease obligations, accrued aircraft overhaul expenses, post-retirement benefit obligations, deferred income and other long-term payables.

      An independent valuation as of 31st December, 2004 of the assets and liabilities to be acquired under the Proposed Acquisition was conducted by [CHINESE CHARACTERS] (China Consultants of Accounting and Financial Management Co. Ltd.) primarily by way of cost replacement method. [CHINESE CHARACTERS] (China Consultants of Accounting and Financial Management Co. Ltd.), not being a connected person of the Company, is an independent PRC valuer qualified to carry out the valuation, and has experience in conducting asset valuations involving aviation and transportation projects. The valuation results have been approved by the State-owned Assets Supervision and Administration Commission of the PRC State Council in early May 2005. According to such valuation, as of 31st December, 2004, the appraised value of the aggregate assets to be acquired under the Proposed Acquisition was RMB9,541,892,400 (equivalent to approximately HK$9,001,785,283) and that of the aggregate liabilities to be acquired was RMB8,556,199,600 (equivalent to approximately HK$8,071,886,415), and thus the appraised value of the aggregate net assets was RMB985,692,800 (equivalent to approximately HK$929,898,868).

      The aggregate (loss)/profit, before taxation, attributable to the aviation businesses of CEA Northwest and CEA Yunnan to be acquired by the Company under the Proposed Acquisition for the two financial years ended 31st December, 2003 and 2004 was RMB(1,344,037,000) (equivalent to approximately HK$(1,267,960,000))
and RMB182,308,000 (equivalent to approximately

                              LETTER FROM THE BOARD

HK$171,990,000), respectively. The aggregate (loss)/profit, after taxation, attributable to such businesses for the two financial years ended 31st December, 2003 and 2004 was RMB(1,251,193,000) (equivalent to approximately HK$(1,180,370,000)) and RMB166,740,000 (equivalent to approximately HK$157,300,000), respectively. (There were no extraordinary items attributable to the aviation businesses of CEA Northwest and CEA Yunnan for the two financial years ended 31st December, 2003 and 2004.)

CERTAIN ASSETS AND LIABILITIES BEING RETAINED BY CEA NORTHWEST AND CEA YUNNAN

      Nonetheless, following completion of the Proposed Acquisition, certain businesses, assets and liabilities which are not related or are otherwise ancillary or peripheral to the civil aviation businesses of CEA Northwest and CEA Yunnan will not be transferred to the Company under the Acquisition Agreement, but will be retained by CEA Northwest and CEA Yunnan. These retained assets and liabilities include those relating to the provision of media and advertising, catering, and hotel and accommodation services, and related ancillary businesses, and certain assets and liabilities which are peripheral to the relevant civil aviation businesses (for example, land prepayments, certain buildings and construction in progress).

      In addition, in respect of the liabilities associated with the aviation businesses of CEA Northwest and CEA Yunnan, except for those described above and itemised in the Acquisition Agreement, all other liabilities (including, for example, contingent liabilities, and deferred tax liabilities occasioned before the Effective Date) of CEA Northwest and CEA Yunnan will not be transferred to the Company under the Acquisition Agreement, and will continue to be borne and assumed by CEA Holding, CEA Northwest and/or CEA Yunnan (as the case may be). Further, under the Acquisition Agreement, any compensation or indemnity as may arise or result from the Proposed Acquisition, or as occasioned before the Effective Date in connection with the relevant assets and liabilities being acquired thereunder, shall also be borne by the CEA Holding, CEA Northwest and/or CEA Yunnan.

2.5 CONSIDERATION AND PAYMENT TERMS

      The Proposed Acquisition was negotiated and entered into on an arm's length basis and on normal commercial terms.

ACQUISITION PRICE

      The aggregate acquisition price to be paid by the Company under the Acquisition Agreement is RMB985,692,800 (equivalent to approximately HK$929,898,868), subject to adjustments as described below. The Company will also assume aggregate liabilities of RMB8,556,199,600

                              LETTER FROM THE BOARD

(equivalent to approximately HK$8,071,886,415) under the Proposed Acquisition. The acquisition price was determined on the basis of the results of the independent valuation as of 31st December, 2004 of the assets and liabilities to be acquired conducted by [CHINESE CHARACTERS] (China Consultants of Accounting and Financial Management Co. Ltd.) as described above. According to such valuation, as of 31st December, 2004, the appraised value of the aggregate assets to be acquired under the Proposed Acquisition was RMB9,541,892,400 (equivalent to approximately HK$9,001,785,283) and that of the aggregate liabilities to be acquired was RMB8,556,199,600 (equivalent to approximately HK$8,071,886,415), and thus the appraised value of the aggregate net assets was RMB985,692,800 (equivalent to approximately HK$929,898,868).

      Under the Acquisition Agreement, the acquisition price shall be adjusted by the profit generated or loss incurred by the aviation businesses of CEA Northwest and CEA Yunnan during the period from 31st December, 2004 to the Effective Date, to which CEA Holding shall be entitled. The amount of such profit/loss will be determined with reference to the relevant financial statements prepared under PRC Accounting Standards and Regulations for the period from 31st December, 2004 to the Effective Date, to be audited by independent PRC accountants jointly appointed by the Company and CEA Holding. The adjustment mechanism, as the Directors believe, is customary in arms' length acquisition transactions, such that any profit generated or loss incurred by the aviation businesses of CEA Northwest and CEA Yunnan being acquired by the Company before completion will effectively be adjusted against the acquisition price being paid.

PAYMENT TERMS

      The acquisition price shall be payable by the Company in the manner as follows:

      (i) 70% of the initial acquisition price (i.e., RMB689,984,960 (equivalent to approximately HK$650,929,208)) shall be payable within five days from the Effective Date; and

      (ii) the balance of the adjusted acquisition price shall be payable within 15 days from the date of occurrence of the last of the following events:

            (a) the issue of an audit report by independent PRC accountants being jointly appointed by the Company and CEA Holding on the financial statements in respect of the aviation businesses of CEA Northwest and CEA Yunnan prepared under PRC Accounting Standards and Regulations for the period from 31st December, 2004 to the Effective Date;

                              LETTER FROM THE BOARD

            (b) consents having been obtained from parties who are entitled to pre-emptive rights in respect of assets to be transferred to the Company under the Proposed Acquisition;

            (c) consents having been obtained from lessors and/or financiers of aircraft regarding the novation of the relevant aircraft finance leases and operating leases from CEA Northwest and CEA Yunnan to the Company; and

            (d) consents having been obtained from the relevant creditors regarding transfers to the Company of liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan.

      The parties have been in discussions in obtaining these third-party consents. As further elaborated below, CEA Holding has undertaken to the Company that all necessary third-party consents required to effect the relevant transfers will be, if not then already have been, obtained as soon as practicable after the Effective Date.

FUNDING

      The Company currently intends to fund the cash payment for the consideration as to approximately 50% with its internal cash resources and the remaining by way of financing arrangements with financial institutions depending on the financial position of the Company at the material time. The Company will issue further announcement if there is a material change to the actual source of funding deployed as and when considered appropriate.

2.6 CONDITIONS, COMPLETION AND DELIVERY

      CONDITIONS PRECEDENT

      The Acquisition Agreement is conditional upon fulfillment of the following conditions precedent:

      (i) the approval of the Proposed Acquisition by the Independent Shareholders being obtained at the AGM, at which CEA Holding and its associate(s), if any, will abstain from voting;

      (ii) the results of the independent valuation as of 31st December, 2004 of the assets and liabilities to be acquired by the Company under the Proposed Acquisition being

                              LETTER FROM THE BOARD

            approved by the State-owned Assets Supervision and Administration Commission of the PRC State Council; and

      (iii) the transaction under the Proposed Acquisition being approved by the State-owned Assets Supervision and Administration Commission of the PRC State Council.

      As mentioned before, approvals from the State-owned Assets Supervision and Administration Commission of the PRC State Council in respect of the conditions numbered (ii) and (iii) above have been obtained, and these two conditions precedent have thereby been fulfilled.

COMPLETION

      After the above conditions are fulfilled (which is currently expected to occur on 30th June, 2005), the parties shall proceed with completion in accordance with the terms and conditions of the Acquisition Agreement. Completion of the Proposed Acquisition shall be deemed to take place on the Effective Date (i.e. the last date of the calendar month in which the above conditions are fulfilled), subject to all necessary third-party consents required to effect the transfers of the relevant assets and liabilities being obtained (including the consents mentioned in the paragraph headed "Proposed Acquisition - Consideration and payment terms - Payment terms" of this letter from the Board).

DELIVERY

      Under the Acquisition Agreement, CEA Holding shall, within five business days from the Effective Date, deliver to the Company the relevant assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan being acquired, including all documents evidencing or constituting ownership of such assets and liabilities.

      Further, CEA Holding shall, forthwith after the Effective Date, proceed with the required procedures to transfer to the Company all necessary business licences, permits and registrations associated with the aviation operations and businesses of CEA Northwest and CEA Yunnan. CEA Holding, CEA Northwest and CEA Yunnan shall also obtain consent from the Civil Aviation Administration of China for the transfer of the relevant air routes to the Company immediately after the Effective Date.

OWNERSHIP OF THE ASSETS AND LIABILITIES TO BE ACQUIRED

      Pursuant to the Acquisition Agreement, the ownership of the assets and liabilities to be acquired in relation to the aviation businesses of CEA Northwest and CEA Yunnan will pass from

                              LETTER FROM THE BOARD

CEA Northwest and CEA Yunnan to the Company upon completion of the Acquisition Agreement. All gains and losses arising from and attaching to such assets and liabilities (including those occasioned prior to the Acquisition Agreement and subsisting at completion) will become gains and losses of the Company forthwith after completion of the Acquisition Agreement.

      In cases where the transfers of the assets and liabilities in relation to the aviation businesses of CEA Northwest and CEA Yunnan are subject to any necessary third-party consents (including, for example, the consents mentioned in the paragraph headed "Proposed Acquisition - Consideration and payment terms
- Payment terms" of this letter from the Board) or can only be effected after appropriate amendments are made to the relevant contracts or after registration or filing procedures with the relevant PRC authorities are duly performed pursuant to the relevant PRC laws and regulations, and therefore cannot be fully effected immediately upon completion of the Acquisition Agreement, CEA Northwest and CEA Yunnan will hold and administer such assets and liabilities on behalf of the Company from the date of the Acquisition Agreement until such transfers are fully effected.

      Under the Acquisition Agreement, CEA Holding has agreed to complete all such required amendments and necessary registration and/or filing procedures in accordance with the relevant PRC laws and regulations within 90 days after the Effective Date. Further, CEA Holding has undertaken to the Company in the Acquisition Agreement that all necessary third-party consents (including consents from the relevant creditors, aircraft lessors and/or financiers and counterparties of certain operating contracts in connection with the aviation businesses and daily operations of CEA Northwest and CEA Yunnan) required to effect the transfers will be obtained as soon as practicable after the Effective Date.

2.7 NON-COMPETITION UNDERTAKING

      Under the Acquisition Agreement, each of CEA Holding, CEA Northwest and CEA Yunnan has undertaken that at any time after completion of the Acquisition Agreement, it will not, and will procure its respective subsidiaries and associated companies (including members of the CEA Holding Group) not to, carry out, engage in or otherwise become involved or interested in any business which competes or may compete, either directly or indirectly, with the Company's aviation business following completion of the Acquisition Agreement. The undertaking is not made for any definite period.

2.8 REASONS FOR AND BENEFITS OF THE PROPOSED ACQUISITION

      The Group is principally engaged in the business of civil aviation in the PRC. The Board believes that the Proposed Acquisition provides the Group with an opportunity to capitalise on the

                              LETTER FROM THE BOARD

growing market potentials in the PRC civil aviation industry, and in turn to further its business pursuits and developments.

      Through the Proposed Acquisition, the Group will be able to expand its scope and size of operation, effectively rearrange the deployment of available market resources, integrate the existing marketing network, readjust the combined air routes operated by CEA Northwest and CEA Yunnan under CEA Holding, and capitalise on the transportation potentials of its aircraft fleet as will be expanded after the Proposed Acquisition. In addition, the optimisation of resources allocation according to market demands being made possible following the Proposed Acquisition will facilitate reduction of the Group's operating costs, improvement of its service quality, and in turn enhancement of its overall strength and market competitiveness. The Group, with its streamlined and strengthened operations, will, as is expected, be equipped and able to enter into the rivalry of international air transportation market.

      As a result, it is believed that the Group will integrate and capitalise its business resources, and increase its future revenue after the Proposed Acquisition, thereby enhancing its operation efficiency, profitability and thus shareholders' return. In addition, the Proposed Acquisition is expected to eliminate any competition among the Company, CEA Northwest and CEA Yunnan, and reduce the volume of relevant connected transactions.

      (i) A NEED TO FACE THE COMPETITION BROUGHT BY INTERNATIONAL AVIATION ALLIANCES

            Following the progress of economic globalisation, it has been the prevailing trend in the international civil aviation industry that international strategic alliances are established among airline companies. Statistics, based on the Company's internal business and marketing analysis, reveal that among the 41 top airline companies (in terms of passenger volume) in the world, around 35 of such airline companies are members of international strategic alliances, such as the Star Alliance, One World and Sky Team alliances, occupying the majority of the market share. By sharing codes, these alliances enter the PRC market and put significant pressure on Chinese enterprises which engage in aviation businesses. In order to compete with these international strategic alliances in the future and to better equip the Company with ability to meet challenges and handle expected competition in the PRC aviation industry following the accession of China into the World Trade Organisation, the Company needs to increase its size and scale by way of the Proposed Acquisition.

      (ii)  EXPANSION OF GEOGRAPHICAL OPERATION AND AVIATION NETWORK

            At present, the geographical coverage of the Group's aviation network is primarily focused in Eastern China, with its 10 major bases all located in the eastern and middle regions

                              LETTER FROM THE BOARD

      of China. Through the Proposed Acquisition, it is believed that the Group's aviation business over other areas having considerable development potentials in the market, such as the northwest and southwest regions of China, will expand. Air routes of the Group covering Southeast Asia and its neighbouring countries will also increase. As a result, the Company is expected to establish and consolidate an enhanced air route network, with Shanghai, Xi'an and Kunming as major departure cities, which will cover destinations in most cities in the PRC and certain major cities overseas. This will further strengthen the market position of the Company as one of the three major airline companies in the PRC. The following illustrates the domestic aviation network of the Group and the Enlarged Group before and after the Proposed Acquisition:

             [MAPS SHOWING BEFORE AND AFTER PROPOSED ACQUISITIONS]

      (iii) EXPANSION OF AIRCRAFT FLEET AND SIZE OF OPERATION

            As at 31st December, 2004, the Group operated 103 large and medium transportation aircraft.* Following the transfer of altogether 60 commercial passenger and cargo aircraft of CEA Northwest and CEA Yunnan pursuant to the Proposed Acquisition, the number of aircraft of the Group will increase by approximately 58%. The following demonstrates the expected expansion of the Group's aircraft fleet and its operations after completion of the Proposed Acquisition:

                                     BEFORE THE
                                      PROPOSED
                                    ACQUISITION            AFTER THE           APPROXIMATE
                                    (AS AT 31ST             PROPOSED           PERCENTAGE
                                   DECEMBER, 2004)        ACQUISITION           INCREASE
Number of aircraft                             103                  163            58%
Available tonne kilometres,
  or ATKs                            7,071 million        8,852 million            25%
Available seat kilometres,
  or ASKs                           41,599 million       57,160 million            37%
Revenue passenger

                              LETTER FROM THE BOARD

  kilometres, or RPKs               27,581 million       38,517 million            40%
Passenger volume                        17,711,000           26,823,000            51%

            These statistics demonstrate that the Proposed Acquisition will strengthen the favourable market position of the Group and significantly enhance its economy of scale.

      * The Company recently entered into various aircraft purchase agreements, including, for example, its agreements with Airbus SAS of 9th October, 2004, 16th March, 2005 and 21st April, 2005 to purchase twenty A330 aircraft, five A319 aircraft and fifteen A320 series aircraft, respectively. Details of these agreements and the relevant transactions are set out in the Company's announcements dated 13th October, 2004, 17th March, 2005 and 21st April, 2005, respectively.

      (iv)  INCREASE OF INCOME AND ENHANCEMENT OF COST EFFICIENCY AND
            PROFITABILITY

            After the Proposed Acquisition, the Group will be able to adjust its air routes and operational capability to develop customer resources in the northwest and southwest regions of China to increase its passenger revenue. In addition, the expansion of the aircraft fleet will increase the capability of the Group to operate its air cargo business and will enable the Group to benefit from the development of its air cargo business in China. Through the integration of operations and internal resources, and centralization of procurement of aviation materials, the Proposed Acquisition is also expected to increase the Group's operational efficiency and reduce operation costs. Further, the aviation businesses operated by the Group, CEA Northwest and CEA Yunnan maintain extensive air tickets' sales and marketing networks in China, and have operating centres located at major domestic airports providing line maintenance and ground support services. The Enlarged Group is expected to benefit from the integration of these resources which is made possible through the Proposed Acquisition, thereby minimising its operating expenses and enhancing its operational efficiency.

      (v)   OPTIMISATION OF AIR FLIGHTS AND AIR ROUTES

            In particular, after the completion of the Proposed Acquisition, the Group may allocate aircraft in the expected combined air routes of CEA Northwest and CEA Yunnan, and reallocate its expanded aircraft fleet and flight crew with greater flexibility so that the demand for air routes during periods requiring higher transportation capacity could be satisfied and the balance in supply and demand of transportation capacity throughout the year would be better assured.

                              LETTER FROM THE BOARD

      (vi)  ELIMINATION OF COMPETITION AND REDUCTION OF CONNECTED TRANSACTIONS

            As mentioned above, each of CEA Holding, CEA Northwest and CEA Yunnan has made a non-competition undertaking in respect of any business which competes or may compete with the Company's aviation business following completion of the Acquisition Agreement. The Proposed Acquisition is therefore expected to eliminate any competition among the Company, CEA Northwest and CEA Yunnan. The Proposed Acquisition is also expected to help regulate and reduce the volume of connected transactions between the Company and CEA Holding, resulting in an enhanced efficiency of overall management and streamlined operations of the Company.

      Based on the above, the Directors believe that the Proposed Acquisition is fair and reasonable and is in the interests of the Group and the Company's shareholders as a whole. Accordingly, the Directors recommend the Independent Shareholders to vote in favour of the ordinary resolution to be proposed at the AGM to approve the Proposed Acquisition.

2.9 FINANCIAL IMPACT OF THE PROPOSED ACQUISITION

      The financial impact of the Proposed Acquisition (including its effect on the earnings and assets and liabilities) is illustrated by way of the unaudited pro forma financial information of the Enlarged Group included in appendix V to this circular.

2.10 IMPLICATIONS UNDER THE LISTING RULES

      In respect of the Proposed Acquisition, the relevant "percentage ratio" applicable to the transaction under Rule 14.07 of the Listing Rules exceeds 100%. The Proposed Acquisition therefore constitutes a very substantial acquisition by the Company under the Listing Rules. Further, since CEA Holding is the controlling shareholder, and hence a connected person, of the Company, the Proposed Acquisition also constitutes a connected transaction of the Company under Chapter 14A of the Listing Rules and is subject to approval by the Independent Shareholders at the AGM. CEA Holding and its associate(s), if any, will at the AGM abstain from voting on the ordinary resolutions approving the Proposed Acquisition, which will be taken on a poll as required under the Listing Rules.

      The Independent Board Committee has been established to advise the Independent Shareholders in respect of, among other things, the Proposed Acquisition. SW Capital has been appointed as the independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of, among other things, the Proposed Acquisition. The letter from the Independent Board Committee and its recommendations to the Independent Shareholders

                              LETTER FROM THE BOARD

is set out on pages 41 to 42 of this circular, and the opinion letter from SW Capital is set out on pages 43 to 76 of this circular.

3. CONTINUING CONNECTED TRANSACTIONS

3.1 BACKGROUND

      The Company has in place agreements with certain members of the CEA Holding Group in respect of provision of goods and/or services which are carried out on a continuing basis between the Group and the CEA Holding Group. The Company has a conditional waiver, granted by the Stock Exchange at the time when its H shares are listed in Hong Kong, from strict compliance with the relevant connected transaction regulatory requirements in respect of these agreements and the transactions thereunder. Information in relation to the waiver was disclosed in the Company's prospectus dated 28th January, 1997.

      To accommodate the anticipated expansion in the Enlarged Group's daily and business operations following completion of the Proposed Acquisition, and to promote enhanced compliance with the applicable requirements under Chapter 14A of the Listing Rules, the Company (for itself and on behalf of other members of the Enlarged Group) has entered into various agreements with certain members of the CEA Holding Group in respect of the Continuing Connected Transactions and certain other transactions. Such agreements are made to further regulate the expected continuing business relationships between the Enlarged Group, on the one hand, and the CEA Holding Group, on the other. These agreements are as follows:

 AGREEMENTS               COUNTERPARTIES AND CONNECTED PERSON RELATIONSHIP
- PROPERTY LEASING    CEA Holding, CEA Northwest and CEA Yunnan
   AGREEMENT

- FINANCIAL SERVICES  [CHINESE CHARACTERS] (Eastern Air Group Finance Company
   AGREEMENT          Limited) (the "FINANCE COMPANY"), which is interested as
                      to approximately 46.25% by, and thus an associate of, CEA
                      Holding

- IMPORT AND          [CHINESE CHARACTERS] Eastern Aviation Import & Export
   EXPORT AGENCY      Company) (the "IMPORT & EXPORT COMPANY"), which is
   AGREEMENT          interested  as to 55% by, and thus an associate of, CEA
                      Holding

- MAINTENANCE         [CHINESE CHARACTERS] (Shanghai Eastern Aviation Equipment
   SERVICES           Manufacturing Corporation) (the "MAINTENANCE COMPANY"),
   AGREEMENT          which is a wholly-owned subsidiary, and thus an associate, of CEA Holding

- CATERING SERVICES   A number of subsidiaries or associates of CEA Holding

                              LETTER FROM THE BOARD

   AGREEMENTS         (collectively, the "CATERING COMPANIES")

- SALES AGENCY        A number of subsidiaries or associates of CEA Holding
  SERVICES            (collectively, the "SALES COMPANIES")
  AGREEMENTS

- ADVERTISING         [CHINESE CHARACTERS] (Shanghai Eastern Aviation
   SERVICES           Advertising Company Limited) (the "ADVERTISING COMPANY"),
   AGREEMENT          which is interested as to 55% by, and thus an associate
                      of, CEA Holding

      These agreements and the Continuing Connected Transactions are expected to constitute, or may in the on-going performance become, non-exempt continuing connected transactions of the Company under Chapter 14A of the Listing Rules, and such transactions, together with the associated annual caps, will be subject to approval by the Independent Shareholders at the AGM.

      Details of the Continuing Connected Transactions and the associated annual caps, and certain principal terms of the relevant agreements, are set out below as required under the Listing Rules. Certain charges for the services under the agreements are determined based on tariffs, if available and applicable, set by the relevant PRC or industry regulatory authorities. Those transactions where the charges are not set by reference to prescribed regulatory tariffs are determined based on commercial negotiations between the parties, in each case on an arm's length basis. The terms of these transactions are, as currently anticipated, no less favourable than the terms as may be available to the Enlarged Group from independent third parties.

      In compliance with the relevant requirements under the Listing Rules, the Company has set maximum annual consideration or values, or annual caps, in respect of each of the Continuing Connected Transactions. These annual caps are, to the extent appropriate, determined by reference to factors including previous transactions and figures when available and readily ascertainable. Nonetheless, since the Group's business and financial positions were adversely affected by the outbreak of atypical pneumonia (severe acute respiratory syndrome, or SARS) in 2003, the relevant historical figures for the financial year of 2003 may therefore to a certain extent be compromised, and might not necessarily be indicative of the position had the Group's operations not been affected by SARS.

      The various existing agreements between the Company and the relevant members of the CEA Holding Group in respect of the provision of goods and services between the Group and the CEA Holding Group will each be terminated at the time when the relevant agreement in respect of the corresponding Continuing Connected Transaction becomes effective in accordance with its terms.

3.2 PROPERTY LEASING

                              LETTER FROM THE BOARD

PROPERTY LEASING AGREEMENT

      On 12th May, 2005, the Company entered into a Property Leasing Agreement with CEA Holding, CEA Northwest and CEA Yunnan, pursuant to which the Company will lease from CEA Holding, for use by the Enlarged Group in its daily airlines and other business operations:

      (i) a maximum of altogether 33 land properties owned by CEA Holding through, and registered in the name of, CEA Northwest, covering an aggregate site area of approximately 692,539 square metres located primarily in Xi'an, Xianyang and Yongdeng, together with a total of 225 building properties and related construction, infrastructure and facilities occupying an aggregate floor area of approximately 269,148 square metres; and

      (ii) a maximum of altogether seven land properties owned by CEA Holding through, and registered in the name of, CEA Yunnan, covering an aggregate site area of approximately 420,768 square metres primarily located in Kunming, together with a total of 81 building properties and related construction, infrastructure and facilities occupying an aggregate floor area of approximately 457,722 square metres.

TERM

      Subject to approval being obtained from the Independent Shareholders at the AGM, the Property Leasing Agreement will become effective from the Effective Date for a term of three years. If the Company notifies CEA Holding of its intention to renew the agreement by at least 60-day written notice, the agreement will be renewed with the same terms for a further period of three years.

PRICING

      Under the Property Leasing Agreement, the Company shall pay annual rentals in an aggregate amount of approximately RMB55,400,000 to CEA Holding. Such rentals are determined on the basis of property valuation reports issued in April 2005 by [CHINESE CHARACTERS] and [CHINESE CHARACTERS] (China Consultants of Accounting and Financial Management Co. Ltd.) (independent qualified PRC property valuers, not being connected persons of the Company) in respect of the properties under the Property Leasing Agreement, and are calculated based on market rates or the depreciation and maintenance charges in respect of the relevant properties, provided that such depreciation and maintenance charges shall be no higher than the market rates. Chesterton Petty Limited, the Company's independent property valuer, has reviewed the Property

                              LETTER FROM THE BOARD

Leasing Agreement, and has confirmed that the rentals payable by the Company are no higher than prevailing market rates.

      The rentals are payable half-yearly in advance, and are subject to review and adjustments provided that the adjustments shall not exceed the applicable inflation rates published by the relevant local PRC authorities.

REASONS FOR AND BENEFITS OF THE TRANSACTION

      The Enlarged Group's civil aviation business as expanded following completion of the Proposed Acquisition will comprise businesses being currently operated by CEA Northwest and CEA Yunnan. Accordingly, properties currently held, occupied and/or used by CEA Northwest and CEA Yunnan associated with their civil aviation businesses shall be leased to the Company, such that the Enlarged Group will be able to continue to use such properties in its daily airlines and other business operations. The Company therefore entered into the Property Leasing Agreement with CEA Holding, CEA Northwest and CEA Yunnan, which secures the Enlarged Group its right to use and take possession of the relevant properties at rentals which are no higher, and thus no less favourable, than prevailing market rates.

HISTORICAL FIGURES

      Before completion of the Proposed Acquisition, the Company, in its business operations, is not required to, and therefore does not, enter into arrangements to lease properties of CEA Northwest and CEA Yunnan. Accordingly, no relevant or comparable historical figures are available or readily ascertainable.

ANNUAL CAPS

      As mentioned above, the annual rentals payable by the Company to CEA Holding, as provided for under the Property Leasing Agreement, are fixed as an aggregate amount of approximately RMB55,400,000. Such rentals are determined on the basis of the relevant property valuation reports issued in April 2005 by the independent qualified PRC property valuers as described above, and Chesterton Petty Limited has confirmed that such rentals are no higher than prevailing market rates. The rentals are subject to adjustments provided that the adjustments shall not exceed the applicable inflation rates published by the relevant local PRC authorities.

      Based on the above circumstances and the expected significant increase in number of properties being leased by the Company following the Proposed Acquisition as contemplated under the Property Leasing Agreement, coupled with the relevant current market rentals for such

                              LETTER FROM THE BOARD

properties, factoring in any anticipated possible inflation, the total annual rentals payable by the Company to CEA Holding under the Property Leasing Agreement are not expected to exceed RMB60,000,000 for each of the three financial years ending 31st December, 2005, 2006 and 2007. Accordingly, this amount has been set as the proposed annual cap for this Continuing Connected Transaction in respect of each of the three financial years ending 31st December, 2005, 2006 and 2007.

3.3 FINANCIAL SERVICES

FINANCIAL SERVICES AGREEMENT

      The Finance Company is a non-bank finance company approved and regulated by the relevant PRC regulatory authorities including the People's Bank of China and the China Banking Regulatory Commission.

      On 12th May, 2005, the Company entered into a Financial Services Agreement with the Finance Company, pursuant to which the Finance Company will from time to time provide the Enlarged Group with a range of financial services including
(i) deposit services, (ii) loan and financing services and (iii) other financial services such as the provision of trust loans, financial guarantees and credit facilities and credit references.

      Pursuant to the Financial Services Agreement, the Finance Company shall deposit all moneys deposited by the Enlarged Group under the agreement with commercial bank(s) in China, including, for example, Industrial and Commercial Bank of China, China Construction Bank, Bank of Agriculture and Bank of Communications. The Finance Company has also undertaken under the Financial Services Agreement that all outstanding loans it provides to members of the CEA Holding Group will not at any time and from time to time exceed the aggregate amount of its equity capital, surplus reserves and deposits received from other parties.

TERM

      Subject to approval being obtained from the Independent Shareholders at the AGM, the Financial Services Agreement will become effective from 1st July, 2005 for a term of three years, subject to renewal.

PRICING

      Under the Financial Services Agreement:

                              LETTER FROM THE BOARD

      (i) The Finance Company shall accept deposits from the Enlarged Group at interest rates not lower, and thus no less favourable, than the relevant standard rates set by the People's Bank of China for similar deposits;

      (ii) The Finance Company shall provide loan and financing services to the Enlarged Group at interest rates not higher than the relevant standard rates set by the People's Bank of China for similar services; and

      (iii) In respect of the provision of other financial services, the fees and charges payable by the relevant member(s) of the Enlarged Group to the Finance Company shall be determined by reference to the applicable standard fees and charges as specified by the People's Bank of China from time to time, and if no such standard fees and/or charges have been specified by the People's Bank of China for the particular services, such services shall be provided by the Finance Company on terms no less favourable than terms available from commercial banks in China. The fees and charges, together with other details in respect of each specific transaction for the particular services, will then be recorded in separate implementation agreement(s) between the relevant member(s) of the Enlarged Group and the Finance Company in the performance of the Financial Services Agreement.

REASONS FOR AND BENEFITS OF THE TRANSACTION

      As mentioned above, under the Financial Services Agreement, the Enlarged Group will receive interest on its moneys deposited with the Finance Company at rates which are no less favourable than the standard rates set by the People's Bank of China, and will be able obtain loans and financing from the Finance Company at interest rates not higher than such standard rates.

      Further, the Company is not restricted under the Financial Services Agreement to approach, and in fact may choose, any bank or financial institution to satisfy its financial service needs. Its criteria in making the choice could be made on costs and quality of services. Therefore, the Enlarged Group may, but is not obliged to, continue to use the Finance Company's services if the service quality provided is competitive. Having such flexibility afforded under the Financial Services Agreement, the Enlarged Group is able to better manage its current capital and cashflow position. In addition, with such an agreement in place, it is also expected that the Finance Company will provide more efficient settlement service to the Enlarged Group, as compared to independent third-party banks. Accordingly, the Directors believe that it is in the interests of the Company to enter into the Financial Services Agreement.

LISTING RULES' IMPLICATIONS

                              LETTER FROM THE BOARD

      Since CEA Holding is the controlling shareholder of the Company, the Finance Company, being an associate of CEA Holding, is therefore a connected person of the Company.

      In respect of the provision of deposit services under the Financial Services Agreement, the relevant "percentage ratio" applicable to such transaction for the purpose of Chapter 14A of the Listing Rules is likely to exceed 2.5% on an annual basis in the on-going performance of the agreement. The transaction is expected to constitute a non-exempt continuing connected transaction of the Company under the Listing Rules, and such transaction together with the associated annual caps will be subject to approval by the Independent Shareholders at the AGM.

      In respect of the provision of loan and financing services under the Financial Services Agreement, since the services are being provided by the Finance Company to the Enlarged Group at interest rates not higher than the relevant standard rates set by the People's Bank of China, the transaction involves provision of financial assistance by the Finance Company for the benefit of the Enlarged Group on normal commercial terms (or better to the Enlarged Group) where no security over the assets of the Enlarged Group is granted in respect of the financial assistance. The transaction is therefore exempt from the reporting, announcement and independent shareholders' approval requirements of Chapter 14A of the Listing Rules, by virtue of Listing Rule 14A.65(4).

      In respect of the provision of other financial services under the Financial Services Agreement (i.e. financial services other than deposit and loan and financing services), the Finance Company had not provided any such services to the Group before the Proposed Acquisition, and any future transaction that may take place between the Enlarged Group and the Finance Company in respect of such services is expected to be minimal. Yet, such transaction will be subject to approval by the Independent Shareholders at the AGM as required by the Stock Exchange pursuant to the aggregation principle under Rule 14A.27 of the Listing Rules.

HISTORICAL FIGURES

      The historical figures of the deposit services provided by the Finance Company to the Group, CEA Northwest and CEA Yunnan combined for the three financial years ended 31st December, 2002, 2003 and 2004 are approximately RMB440,000,000, RMB1,034,000,000 and RMB971,000,000, respectively. The Finance
Company had not provided any financial services other than deposit and loan and financing services to the Group for the three financial years ended 31st December, 2002, 2003 and 2004.

ANNUAL CAPS

                              LETTER FROM THE BOARD

       Having considered the historical figures and taking account of (i) the anticipated possible increase in the Enlarged Group's working capital requirements due to expected expansion and developments of its business following the Proposed Acquisition and the continual increasing demand for air transportation in the market and (ii) the consequential possible increase in its cash inflows and outflows, the maximum aggregate annual amounts in respect of the deposit and other financial services as contemplated under the Financial Services Agreement for the three financial years ending 31st December, 2005, 2006 and 2007 are not expected to exceed RMB1,050,000,000, RMB1,100,000,000 and
RMB1,150,000,000, respectively, taking into account the anticipated gradual and organic growth of the Enlarged Group's business over these years. Accordingly, these amounts have been set as the proposed annual caps for this Continuing Connected Transaction.

      The Directors believe that these proposed annual caps will be able to provide the Enlarged Group with sufficient flexibility for its expected future financial arrangements with the Finance Company.

3.4 IMPORT/EXPORT AGENCY SERVICES

IMPORT AND EXPORT AGENCY AGREEMENT

      The Import & Export Company is a company approved by the PRC Ministry of Commerce and is licensed to engage in the business of import and export of aircraft and related aviation equipment and materials in the PRC.

      On 12th May, 2005, the Company entered into an Import and Export Agency Agreement with the Import & Export Company, pursuant to which the Import & Export Company will from time to time as its agent provide the Enlarged Group with agency services for the import and export of aircraft and related raw materials, accessories, machinery and equipment required in the daily airlines operations and civil aviation business of the Enlarged Group.

TERM

      Subject to approval being obtained from the Independent Shareholders at the AGM, the Import and Export Agency Agreement will become effective from 1st July, 2005 for a term of three years, subject to renewal.

PRICING

                              LETTER FROM THE BOARD

      Under the Import and Export Agency Agreement, the Company shall pay commissions and expenses to the Import & Export Company for the services it provides at prescribed rates which are no less favourable than those offered by the Import & Export Company to independent third parties.

REASONS FOR AND BENEFITS OF THE TRANSACTION

      The Directors believe that the entering into of the Import and Export Agency Agreement will be beneficial to the Enlarged Group and its business developments, and in turn is believed to be conducive to the interests of the Company's shareholders.

      This is because the Import & Export Company is a PRC qualified company, licensed and experienced in providing import and export agency services in respect of aircraft and related aviation equipment and materials in the PRC. Compared with the few other independent third-party service providers in the market, through its cooperation with the Group for the last consecutive eight years, the Import & Export Company has secured a better understanding of the Enlarged Group's operations, as is evident from the proven track record it attains. Accordingly, the Directors believe that the Import & Export Company will be able to deliver timely services to accommodate the operating needs of the Enlarged Group, catering for its day-to-day business and administrative schedule. With the Import and Export Agency Agreement in place, the Enlarged Group will be able to benefit from, as is believed, better organised, efficient and cost-effective import and export agency services required, at prescribed rates which are no less favourable than those offered by the Import & Export Company to independent third parties.

HISTORICAL FIGURES

      The historical figures of the total commissions and expenses paid by the Group to the Import & Export Company for its agency services provided in respect of each of the three financial years ended 31st December, 2002, 2003 and 2004 are approximately RMB20,160,000, RMB21,390,000 and RMB34,270,000, respectively.

ANNUAL CAPS

      Based on such historical figures, the expected expansion and developments of the Enlarged Group's business following the Proposed Acquisition, and the extent and volume of import/export agency services the Enlarged Group expects the Import & Export Company to provide, the total amounts of commissions and expenses payable by the Company to the Import & Export Company for its provision of such services for the three financial years ending 31st December, 2005, 2006 and 2007 are not expected to exceed RMB40,000,000, RMB55,000,000 and RMB55,000,000, respectively, taking into account the anticipated gradual and organic growth of the Enlarged

                              LETTER FROM THE BOARD

Group's business over these years. Accordingly, these amounts have been set as the proposed annual caps for this Continuing Connected Transaction.

3.5 MAINTENANCE SERVICES

MAINTENANCE SERVICES AGREEMENT

      The Maintenance Company is a company located in Shanghai, which is principally engaged in the businesses of providing maintenance, repair and overhaul services in respect of aircraft and aviation equipment, and the manufacturing and sale of related equipment and materials.

      On 12th May, 2005, the Company entered into a Maintenance Services Agreement with the Maintenance Company, pursuant to which the Maintenance Company will from time to time provide the Enlarged Group with comprehensive services in relation to maintenance, repair and overhaul of aircraft and aviation equipment, and procurement of related equipment and materials required in the daily operations of the Enlarged Group.

TERM

      Subject to approval being obtained from the Independent Shareholders at the AGM, the Maintenance Services Agreement will become effective from 1st July, 2005 for a term of three years, subject to renewal.

PRICING

      Under the Maintenances Services Agreement, in relation to the provision of maintenance and ancillary services, the service fees payable to the Maintenance Company for its services shall be based on prevailing market rates available from independent third-party service providers under comparable conditions. Such service fees shall be determined based on arm's length negotiations, and shall be no less favourable than those offered by the Maintenance Company to independent third parties. Such service fees are payable quarterly in arrears. The parties will perform an annual review of the then prevailing service fees before the 31st of December in each calendar year, and agree on any required adjustments to the service fees in respect of the next calendar year.

      In relation to procurement and supply of equipment and materials by the Maintenance Company, the purchase price payable by the Company in respect of each specific transaction, which will be documented in separate implementation agreement(s) when occurred, shall be no less favourable than that offered by the Maintenance Company to independent third parties.

                              LETTER FROM THE BOARD

REASONS FOR AND BENEFITS OF THE TRANSACTION

      The Directors believe that it is in the best interest of the Enlarged Group to procure the required services and the supply of equipment and materials from the Maintenance Company considering that the Maintenance Company has special strengths that independent third-party service or other providers generally do not possess. Such strengths include the aviation industry expertise, knowledge and qualification of the Maintenance Company to meet the demand of certain types of work, its track record of quality and timely service available to the Group, and its convenient location, in the vicinity of certain local sites of the Enlarged Group, to offer quick services.

HISTORICAL FIGURES

      The historical figures of the total amounts paid by the Group to the Maintenance Company for each of the three financial years ended 31st December, 2002, 2003 and 2004 are approximately RMB12,903,000, RMB9,094,000 and
RMB20,432,000, respectively.

ANNUAL CAPS

      Based on such historical figures, and the expected expansion and developments of the Enlarged Group's business following the Proposed Acquisition, the total amounts payable by the Company to the Maintenance Company under the Maintenance Services Agreement for the three financial years ending 31st December, 2005, 2006 and 2007 are not expected to exceed RMB30,000,000, RMB36,000,000 and RMB43,200,000, respectively, taking into account the anticipated gradual and organic growth of the Enlarged Group's business over these years. Accordingly, these amounts have been set as the proposed annual caps for this Continuing Connected Transaction.

      In arriving at these proposed caps, the Company has also taken account of the expected growth of the Enlarged Group's air transportation business in the coming years which will in turn require an increasing volume of maintenance, repair and overhaul services and procurement of related equipment and materials required from the Maintenance Company.

3.6 CATERING SERVICES

CATERING SERVICES AGREEMENTS

                              LETTER FROM THE BOARD

      The Catering Companies are companies principally engaged in the business of providing catering and related services for airline companies, and have established operating centres at various airports located in Shanghai, Xi'an, Kunming, Jinan and Qingdao.

      On 12th May, 2005, the Company entered into several Catering Services Agreements with the Catering Companies, pursuant to which the Catering Companies will from time to time provide the Enlarged Group with in-flight catering services (including the supply of in-flight meals and beverages, cutlery and tableware) and related storage and complementary services required in the daily airline operations and civil aviation business of the Enlarged Group. The Catering Companies shall provide their services in accordance with the specifications and schedules as from time to time specified by the relevant member(s) of the Enlarged Group to accommodate its operation needs.

TERM

      Subject to approval being obtained from the Independent Shareholders at the AGM, each of the Catering Services Agreements will become effective from 1st July, 2005 for a term of three years, subject to renewal.

PRICING

      Under the Catering Services Agreements, the service fees payable to each of the Catering Companies for its services provided shall be based on prevailing market rates available from independent third-party service providers under comparable conditions. Such service fees shall be determined based on arm's length negotiations, and shall be no less favourable than those offered by the relevant Catering Company to independent third parties. Such service fees are payable monthly in arrears, within 60 days of the receipt of invoices issued by the relevant Catering Company. The parties will perform an annual review of the then prevailing service fees before the 31st of December in each calendar year, and agree on any required adjustments to the service fees in respect of the next calendar year.

REASONS FOR AND BENEFITS OF THE TRANSACTION

      The Directors believe that the entering into of the Catering Services Agreements will be beneficial to the Enlarged Group and its business operations, and in turn is believed to be conducive to the interests of the Company's shareholders.

      This is because the Catering Companies are companies specialised in the provision of catering and related services for airline companies, and more importantly have local operating centres at various airports located in Shanghai, Xi'an, Kunming, Jinan and Qingdao, covering the

                              LETTER FROM THE BOARD

focal operating areas of the Enlarged Group's airlines and aviation business as expanded following the Proposed Acquisition. Indeed, the Catering Companies have been providing catering services to the Group, CEA Northwest and CEA Yunnan, and will have good understanding of the Enlarged Group's culture and operations. The Catering Companies, through their operating centres, will therefore be able to provide fast and high-quality catering services in response to requirements, normal or special, as may be specified from time to time by the relevant member(s) of the Enlarged Group to accommodate its day-to-day operation needs, and to, for example, cater for its different flight schedules (including regular, chartered and temporary flights). Further, the various operating centres of the Catering Companies are equipped with advanced facilities and required infrastructure for the provision of catering and related services, and are believed to be able to provide reliable and efficient services.

HISTORICAL FIGURES

      The historical figures of the total service fees paid by the Group, CEA Northwest and CEA Yunnan combined to the Catering Companies for each of the three financial years ended 31st December, 2002, 2003 and 2004 are approximately RMB194,095,000, RMB152,461,000 and RMB302,543,000, respectively.

ANNUAL CAPS

      Based on such historical figures, and the expected expansion and developments of the Enlarged Group's business following the Proposed Acquisition, the total amounts of service fees payable by the Company to the Catering Companies under the Catering Services Agreements for the three financial years ending 31st December, 2005, 2006 and 2007 are not expected to exceed RMB363,000,000, RMB417,000,000 and RMB480,000,000, respectively, taking into account the anticipated gradual and organic growth of the Enlarged Group's business over these years. Accordingly, these amounts have been set as the proposed annual caps for this Continuing Connected Transaction.

3.7 SALES AGENCY SERVICES

SALES AGENCY SERVICES AGREEMENTS

      The Sales Companies are companies principally engaged in the business of providing agency services in relation to sale of domestic and international air tickets and complementary services such as tourism services (including hotel reservation and sale of souvenirs and other hospitality products). The Sales Companies have established local operating centres in Shanghai, Xi'an, Kunming and other cities and areas in China, including Hong Kong.

                              LETTER FROM THE BOARD

      On 12th May, 2005, the Company entered into several Sales Agency Services Agreements with the Sales Companies, pursuant to which the Sales Companies will from time to time provide the Enlarged Group as its agents with services for sale of air tickets and the provision of complementary services required in the daily airline operations and civil aviation business of the Enlarged Group.

TERM

      Subject to approval being obtained from the Independent Shareholders at the AGM, each of the Sales Agency Services Agreements will become effective from 1st July, 2005 for a term of three years, subject to renewal.

PRICING

      Under the Sales Agency Services Agreements, the Sales Companies charge commissions at a rate by reference to that prescribed by the Civil Aviation Administration of China and the International Air Transport Association, as determined following arm's length negotiations. Such commissions are payable monthly in arrears. The parties will perform an annual review of the then prevailing commission rate before the 31st of December in each calendar year, and agree on any required adjustments to such commission rate in respect of the next calendar year.

REASONS FOR AND BENEFITS OF THE TRANSACTION

      The Company has always been focusing on enhancing its marketing and sales strategies and efforts, and has been actively involved in the promotion and expansion of its sales network and market share. The Sales Companies, as mentioned above, have local operating centres in Shanghai, Xi'an, Kunming and other cities and areas in China, covering the focal operating areas of the Enlarged Group's airlines and aviation business as expanded following the Proposed Acquisition. With the Sales Agency Services Agreements in place, all members of the Enlarged Group will be able to obtain services for sale of air tickets and related complementary services at standard terms and rates prescribed by the Civil Aviation Administration of China and the International Aviation Transportation Association. The Directors therefore believe that the entering into of the Sales Agency Services Agreements will be beneficial to the Enlarged Group and its business pursuits, and in turn is believed to be conducive to the interests of the Company's shareholders.

HISTORICAL FIGURES

                              LETTER FROM THE BOARD

      The historical figures of the total commissions paid by the Group, CEA Northwest and CEA Yunnan combined to the Sales Companies for each of the three financial years ended 31st December, 2002, 2003 and 2004 are approximately RMB58,262,000, RMB56,452,000 and RMB61,693,000, respectively.

ANNUAL CAPS

      Based on such historical figures, and the expected expansion and developments of the Enlarged Group's business following the Proposed Acquisition, the total amounts of commissions payable by the Company to the Sales Companies under the Sales Agency Services Agreements for the three financial years ending 31st December, 2005, 2006 and 2007 are not expected to exceed RMB77,116,000, RMB88,683,000 and RMB101,985,000, respectively, taking into account the anticipated gradual and organic growth of the Enlarged Group's business over these years. Accordingly, these amounts have been set as the proposed annual caps for this Continuing Connected Transaction.

3.8 ADVERTISING SERVICES

ADVERTISING SERVICES AGREEMENT

      The Advertising Company is a company principally engaged in the businesses of multi-media advertising operations, including advertising design and production, and organising promotional functions and campaigns.

      On 12th May, 2005, the Company entered into an Advertising Services Agreement with the Advertising Company, pursuant to which the Advertising Company will from time to time provide the Enlarged Group with multi-media advertising services to promote its business and to organise promotional functions and campaigns to enhance its reputation in the civil aviation industry.

TERM

      Subject to approval being obtained from the Independent Shareholders at the AGM, the Advertising Services Agreement will become effective from 1st July, 2005 for a term of three years, subject to renewal.

PRICING

      Under the Advertising Services Agreements, the service fees payable to the Advertising Company for its services provided shall be based on prevailing market rates available from

                              LETTER FROM THE BOARD

independent third-party service providers under comparable conditions. Such service fees shall be determined based on arm's length negotiations, and shall be no less favourable than those offered by the Advertising Company to independent third parties. The parties will perform an annual review of the then prevailing service fees before the 31st of December in each calendar year, and agree on any required adjustments to the service fees in respect of the next calendar year.

      At the beginning of each calendar year, the Company will pay the Advertising Company a lump sum representing its budgeted advertising expenses for that year, and the Advertising Company shall accordingly structure and carry out its advertising functions for the Enlarged Group, and shall offset its service fees from that sum deposited by the Company on a quarterly basis in arrears.

REASONS FOR AND BENEFITS OF THE TRANSACTION

      The Directors believe that the entering into of the Advertising Services Agreement will be beneficial to the Enlarged Group and its future business pursuits, and in turn is believed to be conducive to the interests of the Company's shareholders. This is because advertising businesses are not the core competencies of the Enlarged Group while the Advertising Company is experienced in advertising operations and has a proven track record with an extensive network of advertising sponsors to draw upon.

      In addition, compared with other independent third-party service providers, the Advertising Company has, through its cooperation with the Group for the last consecutive eight years, secured a better understanding of the Enlarged Group's culture and operations, and thus the advertising functions procured by the Advertising Company for the Enlarged Group would better fit and cater to its public relations and marketing strategies. Further, the advertising functions of all members within the Enlarged Group will be centrally organised by the Advertising Company, which will, as is believed, be better managed and cost-effective.

HISTORICAL FIGURES

      The historical figures of the total service fees paid by the Group to the Advertising Company for each of the three financial years ended 31st December, 2002, 2003 and 2004 are approximately RMB4,857,000, RMB2,676,000 and
RMB5,629,000, respectively.

ANNUAL CAPS

      Based on such historical figures, and the expected expansion and developments of the Enlarged Group's business following the Proposed Acquisition, the total amounts of service fees

                              LETTER FROM THE BOARD

payable by the Company to the Advertising Company under the Advertising Services Agreement for the three financial years ending 31st December, 2005, 2006 and 2007 are not expected to exceed RMB13,000,000, RMB16,000,000 and RMB19,000,000, respectively, taking into account the anticipated gradual and organic growth of the Enlarged Group's business over these years. Accordingly, these amounts have been set as the proposed annual caps for this Continuing Connected Transaction.

3.9 SUMMARY OF THE CONTINUING CONNECTED TRANSACTIONS AND THE ASSOCIATED ANNUAL CAPS

                                                   ANNUAL CAPS
                                          FOR THE FINANCIAL YEAR ENDING
                                 31ST DECEMBER,    31ST DECEMBER,    31ST DECEMBER,
TRANSACTIONS                         2005              2006               2007
Property leasing                   RMB60,000,000     RMB60,000,000     RMB60,000,000
Financial services Deposit
  and other financial services  RMB1,050,000,000  RMB1,100,000,000  RMB1,150,000,000
Import/export agency services      RMB40,000,000     RMB55,000,000     RMB55,000,000
Maintenance services               RMB30,000,000     RMB36,000,000     RMB43,200,000
Catering services                 RMB363,000,000    RMB417,000,000    RMB480,000,000
Sales agency services              RMB77,116,000     RMB88,683,000    RMB101,985,000
Advertising services               RMB13,000,000     RMB16,000,000     RMB19,000,000

      In respect of each of the Continuing Connected Transactions, the associated annual cap represents the maximum aggregate annual value of consideration payable under the relevant transaction. If any annual cap for a transaction is exceeded, the Company will be required to re-comply with the applicable connected transaction regulatory requirements under Chapter 14A of the Listing Rules.

3.10 IMPLICATIONS UNDER THE LISTING RULES

      Since CEA Holding is the controlling shareholder of the Company, each member of the CEA Holding Group is therefore a connected person of the Company. In respect of each of the Continuing Connected Transactions, the relevant "percentage ratio" applicable to such transaction for the purpose of Chapter 14A of the Listing Rules is expected or likely to exceed 2.5% on an annual basis, and such transactions are not expected to fall under any of the categories set out in Rules 14A.16(1) to (4) of the Listing Rules. Accordingly, the Continuing Connected Transactions are expected to constitute, or may in the on-going performance become, non-exempt continuing connected transactions of the Company under the Listing Rules, and such transactions together with the associated annual caps will be subject to approval by the Independent Shareholders at the AGM.

                              LETTER FROM THE BOARD

CEA Holding and its associate(s), if any, will at the AGM abstain from voting on the ordinary resolutions approving the Continuing Connected Transactions and the associated annual caps, which will be taken on a poll as required under the Listing Rules.

      Based on the information described above, the Board is of the view that the Continuing Connected Transactions are on normal commercial terms, in the ordinary and usual course of business, fair and reasonable and in the interests of the Group and the Company's shareholders as a whole.

      The Independent Board Committee has been established to advise the Independent Shareholders in respect of, among other things, the Continuing Connected Transactions and the associated annual caps. SW Capital has been appointed as the independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of, among other things, the Continuing Connected Transactions and the associated annual caps. The letter from the Independent Board Committee and its recommendations to the Independent Shareholders is set out on pages 41 to 42 of this circular, and the opinion letter from SW Capital is set out on pages 43 to 76 of this circular.

4. RECOMMENDATIONS

      Based on the relevant information disclosed herein, the Directors believe that the Proposed Acquisition and the Continuing Connected Transactions are fair and reasonable and are in the interests of the Group and the Company's shareholders as a whole. The Directors also consider that the Continuing Connected Transactions are in the ordinary course of business and on normal commercial terms, and that the associated annual caps are fair and reasonable. Accordingly, the Directors recommend the Independent Shareholders to vote in favour of the ordinary resolutions to be proposed at the AGM to approve the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps.

      As mentioned above, SW Capital has been appointed as the independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of the Proposed Acquisition and the Continuing Connected Transactions.

      Having taken into account the advice of SW Capital, the Independent Board Committee considers that the Proposed Acquisition and the Continuing Connected Transactions are fair and reasonable and are in the interests of the Group and the Company's shareholders as a whole. The Independent Board Committee also considers that the Continuing Connected Transactions are in the ordinary course of business and on normal commercial terms, and that the associated annual caps are fair and reasonable. Accordingly, the Independent Board Committee recommends the

                              LETTER FROM THE BOARD

Independent Shareholders to vote in favour of the ordinary resolutions to be proposed at the AGM in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps.

5. AGM

NOTICE OF AGM

      The AGM is resolved to be held at Function Room 2, Grand Ballroom, Shanghai Marriott Hotel Hongqiao, 2270 Hongqiao Road, Shanghai, the PRC at 9:00 a.m. on Thursday, 30th June, 2005 to approve, among other things including the Company's financial statements for the financial year ended 31st December, 2004, ordinary resolutions in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps, with CEA Holding and its associate(s), if any, abstaining from voting. A notice dated and issued on 13th May, 2005 convening the AGM is also set out at the end of this circular.

CLOSURE OF BOOKS

      Shareholders whose names appear on the register of members of the Company at the close of business on Monday, 30th May, 2005 will be entitled to attend the AGM upon completion of the necessary registration procedures. The H share register of members of the Company will be closed from Tuesday, 31st May, 2005 to Wednesday, 29th June, 2005, both days inclusive, during which period no transfer of the Company's H shares will be effected. Where applicable, shareholders of the Company's H shares intending to attend the AGM are therefore required to lodge their respective instrument(s) of transfer and the relevant share certificate(s) to the Company's H share registrar, Hong Kong Registrars Limited at Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen's Road East, Wanchai, Hong Kong, by 4:00 p.m. on Monday, 30th May, 2005.

ATTENDANCE SLIP AND PROXY FORM

      If you are eligible and intend to attend the AGM, please complete and return the attendance slip, a copy of which is enclosed, in accordance with the instructions printed thereon as soon as possible and in any event by Friday, 10th June, 2005.

      If you are not able to attend and/or vote at the AGM, you are strongly urged to complete and return the proxy form, a copy of which is also enclosed, in accordance with the instructions printed thereon as soon as possible and in any event not later than 24 hours before the time appointed for the holding of the AGM or any adjournment thereof. Completion and return of the proxy form will

                              LETTER FROM THE BOARD

not preclude you from attending and voting in person at the AGM or any adjournment thereof should you so wish.

VOTING

      CEA Holding and its associate(s), if any, will at the AGM abstain from voting on the ordinary resolutions approving the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps, which will be taken on a poll as required under the Listing Rules. To the extent that the Company is aware having made all reasonable enquiries, as at the Latest Practicable Date:

      (i) there was no voting trust or other agreement, arrangement or understanding entered into by or binding upon CEA Holding;

      (ii) CEA Holding was not subject to any obligation or entitlement whereby it had or might have temporarily or permanently passed control over the exercise of the voting right in respect of its shares in the Company to a third party, whether generally or on a case-by-case basis;

      (iii) it was not expected that there would be any discrepancy between CEA Holding's beneficial shareholding interest in the Company as disclosed in appendix VII to this circular and the number of shares in the Company in respect of which it would control or would be entitled to exercise control over the voting right at the AGM.

PROCEDURE TO OTHERWISE DEMAND A POLL

      Pursuant to articles 73 to 75 of the Company's articles of association, a poll may (before or after any vote by show of hands) be demanded:

      (i)   by the chairman of the meeting;

      (ii) by at least two shareholders entitled to vote present in person or by proxy;

      (iii) by one or more shareholders present in person or by proxy and representing 10% or more of all shares carrying the right to vote at the meeting.

      The demand for a poll may be withdrawn by the person who makes such demand.

                              LETTER FROM THE BOARD

      A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

      On a poll taken at the meeting, a shareholder (including proxy) entitled to two or more votes need not cast all his or her votes in the same way.

6. ADDITIONAL INFORMATION

      Your attention is also drawn to the letter from the Independent Board Committee to the Independent Shareholders set out on pages 41 to 42 of this circular, the letter from SW Capital to the Independent Board Committee and the Independent Shareholders set out on pages 43 to 76 of this circular, and the additional information set out in the appendices to this circular.

      Regarding the property valuation report included in appendix VI to this circular, since a large number of properties is involved, it would be unduly burdensome and practically not feasible to include in this circular a full valuation report of such properties in strict compliance with the relevant Listing Rule requirements. Therefore, the Company has applied for a waiver from strict compliance with the content requirements under the Listing Rules in respect of the property valuation report included in this circular on the condition that: (i) the full valuation report (which is prepared in the Chinese language only) in compliance with the applicable requirements under Chapter 5 of, and Practice Note 12 to, the Listing Rules, is being made available for public inspection; and (ii) a summary valuation report prepared on the basis of the full valuation report, which sets out separately under defined categories the interests in the relevant land and/or building properties and various structures of the Group and the CEA Holding Group (as the case may be) at locations where such properties are situated, is included in appendix VI to this circular.

                                Yours faithfully,
                         For and on behalf of the Board
                              [CHINESE CHARACTERS]
                   CHINA EASTERN AIRLINES CORPORATION LIMITED
                                   LI FENGHUA
                                    Chairman

                   LETTER FROM THE INDEPENDENT BOARD COMMITTEE

                [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]

               (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                                                  LEGAL ADDRESS:

                                                  66 Airport Street
                                                  Pudong International Airport
                                                  Shanghai
                                                  The People's Republic of China

                                                  HEAD OFFICE:

                                                  2550 Hongqiao Road
                                                  Shanghai
                                                  The People's Republic of China

                                                  19th May, 2005

To the Independent Shareholders

Dear Sir or Madam,

             VERY SUBSTANTIAL ACQUISITION AND CONNECTED TRANSACTION
                        CONTINUING CONNECTED TRANSACTIONS

      We refer to the circular dated 19th May, 2005 (the "CIRCULAR") to the shareholders of the Company of which this letter forms part. Unless otherwise specified, terms defined in the Circular shall have the same meanings in this letter.

      We have been appointed as members of the Independent Board Committee, which has been established to advise the Independent Shareholders in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps, details of which are set out in the letter from the Board contained in the Circular. None of us has a material interest in any of the Proposed Acquisition and the Continuing Connected Transactions.

                   LETTER FROM THE INDEPENDENT BOARD COMMITTEE

      Since CEA Holding is the controlling shareholder, and hence a connected person, of the Company, the Proposed Acquisition constitutes a connected transaction of the Company under the Listing Rules and is subject to approval by the Independent Shareholders at the AGM. We understand that the Proposed Acquisition also constitutes a very substantial acquisition by the Company under the Listing Rules.

      Furthermore, because CEA Holding is the controlling shareholder of the Company, each member of the CEA Holding Group is therefore a connected person of the Company. In respect of each of the Continuing Connected Transactions, the relevant "percentage ratio" applicable to such transaction for the purpose of Chapter 14A of the Listing Rules is expected or likely to exceed 2.5% on an annual basis, and such transactions are not expected to fall under any of the categories set out in Rules 14A.16(1) to (4) of the Listing Rules. Accordingly, the Continuing Connected Transactions are expected to constitute, or may in the on-going performance become, non-exempt continuing connected transactions of the Company under the Listing Rules, and such transactions together with the associated annual caps will be subject to approval by the Independent Shareholders at the AGM.

      SW Capital has been appointed as the independent financial adviser to advise us and the Independent Shareholders in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps. We wish to draw your attention to the opinion letter from SW Capital set out on pages 43 to 76 of the Circular.

      As members of your independent Board committee, we have discussed with the management of the Company in relation to the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps, and the basis upon which the terms of the transactions have been determined and the annual caps calculated. We have also taken into account the principal factors and reasons considered by SW Capital in forming its opinion in relation to the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps, and have discussed with SW Capital its opinion letter and its advice.

      On the basis of the above, we consider, and agree with the view of SW Capital, that the Proposed Acquisition and the Continuing Connected Transactions are fair and reasonable and are in the interests of the Group and the Company's shareholders as a whole. We also consider that the Continuing Connected Transactions are in the ordinary course of business and on normal commercial terms, and that the associated annual caps are fair and reasonable. Accordingly, we recommend the Independent Shareholders to vote in favour of the ordinary resolutions to be proposed at the AGM in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps.

                   LETTER FROM THE INDEPENDENT BOARD COMMITTEE

                                                  Yours faithfully,

                                                      HU HONGGAO
                                                      PETER LOK
                                                      WU BAIWANG
                                                     ZHOU RUIJIN
                                                      XIE RONG
                                             Independent Board Committee

                             LETTER FROM SW CAPITAL

      The following is the text of the letter of advice dated 19 May, 2005 from SW Capital to the Independent Board Committee and the Independent Shareholders in respect of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps prepared for incorporation into this circular:

                                     [LOGO]

                      SHENYIN WANGUO CAPITAL (H.K.) LIMITED
                                   28th Floor
                                 Citibank Tower
                                 Citibank Plaza
                                  3 Garden Road
                                     Central
                                    Hong Kong

                                                                    19 May, 2005

China Eastern Airlines Corporation Limited
2550 Hongqiao Road
Shanghai
The People's Republic of China

To the Independent Board Committee and
  The Independent Shareholders

Dear Sirs,

                        VERY SUBSTANTIAL ACQUISITION AND
                              CONNECTED TRANSACTION
                                       AND
                        CONTINUING CONNECTED TRANSACTIONS

INTRODUCTION

      We refer to our engagement by the Company as independent financial adviser to advise the Independent Board Committee and the Independent Shareholders in respect of the Proposed

                             LETTER FROM SW CAPITAL

Acquisition and the Continuing Connected Transactions, details of which are contained in the letter from the Board (the "Board Letter") set out in the circular of the Company dated 19 May, 2005 to its shareholders (the "Circular") of which this letter forms part. Terms used in this letter shall have the same meanings as defined in the Circular unless the context otherwise requires.

      According to an announcement of the Company dated 12 May, 2005, the Company entered into the Acquisition Agreement with CEA Holding, CEA Northwest and CEA Yunnan on 12 May, 2005 in respect of the Proposed Acquisition. The Company also entered into various agreements with certain members of the CEA Holding Group on 12 May, 2005 in respect of the Continuing Connected Transactions and certain other transactions which will be carried out on a continuing basis between the Enlarged Group and the CEA Holding Group in order to accommodate the anticipated expansion in the Enlarged Group's daily business operations following completion of the Proposed Acquisition. As at the Latest Practicable Date, CEA Holding was interested in approximately 61.64% of the issued share capital of the Company. Accordingly, CEA Holding is a controlling shareholder of the Company under the Listing Rules, and it and its associates (as defined in the Listing Rules) are regarded as connected persons of the Company under the Listing Rules. Each of the parties (other than the Company) to the agreements in respect of the Continuing Connected Transactions is a subsidiary or associate of CEA Holding and is thus regarded as a connected person of the Company under the Listing Rules. For details, please refer to the Board Letter set out in the Circular. Pursuant to the Listing Rules, the Proposed Acquisition constitutes both a very substantial acquisition and a connected transaction for the Company, which will be subject to the Independent Shareholders' approval at the AGM by way of poll. In respect of the Continuing Connected Transactions, the Directors advised that the relevant "percentage ratio" applicable to each of the Continuing Connected Transactions for the purpose of Chapter 14A of the Listing Rules is expected or likely to exceed 2.5% on an annual basis, and such transactions are not expected to fall under any of the categories set out in Rules 14A.16(1) to (4) of the Listing Rules. Accordingly, the Continuing Connected Transactions are expected to constitute, or may in the on-going performance become, non-exempt continuing connected transactions of the Company under the Listing Rules, and such transactions together with the associated annual caps will be subject to the Independent Shareholders' approval at the AGM by way of poll and will be subject to the reporting requirements set out in Rule 14A.46 and the annual review requirements of Rules 14A.37 to 14A.40. CEA Holding, the controlling shareholder of the Company, and its associates will abstain from voting at the AGM on ordinary resolutions in approving, among other things, the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps which will be conducted by poll. The Independent Board Committee has been established to advise the Independent Shareholders on whether the terms and conditions of the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps are fair and reasonable and in the interests of the Company and its shareholders as a whole.

                             LETTER FROM SW CAPITAL

BASIS OF OUR RECOMMENDATION

      In formulating our opinion with regard to the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps, we have reviewed, amongst other things, the Circular, the Acquisition Agreement, the accountants' reports on the aviation businesses of each of CEA Northwest and CEA Yunnan as set out in Appendices II and III to the Circular, the PRC valuation report in respect of the Proposed Acquisition prepared by [CHINESE CHARACTER] (China Consultants of Accounting and Financial Management Co. Ltd.) ("CCAFM"), the property rental reports in respect of property leasing under the Continuing Connected Transactions prepared by Chesterton Petty Limited and [CHINESE CHARACTER] (Beijing National Land Information Centre), and the agreements relating to the Continuing Connected Transactions. We have also considered the information, given in writing and orally, by the Directors, the Company's advisers and the management of the Company, CEA Northwest and CEA Yunnan.

      We have been advised by the Directors that no material facts have been omitted and we are not aware of any facts or circumstances which would render the information provided or the representations made to, and relied upon by, us untrue, inaccurate or misleading. We have no reason to doubt the truth, accuracy and completeness of the information and representations provided to us by the Directors. The Directors have collectively and individually accepted full responsibility for the accuracy of the information contained in the Circular and have confirmed, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts the omission of which would make any statements in the Circular misleading. We have assumed that all statements of intention of the Company's management or its Directors, as set forth in the Circular, will be implemented and that each of the Acquisition Agreement and the agreements relating to the Continuing Connected Transactions is enforceable against each of the parties thereto in accordance with its terms and that each of the parties will perform, and will be able to perform, its obligations thereunder, and as otherwise described in the Circular, in full when due. We consider that we have reviewed sufficient information to reach an informed view in order to provide a reasonable basis for our advice. We have not, however, carried out any independent verification of the information provided to us nor have we conducted any form of independent in-depth investigation into the commercial viability or the future prospects of the Proposed Acquisition or the financial condition or future prospects of those assets and liabilities to be acquired by the Company in relation to the aviation businesses of CEA Northwest and CEA Yunnan or the Continuing Connected Transactions or the Company. We have further assumed that all material governmental, regulatory, or other consents and approvals necessary for the effectiveness and implementation of the Proposed Acquisition and the Continuing Connected Transactions have been or will be obtained without any adverse effect on those assets and liabilities to be acquired by the Company in relation to the aviation businesses of CEA Northwest and CEA Yunnan, the Company or the contemplated benefits to the Company.

                             LETTER FROM SW CAPITAL

      This letter is for the information of the Independent Board Committee and the Independent Shareholders solely in connection with their consideration of the Proposed Acquisition and the Continuing Connected Transactions and the associated annual caps and, except for its inclusion in the Circular, is not to be quoted or referred to, in whole or in part, nor shall this letter be used for any other purposes, without our prior written consent.

1.    THE PROPOSED ACQUISITION

PRINCIPAL FACTORS AND REASONS CONSIDERED

      In arriving at our recommendation in respect of the terms of the Acquisition Agreement, we have taken into consideration the following principal factors and reasons. Our conclusions are based on the results of all the analyses taken as a whole.

(a)   PRINCIPAL BUSINESS OF THE GROUP

      The Company is one of the three largest airline companies in the PRC and is headquartered in Shanghai with 10 major operational bases located in the eastern and middle regions of the PRC. The Group is principally engaged in the business of civil aviation as well as air cargo and mail in the PRC. As at 31 December, 2004, the Group operated a total of 238 air routes, of which 179 were inland routes (including 15 Hong Kong routes) and 59 were international routes (including 13 international freight routes). With a fleet of 103 aircraft as at 31 December, 2004, the Group operated a total of 3,057 weekly scheduled flights connecting a total of 88 cities within and outside the PRC. Upon completion of the Proposed Acquisition, Xi'an and Kunming will become the operational bases of the Group in the northwestern and southwestern regions of the PRC.

(b)   CONSOLIDATION AND RESTRUCTURING OF THE AVIATION INDUSTRY IN THE PRC

      In the second half of 2000, the Civil Aviation Administration of China introduced a policy with the principle of restructuring the PRC aviation industry on a voluntary basis under government directives and taking advantage of economies of scale. Under the policy, domestic airlines are encouraged to participate in consolidation and restructuring, centering around Eastern Air Group Company, the then controlling shareholder of the Company, China Southern Air Holding Company and Air China Group, in order to form three largest airline groups in the PRC.

      On 3 August, 2002, the merger and restructuring proposal of Eastern Air Group Company in relation to the merger and restructuring of Eastern Air Group Company with [CHINESE CHARACTER] (China Northwest Air Company) (presently known as CEA Northwest), [CHINESE CHARACTER] (Yunnan

                             LETTER FROM SW CAPITAL

Air Company) (presently known as CEA Yunnan) and the air transportation businesses operated by them (the "Restructuring Proposal") was approved in principle by the State Council of the PRC.

      As disclosed in the announcement of the Company dated 11 October, 2002, Eastern Air Group Company merged with CEA Northwest and CEA Yunnan to form CEA Holding on the same date. CEA Holding has since then become the immediate controlling shareholder of the Company, and holds the entire ownership interests in CEA Northwest and CEA Yunnan. After the implementation of the merger, CEA Holding has been preparing for the injection of the aviation businesses operated by CEA Northwest and CEA Yunnan together with the relevant assets and liabilities into the Group as part of the Restructuring Proposal in order to consolidate its aviation businesses, eliminate the competition among the Company, CEA Northwest and CEA Yunnan, and reduce connected transactions.

(c)   REASONS FOR AND BENEFITS OF THE PROPOSED ACQUISITION

      We have considered the reasons for and the benefits of the Proposed Acquisition as highlighted in the Board Letter and we have noted the following:

      - the entry of international aviation alliances into the PRC aviation market calls for a need for the Company to increase its competitiveness through increasing its size and scale of operation;

      - the Proposed Acquisition is in line with the consolidation and restructuring strategy adopted by the Group in light of the proposed consolidation and restructuring plans of CEA Holding and of the PRC aviation industry;

      We concur with the Director's view that:

      - the Proposed Acquisition will provide the Company with an opportunity to extend the scope of its business geographically to the northwestern and southwestern regions of the PRC, as well as to increase its air routes covering Southeast Asia and its neighboring countries. The Company will also be able to consolidate its air route network with Shanghai, Xi'an and Kunming being its major operational bases to cover destinations in most cities in the PRC and certain major cities overseas, which in turn would help strengthen the market position of the Company;

      - the Proposed Acquisition will enable the Company to expand its size of operation by increasing its fleet size by 58.3% from 103 as at 31 December, 2004 to 163, its ATKs by 25.2% from approximately 7,071 million as at 31 December, 2004 to approximately

                             LETTER FROM SW CAPITAL

            8,852 million, and its ASKs by 37.4% from approximately 41,599 million as at 31 December, 2004 to approximately 57,160 million. This is expected to enhance economies of scale and strengthen the competitiveness and market position of the Company;

      - the Proposed Acquisition will enable cost savings and improve the operating efficiency of the Company through optimisation of air routes and aircraft utilization, integration of operations and internal resources, and centralisation of procurement of aviation materials of the three aviation operations;

      - the Proposed Acquisition will result in an increase in future revenue and better customer service as the Company plans to reallocate its flights to capture the potential in the northwestern and southwestern regions of the PRC and to satisfy those routes that have high market demand; and

      - the Proposed Acquisition is expected to eliminate the competition among the Company, CEA Northwest and CEA Yunnan as each of CEA Holding, CEA Northwest and CEA Yunnan is subject to a non-competition undertaking in respect of any business which competes or may compete with the Company's aviation business following completion of the Proposed Acquisition.

(d)   ASSETS AND LIABILITIES TO BE ACQUIRED BY THE COMPANY

      Pursuant to the Acquisition Agreement, the Company will acquire from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan, and will assume and undertake the aviation operations and businesses currently carried out by CEA Northwest and CEA Yunnan in accordance with and following completion of the agreement. Such assets to be acquired by the Company in relation to the aviation businesses of CEA Northwest and CEA Yunnan include the relevant aircraft, engines and aviation equipment and facilities, certain employees and operating contracts, and other relevant fixed and current assets (whether owned or leased assets). And the liabilities to be assumed by the Company consist of certain current liabilities and long-term liabilities owed by CEA Northwest and CEA Yunnan in relation to their aviation businesses. In addition, the relevant air routes will be injected into the Company with such aviation businesses.

      Details of those assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan to be acquired by the Company are set out in the sub-section headed "Assets and liabilities to be acquired by the Company" in the Board Letter.

                             LETTER FROM SW CAPITAL

      Each of CEA Northwest and CEA Yunnan is a leading airline in its respective operating regions in the PRC. Both of them are engaged in the operation of civil aviation, air cargo, postal delivery, luggage transportation, agency services provided to both local and overseas airline companies and other services in relation to air transportation.

      CEA Northwest is headquartered in Xi'an with its major operating centers in Xi'an and Lanzhou. As at 31 December, 2004, CEA Northwest operated a total of 137 air routes (including 110 domestic routes, 22 international routes and 5 regional routes connecting the mainland and Hong Kong as well as Macau), covering 56 domestic and foreign cities with northwestern China being its major market. CEA Northwest's international routes mainly cover major cities such as Toyko and Osaka in Japan. CEA Northwest owned or operated a total of 35 medium to large-sized aircraft offering an average of approximately 644 weekly scheduled flights as at 31 December, 2004.

      CEA Yunnan has its headquarters and major operating centre in Kunming. As at 31 December, 2004, CEA Yunnan operates a total of 128 air routes (including 108 domestic routes, 18 international routes and 2 regional routes connecting the mainland and Hong Kong as well as Macau), covering 73 domestic and foreign cities with southwestern China being its major market. CEA Yunnan's international routes mainly cover major cities in Southeast Asian and other East Asian countries. As at 31 December, 2004, CEA Yunnan owned or operated a total of 25 medium to large-sized aircraft providing an average of approximately 896 weekly scheduled flights.

(e) FINANCIAL PERFORMANCE OF THE AVIATION BUSINESSES OF CEA NORTHWEST AND CEA YUNNAN

      Based on the accountants' reports on the aviation businesses of CEA Northwest and CEA Yunnan as set out in Appendices II and III to the Circular respectively, we summarise below the operating revenue, the operating profit before interest, taxation, depreciation, amortisation and rental under operating leases ("EBITDAR"), the operating profit/loss, and the net profit/loss of (i) the aviation business of CEA Northwest; and (ii) the aviation business of CEA Yunnan for each of the three years ended 31 December, 2004.

The aviation business of CEA Northwest

                                                       FOR THE YEARS ENDED 31 DECEMBER,
                                                    2002            2003             2004
                                               --------------   --------------   --------------
                                               (approximately   (approximately   (approximately
                                                RMB million)     RMB million)     RMB million)
                                                   (Note)           (Note)           (Note)
Operating revenue                                  3,344            2,872            4,207
EBITDAR/(LBITDAR)                                    288              (39)           1,104

                             LETTER FROM SW CAPITAL

Operating profit/(loss)                             (394)            (745)             372
Net profit/(loss)                                   (736)          (1,062)             136

The aviation business of CEA Yunnan

                                                       FOR THE YEARS ENDED 31 DECEMBER,
                                                    2002            2003             2004
                                               --------------   --------------   --------------
                                               (approximately   (approximately   (approximately
                                                RMB million)     RMB million)     RMB million)
                                                   (Note)           (Note)           (Note)
Operating revenue                                  2,507            2,476           3,466
EBITDAR                                              300              342             660
Operating profit/(loss)                             (184)            (142)            147
Net profit/(loss)                                   (262)            (190)             31

Note: On the basis of presentation adopted in the accountants' reports on the aviation businesses of CEA Northwest and CEA Yunnan as set out in Appendices II and III to the Circular respectively, such financial information includes the results related to those assets and liabilities that will not be acquired or assumed by the Company, but were historically associated with the aviation businesses of CEA Northwest and CEA Yunnan.

The aviation business of CEA Northwest

Operating revenue

      For the year ended 31 December, 2003, the operating revenue of the aviation business of CEA Northwest was approximately RMB2,872 million (equivalent to approximately HK$2,709 million), a decrease of approximately RMB472 million (equivalent to approximately HK$445 million) or 14.1% from 2002. The decrease was mainly due to decreased passenger revenues caused by the outbreak of the atypical pneumonia (severe acute respiratory syndrome, or SARS).

      For the year ended 31 December, 2004, the operating revenue of the aviation business of CEA Northwest was approximately RMB4,207 million (equivalent to approximately HK$3,969 million), an increase of approximately RMB1,335 million (equivalent to approximately HK$1,260 million) or 46.5% from 2003. The increase was mainly due to increased passenger revenues as a result of the recovery of the air transportation market from the impact of the outbreak of SARS. In addition, carriage capacity was enhanced as a result of the introduction of six A320 aircraft to its operation.

EBITDAR

                             LETTER FROM SW CAPITAL

      For the year ended 31 December, 2003, the operating loss before interest, taxation, depreciation, amortisation and rental under operating leases ("LBITDAR") of the aviation business of CEA Northwest was approximately RMB39 million (equivalent to approximately HK$37 million), as opposed to an EBITDAR of approximately RMB288 million (equivalent to approximately HK$272 million) in 2002. The LBITDAR was mainly due to decreased operating revenue caused by the outbreak of SARS and the increase in revaluation deficit of fixed assets.

      For the year ended 31 December, 2004, the EBITDAR of the aviation business of CEA Northwest was approximately RMB1,104 million (equivalent to approximately HK$1,042 million), as opposed to a LBITDAR in 2003. The improvement was mainly attributable to an increase in operating revenue and the recording of a revaluation surplus of fixed assets as compared to a revaluation deficit in 2003.

Operating profit/loss

      The operating loss of the aviation business of CEA Northwest was approximately RMB745 million (equivalent to approximately HK$703 million) for the year ended 31 December, 2003, widening by approximately RMB351 million (equivalent to approximately HK$331 million) or 89.1% from 2002. The increase in operating loss was mainly due to the outbreak of SARS and the increase in revaluation deficit of fixed assets from 2002.

      The aviation business of CEA Northwest recorded an operating profit of approximately RMB372 million (equivalent to approximately HK$351 million) for the year ended 31 December, 2004, improving from the operating loss in 2003 mainly due to the recovery of the air transportation market from the impact of the outbreak of SARS.

The aviation business of CEA Yunnan

Operating revenue

      For the year ended 31 December, 2003, the operating revenue of the aviation business of CEA Yunnan was approximately RMB2,476 million (equivalent to approximately HK$2,336 million), a decrease of approximately RMB31 million (equivalent to approximately HK$29 million) or 1.2% from 2002. The decrease was mainly due to a fall in passenger revenues as well as cargo and mail revenues caused by the outbreak of SARS.

      For the year ended 31 December, 2004, the operating revenue of the aviation business of CEA Yunnan was approximately RMB3,466 million (equivalent to approximately HK$3,270 million), an increase of approximately RMB990 million (equivalent to approximately HK$934

                             LETTER FROM SW CAPITAL

million) or 40.0% from 2003. The increase was mainly due to increased passenger revenues as a result of the recovery of the air transportation market from the impact of the outbreak of SARS.

EBITDAR

      For the year ended 31 December, 2003, the EBITDAR of the aviation business of CEA Yunnan was approximately RMB342 million (equivalent to approximately HK$322 million), an increase of approximately RMB42 million (equivalent to approximately HK$39 million) or 13.9% from 2002. The increase in EBITDAR in the year, despite a fall in operating revenue, was mainly due to decreased catering expenses and revaluation deficit of fixed assets.

      For the year ended 31 December, 2004, the EBITDAR of the aviation business of CEA Yunnan was approximately RMB660 million (equivalent to approximately HK$623 million), an increase of approximately RMB319 million (equivalent to approximately HK$301 million) or 93.3% from 2003. The increase was mainly attributable to a rise in operating revenue as a result of the recovery of the air transportation market from the impact of the outbreak of SARS as well as the recording of a revaluation surplus of fixed assets as opposed to a revaluation deficit in 2003.

Operating profit/loss

      For the year ended 31 December, 2003, the operating loss of the aviation business of CEA Yunnan was approximately RMB142 million (equivalent to approximately HK$134 million), a decrease of approximately RMB42 million (equivalent to approximately HK$39 million) or 22.7% from 2002. The decrease in operating loss was mainly due to decreased catering expenses and revaluation deficit of fixed assets.

      For the year ended 31 December, 2004, the aviation business of CEA Yunnan recorded an operating profit of approximately RMB147 million (equivalent to approximately HK$139 million), comparing to an operating loss in 2003. The improvement in operating results was mainly due to the recovery of the air transportation market from the impact of the outbreak of SARS and the recording of a revaluation surplus of fixed assets as opposed to a revaluation deficit in 2003.

      The tables below set forth the financial position of each of the aviation businesses of CEA Northwest and CEA Yunnan for the three-year period ended 31 December, 2004 with reference to the accountants' reports on the aviation businesses of CEA Northwest and CEA Yunnan as set out in Appendices II and III to the Circular:

The aviation business of CEA Northwest

                             LETTER FROM SW CAPITAL

                                                              FOR THE YEARS ENDED 31 DECEMBER,
                                              2002                2003                 2004                2004
                                         --------------      --------------      --------------      --------------
                                         (approximately      (approximately      (approximately      (approximately
                                          RMB million)        RMB million)        RMB million)        RMB million)
                                            (Note 1)            (Note 1)            (Note 1)            (Note 2)
Net current liabilities                      5,139               5,663               5,743               1,839
Net liabilities                              3,738               4,850               4,534                 962
Net cash flow from
  operating activities                         162               (192)               1,023                 n/a

The aviation business of CEA Yunnan

                                                             FOR THE YEARS ENDED 31 DECEMBER,
                                             2002                2003                2004                2004
                                         --------------      --------------      --------------      --------------
                                         (approximately      (approximately      (approximately      (approximately
                                          RMB million)        RMB million)        RMB million)        RMB million)
                                            (Note 1)            (Note 1)            (Note 1)            (Note 2)
Net current liabilities                      1,025               1,436               1,713               1,591
Net assets                                   1,503               1,288               1,336               1,094
Net cash flow from
  operating activities                         745                  60               1,070                 n/a

Note 1: On the basis of presentation adopted in the accountants' reports on the aviation businesses of CEA Northwest and CEA Yunnan as set out in Appendices II and III to the Circular respectively. Such financial information includes the results related to those assets and liabilities that will not be acquired or assumed by the Company, but were historically associated with the aviation businesses of CEA Northwest and CEA Yunnan.

Note 2: These financial figures relating to the aviation businesses of CEA Northwest and CEA Yunnan for the year ended 31 December, 2004 are extracted from the unaudited pro forma financial information of the Enlarged Group as set out in Appendix V to the Circular, after making pro forma adjustments. Such pro forma adjustments relate to certain assets and liabilities included in the respective combined balance sheets of CEA Northwest and CEA Yunnan as at 31 December, 2004 as per Appendices II and III to the Circular which were historically associated with the aviation businesses of CEA Northwest and CEA Yunnan but will not be acquired or assumed by the Company pursuant to the Acquisition Agreement.

      As revealed from the table above, the aviation business of CEA Northwest had net current liabilities and net liabilities position for the three-year period ended 31 December, 2004, while the

                             LETTER FROM SW CAPITAL

aviation business of CEA Yunnan had net current liabilities but net assets position for the three-year period ended 31 December, 2004. We note that due to the capital intensive nature of the aviation industry, it is not unusual for aviation companies to have net current liabilities position. For the three years ended 31 December, 2004, the aviation business of CEA Northwest recorded positive operating cash flow except in 2003, whereas the aviation business of CEA Yunnan recorded positive operating cash flow in each of the three years.

      However, the net current liabilities and net liabilities of the aviation business of CEA Northwest as at 31 December, 2004 would reduce substantially to RMB1,839 million and RMB962 million respectively after adjusting for those assets and liabilities which were historically associated with the aviation business of CEA Northwest but will not be acquired or assumed by the Company pursuant to the Acquisition Agreement. Such assets which are not to be acquired by the Company consist of mainly buildings, prepayments, deposits and other receivables and construction in progress, while such liabilities not to be assumed by the Company comprise amount due to CEA Holding, short-term bank loans and other liabilities. On the other hand, the net current liabilities and net assets of the aviation business of CEA Yunnan would reduce to RMB1,591 million and RMB1,094 million respectively after adjusting for those assets and liabilities which were historically associated with the aviation business of CEA Yunnan but will not be acquired or assumed by the Company pursuant to the Acquisition Agreement. Such assets which are not to be acquired by the Company consist of mainly buildings and construction in progress, while such liabilities not to be assumed by the Company comprise of primarily trade and other payables and deferred tax liabilities. Further details of the assets and liabilities not to be acquired or assumed by the Company pursuant to the Acquisition Agreement were set out in the section headed "Notes to the financial information" in Appendices II and III to the Circular. We have discussed with the Directors and understand that those assets not being acquired by the Company under the Acquisition Agreement are mainly buildings, construction in progress and trade and other receivables, the exclusion of which, save for those properties to be leased to the Company under the Property Leasing Agreement, will not have any material impact on the aviation business of either CEA Northwest or CEA Yunnan. Having considered the nature of the assets, we concur with the Directors' view.

(f)   BASIS OF THE CONSIDERATION

      The Proposed Acquisition was negotiated and entered into on an arm's length basis between the Company, CEA Holding, CEA Northwest and CEA Yunnan and on normal commercial terms.

      The provisional amount of the consideration for the assets to be acquired by the Company relating to the aviation businesses of CEA Northwest and CEA Yunnan under the Acquisition Agreement was set at RMB9,541,892,400 (equivalent to approximately HK$9,001,785,283). Such

                             LETTER FROM SW CAPITAL

provisional amount of consideration was determined based on an independent valuation of the assets and liabilities to be acquired by the Company relating to the aviation businesses of CEA Northwest and CEA Yunnan prepared primarily using cost replacement method. Such valuation was conducted by CCAFM, an independent qualified PRC valuer with experience in conducting valuations in aviation and transportation businesses. According to such valuation, as at 31 December, 2004, the appraised value of the aggregate assets to be acquired under the Proposed Acquisition was RMB9,541,892,400 (equivalent to approximately HK$9,001,785,283).

      Pursuant to the Acquisition Agreement, the provisional amount of the consideration for the Proposed Acquisition will be satisfied by the payment of the provisional amount of the aggregate acquisition price of RMB985,692,800 (equivalent to approximately HK$929,898,868) and the assumption of the aggregate liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan in the provisional amount of RMB8,556,199,600 (equivalent to approximately HK$8,071,886,415). The provisional amount of the aggregate liabilities to be assumed under the Proposed Acquisition was also determined based on the independent valuation as of 31 December, 2004 of the assets and liabilities to be acquired by the Company relating to the aviation businesses of CEA Northwest and CEA Yunnan conducted by CCAFM.

      As referred to in the Board Letter, the results of the independent valuation conducted by CCAFM have been approved by the State-owned Assets Supervision and Administration Commission of the PRC State Council in early May 2005. Having reviewed and discussed with CCAFM on the methodologies, bases and assumptions used in the preparation of its valuation report, we consider that the valuation of the assets to be acquired and the liabilities to be assumed by the Company in relation to the aviation businesses of CEA Northwest and CEA Yunnan are fair and reasonable.

      Under the Acquisition Agreement, the provisional amount of the aggregate acquisition price for the Proposed Acquisition shall be adjusted by the profit generated or loss incurred by the aviation businesses of CEA Northwest and CEA Yunnan during the period from 31 December, 2004 to the Effective Date, to which CEA Holding shall be entitled. The amount of such profit or loss will be determined with reference to the financial statements prepared under the PRC Accounting Standards and Regulations for the period from 31 December, 2004 to the Effective Date, to be audited by PRC independent accountants jointly appointed by the Company and CEA Holding.

(g)   FINANCING OF THE PROPOSED ACQUISITION

      Pursuant to the Acquisition Agreement, the Company will pay the provisional amount of the aggregate acquisition price for the Proposed Acquisition of RMB985,692,800 (equivalent to

                             LETTER FROM SW CAPITAL

approximately HK$929,898,868), subject to adjustments as mentioned above, in cash to CEA Holding for the acquisition of assets relating to the aviation businesses of CEA Northwest and CEA Yunnan after assuming the relevant liabilities in the aggregate amount of RMB8,556,199,600 (equivalent to approximately HK$8,071,886,415). As stated in the Board Letter, the Company currently intends to fund the cash payment for the aggregate acquisition price for the Proposed Acquisition as to approximately 50% with its internal cash resources and the remaining by way of financing arrangements with financial institutions depending on the financial position of the Company at the material time.

      We understand from the Company that in determining the payment method, that is to satisfy the major portion of the consideration for the assets to be acquired under the Acquisition Agreement through the assumption of liabilities with the remainder to be settled in cash, it took into consideration the existing cash and bank balance position, the operating cash flow, the estimated capital expenditure and the banking facilities available to the Enlarged Group, and it is of the view that such payment method should not cause material negative impact to the Group's business operations. Should the Company finance the majority of the consideration by cash instead of the assumption of liabilities, there may be a material negative impact on the Group's financial position given the Group's cash balances of approximately RMB2,114 million (equivalent to approximately HK$1,994 million) as at 31 December, 2004, as compared to the provisional amount of the consideration for the assets to be acquired under the Acquisition Agreement of RMB9,541,892,400 (equivalent to approximately HK$9,001,785,283). The Company also confirmed that it has sufficient internal and external financial resources to fund the payment of RMB985,692,800 (equivalent to approximately HK$929,898,868) of the aggregate acquisition price for the Proposed Acquisition without a material negative impact on its ongoing operations and capital expenditure requirements.

      Based on the above, we consider that the terms for the financing of the Proposed Acquisition are fair and reasonable from a financial point of view, insofar as the Independent Shareholders are concerned.

(h)   VALUATION OF THE AVIATION BUSINESSES AND ASSETS TO BE ACQUIRED BY THE
      COMPANY

      Due to the heavy capital investment in aircraft, the profitability of aviation companies will, to a large extent, be distorted by the accounting policy and the amount of depreciation and amortisation of aircraft. The methods and terms of financing for aircraft will also significantly affect the operating performance of an aviation company. Due to this specific nature of the aviation industry, in order to fairly compare the operating profitability (without being distorted by depreciation, amortisation and financing terms) of the aviation businesses of CEA Northwest and CEA Yunnan (together known as the "Target Group") with those of other comparable aviation

                             LETTER FROM SW CAPITAL

companies in the market, in addition to price/earnings ratio ("P/E") analysis, we have made reference to another commonly used market valuation benchmark for aviation companies, the EV/EBITDAR ratio, being the quotient of the enterprise value ("EV") divided by EBITDAR, in assessing the valuation of the Target Group. EV is defined as the sum of the equity value of a company plus its net debt.

      The total amount of the aggregate acquisition price for the Proposed Acquisition of RMB985,692,800 (equivalent to approximately HK$929,898,868) implies an EV for the Target Group of approximately RMB5,471,290,800 (equivalent to approximately HK$5,161,595,094), being the total amount of the aggregate acquisition price for the Proposed Acquisition plus the net debt of the Target Group of approximately RMB4,485,598,000 (equivalent to approximately HK$4,231,696,226) as at 31 December, 2004 extracted from the unaudited pro forma financial information of the aviation business of CEA Northwest and CEA Yunnan as set out in Appendix V to the Circular.

      For analysis purposes, we have identified four aviation companies (the "Aviation Comparables") based on the selection criteria that those companies (1) conduct their businesses and generate their revenue primarily in the PRC, and
(2) are all listed in the Stock Exchange. Set out below is the summary of the P/E and the EV/EBITDAR ratios of the Aviation Comparables and of the Target
Group:

       NAME OF AVIATION COMPARABLES                       P/E(1)          EV/EBITDAR(2)
------------------------------------------             -------------     --------------
Air China Limited                                              11.63              5.80
China Eastern Airlines Corporation Limited                     14.00              6.71
China National Aviation Company Limited                        15.18             10.17
China Southern Airlines Company Limited                          n/a              9.59

Range for Aviation Comparables                         11.63 - 15.18      5.80 - 10.17
Average for Aviation Comparables                               13.60              8.07

Target Group(3)                                                 4.22              3.07

SOURCE: DATA FOR THE AVIATION COMPARABLES ARE SOURCED FROM BLOOMBERG

Note:

(1) Based on the Aviation Comparables' audited net profits for the year ended 31 December, 2004 and their respective closing share prices on 11 May, 2005.

                             LETTER FROM SW CAPITAL

(2) Calculated based on the audited consolidated financial information for the year ended 31 December, 2004 reported by the Aviation Comparables, and their respective closing share prices on 11 May, 2005.

(3) Calculated based on the combined pro forma net profit attributable to owner and combined pro forma EBITDAR of the aviation businesses of CEA Northwest and CEA Yunnan for the year ended 31 December, 2004 with reference to the unaudited pro forma financial information on the aviation businesses of CEA Northwest and CEA Yunnan as set out in Appendix V to the Circular.

      Based on the above statistics of market comparables, we note that the P/E ratio of the Target Group is at a discount of approximately 69.0% to the average and is lower than the low-end of the range of the P/E ratios of the Aviation Comparables. The EV/EBITDAR ratio of the Target Group is at a discount of approximately 62.0% to the average and is lower than the low-end of the range of the EV/EBITDAR ratios of the Aviation Comparables. We consider the significant discounts of the P/E ratio and EV/EBITDAR ratio of the Target Group to the averages of the P/E ratios and EV/EBITDAR ratios of the Aviation Comparables have already factored in discounts associated with the illiquid nature of investment in the Target Group as compared to the publicly traded Aviation Comparables. On these bases, we consider the aggregate acquisition price as fair and reasonable in so far as the Company and the Independent Shareholders are concerned.

(i)   FINANCIAL EFFECTS

      We have conducted various analyses on the potential financial effects of the Proposed Acquisition on the Group, which were prepared based on the Financial Information of the Group as set out in Appendix IV to the Circular and the unaudited pro forma financial information of the Enlarged Group as set out in Appendix V to the Circular.

(i)   Earnings

      The pro forma net profit of the Enlarged Group for the year ended 31 December, 2004 would be approximately RMB594,185,000 (equivalent to approximately HK$560,551,887), which is approximately RMB80,110,000 or 15.6% higher than the net profit of the Group.

(ii)  Gearing

      The pro forma total debt (including obligations under finance lease) of the Enlarged Group would be approximately RMB32,260 million (equivalent to approximately HK$30,434 million) as at 31 December, 2004, representing an increase of approximately 22.1% from the total debt of

                             LETTER FROM SW CAPITAL

approximately RMB26,426 million (equivalent to approximately HK$24,930 million) of the Group as at the same date. The pro forma net debt (total debt less cash and cash equivalents) of the Enlarged Group would increase by 22.2% to approximately RMB29,716 million (equivalent to approximately HK$28,034 million) from RMB24,311 million (equivalent to approximately HK$22,935 million) of the Group as at 31 December, 2004. The pro forma ratio of net debt to total shareholders' equity of the Enlarged Group would be approximately 431.8% as at 31 December, 2004, as compared to approximately 353.2% of the Group as at the same date. On a pro forma basis, the ratio of total debt to total assets would increase slightly from approximately 62.3% for the Group to approximately 62.4% for the Enlarged Group. The increase in gearing ratios mainly results from the increase in borrowings following the assumption of liabilities (including certain debt and obligations under the finance leases) of the aviation businesses of CEA Northwest and CEA Yunnan by the Company. We consider that the increase in the net debt to total shareholders' equity ratio will not only increase the overall financial risk of the Group, but may also increase the financial burden and future financing costs of the Group.

(iii) Working capital

      It is noted that the cash payment of the aggregate acquisition price for the Proposed Acquisition would be approximately RMB986 million (equivalent to approximately HK$930 million) of which approximately 50% will be funded by the Company's internal cash resources and the remaining by way of financing arrangements with financial institutions depending on the financial position of the Company at the material time. We understand from the Directors that having taken into account the existing cash and bank balance position, the operating cash flow, the estimated capital expenditure and the banking facilities available to the Enlarged Group, the Directors consider that the Proposed Acquisition would not have a material adverse impact on the Group's operations. As at 31 December, 2004, the Group had cash and cash equivalents of approximately RMB2,114 million (equivalent to approximately HK$1,994 million), which is more than the aggregate acquisition price for the Proposed Acquisition of RMB985,692,800 (equivalent to approximately HK$929,898,868). We also noted that the Directors are of the opinion that the Enlarged Group has sufficient working capital for its present requirements for at least 12 months from the date of the Circular after taking into account the Enlarged Group's present internal resources and available banking facilities.

2.    CONTINUING CONNECTED TRANSACTIONS

      At the time of the listing of the Company's H shares on the Stock Exchange, the Company obtained from the Stock Exchange a conditional waiver from strict compliance with the relevant connected transaction regulatory requirements under the then Listing Rules regarding various agreements between the Company and certain members of the CEA Holding Group in respect of

                             LETTER FROM SW CAPITAL

the provision of goods and/or services for its airline business, which are carried out on a continuing basis between the Group and the CEA Holding Group.

      In order to accommodate the anticipated expansion in the Enlarged Group's daily business operations following completion of the Proposed Acquisition, and to promote enhanced compliance with the applicable requirements under Chapter 14A of the Listing Rules, the Company (for itself and on behalf of other members of the Enlarged Group) has entered into various agreements with certain members of the CEA Holding Group in respect of the Continuing Connected Transactions and certain other transactions. Such agreements are made to further regulate the expected continuing business relationships between the Enlarged Group and the CEA Holding Group.

      The existing agreements between the Company and the relevant members of the CEA Holding Group in respect of the provision of goods and/or services between the Group and the CEA Holding Group will each be terminated at the time when the relevant agreement in respect of the corresponding Continuing Connected Transaction becomes effective in accordance with its terms.

      Since CEA Holding is the controlling shareholder of the Company, the relevant members of the CEA Holding Group, being the parties to the agreements in respect of the Continuing Connected Transactions, are therefore regarded as connected persons of the Company. As referred to in the Board Letter, the relevant "percentage ratio" applicable to each of the Continuing Connected Transactions for the purpose of Chapter 14A of the Listing Rules is expected or likely to exceed 2.5% on an annual basis, and such transactions are not expected to fall under any of the categories set out in Rules 14A.16(1) to (4) of the Listing Rules. Accordingly, the Continuing Connected Transactions are expected to constitute, or may in the on-going performance become, non-exempt continuing connected transactions of the Company under the Listing Rules, and such transactions together with the associated annual caps will be subject to approval by the Independent Shareholders at the AGM by way of poll.

      Our recommendation in respect of the terms of each of the Continuing Connected Transactions and the associated annual caps is set out below.

PROPERTY LEASING

      In arriving at our recommendation in respect of the terms of the Property Leasing Agreement and its associated annual caps, we have taken into consideration the following principal factors and reasons.

(a)   TERMS OF THE PROPERTY LEASING AGREEMENT

                             LETTER FROM SW CAPITAL

      On 12 May, 2005, the Company entered into an agreement with CEA Holding, CEA Northwest and CEA Yunnan, pursuant to which the Company will lease from CEA Holding certain land, buildings and related construction, infrastructure and facilities for use by the Enlarged Group in its daily airline and other business operations (the "Property Leasing Agreement") including:

      (i) a maximum of altogether 33 land properties owned by CEA Holding through, and registered in the name of, CEA Northwest, covering an aggregate site area of approximately 692,539 square metres located primarily in Xi'an, Xianyang and Yongdeng, together with a total of 225 building properties and related construction, infrastructure and facilities occupying an aggregate floor area of approximately 269,148 square metres; and

      (ii) a maximum of altogether seven land properties owned by CEA Holding through, and registered in the name of, CEA Yunnan, covering an aggregate site area of approximately 420,768 square metres primarily located in Kunming, together with a total of 81 building properties and related construction, infrastructure and facilities occupying an aggregate floor area of approximately 457,722 square metres.

      The Property Leasing Agreement will become effective from the Effective Date for a term of three years, subject to approval being obtained from the Independent Shareholders at the AGM, and is renewable.

      The Directors advised that the Property Leasing Agreement was entered into in the usual and ordinary course of business of the Group. Under the Property Leasing Agreement, the Company shall pay annual rentals in an aggregate amount of approximately RMB55,400,000 to CEA Holding. In addition, such rentals are subject to review and adjustments provided that the adjustments shall not exceed the applicable inflation rates published by the relevant local PRC authorities. Chesterton Petty Limited, an independent property valuer, has given its opinion that the rentals payable by the Company to CEA Holding are no higher than prevailing market rates. We have reviewed the opinion issued by Chesterton Petty Limited and consider the bases and assumptions adopted are fair and reasonable.

(b)   REASONS FOR AND BENEFITS OF THE PROPERTY LEASING AGREEMENT

      Following completion of the Proposed Acquisition, the Enlarged Group's civil aviation business will be expanded by the inclusion of the aviation businesses being currently operated by CEA Northwest and CEA Yunnan. Accordingly, land and properties currently held, occupied and/or used by CEA Northwest and CEA Yunnan associated with their aviation businesses, but not

                             LETTER FROM SW CAPITAL

to be acquired by the Company under the Acquisition Agreement, shall be leased to the Company, such that the Enlarged Group will be able to continue to use such properties in its daily operations. Therefore, the entering into of the Property Leasing Agreement secures the Enlarged Group its right to use the relevant properties at rentals that are no higher, and thus no less favourable, than prevailing market rates.

(c)   PROPOSED ANNUAL CAPS FOR PROPERTY LEASING

      There are no relevant or comparable historical figures available or readily ascertainable since the Company has not entered into any arrangements regarding the leasing of properties of CEA Northwest and CEA Yunnan in its present business operations. The Company sets the proposed annual caps for this Continuing Connected Transaction according to the total annual rentals payable by the Company to CEA Holding under the Property Leasing Agreement, which are not expected to exceed RMB60,000,000 for each of the three financial years ending 31 December, 2005, 2006 and 2007.

      The difference between the fixed total annual rentals and the proposed amount of annual caps is due to the possible adjustments in relation to inflation.

      Having considered the opinion given by Chesterton Petty Limited and the rental adjustment mechanism, we are of the view that the annual caps proposed for this Continuing Connected Transaction are in the interests of the Group and the Company's shareholders as a whole and the terms of the Property Leasing Agreement are fair and reasonable so far as the interests of the Independent Shareholders are concerned.

FINANCIAL SERVICES

      In arriving at our recommendation in respect of the terms of the Financial Services Agreement, in particular the provision of deposit and other financial services and its associated annual caps, we have taken into consideration the following principal factors and reasons.

(a)   TERMS OF THE FINANCIAL SERVICES AGREEMENT

      On 12 May, 2005, the Company entered into an agreement with [CHINESE CHARACTER] (Eastern Air Group Finance Company Limited) (the "Finance Company"), pursuant to which the Finance Company will from time to time provide the Enlarged Group with a range of financial services (the "Financial Services Agreement") including:

                             LETTER FROM SW CAPITAL

      (1) accept deposit of money from the Enlarged Group at interest rates not lower, and thus no less favorable, than the relevant standard rates set by the People's Bank of China (the "PBOC") for similar deposits. The Finance Company will in turn deposit all such monies with commercial bank(s) in China including but not limited to the Industrial and Commercial Bank of China, China Construction Bank, Bank of Agriculture and Bank of Communications;

      (2) provide loan and financing services to the Enlarged Group at interest rates not higher than the relevant standard rates set by the PBOC for similar services. In order to guarantee the implementation of the agreement, the Finance Company has undertaken under the Financial Services Agreement that all outstanding loans it provides to members of CEA Holding Group will not at any time and from time to time exceed the aggregate amount of its equity capital, surplus reserves and deposits received from other parties; and

      (3) provide other financial services such as trust loans, credit facilities, financial guarantees and credit references, subject to the entering into of separate implementation agreement(s) which will set out the fees, charges together with other details in respect of each specific transaction for the particular services between the relevant member(s) of the Enlarged Group and the Finance Company in the performance of the Financial Services Agreement. The fees and charges payable by the relevant member(s) of the Enlarged Group to the Finance Company shall be determined by reference to the applicable standard fees and charges as specified by the PBOC from time to time, and if no such standard fees and/or charges have been specified by the PBOC for the particular services, such services shall be provided by the Finance Company on terms no less favourable than terms available at commercial banks in the PRC.

      The Financial Services Agreement will become effective from 1 July, 2005 for a fixed term of three years, subject to approval being obtained from the Independent Shareholders at the AGM, and is renewable.

      The Enlarged Group is not subject to any extra charges for depositing money with or obtaining loans or financing services from the Finance Company under the Financial Services Agreement.

      The relevant member(s) of the Enlarged Group will make payment of such interest, fees and commissions in accordance with the payment terms of separate agreements for the provision of loans or other financial services as might be entered into between the relevant member(s) of the Enlarged Group and the Finance Company.

                             LETTER FROM SW CAPITAL

(b)   INFORMATION RELATING TO THE FINANCE COMPANY

      The Finance Company is a non-bank finance company approved and regulated by the relevant PRC regulatory authorities including the PBOC and the China Banking Regulatory Commission. The Finance Company's main business scope is to provide various financial services, including but not limited to deposit and loan facilities, credit facilities, guarantees, remittance of money, credit references, securities investment and financial advisory, to companies comprising CEA Holding Group. The registered capital of the Finance Company is RMB400,000,000.

      As at the Latest Practicable Date, CEA Holding is the controlling shareholder of the Company with a beneficial interest of approximately 61.64% of the issued share capital of the Company. As advised by the Directors, the Finance Company is currently owned as to 46.25% by, and thus an associate of, CEA Holding, and is therefore regarded as a connected person of the Company under the Listing Rules.

(c)   REASONS FOR AND BENEFITS OF THE FINANCIAL SERVICES AGREEMENT

      Pursuant to the Financial Services Agreement, the Enlarged Group will receive interest on its money deposited with the Finance Company at rates which are no less favourable than the relevant standard rates set by the PBOC for similar deposits. This arrangement will allow the Enlarged Group to achieve a more efficient use of its current capital by enjoying rates equal to or better than the standard interest rates set by the PBOC on depositing its current capital with the Finance Company. Besides, the Enlarged Group will be able to obtain loans and financing from the Finance Company at interest rates not higher than the standard rates set by the PBOC. The Financial Services Agreement also provides that the Finance Company will render other financial services as mentioned above to the Enlarged Group with fees and charges being made by reference to the applicable standard fees and charges specified by the PBOC or else on terms no less favourable than those available to the Enlarged Group from commercial banks in the PRC.

      We have reviewed the Financial Services Agreement and we understand that it does not preclude the Enlarged Group from choosing similar services provided by any commercial banks or financial institutions in the PRC, meaning that the Enlarged Group is not obliged to use the Finance Company's services and can choose amongst financial service providers based on costs and service quality. Having such flexibility afforded under the Financial Services Agreement, the Enlarged Group is able to better manage its current capital and cashflow position. In addition, the Financial Services Agreement also provides that the Finance Company will provide more efficient settlement service to the Enlarged Group with the Financial Services Agreement in place, as compared to independent third-party commercial banks.

                             LETTER FROM SW CAPITAL

      Based on the above analysis, we are of the view that the terms of the Financial Services Agreement are fair and reasonable and in the interests of the Group.

(d) PROPOSED ANNUAL CAPS FOR THE PROVISION OF DEPOSIT SERVICES AND OTHER FINANCIAL SERVICES

      Set out below is a summary of the proposed annual caps for the maximum aggregate amounts in respect of the deposit and other financial services under the Financial Services Agreement during the term of such agreement, as well as the basis of determination of the proposed annual caps.

                                                                    ANNUAL CAPS
                                                           FOR THE FINANCIAL YEARS ENDING
                                                     31 DECEMBER,     31 DECEMBER,     31 DECEMBER,
            TRANSACTION                                  2005             2006             2007
---------------------------------                   -------------    -------------    -------------
                                                              RMB              RMB              RMB

Provision of deposit services and
  other financial services                          1,050,000,000    1,100,000,000    1,150,000,000

      The historical figures of the deposit services provided by the Finance Company to the Group, CEA Northwest and CEA Yunnan combined for the three financial years ended 31 December, 2002, 2003 and 2004 are approximately RMB440,000,000, RMB1,034,000,000 and RMB971,000,000, respectively. The Finance
Company had not provided any financial services other than deposit and loan and financing services to the Group for the three financial years ended 31 December, 2002, 2003 and 2004. We are of the view that the annual caps proposed for the provision of deposit services and other financial services, which are determined based on (i) the historical figures on deposit and (ii) the anticipated business growth brought by the expansion of the Enlarged Group's fleet size, ATKs and ASKs following completion of the Proposed Acquisition as set out in the subsection headed "Reasons for and benefits of the Proposed Acquisition" above, are in the interests of the Group and the Company's shareholders as a whole and the terms of which are fair and reasonable so far as the interests of the Independent Shareholders are concerned.

IMPORT/EXPORT AGENCY SERVICES

      In arriving at our recommendation in respect of the terms of the Import and Export Agency Agreement and its associated annual caps, we have taken into consideration the following principal factors and reasons.

(a)   TERMS OF THE IMPORT AND EXPORT AGENCY AGREEMENT

                             LETTER FROM SW CAPITAL

      On 12 May, 2005, the Company entered into an agreement with [CHINESE CHARACTER] (Eastern Aviation Import & Export Company) (the "Import & Export Company"), pursuant to which the Import & Export Company will from time to time as its agent provide the Enlarged Group with agency services for the import and export of aircraft and related raw materials, accessories, machinery and equipment required in the daily airlines operations and civil aviation business of the Enlarged Group (the "Import and Export Agency Agreement").

      The Import and Export Agency Agreement will become effective from 1 July, 2005 for a term of three years, subject to approval being obtained from the Independent Shareholders at the AGM, and is renewable.

      In regard to the terms of the Import and Export Agency Agreement, the Directors advised that the transaction as contemplated in the Import and Export Agency Agreement will be conducted on an arm's length basis and on normal commercial terms and in the usual and ordinary course of business of the Group. Under the Import and Export Agency Agreement, the Company shall pay commissions and expenses to the Import & Export Company for the services it provides at prescribed rates which are no less favourable than those offered by the Import & Export Company to independent third parties.

(b)   INFORMATION RELATING TO THE IMPORT & EXPORT COMPANY

      The Import & Export Company is a PRC limited company approved by the PRC Ministry of Commerce and is licensed to engage in the business of import and export of aircraft and related aviation equipment and materials in the PRC. The registered capital of the Import & Export Company is RMB80,000,000.

      As at the Latest Practicable Date, CEA Holding is the controlling shareholder of the Company with a beneficial interest of approximately 61.64% of the issued share capital of the Company. As advised by the Directors, the Import & Export Company, which is currently owned as to 55% by CEA Holding and 45% by the Company, is thus regarded as a connected person of the Company under the Listing Rules.

(c)   REASONS FOR AND BENEFITS OF THE IMPORT AND EXPORT AGENCY AGREEMENT

      The Directors believe that the entering into of the Import and Export Agency Agreement will be beneficial to the Enlarged Group and its business developments and is in the interests of the Company's shareholders, as the Import & Export Company, being a PRC qualified company, is licensed and experienced in providing import and export agency services in respect of aircraft and related aviation equipment and materials in the PRC. Throughout its cooperation with the Group

                             LETTER FROM SW CAPITAL

for the last consecutive eight years, the Import & Export Company has secured a good understanding of the Enlarged Group's operations. Accordingly, the Directors believe that the Import & Export Company will be able to deliver timely services to accommodate the operating needs of the Enlarged Group, catering for its day-to-day business and administrative schedule. With the Import and Export Agency Agreement in place, the Directors also believe that Enlarged Group will be able to benefit from better organised, efficient and cost-effective import and export agency services required, at prescribed rates which are no less favourable than those offered by the Import & Export Company to independent third parties.

(d)   PROPOSED ANNUAL CAPS FOR THE PROVISION OF IMPORT AND EXPORT AGENCY
      SERVICES

      Set out below is a summary of the proposed annual caps for the total amounts of commissions and expenses payable by the Enlarged Group to the Import & Export Company in respect of the provision of import and export agency services under the Import and Export Agency Agreement during the term of such agreement, as well as the basis of determination of the proposed annual caps.

                                                       ANNUAL CAPS
                                              FOR THE FINANCIAL YEARS ENDING
                                       31 DECEMBER,    31 DECEMBER,    31 DECEMBER,
       TRANSACTION                         2005            2006            2007
------------------------               ------------    ------------    ------------
                                               RMB             RMB             RMB

Provision of import and
  export agency services                40,000,000      55,000,000      55,000,000

      The historical figures of the total commissions and expenses paid by the Group to the Import & Export Company for its agency services provided for each of the three financial years ended 31 December, 2002, 2003 and 2004 are approximately RMB20,160,000, RMB21,390,000 and RMB34,270,000, respectively. We are of the view that the annual caps proposed for the provision of import and export agency services, which are determined based on (i) the historical figures on the total commissions and expenses paid and (ii) the anticipated business growth brought by the expansion of the Enlarged Group's fleet size, ATKs and ASKs following completion of the Proposed Acquisition as set out in the subsection headed "Reasons for and benefits of the Proposed Acquisition" above, are in the interests of the Group and the Company's shareholders as a whole and the terms of which are fair and reasonable so far as the interests of the Independent Shareholders are concerned.

MAINTENANCE SERVICES

                             LETTER FROM SW CAPITAL

      In arriving at our recommendation in respect of the terms of the Maintenance Services Agreement and its associated annual caps, we have taken into consideration the following principal factors and reasons.

(a)   TERMS OF THE MAINTENANCE SERVICES AGREEMENT

      On 12 May, 2005, the Company entered into an agreement with [CHINESE CHARACTER] (Shanghai Eastern Aviation Equipment Manufacturing Corporation) (the "Maintenance Company"), pursuant to which the Maintenance Company will from time to time provide the Enlarged Group with comprehensive services in relation to maintenance, repair and overhaul of aircraft and aviation equipment, and procurement of related equipment and materials required in the daily operations of the Enlarged Group (the "Maintenance Services Agreement").

      The Maintenance Services Agreement will become effective from 1 July, 2005 for a term of three years, subject to approval being obtained from the Independent Shareholders at the AGM, and is renewable.

      In regard to the terms of the Maintenance Services Agreement, the Directors advised that the transactions as contemplated in the Maintenance Services Agreement will be conducted on an arm's length basis and on normal commercial terms and in the usual and ordinary course of business of the Group. Regarding the provision of maintenance and ancillary services under the Maintenance Services Agreement, the service fees payable by the Company to the Maintenance Company for its services shall be based on prevailing market rates available from independent third-party service providers under comparable conditions. Such service fees shall be determined based on arm's length negotiations between the parties to the Maintenance Services Agreement, and shall be no less favourable than those offered by the Maintenance Company to independent third parties. Such service fees are payable quarterly in arrears. According to the terms of the Maintenance Services Agreement, the parties will perform an annual review of the then prevailing service fees before the 31st of December in each calendar year, and agree on any required adjustments to the service fees in respect of the next calendar year.

      In relation to the procurement and supply of equipment and materials by the Maintenance Company, the purchase price payable by the Company in respect of each specific transaction, which will be documented in separate implementation agreement(s) when occurred, shall be no less favourable than that offered by the Maintenance Company to independent third parties.

(b)   INFORMATION RELATING TO THE MAINTENANCE COMPANY

                             LETTER FROM SW CAPITAL

      The Maintenance Company, a company located in Shanghai, is principally engaged in the businesses of providing maintenance, repair and overhaul services in respect of aircraft and aviation equipment, and the manufacturing and sale of related equipment and materials. The registered capital of the Maintenance Company is RMB67,320,000.

      As at the Latest Practicable Date, CEA Holding is the controlling shareholder of the Company with a beneficial interest of approximately 61.64% of the issued share capital of the Company. As advised by the Directors, the Maintenance Company is a wholly-owned subsidiary of CEA Holding and is therefore regarded as a connected person of the Company under the Listing Rules.

(c)   REASONS FOR AND BENEFITS OF THE MAINTENANCE SERVICES AGREEMENT

      The Directors believe that it is in the best interest of the Enlarged Group to procure the required services and the supply of equipment and materials from the Maintenance Company considering that the Maintenance Company has the knowledge, qualification and expertise in the aviation industry. In addition, the Directors believe that the Maintenance Company will be able to deliver the required maintenance services and the supply of equipment and materials given its track record of quality, quick and timely service provided to the Group.

(d)   PROPOSED ANNUAL CAPS FOR THE PROVISION OF MAINTENANCE SERVICES

      Set out below is a summary of the proposed annual caps for the total amounts of commissions and expenses payable by the Enlarged Group to the Maintenance Company in respect of the provision of maintenance services under the Maintenance Services Agreement during the term of such agreement, as well as the basis of determination of the proposed annual caps.

                                                             ANNUAL CAPS
                                                   FOR THE FINANCIAL YEARS ENDING
                                            31 DECEMBER,    31 DECEMBER,    31 DECEMBER,
          TRANSACTION                           2005            2006            2007
---------------------------------           ------------    ------------    ------------
                                                    RMB             RMB             RMB

Provision of maintenance services            30,000,000      36,000,000      43,200,000

      The historical figures of the total amounts paid by the Group to the Maintenance Company for the maintenance services provided for each of the three financial years ended 31 December, 2002, 2003 and 2004 are approximately RMB12,903,000, RMB9,094,000 and RMB20,432,000, respectively. We are of the view that the annual caps proposed for the provision of maintenance services, which are determined based on (i) the historical figures on the total amounts paid and
(ii) the anticipated business growth brought by the expansion of the Enlarged Group's fleet size, ATKs

                             LETTER FROM SW CAPITAL

and ASKs following completion of the Proposed Acquisition as set out in the subsection headed "Reasons for and benefits of the Proposed Acquisition" above, are in the interests of the Group and the Company's shareholders as a whole and the terms of which are fair and reasonable so far as the interests of the Independent Shareholders are concerned.

CATERING SERVICES

      In arriving at our recommendation in respect of the terms of the Catering Services Agreements and their associated annual caps, we have taken into consideration the following principal factors and reasons.

(a)   TERMS OF THE CATERING SERVICES AGREEMENTS

      On 12 May, 2005, the Company entered into several agreements with a number of subsidiaries and associates of CEA Holding (collectively, the "Catering Companies"), pursuant to which the Catering Companies will from time to time provide the Enlarged Group with in-flight catering services (including the supply of in-flight meals and beverages, cutlery and tableware) and related storage and complementary services required in the daily airline operations and civil aviation business of the Enlarged Group (the "Catering Services Agreements"). The Catering Companies shall provide their services in accordance with the specifications and schedules as from time to time specified by the relevant member(s) of the Enlarged Group to accommodate its operation needs.

      Each of the Catering Services Agreements will become effective from 1 July, 2005 for a term of three years, subject to approval being obtained from the Independent Shareholders at the AGM, and is renewable.

      The Directors advised that the transactions as contemplated in the Catering Services Agreements will be conducted on an arm's length basis and on normal commercial terms and in the usual and ordinary course of business of the Group. Under the Catering Services Agreements, the service fees payable by the Company to each of the Catering Companies for its services provided shall be based on prevailing market rates available from independent third-party service providers under comparable conditions. Such service fees shall be determined based on arm's length negotiations, and shall be no less favourable than those offered by the relevant Catering Company to independent third parties. Such service fees are payable monthly in arrears, within 60 days of the receipt of invoices issued by the relevant Catering Company. According to the terms of the Catering Services Agreements, the parties will perform an annual review of the then prevailing service fees before the 31st of December in each calendar year, and agree on any required adjustments to the service fees in respect of the next calendar year.

                             LETTER FROM SW CAPITAL

(b)   INFORMATION RELATING TO THE CATERING COMPANIES

      The Catering Companies are companies principally engaged in the business of providing catering and related services for airline companies, and have established operating centres at various airports located in Shanghai, Xi'an, Kunming, Jinan and Qingdao.

      As at the Latest Practicable Date, CEA Holding is the controlling shareholder of the Company with a beneficial interest of approximately 61.64% of the issued share capital of the Company. As stated in the Board Letter, each of the Catering Companies is either a subsidiary or an associate of CEA Holding and is therefore regarded as a connected person of the Company under the Listing Rules.

(c)   REASONS FOR AND BENEFITS OF THE CATERING SERVICES AGREEMENTS

      The Directors believe that the entering into of the Catering Services Agreements will be beneficial to the Enlarged Group and its business operations and is in the interests of the Company's shareholders, as the Catering Companies are specialised in the provision of catering and related services for airline companies with local operating centres at various airports located in Shanghai, Xi'an, Kunming, Jinan and Qingdao, covering the focal operating areas of the airlines and aviation businesses of the Enlarged Group as expanded following the Proposed Acquisition. The Directors consider that the Catering Companies have been providing catering services to the Group, CEA Northwest and CEA Yunnan, and will have a good understanding of the Enlarged Group's culture and operations. Therefore, the Catering Companies will be able to provide fast and high-quality catering services in response to requirements, normal or special, as may be specified from time to time by the relevant member(s) of the Enlarged Group to accommodate its day-to-day operation needs through their operating centers, and to, for instance, cater for its different flight schedules (including regular, chartered and temporary flights). In addition, the Directors also consider that the various operating centres of the Catering Companies are equipped with advanced facilities and required infrastructure for the provision of catering and related services, and are believed to be able to provide reliable and efficient services.

(d)   PROPOSED ANNUAL CAPS FOR THE PROVISION OF CATERING SERVICES

      Set out below is a summary of the proposed annual caps for the total service fees payable by the Enlarged Group to the Catering Companies in respect of the provision of catering services under the Catering Services Agreements during the term of such agreements, as well as the basis of determination of the proposed annual caps.

                             LETTER FROM SW CAPITAL

                                                                 ANNUAL CAPS
                                                       FOR THE FINANCIAL YEARS ENDING
                                             31 DECEMBER,        31 DECEMBER,       31 DECEMBER,
TRANSACTION                                      2005                2006               2007
-----------                                  ------------        ------------       ------------
                                                      RMB                 RMB                RMB
Provision of catering services                363,000,000         417,000,000        480,000,000

      The historical figures of the total service fees paid by the Group, CEA Northwest and CEA Yunnan combined to the Catering Companies for each of the three financial years ended 31 December, 2002, 2003 and 2004 are approximately RMB194,095,000, RMB152,461,000 and RMB302,543,000, respectively. We are of the view that the annual caps proposed for the provision of catering services, which are determined based on (i) the historical figures on the total service fees paid and (ii) the anticipated business growth brought by the expansion of the Enlarged Group's fleet size, ATKs and ASKs following completion of the Proposed Acquisition as set out in the subsection headed "Reasons for and benefits of the Proposed Acquisition" above, are in the interests of the Group and the Company's shareholders as a whole and the terms of which are fair and reasonable so far as the interests of the Independent Shareholders are concerned.

SALES AGENCY SERVICES

      In arriving at our recommendation in respect of the terms of the Sales Agency Services Agreements and their associated annual caps, we have taken into consideration the following principal factors and reasons.

(a)   TERMS OF THE SALES AGENCY SERVICES AGREEMENTS

      On 12 May, 2005, the Company entered into several agreements with a number of subsidiaries and associates of CEA Holding (collectively, the "Sales Companies"), pursuant to which the Sales Companies will from time to time provide the Enlarged Group as it agents with services for sale of air tickets and the provision of complementary services required in the daily airline operations and civil aviation business of the Enlarged Group (the "Sales Agency Services Agreements").

      Each of the Sales Agency Services Agreements will become effective from 1 July, 2005 for a term of three years, subject to the Independent Shareholders' approval at the AGM, and is renewable.

      In regard to the terms of the Sales Agency Services Agreements, the Directors advised that the transactions as contemplated in the Sales Agency Services Agreements will be conducted on an arm's length basis and on normal commercial terms and in the usual and ordinary course of

                             LETTER FROM SW CAPITAL

business of the Group. Under the Sales Agency Services Agreements, the Sales Companies charge the Enlarged Group commissions at a rate by reference to that prescribed by the Civil Aviation Administration of China and the International Air Transport Association, as determined following arm's length negotiations. Such commissions are payable monthly in arrears. According to the terms of the Sales Agency Services Agreements, the parties will perform an annual review of the then prevailing commission rate before the 31st of December in each calendar year, and agree on any required adjustments to such commission rate in respect of the next calendar year.

(b)   INFORMATION RELATING TO THE SALES COMPANIES

      The Sales Companies are companies principally engaged in the business of providing agency services in relation to sale of domestic and international air tickets and complementary services such as tourism services (including hotel reservation and sale of souvenirs and other hospitality products). The Sales Companies have established local operating centres in Shanghai, Xi'an, Kunming and other cities and areas in China, including Hong Kong.

      As at the Latest Practicable Date, CEA Holding is the controlling shareholder of the Company with a beneficial interest of approximately 61.64% of the issued share capital of the Company. As stated in the Board Letter, each of the Sales Companies is either a subsidiary or an associate of CEA Holding and is therefore regarded as a connected person of the Company under the Listing Rules.

(c)   REASONS FOR AND BENEFITS OF THE SALES AGENCY SERVICES AGREEMENTS

      Given that the Sales Companies have local operating centres in Shanghai, Xi'an, Kunming and other cities and areas in China, the Enlarged Group's focal operating areas will be covered. The Directors therefore believe that the entering into of the Sales Agency Services Agreements will be beneficial to the Enlarged Group and is in the interests of the Company's shareholders.

(d)   PROPOSED ANNUAL CAPS FOR THE PROVISION OF SALES AGENCY SERVICES

      Set out below is a summary of the proposed annual caps for the total commissions payable by the Enlarged Group to the Sales Companies in respect of the provision of sales agency services under the Sales Agency Services Agreements during the term of such agreements, as well as the basis of determination of the proposed annual caps.

                             LETTER FROM SW CAPITAL

                                                              ANNUAL CAPS
                                                     FOR THE FINANCIAL YEARS ENDING
                                          31 DECEMBER,         31 DECEMBER,        31 DECEMBER,
TRANSACTION                                   2005                 2006                2007
-----------                               ------------         ------------        ------------
                                                   RMB                  RMB                 RMB
Provision of sales agency services          77,116,000           88,683,000         101,985,000

      The historical figures of the total commissions paid by the Group, CEA Northwest and CEA Yunnan combined to the Sales Companies for each of the three years ended 31 December, 2002, 2003 and 2004 are approximately RMB58,262,000, RMB56,452,000 and RMB61,693,000, respectively. We are of the view that the annual caps proposed for the provision of sales agency services, which are determined based on (i) the historical figures on the total commissions paid and
(ii) the anticipated business growth brought by the expansion of the Enlarged Group's fleet size, ATKs and ASKs following completion of the Proposed Acquisition as set out in the subsection headed "Reasons for and benefits of the Proposed Acquisition" above, are in the interests of the Group and the Company's shareholders as a whole and the terms of which are fair and reasonable so far as the interests of the Independent Shareholders are concerned.

7.    ADVERTISING SERVICES

      In arriving at our recommendation in respect of the terms of the Advertising Services Agreement and its associated annual caps, we have taken into consideration the following principal factors and reasons.

(a)   TERMS OF THE ADVERTISING SERVICES AGREEMENT

      On 12 May, 2005, the Company entered into an agreement with [CHINESE CHARACTERS](Shanghai Eastern Aviation Advertising Company Limited) (the "Advertising Company"), pursuant to which the Advertising Company will from time to time provide the Enlarged Group with multi-media advertising services to promote its business and to organise promotional functions and campaigns to enhance its reputation in the civil aviation industry (the "Advertising Services Agreement").

      The Advertising Services Agreement will become effective from 1 July, 2005 for a term of three years, subject to the Independent Shareholders' approval at the AGM, and is renewable.

      The Directors advised that the transaction as contemplated in the Advertising Services Agreement will be conducted on an arm's length basis and on normal commercial terms and in the usual and ordinary course of business of the Group. Under the Advertising Services Agreement, the

                             LETTER FROM SW CAPITAL

service fees payable to the Advertising Company for the services it provided to the Enlarged Group shall be based on prevailing market rates available from independent third-party service providers under comparable conditions. Such service fees shall be determined based on arm's length negotiations, and shall be no less favourable than those offered by the Advertising Company to independent third parties. According to the terms of the Advertising Services Agreement, the parties will perform an annual review of the then prevailing service fees before the 31st of December in each calendar year, and agree on any required adjustments to such service fees in respect of the next calendar year.

(b)   INFORMATION RELATING TO THE ADVERTISING COMPANY

      The Advertising Company is a company principally engaged in the business of multi-media advertising operations, including advertising design and production, and organising promotional functions and campaigns. The registered capital of the Advertising Company is RMB10,000,000.

      As at the Latest Practicable Date, CEA Holding is the controlling shareholder of the Company with a beneficial interest of approximately 61.64% of the issued share capital of the Company. As advised by the Directors, the Advertising Company, which is currently owned as to 55% by CEA Holding and 45% by the Company, is regarded as a connected person of the Company under the Listing Rules.

(c)   REASONS FOR AND BENEFITS OF THE ADVERTISING SERVICES AGREEMENT

      As the advertising businesses are not the core competencies of the Enlarged Group while the Advertising Company is experienced in advertising operations and has a proven track record with an extensive network of advertising sponsors to draw upon, the Directors believe that the entering into of the Advertising Services Agreement will be beneficial to the Enlarged Group and its future business pursuits, and in turn are in the interests of the Company's shareholders. In addition, the Advertising Company has, through its cooperation with the Group in the last consecutive eight years, secured a good understanding of the Enlarged Group's culture and operations.

(d)   PROPOSED ANNUAL CAPS FOR THE PROVISION OF ADVERTISING SERVICES

      Set out below is a summary of the proposed annual caps for the total amounts of service fees payable by the Enlarged Group to the Advertising Company in respect of the provision of advertising services under the Advertising Services Agreement during the term of such agreement, as well as the basis of determination of the proposed annual caps.

                             LETTER FROM SW CAPITAL

                                                           ANNUAL CAPS
                                                 FOR THE FINANCIAL YEARS ENDING
                                      31 DECEMBER,         31 DECEMBER,        31 DECEMBER,
TRANSACTION                               2005                 2006                2007
-----------                           ------------         ------------        ------------
                                               RMB                  RMB                 RMB

Provision of advertising services       13,000,000           16,000,000          19,000,000

      The historical figures of the total service fees paid by the Group to the Advertising Company for the advertising services for each of the three years ended 31 December, 2002, 2003 and 2004 are approximately RMB4,857,000, RMB2,676,000 and RMB5,629,000, respectively. We are of the view that the proposed annual caps for the provision of advertising services, which are determined based on (i) the historical figures on the total service fees paid and (ii) the anticipated business growth brought by the expansion of the Enlarged Group's fleet size, ATKs and ASKs following completion of the Proposed Acquisition as set out in the subsection headed "Reasons for and benefits of the Proposed Acquisition" above, are in the interests of the Group and the Company's shareholders as a whole and the terms of which are fair and reasonable so far as the interests of the Independent Shareholders are concerned.

SUMMARY

      Having considered the above principal factors and reasons, we draw your attention to the following key factors in arriving at our opinion:

(a) the Proposed Acquisition will provide the Group with an opportunity to expand its business in the northwestern and southwestern regions of the PRC as well as increasing its air route coverage in Southeast Asia and its neighboring countries;

(b) the terms of the Acquisition Agreement and the Continuing Connected Transactions were negotiated on an arm's length basis and on normal commercial terms;

(c) the aggregate acquisition price of the Proposed Acquisition was arrived at after arm's length negotiations between the Company, CEA Holding, CEA Northwest and CEA Yunnan, and by making reference to the valuation as at 31 December, 2004 of the assets and liabilities to be acquired by the Company in relation to the aviation businesses of CEA Northwest and CEA Yunnan, which was conducted by an independent PRC valuer;

(d) based on our analysis, the aggregate acquisition price for the Proposed Acquisition suggests a valuation of the Target Group which is lower than both the average and the low-end of the range of the valuations of the Aviation Comparables;

                             LETTER FROM SW CAPITAL

(e) notwithstanding the net debt to shareholders' equity ratio and the financial burden of the Group would be increased as a result of the Proposed Acquisition, the Proposed Acquisition will bring various benefits to the Group, including increasing its fleet size and transportation capacity, broadening its air route network, increasing its future revenue, reducing its operating costs through integrating and optimizing its business resources, as well as enhancing its operating efficiency and profitability, which we consider are beneficial to the Group in the long run;

(f) the Continuing Connected Transactions have been and will continue to be conducted in the ordinary and usual course of business of the Group and on normal commercial terms, and the terms have been or will be determined after arm's length negotiations between the parties;

(g) in addition to obtaining Independent Shareholders' approval for the Continuing Connected Transactions together with the associated annual caps at the AGM, the Company is, in respect of the Continuing Connected Transactions, subject to the reporting requirements under Rule 14A.46 and the annual review requirements under Rules 14A.37 to 14A.40 of the Listing Rules to the extent and so far as applicable; and

(h) if the total amount of any of the Continuing Connected Transactions in respect of any relevant financial year exceeds the respective cap, or if there is a material change to the terms of the agreements of the Continuing Connected Transactions, the Company is required by Rule 14A.36 to re-comply with the applicable requirements under Chapter 14A of the Listing Rules.

RECOMMENDATION

      Having considered the above principal factors and reasons and the terms of the Proposed Acquisition, we consider that the terms of the Proposed Acquisition to be on normal commercial terms and fair and reasonable so far as the Independent Shareholders are concerned and are in the interests of the Group and the shareholders of the Company as a whole. We urge the Independent Shareholders to note that as a result of the Proposed Acquisition, the net debt to shareholders' equity ratio of the Group would increase significantly, which could have an adverse impact on the financial position of the Group as well as the short term share price performance of the Company. However, as the Proposed Acquisition will bring various benefits to the Group as mentioned in the Board Letter, we consider the Proposed Acquisition to be beneficial to the Group in the long run. In respect of the Continuing Connected Transactions, we consider that the respective agreements relating to the Continuing Connected Transactions are conducted on an arm's length basis and on normal commercial terms and in the usual and ordinary course of business of the Group, and the

                             LETTER FROM SW CAPITAL

terms of the Continuing Connected Transactions, including the respective annual caps, are fair and reasonable so far as the interests of the Independent Shareholders are concerned, and are in the interests of the Group and the Company's shareholders as a whole. Accordingly, we recommend, and advise the Independent Board Committee to recommend the Independent Shareholders to vote in favour of ordinary resolutions to be proposed at the AGM to approve the Proposed Acquisition, the Continuing Connected Transactions and the associated annual caps.

                                                  Yours faithfully,
                                                For and on behalf of
                                        SHENYIN WANGUO CAPITAL (H.K.) LIMITED
                                                      SIMON LEE
                                         Director, Head of Corporate Finance

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

CEA HOLDING

      On 11th October, 2002, Eastern Air Group Company, the then controlling shareholder of the Company, merged with CEA Northwest and CEA Yunnan to form CEA Holding. After the merger, CEA Holding substituted Eastern Air Group Company and became the immediate controlling shareholder of the Company holding approximately 61.64% of its issued share capital. CEA Holding also holds the entire ownership interests in CEA Northwest and CEA Yunnan.

      The predecessor of CEA Northwest, [CHINESE CHARACTERS] (China Northwest Airlines), was established in December 1989 with its headquarters in Xi'an and a registered capital of RMB1,491,217,000. The predecessor of CEA Yunnan, [CHINESE CHARACTERS] (Yunnan Airlines), was established in July 1992 with its headquarters in Kunming and a registered capital of RMB533,350,000.

      Each of CEA Northwest and CEA Yunnan is a leading airline company in its respective operating regions providing passenger transportation, cargo transportation and other related services.

CEA NORTHWEST

      CEA Northwest is a wholly-owned subsidiary of CEA Holding and is engaged in the operation of civil aviation, air cargo, postal delivery, luggage transportation, the agency services provided to both local and overseas airline companies and other services in relation to air transportation.

OPERATING INFORMATION OF CEA NORTHWEST

      In 2004, the income from passenger transportation accounted for 93.48% of the total income, while income from cargo transportation accounted for 5.53% of the total income. CEA Northwest also provide aircraft repair and maintenance services and other aviation related services.

      During the last three years, the passenger transportation business of CEA Northwest increased gradually with passenger load factor risen to 66% in 2004 from 58% in 2002, attaining a compound growth of 10.50% in annual RPK.

      The major operating data of CEA Northwest during 2002 to 2004 are set out as follows:

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

ITEMS                                       UNITS         2002       2003         2004
Available tonne-kilometres                Millions
  (ATKs)                              tonne-kilometres      962        805        1,012
  Domestic routes                                           740        645          799
  International routes                                      179        142          196
  Regional routes                                            43         18           17
Available seat-kilometres                 Millions
  (ASKs)                                 passenger-
                                         kilometres       8,089      6,812        8,589
  Domestic routes                                         6,386      5,559        6,850
  International routes                                    1,358      1,098        1,584
  Regional routes                                           345        155          155

Revenue tonne-kilometres                  Millions
  (RTKs)                              tonne-kilometres      512        444          609
  Domestic routes                                           403        367          493
  International routes                                       91         69          107
  Regional routes                                            18          8            9
Revenue passenger-kilometres              Millions
  (RPKs)                                 passenger-
                                         kilometres       4,669      4,105        5,701
  Domestic routes                                         3,691      3,420        4,623
  International routes                                      803        608          990
  Regional routes                                           175         77           88
Revenue freight tonne-kilometres          Millions
  (RFTKs)                             tonne-kilometres       97         78           98
  Domestic routes                                            76         62           78
  International routes                                       19         15           19
  Regional routes                                             2          1            1
Number of passenger carried               Thousands       3,534      3,147        4,471
  Domestic routes                                         2,920      2,734        3,820
  International routes                                      476        360          601
  Regional routes                                           138         53           50
Weight of cargo and mail carried       Million tonnes        66         50           88
  Domestic routes                                            53         40           76
  International routes                                       12          9           11
  Regional routes                                             2          1            1
Load factor (RTK/ATK)                                        53%        55%          60%
  Domestic routes                                            54%        57%          62%
  International routes                                       51%        49%          55%
  Regional routes                                            42%        44%          53%
Passenger load factor (RPK/ASK)                              58%        60%          66%
  Domestic routes                                            58%        62%          67%
  International routes                                       59%        55%          63%
  Regional routes                                            51%        50%          57%

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

Overall yield                                RMB           6.49       6.18         6.13
  Domestic routes                                          5.37       5.47         5.06
  International routes                                    11.14       9.83        10.87
  Regional routes                                          8.11       7.26         8.44
Passenger yield                              RMB           0.65       0.62         0.62
  Domestic routes                                          0.56       0.56         0.52
  International routes                                     1.04       0.92         1.05
  Regional routes                                          0.77       0.68         0.78
Cargo yield                                  RMB           2.91       2.66         2.13
  Domestic routes                                          1.25       1.29         0.98
  International routes                                     9.29       8.11         6.55
  Regional routes                                          5.15       5.18         7.56

OPERATING CENTRES OF CEA NORTHWEST

      The major operating centres of CEA Northwest are located in Xi'an and Lanzhou.

Xi'an

      Xi'an Xianyang International Airport is situated at Dizhang Town in Xianyang City, Shaanxi Province. In 2004, the volume of passengers and cargo of CEA Northwest at this airport accounted for 35% and 38% of its total turnover of passengers and cargo respectively, including luggages. This airport, owned and operated by Shaanxi Airport Management Group Company [CHINESE CHARACTERS], is equipped with a 3,000 meters long runway as well as modern communication and navigation systems. In 2004, 77,655 times of flight take-off and landing were completed with a volume of passenger transportation of 6.36 million and a volume of cargo transportation of 111,200 tonnes.

Lanzhou

      Lanzhou Zhongchuan Airport is situated at Qinwangchuan Basin located to the Northwest of Lanzhou City, Gansu Province. In 2004, the turnover of passengers and cargo of CEA Northwest at this airport accounted for 55% and 76% of its total volume of passengers and cargo respectively. Lanzhou Zhongchuan Airport is owned and operated by Gansu Airport Group Company [CHINESE CHARACTERS]. In 2004, 17,960 times of flight take-off and landing were completed with a volume of passenger transportation of 1.04 million and a volume of cargo transportation of 10,400 tonnes.

AIR ROUTE NETWORK

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

      As at 31st December, 2004, CEA Northwest, based in Xi'an, operated a total of 137 air routes (including 110 domestic routes, 22 international routes and 5 regional routes connecting mainland and Hong Kong as well as Macau), reaching 56 cities in the PRC and overseas. An extensive air route network centered at Xi'an and Lanzhou is thus formed with bases at Zhuhai and Nanjing. CEA Northwest's international routes mainly cover major cities such as Toyko and Osaka in Japan. In recent years, as international routes were opened up for chartered flights to Jiddah, Singapore, Seoul, Bangkok and other cities, CEA Northwest has now become the biggest aviation enterprise in the Northwest China.

AIRCRAFT FLEET

      As at 31st December, 2004, CEA Northwest owned or operated a total of 35 medium to large-sized aircraft providing an average of approximately 644 scheduled flights per week. The average age of these aircraft is 8.63 years.

                   AIRCRAFT OWNED OR OPERATED BY CEA NORTHWEST

MODEL                   SELF-OWNED         FINANCE LEASES        OPERATING LEASES         TOTAL
A300-600                    -                    3                      -                   3
A320-200                    -                    7                     12                  19
A310-200                    -                    3                      -                   3
BAE146-300                  7                    -                      -                   7
BAE146-100                  3                    -                      -                   3

STAFF

      As at 31st December, 2004, CEA Northwest had a total staff of 5,380 in relation to its core aviation business.

                        STAFF STRUCTURE OF CEA NORTHWEST

Pilots                                                        486
Flight attendants                                             504
Maintenance staff                                           1,059
Sales and marketing personnel                                 948
Administration and supporting staff                         1,019
Others                                                      1,364
Total                                                       5,380

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

      After the completion of the asset acquisition, the above staff will be taken up by the Company together with the aviation business.

CEA YUNNAN

      CEA Yunnan is a wholly-owned subsidiary of CEA Holding and is engaged in the operation of civil aviation, air cargo, postal delivery, luggage transportation, agency services provided to both local and overseas airline companies and other services in relation to air transportation.

OPERATING INFORMATION OF CEA YUNNAN

      In 2004, the income from passenger transportation accounted for 95.02% of the total income, while income from cargo transportation accounted for 3.78% of the total income.

      During the last three years, the passenger transportation business of CEA Yunnan increased gradually with passenger load factor risen to 75% in 2004 from 61% in 2002, attaining a compound growth of 14.27% in annual RPK.

      The major operating data of CEA Yunnan during 2002 to 2004 are set out as follows:

ITEMS                                    UNITS           2002     2003     2004
Available tonne-kilometres              Million
  (ATKs)                            tonne-kilometres      724      655      769
  Domestic routes                                         653      607      697
  International routes                                     59       37       64
  Regional routes                                          12       11        8
Available seat-kilometres               Million
  (ASKs)                               passenger-
                                       kilometres       6,544    5,905    6,972
  Domestic routes                                       5,904    5,468    6,306
  International routes                                    524      332      593
  Regional routes                                         116      105       73

Revenue tonne-kilometres                Million
  (RTKs)                            tonne-kilometres      462      447      587
  Domestic routes                                         425      423      551
  International routes                                     32       18       33
  Regional routes                                           5        5        4

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

Revenue passenger-kilometres            Million
  (RPKs)                               passenger-
                                       kilometres       4,009    3,963    5,235
  Domestic routes                                       3,641    3,721    4,862
  International routes                                    312      184      331
  Regional routes                                          56       58       42
Revenue freight tonne-kilometres        Million
  (RFTKs)                           tonne-kilometres      101       90      116
  Domestic routes                                          97       88      113
  International routes                                      4        2        3
  Regional routes                                           0        0        0
Number of passenger carried            Thousands        3,934    3,767    4,641
  Domestic routes                                       3,724    3,622    4,446
  International routes                                    166      101      164
  Regional routes                                          44       44       31
Weight of cargo and mail carried    Thousand tonnes        67       61       75
  Domestic routes                                          65       59       73
  International routes                                      2        1        2
  Regional routes                                           0        0        0

Load factor (RTK/ATK)                                      64%      68%      76%
  Domestic routes                                          65%      70%      79%
  International routes                                     54%      50%      51%
  Regional routes                                          43%      48%      50%
Passenger load factor (RPK/ASK)                            61%      67%      75%
  Domestic routes                                          62%      68%      77%
  International routes                                     60%      55%      56%
  Regional routes                                          48%      55%      58%

Overall yield                             RMB            5.34     5.40     5.37
  Domestic routes                                        5.39     5.44     5.39
  International routes                                   4.45     4.38     4.96
  Regional routes                                        6.55     5.80     5.85

Passenger yield                           RMB            0.58     0.58     0.58
  Domestic routes                                        0.60     0.59     0.59
  International routes                                   0.43     0.40     0.46
  Regional routes                                        0.60     0.53     0.54

Cargo yield                               RMB            1.30     1.25     1.04
  Domestic routes                                        1.26     1.19     0.97
  International routes                                   2.34     3.93     3.52
  Regional routes                                        1.94     3.21     2.67

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

OPERATING CENTRES OF CEA YUNNAN

      The major operating centre of CEA Yunnan is located in Kunming.

Kunming

      Kunming Wujiaba International Airport is situated at Wujiaba in Guandu District of Kunming, Yunnan, a distance of 6.5 kilometres from downtown. In 2004, the turnover of passengers and cargo of CEA Yunnan at Wujiaba Airport accounted for 47% of its total volume of passengers and cargo. This airport, owned and operated by Yunnan Airport Group Company [CHINESE CHARACTERS], is equipped with a 3,520 meters long runway as well as modern communication and navigation systems. In 2004, 92,385 times of flight take-off and landing were completed with a volume of passenger transportation of 9.80 million and a volume of cargo transportation of 171,000 tonnes.

AIR ROUTE NETWORK

      As at 31st December, 2004, CEA Yunnan, based in Kunming, operated a total of 128 air routes (including 108 domestic routes, 18 international routes and 2 regional routes connecting mainland and Hong Kong as well as Macau), reaching 73 cities in the PRC and overseas. An extensive air route network centered at Kunming is thus formed which covers cities small and large in the PRC as well as other East Asian and Southeast Asian countries (regions) including Japan, Kampuchea, Korea, Malaysia, Thailand, Singapore, Burma and Vietnam.

AIRCRAFT FLEET

      As at 31st December, 2004, CEA Yunnan owned or operated a total of 25 medium to large-sized aircraft providing an average of approximately 896 scheduled flights per week. The average age of these aircraft is 8.15 years.

                    AIRCRAFT OWNED OR OPERATED BY CEA YUNNAN

MODEL               SELF-OWNED         FINANCE LEASES      OPERATING LEASES         TOTAL
737-300                  9                   1                     3                 13
737-700                  4                   -                     -                  4
767-300                  -                   3                     -                  3
CRJ-200                  5                   -                     -                  5

STAFF

APPENDIX I                             INFORMATION ON THE AVIATION BUSINESSES OF
                                                    CEA NORTHWEST AND CEA YUNNAN

      As at 31st December, 2004, CEA Yunnan had a total staff of 3,197 in relation to its core aviation business.

                          STAFF STRUCTURE OF CEA YUNNAN

Pilots                                                                 312
Flight attendants                                                      339
Maintenance Staff                                                      701
Sales and marketing personnel                                          922
Administration and supporting staff                                    425
Others                                                                 498
Total                                                                3,197

      After the completion of the asset acquisition, the above staff will be taken up by the Company together with the aviation business.

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

      The following is the text of a report dated 19 May 2005 made by the independent reporting accountants, PricewaterhouseCoopers, Certified Public Accountants, for the purpose of incorporation in this circular:

[PRICEWATERHOUSECOOPERS LOGO]

[CHINESE CHARACTERS]
                                                    PricewaterhouseCoopers
                                                    22nd Floor Prince's Building
                                                    Central Hong Kong

                                                                     19 May 2005

The Directors
China Eastern Airlines Corporation Limited

Dear Sirs,

      We set out below our report on the combined balance sheets of the airlines and airlines related operations (the "Aviation Businesses") of China Eastern Air Northwest Company and its subsidiary ("CEA Northwest"), under Sections I to V below, presented as described in Note 1 under Section V, as at 31 December 2002, 2003 and 2004 and the related combined statements of income, cash flows and changes in owner's equity for the years then ended (the "Financial Information"). The Financial Information has been prepared for inclusion in the circular of China Eastern Airlines Corporation Limited (the "Company" or "CEA") dated 19 May 2005 (the "Circular").

      CEA Northwest, formerly known as China Northwest Airlines ("Northwest Airlines"), was established in the People's Republic of China (the "PRC") as a limited liability company on 17 April 1989 and is a wholly owned subsidiary of China Eastern Air Holding Company ("CEA Holding"), the ultimate holding company of CEA. CEA Northwest is principally engaged in the operation of civil aviation, air cargo, postal delivery, luggage transportation, and other extended transportation services.

      Pursuant to the acquisition agreement (the "Acquisition Agreement") dated 12 May 2005 between CEA Holding, CEA, China Eastern Air Northwest Company and China Eastern Air Yunnan Company ("CEA Yunnan"), which is described more fully in the section headed "The Acquisition Agreement" in the letter from the Board of the Company contained in the Circular, the Company is to acquire the Aviation Businesses of CEA Northwest together with the related assets

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

and liabilities (the "Proposed Acquisition") except for certain assets and liabilities as explained in Note 1 under Section V below.

      China Eastern Air Northwest Company and its subsidiary have adopted 31 December as their financial year end date.

      There is no requirement for the Aviation Businesses of CEA Northwest to prepare annual financial statements for each of the three years ended 31 December 2004. The Financial Information has been prepared by management of the Aviation Businesses based on management accounts of the Aviation Businesses of CEA Northwest prepared for the purpose of this report, and on the basis set out in Note 1 under Section V below, to conform with International Financial Reporting Standards ("IFRS"). As more fully explained in Note 1 under Section V, the Financial Information shows the assets and liabilities of the Aviation Businesses of CEA Northwest as at 31 December 2002, 2003 and 2004 and the related results for the years ended for the purpose of the proposed acquisition, and does not purport to represent the results or financial position of the Aviation Businesses of CEA Northwest if they were separate operating entities.

      For the purpose of this report, we have examined the Financial Information and carried out independent audit procedures and such additional procedures as are necessary in accordance with the Auditing Guideline "Prospectuses and the Reporting Accountant" issued by the Hong Kong Institute of Certified Public Accountants ("HKICPA").

      Management of the Aviation Businesses of CEA Northwest is responsible for preparing the Financial Information which gives a true and fair view. In preparing the Financial Information, it is fundamental that appropriate accounting policies are selected and applied consistently.

      It is our responsibility to form an independent opinion, based on our examination, on the Financial Information and to report our opinion.

      In our opinion, the Financial Information, for the purpose of this report, and prepared on the basis set out in Note 1 under Section V below, gives a true and fair view of the combined financial position of the Aviation Businesses of CEA Northwest as at 31 December 2002, 2003 and 2004, and of the combined results and cash flows for the years then ended.

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

I     COMBINED INCOME STATEMENTS
      YEAR ENDED 31 DECEMBER 2002, 2003 AND 2004

                                                       YEAR ENDED 31 DECEMBER
                                              ----------------------------------------
                                     NOTE           2002          2003         2004
                                                 RMB'000       RMB'000      RMB'000
Traffic revenues

  Passenger                                    3,041,904     2,535,242     3,525,227
  Cargo and mail                                 282,191       207,499       208,628
  Other operating revenues                        19,527        36,588        37,259
                                              ----------    ----------    ----------

Turnover                             3, 31     3,343,622     2,779,329     3,771,114

Other operating income                   4             -        92,466       435,981

Operating expenses

  Wages, salaries and benefits           5      (291,012)     (300,645)     (468,384)
  Take-off and landing charges                  (486,323)     (426,173)     (497,318)
  Aircraft fuel                                 (680,257)     (610,719)     (830,183)
  Food and beverages                            (139,001)      (81,573)      (77,642)
  Aircraft depreciation and
    operating leases                            (606,661)     (636,632)     (670,057)
  Other depreciation and
    operating leases                             (75,161)      (69,488)      (62,533)
  Aircraft maintenance                          (747,451)     (439,036)     (573,771)
  Commissions                                   (188,761)     (121,651)     (148,324)
  Office and administration                     (173,497)     (171,613)     (159,917)
  Revaluation (deficit)/surplus
    of fixed assets                     10       (62,209)     (564,461)       81,444
  Other                                         (287,230)     (194,623)     (428,582)
                                              ----------    ----------    ----------

Total operating expenses                      (3,737,563)   (3,616,614)   (3,835,267)
                                              ----------    ----------    ----------

Operating (loss)/profit                         (393,941)     (744,819)      371,828

Finance costs, net                       6      (342,194)     (316,722)     (236,711)
Share of results before tax of
  an associate                          12           (45)           40           677
                                              ----------    ----------    ----------

(Loss)/profit before taxation            7      (736,180)   (1,061,501)      135,794

Taxation                                 8             -           (76)          (64)
                                              ----------    ----------    ----------
(Loss)/profit for the year
  attributable to owner                         (736,180)   (1,061,577)      135,730
                                              ==========    ==========    ==========

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

II    COMBINED BALANCE SHEETS
      AS AT 31 DECEMBER 2002, 2003 AND 2004

                                                                 31 DECEMBER
                                              -------------------------------------------------
                                              NOTE          2002            2003           2004
                                                         RMB'000         RMB'000        RMB'000
NON-CURRENT ASSETS

  Fixed assets                                 10      4,396,183       3,451,382      3,397,865
  Construction in progress                     11         57,009          42,548         42,250
  Investment in an associate                   12            595             559          1,172
  Other long-term receivables                  13        632,446         667,655        723,354
                                                      ----------      ----------     ----------

                                                       5,086,233       4,162,144      4,164,641
                                                      ----------      ----------     ----------
CURRENT ASSETS

  Flight equipment spare parts less
    allowance for obsolescence
    (2002: RMB42,289,000;
    2003: RMB47,528,000;
    2004: RMB73,116,000)                                 108,793         102,279         87,438
  Trade receivables less allowance
    for doubtful accounts
    (2002: RMB51,888,000;
    2003: RMB36,393,000;
    2004: RMB37,635,000)                       14        295,096          75,444         68,943
  Prepayments and other
    receivables                                15        280,751         639,199        377,105
  Cash and cash equivalents                    16        254,709         455,737        487,676
                                                      ----------      ----------     ----------
                                                         939,349       1,272,659      1,021,162
                                                      ----------      ----------     ----------
CURRENT LIABILITIES

  Trade payables                               17        (76,285)         (6,174)        (2,926)
  Notes payable                                18       (100,595)        (20,000)       (50,000)
  Sales in advance of carriage                           (46,175)        (13,756)       (13,898)
  Other payables and accrued
    expenses                                   19     (5,261,269)     (5,496,034)    (5,473,979)
  Current portion of obligations
    under finance leases                       20       (369,075)       (389,371)      (413,781)
  Current portion of long-term
    bank loans                                 21        (64,002)              -              -
  Short-term bank loans                        22       (161,000)     (1,010,393)      (810,014)
                                                      ----------      ----------     ----------

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

                                                      (6,078,401)     (6,935,728)    (6,764,598)
                                                      ----------      ----------     ----------

NET CURRENT LIABILITIES                               (5,139,052)     (5,663,069)    (5,743,436)
                                                      ----------      ----------     ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                    (52,819)     (1,500,925)    (1,578,795)
                                                      ----------      ----------     ----------

                                                                     31 DECEMBER
                                                      -----------------------------------------
                                             NOTE           2002            2003           2004
                                                         RMB'000         RMB'000        RMB'000
NON-CURRENT LIABILITIES
  Obligations under finance leases            20      (2,960,845)     (2,695,584)    (2,320,549)
  Accrued aircraft overhaul
    expenses                                  23         (74,267)        (83,532)      (118,693)
  Post-retirement benefit liabilities         24        (237,160)       (244,511)      (257,202)
  Provision for staff housing allowances      25(b)      (96,713)       (107,855)      (118,613)
  Other long-term payables                    26        (316,211)       (217,799)      (140,042)
                                                      ----------      ----------     ----------

                                                      (3,685,196)     (3,349,281)    (2,955,099)
                                                      ----------      ----------     ----------

NET LIABILITIES                                       (3,738,015)     (4,850,206)    (4,533,894)
                                                      ==========      ==========     ==========

REPRESENTING:

OWNER'S DEFICIT                                       (3,738,015)     (4,850,206)    (4,533,894)
                                                      ==========      ==========     ==========

III    COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY
       YEAR ENDED 31 DECEMBER 2002, 2003 AND 2004

                                                                  TOTAL
                                                                 RMB'000
Balance at 1 January 2002                                       (3,051,501)
Loss attributable to owner                                        (736,180)
Revaluation surplus of fixed assets (Note 10)                       24,556
Contributions from owner (Note 1)                                   25,110
                                                                ----------

Balance at 31 December 2002                                     (3,738,015)
                                                                ==========

Balance at 1 January 2003                                       (3,738,015)
Loss attributable to owner                                      (1,061,577)
Revaluation deficit of fixed assets (Note 10)                      (45,060)
Distributions to owner (Note 1)                                     (5,554)
                                                                ----------

Balance at 31 December 2003                                     (4,850,206)
                                                                ==========

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

Balance at 1 January 2004                                       (4,850,206)
Profit attributable to owner                                       135,730
Revaluation surplus of fixed assets (Note 10)                      163,347
Contributions from owner (Note 1)                                   17,235
                                                                ----------

Balance at 31 December 2004                                     (4,533,894)
                                                                ==========

IV     COMBINED STATEMENTS OF CASH FLOWS
       YEAR ENDED 31 DECEMBER 2002, 2003 AND 2004

                                                                         YEAR ENDED 31 DECEMBER
                                                                ----------------------------------------
                                                 NOTE                2002           2003            2004
                                                                  RMB'000        RMB'000         RMB'000
CASH FLOWS FROM OPERATING
  ACTIVITIES
  (LOSS)/PROFIT ATTRIBUTABLE TO OWNER                           (736,180)      (1,061,577)        135,730

ADJUSTMENTS TO RECONCILE (LOSS)/
  PROFIT ATTRIBUTABLE TO OWNER TO
  NET CASH INFLOW/(OUTFLOW) FROM
  OPERATING ACTIVITIES:
  Depreciation of fixed assets                                   448,574          456,461         414,739
  Losses/(gains) on disposals of
    fixed assets                                                  32,331            1,167          (2,172)
  Amortisation of deferred credit on
    aircraft operating lease rental                              (12,531)         (12,531)        (12,530)
  Provision for post-retirement
    benefits                                                      14,821            9,223          12,691
  Provision for staff housing
    allowances                                                    10,832           11,142          10,758
  Revaluation deficit of fixed assets                             62,209          564,461         (81,444)
  Interest income                                                (18,026)         (31,041)        (33,762)
  Interest expenses                                              302,613          254,365         229,791
  Share of results after tax of an
    associate                                                         45               36            (613)
  Foreign exchange losses                                         15,421           86,784          27,881
  Impairment of construction in progress                               -               50             577
  Long-term portion of accrued aircraft
    overhaul expenses                                             (1,723)           9,265          35,161

MOVEMENTS IN:
  Flight equipment spare parts                                    19,277            6,514          14,841
  Trade receivables, other receivables,
    deposits and prepayments                                     128,959         (112,024)        252,015
  Trade payables, other payables and
    accrued expenses                                             201,698          (87,218)        249,197

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

  Sales in advance of carriage                                  (3,773)         (32,419)           142
                                                             ---------        ---------      ---------

                                                             1,200,727        1,124,235      1,117,272
                                                             ---------        ---------      ---------

CASH GENERATED FROM OPERATIONS                                 464,547           62,658      1,253,002
Interest paid                                                 (302,613)        (254,365)      (229,791)
                                                             ---------        ---------      ---------

NET CASH INFLOW/(OUTFLOW) FROM
  OPERATING ACTIVITIES                                         161,934         (191,707)     1,023,211
                                                             ---------        ---------      ---------

                                                                      YEAR ENDED 31 DECEMBER
                                                             -----------------------------------------
                                                               2002             2003          2004
                                                   NOTE       RMB'000          RMB'000       RMB'000
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions of aircraft and flight equipment                   (51,096)         (57,280)       (84,950)
  Proceeds on disposals of fixed assets                        168,062           31,655         10,056
  Additions of buildings, other fixed
    assets and equipment                                       (45,870)         (70,829)       (37,854)
  Additions of construction in progress                        (51,066)         (11,483)        (1,790)
  Investment in an associate                                      (640)               -              -
  Increase in long-term bank deposits                          (20,012)         (29,601)       (29,528)
  Interest received                                             18,026           31,041         33,762
                                                             ---------        ---------     ----------

NET CASH INFLOW/(OUTFLOW) FROM INVESTING
  ACTIVITIES                                                    17,404         (106,497)      (110,304)
                                                             ---------        ---------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term bank loans                          407,800        1,072,512        810,014
  Repayments of short-term bank loans                         (453,777)        (223,119)    (1,010,393)
  Repayments of long-term bank loans                                 -          (64,002)             -
  Principal repayments of finance lease
    obligations                                               (347,358)        (369,075)      (389,371)
  Repayment of other loan on aircraft lease                    (65,319)         (85,881)       (65,227)
  Proceeds on loan from a fellow subsidiary                    200,000          250,000              -
  Repayment of loan from a related company                           -                -       (274,500)
  Increase/(decrease) in notes payable                          92,095          (80,595)        30,000
  (Distributions to) /contributions from owner                       -           (5,554)        17,235
                                                             ---------        ---------     ----------

NET CASH (OUTFLOW)/INFLOW FROM
  FINANCING ACTIVITIES                                        (166,559)         494,286       (882,242)
                                                             ---------        ---------     ----------

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

NET INCREASE IN CASH AND CASH EQUIVALENTS                       12,779          196,082         30,665
CASH AND CASH EQUIVALENTS AT 1 JANUARY                         234,297          254,709        455,737
EXCHANGE ADJUSTMENT                                              7,633            4,946          1,274
                                                             ---------        ---------     ----------

CASH AND CASH EQUIVALENTS AT 31 DECEMBER             16        254,709          455,737        487,676
                                                             =========        =========     ==========

V     NOTES TO THE FINANCIAL INFORMATION

1     BASIS OF PRESENTATION

      The Financial Information for the three years ended 31 December 2002, 2003 and 2004 (the "Relevant Periods") presents the results of the Aviation Businesses as if the Aviation Businesses had been in operation on a stand alone basis as of the earliest date presented and had been in existence throughout the Relevant Periods. The non-aviation related operations (the "Non-Aviation Businesses") of CEA Northwest, which having been managed separately from the Aviation Businesses and mainly consisting of hotels, property management and travel agency, are not acquired by the Company and therefore are not included in the Financial Information. The Financial Information is prepared solely for the purpose of the Proposed Acquisition and (i) does not purport to represent what the operating results of the Aviation Businesses would have been if they were in fact operated on a stand alone basis and (ii) should not be construed as indicative of the financial performance of the Aviation Businesses in any future period.

      Pursuant to the Acquisition Agreement, the Company does not assume any contingent liabilities of the Aviation Businesses which exist prior to the date of completion of the Proposed Acquisition. In addition, certain assets and liabilities (collectively the "Non-Acquired Items") which were historically associated with the Aviation Businesses are not acquired by the Company. As these Non-Acquired Items are an integral part of the Aviation Businesses, the Financial Information for the Relevant Periods includes these Non-Acquired Items and their results of operations on the same basis as those assets and liabilities to be acquired by the Company.

      As at 31 December 2004, the Non-Acquired Items consist of the following:

                                                           RMB'000
ASSETS
   - Buildings                                             291,498
   - Other fixed assets and equipment                          916
   - Construction in progress                               40,691

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

 - Flight equipment spare parts                                605
 - Trade receivables                                         2,440
 - Prepayments, deposits and other receivables             187,026
 - Cash and cash equivalents                                 2,524
                                                           -------

                                                           525,700
                                                           -------

                                                         RMB'000
LIABILITIES
  - Short-term bank loans                                 (313,424)
  - Amount due to CEA Holding                           (3,682,966)
  - Other liabilities                                     (101,011)
                                                        ----------

                                                        (4,097,401)
                                                        ----------

Net liabilities assumed by owner                        (3,571,701)
                                                        ==========

      The Company has entered into certain lease agreements to lease certain of the Non-Acquired Items (mainly buildings) from CEA Holding and its affiliates ("CEA Holding Group") after the completion of the Proposed Acquisition (Note
35).

      Movements of CEA Northwest's interests in Non-Aviation Businesses during the Relevant Periods are included in the combined statements of changes in owner's equity as distributions to or contributions from owner. Distributions to owner represent additional investments in subsidiaries and associates within the Non-Aviation Businesses which are not part of the Aviation Businesses. Contributions from owner represent the proceeds from disposal of investments in subsidiaries, associates and long-term investments within the Non-Aviation Businesses, retained in Aviation Businesses.

      Notwithstanding the Aviation Businesses of CEA Northwest having net current liabilities as at 31 December 2004, the Financial Information has been prepared on a going concern basis on the assumption that the Aviation Businesses of CEA Northwest will be able to obtain adequate financial support from CEA Holding up to the date of completion of the Proposed Acquisition and from the Company thereafter. In addition, upon completion of the Proposed Acquisition, CEA Holding will assume a significant portion of the net liabilities of the Aviation Businesses and, accordingly, the net capital deficiency of the Aviation Businesses will decrease substantially.

2     PRINCIPAL ACCOUNTING POLICIES

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

(a)   Basis of preparation

      The Financial Information has been prepared in accordance with International Financial Reporting Standards ("IFRS"), including International Accounting Standard ("IAS") and Interpretations adopted by the International Accounting Standards Board.

      No financial statements had previously been prepared for the Aviation Businesses of CEA Northwest because there are no such statutory or other requirements. The Financial Information for the Aviation Businesses of CEA Northwest is the first set of financial information prepared by management in accordance with IFRS, including IFRS 1 "First-time Adoption of IFRS".

      The Financial Information has been prepared under historical cost convention, as modified by the revaluation of fixed assets.

      The preparation of the Financial Information in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of each balance sheet date and the reported amounts of revenues and expenses for the Relevant Periods. Although these estimates are based on management's best knowledge of current event and actions, actual results ultimately may differ from those estimates.

(b)   Group accounting

      (i)   Subsidiaries

            Subsidiaries, which are those entities in which the Aviation Businesses have an interest of more than one half of the voting rights or otherwise have power to govern the financial and operating policies, are consolidated.

            Subsidiaries are included from the date on which control is transferred to the Aviation Businesses and are no longer included from the date that control ceases. The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given up, shares issued or liabilities undertaken at the date of acquisition plus costs directly attributable to the acquisition. The excess of the cost of acquisition over the fair value of the net assets of the subsidiary acquired is recorded as goodwill. See Note 2(l) for the accounting policy on goodwill. Intercompany transactions, balances and unrealised gains on transactions among companies of the Aviation Businesses

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      are eliminated. Where necessary, accounting policies of subsidiaries have been changed to ensure the consistency with the policies adopted by the Aviation Businesses.

            Minority interests represent the interests of outside members in the operating results and net assets of subsidiaries.

      (ii)  Associates

            Investments in associates are accounted for by the equity method of accounting. Under this method the Aviation Businesses' share of the post-acquisition profits or losses of associates is recognised in the combined income statement and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment. Associates are entities over which the Aviation Businesses has between 20% to 50% of the voting rights, or over which the Aviation Businesses has significant influence, but which it does not control.

            Unrealised gains on transactions between the Aviation Businesses and its associates are eliminated to the extent of their interest in the associates; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. The Aviation Businesses' investment in associates includes goodwill (net of accumulated amortisation) on acquisition. When the Aviation Businesses' share of losses in an associate equals or exceeds its interest in the associate, the Aviation Businesses does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associates.

(c)   Foreign currency translation

      The Aviation Businesses maintain their books and records in Renminbi ("RMB") which is the measurement currency of the Aviation Businesses. Transactions in foreign currencies are translated at the applicable rates of exchange prevailing at the dates of the transactions, quoted by the People's Bank of China. Monetary assets and liabilities in foreign currencies are translated to RMB at the rates prevailing at the balance sheet date as quoted by the People's Bank of China. Exchange differences are included in the combined income statement, except when deferred in equity as qualifying cashflow hedges.

(d)   Revenue recognition and sales in advance of carriage

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      Passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of sold but unused tickets is included in the current liabilities as sales in advance of carriage.

      Revenues from other operating businesses, including income derived from the provision of ground services and commission income, are recognised when services are rendered. Commission income includes amounts earned from other carriers in respect of sales made by the Aviation Businesses.

      Rental income from leasing aircraft under operating leases is recognised on a straight-line basis over the lease term.

      Prior to 1 April 2004, revenues are presented net of business tax and civil aviation infrastructure levies. Effective from 1 April 2004, in accordance with the related new policy promulgated by the PRC Government, civil aviation infrastructure levies are payable based on the traffic capacity of the airlines, and the levies are included in the operating expenses.

      Interest income is recognised using the effective interest method.

(e)   Segmental reporting

      In accordance with the Aviation Businesses' internal financial reporting, the Aviation Businesses has determined that business segments be presented as the primary reporting format and geographical as the secondary reporting format.

      In respect of the geographical segment, the analysis of turnover and operating profit by geographical segment is based on the following criteria:

      (i) Traffic revenue from domestic services within the PRC (excluding Hong Kong Special Administrative Region ("Hong Kong")) is attributed to the domestic operation. Traffic revenue from inbound and outbound services between the PRC and Hong Kong or overseas markets is attributed to the geographical area in which the relevant overseas origin or destination lies.

      (ii) Other operating revenues from ticket handling services, airport ground services and other miscellaneous services are attributed on the basis of where the services are performed.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

(f)   Retirement benefits

      The Aviation Businesses participate in defined contribution retirement schemes regarding pension and medical benefit for employees organised by the municipal governments of respective provinces. The contributions to the schemes are charged to the combined income statements as and when incurred.

      In addition, the Aviation Businesses provide retirees with post-retirement benefits including retirement subsidies, medical subsidies and other welfare. The cost of providing the aforementioned post-retirement benefits under Aviation Businesses' defined benefit plans is actuarially determined and recognised over the employees' service period by using the projected unit credit method. Post-retirement benefit expenses recognised in the combined income statements include, if applicable, current service cost, interest cost, amortised actuarial gains and losses, the effect of any curtailment or settlement and past service cost.

      Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions in excess of the greater of 10% of the value of plan assets or 10% of the defined benefit obligation are charged or credited to income over the employees' expected average remaining working lives.

      Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.

(g)   Maintenance and overhaul costs

      In respect of aircraft and engines under operating leases, the Aviation Businesses have the responsibility to fulfill certain return conditions under relevant leases. In order to fulfill these return conditions, major overhauls are required to be conducted on a regular basis. Accordingly, the present value of estimated costs of major overhauls for aircraft and engines under operating leases are accrued and charged to the combined income statement over the estimated period between overhauls using the ratios of actual flying hours/cycles and estimated flying hours/cycles between overhauls. The costs of major overhaul comprise mainly labour and materials. Differences between the estimated cost and the actual cost of the overhaul are included in the combined income statements in the period of overhaul.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      All other routine repairs and maintenance costs incurred in restoring such leased fixed assets to their normal working condition are charged to the combined income statements as and when incurred.

      Improvements are capitalised and depreciated over their expected useful lives to the Aviation Businesses.

(h)   Government grant

      Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Aviation Businesses will comply with all attached conditions.

      Government grants relating to costs are deferred and recognised in the combined income statement over the period necessary to match them with the costs they are intended to compensate.

      Government grants relating to the property, plant and equipment are included in non-current liabilities and are credited to the combined income statement on a straight-line basis over the estimated useful lives of the related assets.

(i)   Taxation

      The Aviation Businesses provide for taxation on the basis of the results for the Relevant Periods as adjusted for items which are not assessable or deductible for income tax purposes. Taxation of the Aviation Businesses is determined in accordance with the relevant tax rules and regulations applicable in the jurisdictions where the Aviation Businesses operate.

      Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements. Deferred tax is measured using tax rates enacted, or substantially enacted at the balance sheet date.

      Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

(j)   Fixed assets

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      (i) Fixed Assets are recognised initially at cost which comprises purchase price, costs transferred from construction in progress and any directly attributable costs of bringing the assets to the condition for their intended use.

            Subsequent to the initial recognition, aircraft, engines and other flight equipment are stated at revalued amount less accumulated depreciation and accumulated impairment losses. Independent valuations are performed at least every five years or sooner if considered necessary by management. In the intervening years, management reviews the carrying values of the aircraft, engines and other flight equipment and adjustment is made where these are materially different from fair value. Increases in the carrying amount arising on revaluation are credited to the revaluation reserves. Decreases in valuation of aircraft, engines and other flight equipment are first offset against increases from earlier valuations of the same asset and are thereafter charged to the combined income statements. All other decreases in valuation are charged to the combined income statements. Any subsequent increases are credited to the combined income statements up to the amount previously charged.

      (ii) Depreciation of fixed assets is calculated on the straight-line method to write off the cost or revalued amount of each asset to their residual value over their estimated useful lives. The estimated useful lives used for the calculation of annual depreciation charges are calculated as follows:-

Aircraft                                 - over 20 years
Flight equipment
  - Engines                              - over 20 years
  - Other flight equipment               - over 20 years
Buildings                                - over 8 to 35 years
Other fixed assets and equipment         - over 6 to 20 years

      (iii) Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in operating profit. When revalued assets are sold, the amounts included in revaluation reserves are transferred to retained earnings.

(k)   Construction in progress

      Construction in progress represents office buildings, various infrastructure projects under construction and plant and equipment pending installation. This includes the costs of construction

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

and acquisition and interest capitalised. No depreciation is provided on construction in progress until the asset available for use, being when it is in the location and condition necessary for it to be capable of operating in the manner intended by the management.

(l)   Goodwill and negative goodwill

      (i)   Goodwill

            Goodwill represents the excess of the cost of an acquisition over the fair value of the Aviation Businesses' share of the net assets of the acquired subsidiary and associate at the date of acquisition.

            Goodwill arising from a business combination is presented as cost less accumulated amortisation and accumulated impairment losses. Amortisation is made using the straight-line method over its estimated useful life of five to fifteen years. Management determines the estimated useful life of goodwill based on its evaluation of the respective companies at the time of the acquisition, considering factors such as existing market share, potential growth and other factors inherent in the acquired companies. At each balance sheet date, the Aviation Businesses assess whether there is any indication of impairment. If such indications exist, an analysis is performed to assess whether the carrying amount of goodwill is fully recoverable. A write down is made if the carrying amount exceeds the recoverable amount.

      (ii)  Negative goodwill

            Negative goodwill represents the excess of the fair value of the Aviation Businesses' share of the net assets acquired subsidiary or associate over the cost of acquisition. Negative goodwill is presented in the same balance sheet classifications as goodwill.

            To the extent that negative goodwill relates to expected future losses and expenses that are identified in the Aviation Businesses' plan for the acquisition and can be measured reliably, but which do not represent identifiable liabilities, that portion of negative goodwill is recognised as income when the future losses and expenses are recognised. Any remaining negative goodwill, not exceeding the fair value of the non-monetary assets acquired, is recognised in the income statement over the remaining weighted average useful life of those assets. Negative goodwill in excess of the fair value of those assets is recognised in the income statement immediately.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

            The gain or loss on disposals of an entity includes the carrying amount of goodwill relating to the entity sold.

(m)   Borrowing costs

      Interest attributable to funds used to finance the acquisition of new aircraft during the period of its construction and construction of major ground facilities is capitalised as an additional cost of the related asset. Interest is capitalised at the Aviation Businesses weighted average interest rate on borrowings or, where applicable, the interest rate related to specific borrowings during the period of time that is required to complete and prepare the asset for its intended use.

      All other borrowing costs are charged to combined income statements in the period in which they are incurred.

(n)   Long-term bank deposits

      Long-term bank deposits placed to secure finance lease obligations are classified as held-to-maturity financial assets and measured at amortised cost.

(o)   Impairment

      Fixed assets and other non-current assets, including goodwill are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the carrying amount of the asset exceeds its recoverable amount which is the higher of an asset's net selling price and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows.

(p)   Flight equipment spare parts

      Flight equipment spare parts are carried at weighted average cost less allowance for obsolescence.

(q)   Trade receivables

      Trade receivables are recognised at original invoice amount less provision made for impairment of these receivables. A provision for impairment of trade receivables is established if

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

there is objective evidence that the Aviation Businesses will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the carrying amount and the present value of expected cashflows, discounted at the effective interest rate.

(r)   Cash and cash equivalents

      Cash and short-term highly liquid investments, which are readily convertible into cash and have original maturities of three months or less at the date of acquisition, are classified as cash and cash equivalents.

(s)   Provisions

      Provisions are recognised when the Aviation Businesses have a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation; and a reliable estimate of the amount can be made. Where the Aviation Businesses expect a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

(t)   Leases

      (i)   The Aviation Businesses are the lessees

            Leases of fixed assets where Aviation Businesses have substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the inception of the lease at the lower of the fair value of the leased asset or the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to combined income statements over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

            Leased assets are depreciated using the straight-line method over the shorter of the expected useful lives of the asset or the lease terms.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

            Leases of assets under which a significant portion of the lease risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease payments made under operating leases are charged to the combined income statements on a straight-line basis over the period of the lease.

      (ii)  The Aviation Businesses are the lessors

            Assets leased out under operating leases are included in fixed assets in balance sheets. They are depreciated over their expected useful lives on a basis consistent with similar property, plant and equipment. Rental income is recognised on a straight-line basis over the lease term.

3     REVENUES AND TURNOVER

      The Aviation Businesses are principally engaged in the provision of domestic, Hong Kong and international passenger, cargo and mail airline services. Turnover comprises:

                                                       YEAR ENDED 31 DECEMBER
                                              -----------------------------------------
                                                 2002             2003           2004
                                               RMB'000          RMB'000        RMB'000
Gross revenues from airline and
  related services                            3,575,431        2,856,648      3,886,479
Less: Business tax (note (a))                   (91,861)         (32,789)      (115,365)
      Civil aviation infrastructure
      levies (note (b))                        (139,948)         (44,530)             -
                                              ---------        ---------      ---------

                                              3,343,622        2,779,329      3,771,114
                                              =========        =========      =========

(a) Pursuant to various PRC business tax rules and regulations, Aviation Businesses are required to pay PRC business tax. Except for traffic revenues derived from inbound international and regional flights which are not subject to PRC business tax, Aviation Businesses' traffic revenues, commission income and ground service income are subject to PRC business tax levied at rates ranging from 3% to 5%.

      From 1 May 2003 to 31 December 2003, PRC business tax for all domestic, international and regional passenger traffic revenues of all the PRC airlines (including CEA Northwest) were waived by the PRC Government, compensating for their losses on revenue due to the outbreak of Severe Acute Respiratory Syndrome ("SARS").

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

(b) Prior to 1 May 2003, the civil aviation infrastructure levies were paid to Civil Aviation Administration of China ("CAAC"), at rates of 5% on domestic and 2% on international or regional traffic revenues.

      From 1 May 2003 to 31 March 2004, civil aviation infrastructure levies on the traffic revenues were waived by CAAC, compensating for the airlines' losses on revenue due to the outbreak of SARS.

      Effective from 1 April 2004, in accordance with the related new policy promulgated by the PRC Government, civil aviation infrastructure levies are payable based on traffic capacity and the levies of RMB 48,030,000 incurred for the year ended 31 December 2004 are included in the operating expenses.

4     OTHER OPERATING INCOME

                                                          YEAR ENDED 31 DECEMBER
                                                   ------------------------------------
                                                     2002          2003           2004
                                                   RMB'000       RMB'000        RMB'000
Rental income from operating lease of aircraft           -        92,466        435,981
                                                   =======       =======        =======

      Amounts in 2003 represent rental income from operating leases of two A300 aircraft to CEA from 1 October 2003 to 31 December 2003 and of three Bae146 aircraft to China Eastern Airlines Jiangsu Co., Ltd. ("CEA Jiangsu"), a fellow subsidiary, from 1 July 2003 to 31 December 2003.

      Amounts in 2004 represent rental income from operating leases of two A300 aircraft and three A310 aircraft to CEA from 1 January 2004 to 30 September 2004 and three Bae146 aircraft to CEA Jiangsu from 1 January 2004 and 31 December 2004.

5     WAGES, SALARIES AND BENEFITS

                                                          YEAR ENDED 31 DECEMBER
                                                   ------------------------------------
                                                     2002          2003           2004
                                                   RMB'000       RMB'000        RMB'000
Wages, salaries and allowances                     226,266       235,803        393,465
Contribution under defined contribution
  retirement schemes

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

  - Pension (Note 24(a)(i))                         30,231        35,068         37,443
  - Medical insurance (Note 24(a)(ii))               3,595         3,065          5,811
Post-retirement benefits (Note 24(b)(iii))          20,088        15,567         20,907
Staff housing allowances (Note 25(b))               10,832        11,142         10,758
                                                   -------       -------        -------

                                                   291,012       300,645        468,384
                                                   =======       =======        =======

Average number of employees                          5,977         5,983          5,523
                                                   =======       =======        =======

6     FINANCE COSTS, NET

                                                          YEAR ENDED 31 DECEMBER
                                                   ------------------------------------
                                                     2002          2003           2004
                                                   RMB'000       RMB'000        RMB'000
Interest charged on obligations under
  finance leases                                   211,694       189,977        171,036
Interest on short-term loan from Eastern
  Air Group Finance Co., Ltd. ("EAGF")
  (Note 32(c))                                          31         8,296         14,594
Interest on bank and other loans wholly
  repayable within five years                       36,562        17,988         23,401
Interest on loans for aircraft leases wholly
  repayable within five years (Note 26(a))          54,326        38,104         20,760
                                                   -------       -------        -------

                                                   302,613       254,365        229,791
Exchange losses, net                                57,607        93,398         40,682
Interest income on
  - restricted long-term bank deposits             (14,886)      (19,969)       (25,763)
  - short-term deposits with EAGF (Note 32(c))      (1,875)       (6,411)        (1,336)
  - other bank deposits                             (1,265)       (4,661)        (6,663)

                                                   (18,026)      (31,041)       (33,762)
                                                   =======       =======        =======

                                                   342,194       316,722        236,711
                                                   =======       =======        =======

7     (LOSS)/PROFIT BEFORE TAXATION

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

                                                          YEAR ENDED 31 DECEMBER
                                                   ------------------------------------
                                                     2002          2003           2004
                                                   RMB'000       RMB'000        RMB'000
(Loss)/profit before taxation is stated after
  charging:-
Depreciation of fixed assets
  - owned assets                                   284,485       291,777        263,739
  - held under finance leases                      164,089       164,684        151,000
Operating lease rentals
  - aircraft                                       216,875       236,717        301,388
  - land and buildings                              16,373        12,942         16,463
Loss on disposals of fixed assets                   32,331         1,167              -
Consumption of consumables                          53,442        48,555         56,680
Allowances for obsolescence of flight
  equipment spare parts                                244         5,239         23,398
Allowances for doubtful accounts                         -         2,488            990
Auditors' remuneration                                 626         1,112            976
                                                   =======       =======        =======

And after crediting:-

Reversal of provision for doubtful debts            13,038             -              -
Gain on disposals of fixed assets                        -             -          2,172
                                                   =======       =======        =======

8     TAXATION

      Taxation is (charged)/credited to the income statements as follows:-

                                                          YEAR ENDED 31 DECEMBER
                                                   ------------------------------------
                                                     2002          2003           2004
                                                   RMB'000       RMB'000        RMB'000

Share of tax attributable to an associate                -           (76)           (64)
                                                   =======       =======        =======

      The Aviation Businesses operate international flights to certain overseas destinations. There was no material overseas taxation for the year as there exists double tax relief between PRC and the corresponding jurisdictions (including Hong Kong).

      The difference between the actual taxation charge in the combined income statements and the amounts which would result from applying the enacted tax rate to (loss)/profit before taxation can be reconciled as follows:-

                                                    2002         2003            2004
                                                   RMB'000     RMB'000          RMB'000
(Loss)/profit before taxation                     (736,180)   (1,061,501)       135,794
                                                  --------    ----------        -------

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

Tax credit/(charge) calculated at enacted
  tax rate of 33 %                                 242,939       350,295        (44,812)
Expenses not deductible for tax purposes            (4,022)       (4,931)        (4,347)
Unrecognised tax losses of the Aviation
  Businesses                                      (238,917)     (345,440)       (43,890)
Utilisation of previously unrecognised
  tax losses                                             -             -         92,985
                                                  --------      --------        -------

Tax charge                                               -           (76)           (64)
                                                  --------      --------        -------

(9)   DIRECTORS' EMOLUMENTS AND INDIVIDUALS WITH HIGHEST EMOLUMENTS

(a)   Directors' emoluments

      No board of directors or similar corporate governance body was established by the Aviation Businesses of CEA Northwest during the Relevant Periods. Accordingly, no directors' emoluments were paid during the Relevant Periods.

(b)   Individuals with highest emoluments

      Details of emoluments paid to the five highest paid individuals are as follows:

                                                          YEAR ENDED 31 DECEMBER
                                                   ------------------------------------
                                                     2002          2003           2004
                                                   RMB'000       RMB'000        RMB'000
Salaries, allowances and benefits in kind              750           689          1,479
Retirement benefits                                      6             5              6
                                                   -------       -------        -------

                                                       756           694          1,485
                                                   =======       =======        =======

      An analysis of emoluments paid to the five highest paid individuals by number of individuals and emolument ranges is as follows:

                                                            YEAR ENDED 31 DECEMBER
                                                      ---------------------------------
                                                      2002          2003           2004
RMB Nil - RMB1,060,000
  (HK$1,000,000 equivalent)                              5             5              5
                                                      ====          ====           ====

      None of these employees received any inducements or compensation for loss of office, or waived any emoluments during the Relevant Periods.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

10    FIXED ASSETS

                                             AIRCRAFT AND FLIGHT
                                                  EQUIPMENT
                                          -------------------------
                                                         HELD UNDER                   OTHER FIXED
                                                          FINANCE                     ASSETS AND
                                            OWNED          LEASES        BUILDINGS     EQUIPMENT       TOTAL
                                           RMB'000        RMB'000         RMB'000       RMB'000       RMB'000
Cost or valuation
  At 1 January 2002                       3,067,251       3,579,743        419,600        351,298    7,417,892
  Transfer from construction in
    progress (Note 11)                            -               -        167,218          6,394      173,612
  Additions                                  51,096               -         20,962         24,908       96,966
  Disposals                                       -               -       (198,733)       (17,177)    (215,910)
  Revaluation (deficit)/surplus             (39,376)          1,723              -              -      (37,653)
                                          ---------      ----------      ---------    -----------    ---------

  At 31 December 2002                     3,078,971       3,581,466        409,047        365,423    7,434,907
                                          ---------      ----------      ---------    -----------    ---------

Accumulated depreciation
  At 1 January 2002                       1,510,325         836,472         78,829        180,041    2,605,667
  Charge for the year                       225,697         164,089         18,011         40,777      448,574
  Disposals                                       -               -         (4,663)       (10,854)     (15,517)
                                          ---------      ----------      ---------    -----------    ---------

  At 31 December 2002                     1,736,022       1,000,561         92,177        209,964    3,038,724
                                          =========      ==========      =========    ===========    =========

Net book value
  At cost                                         -               -        316,870        155,459      472,329
  At valuation                            1,342,949       2,580,905              -              -    3,923,854
                                          ---------      ----------      ---------    -----------    ---------

  At 31 December 2002                     1,342,949       2,580,905        316,870        155,459    4,396,183
                                          =========      ==========      =========    ===========    =========

Cost or valuation
  At 1 January 2003                       3,078,971       3,581,466        409,047        365,423    7,434,907
  Transfer from construction in
    progress (Note 11)                            -               -         22,901          2,993       25,894
  Additions                                  57,280               -         27,241         43,588      128,109
  Disposals                                 (39,539)              -       (11,122)        (38,693)     (89,354)
  Revaluation deficit                      (409,449)       (200,072)             -              -     (609,521)
                                          ---------      ----------      ---------    -----------    ---------

  At 31 December 2003                     2,687,263       3,381,394        448,067        373,311    6,890,035
                                          ---------      ----------      ---------    -----------    ---------

Accumulated depreciation
  At 1 January 2003                       1,736,022       1,000,561         92,177        209,964    3,038,724
  Charge for the year                       235,231         164,684         14,713         41,833      456,461
  Disposals                                 (28,700)              -         (1,908)       (25,924)     (56,532)
                                          ---------      ----------      ---------    -----------    ---------

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

  At 31 December 2003                     1,942,553       1,165,245        104,982        225,873    3,438,653
                                          =========       =========        =======        =======    =========

Net book value
  At cost                                         -               -        343,085        147,438      490,523
  At valuation                              744,710       2,216,149              -              -    2,960,859
                                          ---------       ---------        -------        -------    ---------

  At 31 December 2003                       744,710       2,216,149        343,085        147,438    3,451,382
                                          =========       =========        =======        =======    =========

Cost or valuation
  At 1 January 2004                       2,687,263       3,381,394        448,067        373,311    6,890,035
  Transfer from construction in
    progress (Note 11)                            -               -             48          1,463        1,511
  Additions                                  84,950               -          1,574         36,280      122,804
  Disposals                                       -               -         (8,037)       (13,730)     (21,767)
  Revaluation surplus                       101,332         143,459              -              -      244,791
                                          ---------       ---------        -------        -------    ---------

  At 31 December 2004                     2,873,545       3,524,853        441,652        397,324    7,237,374
                                          ---------       ---------        -------        -------    ---------

Accumulated depreciation
  At 1 January 2004                       1,942,553       1,165,245        104,982        225,873    3,438,653
  Charge for the year                       217,669         151,000         14,437         31,633      414,739
  Disposals                                       -               -         (5,954)        (7,929)     (13,883)
                                          ---------       ---------        -------        -------    ---------

  At 31 December 2004                     2,160,222       1,316,245        113,465        249,577    3,839,509
                                          =========       =========        =======        =======    =========

Net book value
  At cost                                         -               -        328,187        147,747      475,934
  At valuation                              713,323       2,208,608              -              -    2,921,931
                                          ---------       ---------        -------        -------    ---------

  At 31 December 2004                       713,323       2,208,608        328,187        147,747    3,397,865
                                          =========       =========        =======        =======    =========

      Chesterton Petty Valuation Company Limited, an independent qualified valuer in Hong Kong, carried out valuation of the Aviation Businesses' aircraft and engines as at 31 December 2002, 2003 and 2004 on an open market value basis. In addition, the flight equipment as at 31 December 2002 and 2003 were revalued by the management of CEA Northwest on a replacement cost basis. On 31 December 2004, the flight equipment were revalued by China Consultants of Accounting and Finance Management Co., Ltd. (the "PRC Valuer"), an independent valuer registered in the PRC, on a depreciated replacement cost basis. Movement of revaluation reserve is as follows:

                                                         31 DECEMBER
                                            --------------------------------------
                                              2002           2003           2004
                                            RMB'000         RMB'000        RMB'000
At 1 January                                202,703         227,259        182,199

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

Revaluation surplus/(deficit)                24,556         (45,060)       163,347
                                            -------         -------        -------

At 31 December                              227,259         182,199        345,546
                                            =======         =======        =======

      The result of revaluation reserves is summarised below:

                                                         31 DECEMBER
                                            --------------------------------------
                                              2002           2003           2004
                                            RMB'000         RMB'000        RMB'000
Revaluation surplus/(deficit) credited to/
  (deducted from) owner's equity             24,556         (45,060)       163,347
Revaluation (deficit)/surplus (charged)/
  credited to combined income statement     (62,209)       (564,461)        81,444
                                            -------        --------        -------

(Decrease)/increase in carrying value of
  aircraft, engines and flight equipment    (37,653)       (609,521)       244,791
                                            =======        ========        =======

      Had the Aviation Businesses' aircraft, engines and other flight equipment been stated at cost less accumulated depreciation and impairment losses, the carrying amounts of aircraft, engines and other flight equipment would have been RMB4,885,340,000, RMB4,565,024,000 and RMB4,239,990,000 as at 31 December 2002,
2003 and 2004 respectively.

      Certain buildings of the Aviation Businesses are erected on land assigned by the PRC Government and certificates of these land use rights have not been obtained. However, the Aviation Businesses are entitled to lawfully and validly occupy and use such land for its daily operations in spite of the deficiency in legal title. Buildings erected on such land with deficiency in legal title represent Non-Acquired Items (Note 1) and are not to be acquired by the Company. The Aviation Businesses has entered into an agreement with CEA Holding to lease these properties which have been occupied by Aviation Businesses for an initial term of three years after completion of the Proposed Acquisition with renewal option (Note 35). Due to the deficiency in legal title, no valuation has been carried out and the buildings of the Aviation Businesses are carried at cost less accumulated depreciation and impairment losses.

      Certain aircraft of the Aviation Businesses with an aggregate carrying value of approximately RMB2,811,640,000, RMB2,386,829,000 and RMB2,350,653,000
as at 31 December 2002, 2003 and 2004 respectively were pledged as collateral under certain finance lease agreements (Note 20) and other loans (Note 26(a)).

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      Certain buildings of Aviation Businesses with an aggregate carrying value of approximately RMB17,892,000 as at 31 December 2002 were pledged as collateral under a long-term bank loan (Note 21).

11    CONSTRUCTION IN PROGRESS

                                                         31 DECEMBER
                                           ---------------------------------------
                                             2002            2003           2004
                                           RMB'000          RMB'000        RMB'000
At 1 January                                179,555          57,009         42,548
Additions                                    51,066          11,483          1,790
Impairment                                        -             (50)          (577)
Transfer to fixed assets (Note 10)         (173,612)        (25,894)        (1,511)
                                           --------         -------        -------

At 31 December                               57,009          42,548         42,250
                                           ========         =======        =======

12    INVESTMENTS

(a)   Investment in a subsidiary

      Particulars of the subsidiary, which is established and operating in the PRC, are as follows:

                             DATE OF      PARTICULARS OF            ATTRIBUTABLE
        COMPANY           ESTABLISHMENT   PAID-UP CAPITAL         EQUITY INTERESTS        PRINCIPAL ACTIVITIES
----------------------    -------------   ---------------   ---------------------------   --------------------
                                              RMB'000               31 DECEMBER
                                                            2002        2003       2004
Interest directly held

Nanjing Airlines           4 July 1991        293,847         70%         70%        70%  Provision of air
  Company Limited                                                                          transportation
                                                                                           services

(b)   Investment in an associate

      Movements in investment in an associate are as follows:

                                                         YEAR ENDED 31 DECEMBER
                                                   -----------------------------------
                                                     2002          2003          2004
                                                   RMB'000       RMB'000       RMB'000
Share of net assets at 1 January                         -           595           559
Investment at cost                                     640             -             -
Share of results before tax of an associate            (45)           40           677
Share of taxation (Note 8)                               -           (76)          (64)
                                                   -------       -------       -------

Share of net assets at 31 December                     595           559         1,172
                                                   =======       =======       =======

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      Particulars of the associate, which is incorporated and operating in the PRC, are as follows:

                             DATE OF                                ATTRIBUTABLE
        COMPANY           ESTABLISHMENT   PAID-UP CAPITAL         EQUITY INTERESTS         PRINCIPAL ACTIVITIES
----------------------    -------------   ---------------   ---------------------------   -----------------------
                                              RMB'000               31 DECEMBER
                                                            2002        2003       2004

Xi'an Civil Aviation       9 July 2002          640           32%         32%        32%  Provision of aviation
  Cares Technology                                                                         information technology
  Company                                                                                  services

13    OTHER LONG-TERM RECEIVABLES

                                                         31 DECEMBER
                                           ---------------------------------------
                                             2002            2003           2004
                                           RMB'000          RMB'000        RMB'000
Long-term bank deposits
  (Note 20 and 26(a))                      343,243          405,232        444,355
Deposits for aircraft under operating
  leases                                   258,299          251,918        251,055
Prepayments for flight training costs       30,904           10,505         27,944
                                           -------          -------        -------

                                           632,446          667,655        723,354
                                           -------          -------        -------

14    TRADE RECEIVABLES LESS ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The credit terms given to trade customers are determined on an individual basis, with the credit period ranging from half a month to three months.

                                                         31 DECEMBER
                                           ---------------------------------------
                                             2002            2003           2004
                                           RMB'000          RMB'000        RMB'000
Less than 31 days                          126,531            5,700         11,504
31 to 60 days                               34,829           10,132          4,628
61 to 90 days                               30,140            3,381          3,223
Over 90 days                               103,596           56,231         49,588
                                           -------          -------        -------

                                           295,096           75,444         68,943
                                           =======          =======        =======

15    PREPAYMENTS AND OTHER RECEIVABLES

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

                                                         31 DECEMBER
                                           ---------------------------------------
                                             2002            2003           2004
                                           RMB'000          RMB'000        RMB'000
Amounts due from related companies
  (Note 32(a)(i))                          129,360          565,611        295,322
Prepaid aircraft operating lease rentals    25,862           22,291         22,818
Receivable from sales of staff quarters     30,284              626            754
Prepayments for purchase of flight
  equipment and spare parts                 23,380           15,786          9,420
Staff loans                                 11,444            4,037          8,502
Rental prepayments and deposits             10,206            7,448          8,384
Others                                      50,215           23,400         31,905
                                           -------          -------        -------

                                           280,751          639,199        377,105
                                           =======          =======        =======

16    CASH AND CASH EQUIVALENTS

                                                         31 DECEMBER
                                           ---------------------------------------
                                             2002            2003           2004
                                           RMB'000          RMB'000        RMB'000
Cash and bank balances                     250,614          371,754        397,681
Short-term deposit with a related company
  (Note 32(a)(ii))                           4,095           83,983         89,995
                                           -------          -------        -------

                                           254,709          455,737        487,676
                                           =======          =======        =======

      As at 31 December 2002, 2003 and 2004, approximately RMB 174,529,000, RMB 379,333,000 and RMB 464,574,000 respectively of the Aviation Businesses' cash and cash equivalent are denominated in RMB. The remaining balances are denominated in US dollars, Japanese Yen, Korean Won and Hong Kong dollars.

      As at 31 December 2002, 2003 and 2004, approximately RMB 50,000,000, Nil and RMB 30,000,000 respectively of the cash and bank balances are pledged for the notes payable (Note 18).

17    TRADE PAYABLES

      As at 31 December 2002, 2003 and 2004, all trade payables were current balances and aged within 30 days.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

18    NOTES PAYABLE

      Notes payable are repayable within 6 months with interest bearing ranged from 0% to 2.88% per annum, 0% per annum and 0% to 3.60% per annum for the years ended 31 December 2002, 2003 and 2004 respectively.

19    OTHER PAYABLES AND ACCRUED EXPENSES

                                                                  31 DECEMBER
                                                  ------------------------------------------
                                                     2002             2003            2004
                                                   RMB'000          RMB'000         RMB'000
Amounts due to related companies
  (Note 32(a)(i))                                 3,836,651        4,150,551       3,936,311
Accrued operating expenses                          519,269          477,184         535,556
Flight equipment purchase payable                   201,764          144,541         156,129
Civil aviation infrastructure levies payable        170,838          164,458         176,120
Current portion of accrued aircraft overhaul
  expenses (Note 23)                                 23,720           77,380         133,578
Duties and levies payable                           131,541          109,478          97,759
Accrued salaries, wages and benefits                103,013           93,318         113,769
Current portion of long term payables
  (Note 26)                                          73,215           93,770          77,754
Current portion of post-retirement benefit
  liabilities (Note 24(b)(i))                         6,344            8,216           8,216
Others                                              194,914          177,138         238,787
                                                  ---------        ---------       ---------

                                                  5,261,269        5,496,034       5,473,979
                                                  =========        =========       =========

20    OBLIGATIONS UNDER FINANCE LEASES

      At 31 December 2002, 2003 and 2004, the Aviation Businesses had 10 aircraft under finance leases. Under the terms of the leases, the Aviation Businesses have the options to purchase, at or near the end of the lease term, certain aircraft at fair market value and others at either fair market value or a percentage of the respective lessor's defined cost of the aircraft.

      The future minimum lease payments, interest and present value of minimum lease payments which are principally denominated in foreign currencies, under these finance leases as at 31 December 2002, 2003 and 2004 are as follows:-

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

                                    31 DECEMBER 2002                    31 DECEMBER 2003                   31 DECEMBER 2004
                           ----------------------------------   ---------------------------------   -------------------------------
                                                     PRESENT                             PRESENT                           PRESENT
                                                    VALUE OF                             VALUE OF                          VALUE OF
                            MINIMUM                  MINIMUM     MINIMUM                 MINIMUM     MINIMUM               MINIMUM
                             LEASE                   LEASE        LEASE                   LEASE       LEASE                 LEASE
                           PAYMENTS    INTEREST     PAYMENTS    PAYMENTS    INTEREST    PAYMENTS     PAYMENTS  INTEREST   PAYMENTS
                            RMB'000     RMB'000      RMB'000     RMB'000     RMB'000     RMB'000     RMB'000    RMB'000    RMB'000
Within one year              559,052    189,977       369,075     560,407    171,036      389,371     560,808   147,027     413,781
In the second year           559,053    166,841       392,212     560,408    145,413      414,995     893,575   115,670     777,905
In the third to
 fifth years inclusive     2,056,413    306,555     1,749,858   2,190,048    200,766    1,989,282   1,632,314    89,670   1,542,644
After the fifth year         844,207     25,432       818,775     293,712      2,405      291,307           -         -           -
                           ---------   --------     ---------   ---------   --------    ---------   ---------  --------   ---------

Total                      4,018,725    688,805     3,329,920   3,604,575    519,620    3,084,955   3,086,697   352,367   2,734,330
Less: amount repayable
 within one year            (559,052)  (189,977)     (369,075)   (560,407)  (171,036)    (389,371)   (560,808) (147,027)   (413,781)
                           ---------   --------     ---------   ---------   --------    ---------   ---------  --------   ---------

Long-term portion          3,459,673    498,828     2,960,845   3,044,168    348,584    2,695,584   2,525,889   205,340   2,320,549
                           =========   ========     =========   =========   ========    =========   =========  ========   =========

      At 31 December 2002, 2003 and 2004, the Aviation Businesses had long-term bank deposits totalling RMB343,243,000, RMB405,232,000 and RMB444,355,000 respectively pledged as collateral under certain finance lease arrangements (Note 13). All of these bank deposits are used to meet future lease obligations as they fall due.

      In addition, the finance lease obligations are secured by the related aircraft, the relevant insurance policies and bank guarantees.

21    LONG-TERM BANK LOANS

      As at 31 December 2002, a secured bank loan denominated in Japanese Yen amounted to RMB4,002,000 was borrowed in 1995 for certain construction projects. The loan was secured by certain properties of Aviation Businesses (Note 10) bearing a fixed interest rate of 2.88% per annum. The final maturity of the loan was on 20 June 2003.

      In addition, as at 31 December 2002, two unsecured bank loans denominated in Renminbi totalled RMB60,000,000 were borrowed in 1998 and 1999 respectively for a construction project bearing fixed interest rates of 7.65% per annum and 6.03% per annum respectively. The final maturity of the loans was 8 July 2003 and 6 September 2003 respectively.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

22    SHORT-TERM BANK LOANS

      Short-term bank loans of the Aviation Businesses are unsecured except for an amount of RMB810,014,000 as at 31 December 2004 which is guaranteed by CEA Holding. They are repayable within one year with interest charged at the prevailing market rates based on the rates quoted by the People's Bank of China. The interest rates related to such short-term bank loans ranged from 3.78% to 5.76% per annum, 1.81% to 5.76% per annum and 4.10% to 4.90% per annum as at 31 December 2002, 2003 and 2004 respectively. During the years ended 31 December 2002, 2003 and 2004, the weighted average interest rates on short-term bank loans were 4.73% per annum, 2.49% per annum and 4.49% per annum respectively.

23    ACCRUED AIRCRAFT OVERHAUL EXPENSES

                                                                 31 DECEMBER
                                                   --------------------------------------
                                                     2002           2003           2004
                                                   RMB'000        RMB'000        RMB'000
At 1 January                                        59,520         97,987         160,912
Additional provisions                               38,467         69,763         106,631
Utilised during the year                                 -         (6,838)        (15,272)
                                                   -------        -------        --------

At 31 December                                      97,987        160,912         252,271
Less: current portion (Note 19)                    (23,720)       (77,380)       (133,578)
                                                   -------        -------        --------

Long-term portion                                   74,267         83,532         118,693
                                                   =======        =======        ========

      Accrued aircraft overhaul expenses represent present value of estimated costs of major overhauls for aircraft and engines under operating leases as the Aviation Businesses has the responsibility to fulfill certain return conditions under the relevant leases.

24    RETIREMENT BENEFIT PLANS AND POST-RETIREMENT BENEFITS

(a)   Defined contribution retirement schemes

      (i)   Pension

            Substantially all of the employees of the Aviation Businesses are eligible to participate in its retirement schemes. The Aviation Businesses participate in defined contribution retirement schemes organised by Xi'an municipal government. The Aviation Businesses are required to make annual contributions to the schemes at a rate of 18.5% to 20% of salary

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      costs (including certain allowances) subject to certain ceilings. Employees contribute approximately 6% to 7% of their basic salary. For defined contribution retirement schemes, the Aviation Businesses have no other material obligation for the payment of retirement benefits beyond the annual contributions under these schemes. For the year ended 31 December 2002, 2003 and 2004, the Aviation Businesses' pension cost for defined contribution retirement schemes charged to the combined income statements amounted to RMB30,231,000, RMB35,068,000 and RMB37,443,000 respectively.

      (ii)  Medical insurance

            In 1998, the State Council announced that each municipal government should introduce a medical insurance scheme for employees and retirees of all enterprises, of which the detailed policies and regulations were to be set out by individual municipal government.

            In October 1999, the Xi'an municipal government promulgated the detailed policies and regulations of its medical insurance scheme. In 2002, the Aviation Businesses joined this scheme under which the Aviation Businesses and their employees contribute approximately 7% and 2% of the employee's basic salaries to the scheme respectively. The Aviation Businesses have no other obligation for the payment of medical expense beyond the annual contributions. For the years ended 31 December 2002, 2003 and 2004, the Aviation Businesses' medical insurance contribution charged to the combined income statements amounted to approximately RMB3,595,000, RMB3,065,000 and RMB5,811,000 respectively.

(b)   Post-retirement benefits

      In addition to the defined contribution retirement schemes as described in
(a) above, the Aviation Businesses provide retirees with post-retirement benefits including retirement subsidies, medical subsidies and other welfare. The expected cost and obligations of providing these post-retirement benefits are actuarially determined and recognised by using the projected unit credit method, which involves a number of assumptions and estimates including the rate of inflation, discount rate and employees' turnover ratio.

      (i) The post-retirement benefit liabilities recognised in the combined balance sheets of the Aviation Businesses are as follows:-

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

                                                                 31 DECEMBER
                                                   --------------------------------------
                                                     2002           2003           2004
                                                   RMB'000        RMB'000         RMB'000
Present value of unfunded
  post-retirement benefit obligation               249,158        192,819         278,601
Unrecognised actuarial (loss)/gain                  (5,654)        59,908         (13,183)
                                                   -------        -------         -------

Post-retirement benefit liabilities                243,504        252,727         265,418
Less: current portion (Note 19)                     (6,344)        (8,216)         (8,216)
                                                   -------        -------         -------
Post-retirement benefit
  liabilities - long-term portion                  237,160        244,511         257,202
                                                   =======        =======         =======

      (ii)  Changes in post-retirement benefit liabilities are as follows:-

                                                           YEAR ENDED 31 DECEMBER
                                                   --------------------------------------
                                                     2002           2003           2004
                                                   RMB'000        RMB'000         RMB'000
At 1 January                                       228,683        243,504         252,727
Current service cost                                 8,654          6,016           8,839
Interest on obligation                              11,434          9,551          13,708
Recognised actuarial gain                                -              -          (1,640)
Payments made in the year                           (5,267)        (6,344)         (8,216)
                                                   -------        -------         -------

At 31 December                                     243,504        252,727         265,418
                                                   =======        =======         =======

      (iii) The costs of post-retirement benefits recognised under wages, salaries and benefits in the combined income statements for the Relevant Periods are as follows:-

                                                                 31 DECEMBER
                                                   --------------------------------------
                                                     2002           2003           2004
                                                   RMB'000        RMB'000         RMB'000
Current service cost                                 8,654          6,016           8,839
Interest on obligation                              11,434          9,551          13,708
Recognised actuarial gain                                -              -          (1,640)
                                                   -------        -------         -------

At 31 December                                      20,088         15,567          20,907
                                                   =======        =======         =======

      (iv) The principal actuarial assumptions at the balance sheet dates are as follows:-

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

                                                                 31 DECEMBER
                                                   --------------------------------------
                                                     2002           2003           2004
                                                   RMB'000        RMB'000         RMB'000
Discount rate                                            5%             5%              5%
Annual rate of increase of
  per capita benefit payment                           1.5%           1.5%            1.5%
Employees turnover rate                                0.7%           2.0%            2.0%

25    STAFF HOUSING BENEFITS

(a)   Staff housing fund

      In accordance with the PRC housing reform regulations, the Aviation Businesses are required to make contribution to the State-sponsored housing fund at a range from 1% to 15% of the specified salary amount of its PRC employees. At the same time, the employees are required to make contribution equal to the contribution of the Aviation Businesses out of their salaries. The employees are entitled to claim the entire sum of the fund contribution under certain specified withdrawal circumstances. For the years ended 31 December 2002, 2003 and 2004, the staff housing fund contributed by the Aviation Businesses amounted to RMB19,055,000, RMB22,487,000 and RMB39,948,000 respectively, which are charged to the combined income statements for the Relevant Periods.

(b)   Staff housing allowances

      In 1998 and 2000, the State Council of the PRC issued circulars stipulating that distribution of quarters to employees at discounted prices should be discontinued and cash allowance should be made to employees thereafter. Eligible staff who have not been allocated with any quarters or who have not been allocated with a quarter up to the minimum area as set out by the Government are entitled to an one-off cash allowance. However, the specific timetable and procedures of implementation of these policies are to be determined by individual provincial or municipal government based on the particular situation of the province or municipality. The Xi'an municipal government has not announced the detailed implementation procedures. In determining such obligations of the Aviation Businesses, management made reference to the staff housing policies already implemented by other enterprises. As at 31 December 2002, 2003 and 2004, the provision for staff housing allowances amounted to RMB96,713,000, RMB107,855,000 and RMB118,613,000 respectively. For the years ended 31 December 2002, 2003 and 2004, the staff housing allowance provided amounted to RMB10,832,000, RMB11,142,000 and RMB10,758,000 respectively and were charged to the combined income statement (Note 5).

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

26    OTHER LONG-TERM PAYABLES

                                                                 31 DECEMBER
                                                   --------------------------------------
                                                     2002           2003           2004
                                                   RMB'000        RMB'000         RMB'000
Loans for aircraft leases (note (a))               265,243        199,917         118,674
Deferred credit on aircraft operating
  Lease rental (note (b))                           85,623         73,092          60,562
Deferred income (note (c))                          38,560         38,560          38,560
                                                   -------        -------         -------

                                                   389,426        311,569         217,796
Less: Current portion (Note 19)                    (73,215)       (93,770)        (77,754)
                                                   -------        -------         -------

                                                   316,211        217,799         140,042
                                                   =======        =======         =======

      (a) The balances include other loans of RMB164,111,000, RMB155,464,000 and RMB112,935,000 as at 31 December 2002, 2003 and 2004
            respectively, denominated in Japanese Yen and US dollars, which were drawn down to finance Japanese Yen deposits placed at banks (Note
            13) for securing the future repayments under finance lease arrangements of certain aircraft. These loans are secured by the related aircraft, repayable by installment with final maturities through to 2008 and interest bearing at fixed interest rates ranging from 6.46% to 8.62% per annum.

            In addition, the balances also include loans from lessors under certain financing arrangements amounting to RMB101,132,000, RMB44,453,000 and RMB5,739,000 as at 31 December 2002, 2003 and 2004
            respectively. The loans are secured by related aircraft (Note 10), repayable by instalment with final maturity through to 2006 and interest bearing at fixed interest rates ranging from 24.45% to 32.15% per annum.

      (b) Deferred credit on aircraft operating lease rental represents the unamortised portion of lease incentives from the lessor.

      (c) Deferred income represents government grant to the Aviation Businesses for construction and acquisition of safety and security facilities. The Aviation Businesses have not yet constructed or purchased such facilities since the receipt of such government grant.

27    DEFERRED TAXATION

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

      As at the balance sheet dates, the deferred tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) and are made up of taxation effects of the following:-

                                                        2002            2003           2004
                                                      RMB'000         RMB'000        RMB'000
Deferred tax assets:-
  Tax losses carried forward                            510,833        463,600        274,206
  Provision for obsolete flight equipment
    and spare parts                                      13,955         15,684              -
  Repair cost on flight equipment                        17,671         46,951         33,801
  Provision for post-retirement benefits                 80,356         83,400         87,588
  Provision for overhaul                                278,839         56,202         66,073
  Depreciation and amortization                         234,463         68,739         62,196
  Other accrued expenses                                116,991              -          1,939
                                                    -----------      ---------      ---------

                                                      1,253,108        734,576        525,803
  Less: unrecognised assets                          (1,253,108)      (621,505)      (352,468)
                                                    -----------      ---------      ---------

                                                              -        113,071        173,335
                                                    -----------      ---------      ---------

Deferred tax liabilities:-
  Provision for overhaul                                      -       (110,339)        (3,512)
  Depreciation and amortisation                               -              -       (169,823)
  Other accrued liabilities                                   -         (2,732)             -
                                                    -----------      ---------      ---------

                                                              -       (113,071)      (173,335)
                                                    -----------      ---------      ---------

Deferred tax assets/(liabilities), net                        -              -              -
                                                    ===========      =========      =========

      Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current liabilities and when the deferred income taxes relate to the same authority. No deferred tax assets and liabilities are recorded during the Relevant Periods as the deferred tax liabilities are appropriately and entirely offset by the deferred tax assets available to the Aviation Businesses.

      In accordance with PRC tax law, tax losses may be carried forward against future taxable income for a period of five years. As at 31 December 2002, 2003 and 2004, the Aviation Businesses had tax losses carried forward of approximately RMB1,548 million, RMB1,405 million and RMB831 million respectively, which expire between 2002 and 2009, available to set off against the Aviation Businesses' future taxable income. The Aviation Businesses did not recognise deferred tax asset arising from tax losses as management does not consider it probably that such tax losses will be realised before they expire.

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

28    CAPITAL COMMITMENTS

      As at 31 December 2002, 2003 and 2004, the Aviation Businesses had the following capital commitments:-

                                                       2002          2003            2004
                                                     RMB'000       RMB'000         RMB'000
Authorised and contracted for:-
  - Aircraft and related equipment                    18,490        34,947         111,788
                                                     =======       =======         =======

Authorised but not contracted for:-
  - Land use right                                         -             -          72,980
                                                     =======       =======         =======

29    OPERATING LEASE COMMITMENTS

      As at 31 December 2002, 2003 and 2004, the Aviation Businesses had commitments under operating leases to pay future minimum lease rentals as follows:-

                                                                         31 DECEMBER
                                          --------------------------------------------------------------------------
                                                    2002                      2003                      2004
                                          -----------------------   -----------------------   ----------------------
                                           AIRCRAFT                  AIRCRAFT                  AIRCRAFT
                                          AND FLIGHT     LAND AND   AND FLIGHT     LAND AND   AND FLIGHT    LAND AND
                                          EQUIPMENT     BUILDINGS    EQUIPMENT    BUILDINGS    EQUIPMENT   BUILDINGS
                                           RMB'000       RMB'000      RMB'000      RMB'000      RMB'000     RMB'000
Within one year                              236,739        4,315      218,264        1,485      210,567       2,899
In the second year                           210,567        1,392      210,567          342      210,567         423
In the third to fifth year inclusive         631,701          545      631,701          410      631,701          67
After the fifth year                         379,252            -      273,969            -      168,685           -
                                          ----------    ---------   ----------    ---------   ----------   ---------

                                           1,458,259        6,252    1,334,501        2,237    1,221,520       3,389
                                          ==========    =========   ==========    =========   ==========   =========

30    CONTINGENT LIABILITIES

      As at 31 December 2004, the Aviation Businesses provided guarantee to a bank in respect of a bank loan granted to Zhuhai Northwest Airlines Hotel Co., Ltd., a subsidiary of CEA Northwest within the Non-Aviation Businesses, to the extent of RMB 18,000,000. The guarantee will expire in December 2005 together with the final maturity of the subject bank loan.

31    SEGMENTAL REPORTING

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

(a)   Primary reporting format by business segment

      The Aviation Businesses operates in one business segment which is the common carriage of passengers, cargo and mail over various routes authorised by CAAC.

(b)   Secondary reporting format by geographical segment

      The Aviation Businesses' turnover and operating profit/(loss) by geographical segments are analysed as follows:-

                                                                     HONG
                                                      DOMESTIC       KONG        JAPAN       KOREA      TOTAL
                                                      RMB'000       RMB'000     RMB'000     RMB'000    RMB'000
2002
Traffic revenues
  - Passenger                                        2,069,493      135,598     797,430      39,383   3,041,904
  - Cargo and mail                                      95,302       10,296     175,168       1,425     282,191
                                                     ---------      -------     -------     -------   ---------
                                                     2,164,795      145,894     972,598      40,808   3,324,095
Other operating revenues                                12,165          927       6,176         259      19,527
                                                     ---------      -------     -------     -------   ---------

Turnover                                             2,176,960      146,821     978,774      41,067   3,343,622
                                                     ---------      -------     -------     -------

Segment results                                       (654,958)     (21,696)    368,668     (23,746)   (331,732)
                                                     ---------      -------     -------     -------

Unallocated expense (see note below)                                                                    (62,209)
                                                                                                      ---------

Operating loss                                                                                         (393,941)
                                                                                                      =========

2003
Traffic revenues

  - Passenger                                        1,926,174       52,142     521,870      35,056   2,535,242
  - Cargo and mail                                      79,903        5,952     120,931         713     207,499
                                                     ---------      -------     -------     -------   ---------
                                                     2,006,077       58,094     642,801      35,769   2,742,741
Other operating revenues                                12,290        1,916      21,205       1,177      36,588
                                                     ---------      -------     -------     -------   ---------

Turnover                                             2,018,367       60,010     664,006      36,946   2,779,329
                                                     ---------      -------     -------     -------   ---------

Segment results                                       (338,576)     (16,792)    186,271     (11,261)   (180,358)
                                                     ---------      -------     -------     -------

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

Unallocated expense (see note below)                                                                   (564,461)
                                                                                                      ---------

Operating loss                                                                                         (744,819)
                                                                                                      =========

2004
Traffic revenues

  - Passenger                                        2,417,771       68,415     985,138      53,903   3,525,227
  - Cargo and mail                                      76,590        7,564     121,641       2,833     208,628
                                                     ---------       ------   ---------     -------   ---------
                                                     2,494,361       75,979   1,106,779      56,736   3,733,855
Other operating revenues                                30,204          432       6,300         323      37,259
                                                     ---------       ------   ---------     -------   ---------

Turnover                                             2,524,565       76,411   1,113,079      57,059   3,771,114
                                                     ---------       ------   ---------     -------   ---------

Segment results                                       (183,774)      10,457     490,803     (27,102)    290,384
                                                     ---------       ------   ---------     -------

Unallocated income (see note below)                                                                      81,444
                                                                                                      ---------

Operating profit                                                                                        371,828
                                                                                                      =========

      Unallocated income and expenses represent revaluation surplus/(deficit) of fixed assets.

      The major revenue-earning assets of the Aviation Businesses are its aircraft fleet, all of which are registered in the PRC. Since the aircraft fleet of the Aviation Businesses is deployed flexibly across its route network, there is no suitable basis of allocating such assets and the related liabilities to geographical segments and hence segment assets and capital expenditure by segment has not been presented.

32    RELATED PARTY TRANSACTIONS

(a)   Balances with related companies

      (i)   Amounts due from/to related companies

            As at 31 December 2002, 2003 and 2004, amounts due from/to related companies mainly included the following:-

            CEA Holding, ultimate holding company

            -     Amount due to CEA Holding of RMB3,633,003,000,
                  RMB3,683,921,000 and RMB3,682,966,000 as at 31 December 2002,
                  2003 and 2004 respectively, mainly

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

                  represents advance from CEA Holding for settlement of Aviation Businesses' bank loans, is unsecured, interest free with no fixed terms of repayment.

            CEA, a fellow subsidiary

            - Amount due from CEA of RMB1,510,000, RMB217,680,000 and RMB 118,433,000 as at 31 December 2002, 2003 and 2004 respectively mainly represents receivable for the uplift of "781 logo" tickets sold by CEA on behalf of the Aviation Businesses and unsettled aircraft operating lease rental income. The balance is unsecured, interest free and has no fixed terms of repayment.

            CEA Jiangsu, a fellow subsidiary

            - Amounts of Nil, RMB 15,535,000 and RMB 44,370,000 due to CEA Jiangsu as at 31 December 2002, 2003 and 2004 respectively comprise aircraft operating lease rental income.

            EAGF, a fellow subsidiary

            - Short-term financing from EAGF of RMB200,000,000, RMB450,000,000 and RMB175,500,000 as at 31 December 2002, 2003
                  and 2004 is unsecured, interest bearing at rates ranging from 4.78% to 5.04% per annum, zero to 5.72% per annum, and 3.98% to 4.78% per annum for the year ended 31 December 2002, 2003 and 2004 respectively, and repayable within one year.

            Zhuhai CNW Hotel Company Ltd ("Zhuhai Hotel"), Xi'an Northwest Aviation Centre Ltd ("Aviation Centre") and CNWA (Hong Kong) Holidays Limited ("CNWA Holidays"), subsidiaries

            - Advances to Zhuhai Hotel of RMB46,785,000, RMB50,734,000 and RMB64,425,000, Aviation Centre of RMB63,817,000, RMB64,079,000
                  and RMB64,770,000, and CNWA Holidays of RMB2,267,000, RMB57,437,000 and Nil, as at 31 December 2002, 2003 and 2004
                  respectively, are unsecured, interest free and have no fixed terms of repayment.

      (ii)  Short-term deposits with a related company

APPENDIX II         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION OF THE AVIATION
                    BUSINESSES OF CEA NORTHWEST

            EAGF, a fellow subsidiary

            - Short-term deposits of RMB4,095,000, RMB83,983,000 and RMB89,995,000 as at 31 December 2002, 2003 and 2004
                  respectively are placed with EAGF. The short-term deposits yield interest at an average rate of 0.72% for the years ended 31 December 2002, 2003 and 2004.

(b)   Guarantee by the holding company

      Short-term bank loans of RMB497,000,000 of the Aviation Businesses as at 31 December 2004 are guaranteed by CEA Holding.

(c)   Related party transactions

      Except as disclosed elsewhere in the Financial Information, the Aviation Businesses had the following material transactions with its related parties during the Relevant Periods which were carried out in the normal course of business:

      (i)   Lease arrangement with CEA

            (1)   Lease aircraft from CEA

                  During the year ended 31 December 2004, CEA entered into
            operating lease agreements with two third-party lessors to lease six A320 aircraft on behalf of the Aviation Businesses. These aircraft were operated by the Aviation Businesses from the effective date of the relevant lease to the date of agreement being modified (refer below for details). No agreements were entered into between CEA and the Aviation Businesses regarding the arrangement, nor written consents obtained from the lessors for the operation of the six A320 by the Aviation Businesses. Under the lease arrangement with the third-party lessors, CEA is liable to the lessors for all obligations under the lease agreement. The Aviation Businesses entered into agreements in December 2004 and April 2005 with the third-party lessors, CEA, and the relevant leasing company to modify the original lease agreement (the "Novation and Amendment Agreements") to completely relieve CEA of the lease obligations for the lease arrangements. From the inception of the lease to the effective date of the Novation and Amendment Agreements, the Aviation Businesses paid the same amount to CEA that CEA paid to the third-party lessors for use of the six A320 aircraft.

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

      Under the Novation and Amendment Agreements, CEA was relieved from all obligations related to the original lease arrangements from the inception of the lease and the Aviation Businesses will become the sole lessee to the amended lease agreements. During 2004, prior to the execution of the Novation and Amendment Agreements, the Aviation Businesses recognised rental expense of RMB83,241,000 to CEA as related to the aircraft operating leases.

(2)   Lease aircraft to CEA

      During the years ended 31 December 2003 and 2004, the Aviation Businesses entered into certain lease arrangement to lease 5 and 8 aircraft respectively to CEA and its subsidiary to operate on certain of CEA's air routes. Lease revenues for lease arrangements to CEA amounted to RMB92,466,000 and RMB435,981,000 for the years ended 31 December 2003 and 2004, respectively.

(3)   Rescission of lease arrangements with CEA

      Of the lease revenues of RMB 435,981,000 for the year ended 31 December 2004 as described in note (ii) above, RMB 236,793,000 is related to the lease arrangements of the Aviation Businesses to lease three A310 aircraft and three Bae146 aircraft (collectively, the "Leased Aircraft") to CEA and its subsidiary in 2004 which had not been properly authorized and approved in advance by the Board of Directors of CEA. As such lease arrangements were not properly approved in advance, the Board of Directors of CEA resolved in August and December 2004 to terminate lease arrangements, and agreement was reached between the Aviation Businesses and CEA to terminate such arrangements. In connection with the termination of the lease arrangements, the Aviation Businesses and CEA agreed to retroactively rescind the transactions from the inception of the lease arrangements as permitted under PRC laws. The impact of the retroactive rescission of these lease arrangements was an aggregate settlement to CEA in the amount of RMB133,029,000 (the "Settlement Amount"), which represents the operating losses incurred by CEA on the operation of the Leased Aircraft during 2004. The Settlement Amount, effected through a waiver of part of the inter-company receivable account of the Aviation Businesses with CEA, was recognised as other operating expense for the year ended 31 December 2004.

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

(ii) In addition to the transaction disclosed above, Aviation Businesses had the following transactions, with its related parties during the year ended 31 December 2002, 2003 and 2004:

                                                                              REVENUE/(EXPENSES, PAYMENTS OR
                                                                                  PURCHASE CONSIDERATION)
                                                                                  YEAR ENDED 31 DECEMBER
                                                                             --------------------------------
                                                                              2002          2003       2004
                                                                             RMB'000      RMB'000     RMB'000
NATURE OF TRANSACTION                       RELATED PARTY
With CEA Holding or
  companies directly or
  Indirectly held by CEA
  Holding:-

Sourcing of food and beverages              Shanghai Eastern Air             (3,259)      (12,408)    (16,596)
                                              Catering Co. Ltd.

Commission expenses on air                  CEA                                   -       (51,667)    (93,062)
  tickets sold on behalf of Aviation
  Businesses at rates ranging from
    3% to 9% of value of tickets sold

Commission income on                        CEA                                   -        17,776      14,181
  carriage service provided
  by other airline with air
  tickets sold by Aviation
  Businesses at rates ranging
  from 3% to 9% of value to
  tickets sold

Interest expense on                         EAGF                                (31)       (8,296)    (14,594)
  short-term loan (Note 6)

Interest income on short-term               EAGF                              1,875         6,411       1,336
  deposits (Note 6)

Purchase of raw materials                   CEA                                   -        (1,067)          -

                                            Eastern Aviation Import               -        (2,160)     (4,426)
                                              & Export Co., Ltd.

Repairs and maintenance                     CEA                                   -             -       9,535
  income receivable for
  ground service facilities

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

Flight training expense                     Shanghai Eastern                      -        (2,541)     (1,727)
                                              Flight Training Co Ltd.

With entities directly held by
  CEA Northwest but excluded
  from Aviation Businesses:-

Sourcing of food and                        Xi'an Air Catering              (13,487)       (7,416)    (15,897)
  beverages                                   Co., Ltd

Other related party arrangements with CEA

      In addition to the related party transactions disclosed above, the Aviation Businesses also have other non-monetary arrangements with CEA as follows:

      - Air routes - In the PRC, air routes are assigned by CAAC. CEA has permitted the Aviation Businesses to use some of the air routes allocated to CEA by CAAC during the year of 2004 at no charge as CEA did not have sufficient capacity to fully utilise those air routes.

      - Inter-airline billing code - As with all other airlines in the PRC, CEA pays a processing fee to CAAC for use of the ticket settlement system based on the volume of the tickets processed. At the direction of CAAC, CEA has permitted the Aviation Businesses to use CEA's unique inter-airline billing code ("781") at no incremental charge other than amounts paid to CAAC to facilitate ticket settlement between the airlines. CEA did not charge the Aviation Businesses any internal administrative cost for ticket handling and processing.

      Management of the Aviation Businesses is of the opinion that, except for the Settlement Amount in connection with the rescission of the lease arrangements with CEA as disclosed in Note 32(c)(i), the above transactions with related parties were entered into on normal commercial terms or in accordance with the relevant government regulations governing such transactions.

      In accordance with a specific exemption in IAS24, "Related Party Disclosure", the Aviation Businesses does not accumulate or disclose transactions with other state-owned enterprises as related party transactions.

33    FINANCIAL RISK MANAGEMENT

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

      Financial assets of the Aviation Businesses mainly include short-term deposit with a related company, cash and bank balances, amounts due from related companies, trade receivables, other receivables and deposits, long-term receivables and deposits. Financial liabilities of the Aviation Businesses include bank and other loans, obligations under finance leases, amounts due to related companies, trade and notes payables and other payables.

(a)   Business risk

      The operations of the air transportation industry are substantially influenced by global political and economic development. Accidents, wars, natural disasters, etc. may have material impact on the Aviation Businesses or the industry as a whole. In addition, the Aviation Businesses conducts its principal operations in the PRC and accordingly is subject to special consideration and significant risks not typically associated with companies in the United States of America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, competition and influence of CAAC in the PRC civil aviation industry.

(b)   Price risk

      The Aviation Businesses' results of operations may be significantly affected by the fluctuation of the fuel prices which is a major expense category. While the international fuel prices are determined by worldwide market demand and supply, domestic fuel prices are regulated by CAAC.

(c)   Interest rate risk

      The Aviation Businesses has significant bank borrowings and is exposed to risk on variability in the cashflow arising from changes in market interest rates. The interest rates and terms of repayment of loans made to the Aviation Businesses are disclosed in Notes 21 and 22.

(d)   Credit risk

      The Aviation Businesses has no significant concentrations of credit risk. The Aviation Businesses has policies in place to ensure that sales of products and services are made to customers with an appropriate credit history. The Aviation Businesses also receives deposit from customers and counter-parties, where appropriate, if they require credit. A major portion of sales is conducted

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

through sales agents and majority of these agents is connected to various settlement plans and/or clearing systems which have tight requirements on credit standing of these agents

      (i)   Deposit with a fellow subsidiary and cash and bank balances

            Substantially all the Aviation Businesses' cash and bank balances are placed with a number of international and PRC banks and a related company, EAGF. Details of deposits placed with EAGF have been disclosed in
      Note 32(a)(ii).

      (ii)  Trade receivables

            These are mainly tickets sales receivable from sales agents and receivables related to uplifts by the Aviation Businesses on behalf of other carriers which are spread among numerous third parties.

      (iii) Other receivables and deposits

            These are spread among numerous third parties.

      (iv)  Amounts due from or to the related companies

            These balances are disclosed in Note 32(a)(i).

(e)   Liquidity risk

      The Aviation Businesses' primary cash requirements have been for additions of and upgrades on aircraft and flight equipment and payments on related debts. The Aviation Businesses finances its working capital requirements through a combination of funds generated from operations and short-term bank loans. The Aviation Businesses generally acquires aircraft through long-term finance leases.

      The Aviation Businesses generally operates with a working capital deficit. As at 31 December 2002, 2003 and 2004, the Aviation Businesses' net current liabilities amounted to RMB5,139 million, RMB5,663 million and RMB5,743 million respectively. For the years ended 31 December 2002, 2003 and 2004, the Aviation Businesses recorded net cash inflow from operating activities of RMB162 million, outflow of RMB192 million and inflow of RMB1,023 million respectively. Net cash inflow from investing activities of RMB17 million, outflow of RMB106

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

million and RMB110 million were recorded for the years ended 31 December 2002, 2003 and 2004 respectively. Net cash outflow from financing activities of RMB167 million, inflow of RMB494 million and outflow of RMB882 million were recorded for the years ended 31 December 2002, 2003 and 2004 respectively. Consequently, an increase in cash and cash equivalent of RMB13 million, RMB196 million and RMB31 million were recorded respectively for the years ended 31 December 2002, 2003 and 2004.

      Notwithstanding the Aviation Businesses having net current liabilities as at 31 December 2004, management of CEA Northwest believes that adequate financial support from CEA Holding up to the date of completion of the Proposed Acquisition and from the Company thereafter will be available which enable the Aviation Businesses to operate on a going concern basis. In addition, upon completion of the Proposed Acquisition, CEA Holding will assume a significant portion of the net liabilities of the Aviation Businesses and, accordingly, the net capital deficiency of the Aviation Businesses will decrease substantially.

(f)   Foreign currency risk

      The Aviation Businesses' finance lease obligations as well as certain bank and other loans are denominated in US dollars, Japanese Yen and certain expenses of the Aviation Businesses are denominated in currencies other than RMB. The Aviation Businesses generate foreign currency revenues from ticket sales made in overseas offices and have the ability to obtain financing in foreign currencies to meet its foreign currency liabilities repayable within one year.

(g)   Fair value

      The carrying amounts and estimated fair value of the Aviation Businesses' significant financial assets and liabilities at the balance sheet dates are set out as follows:

                                                                31 DECEMBER
                                 ----------------------------------------------------------------------------
                                    2002                       2003                      2004
                                  Carrying                    Carrying                 Carrying
                                   amount      Fair value      Amount    Fair value     amount     Fair value
                                  RMB'000        RMB'000      RMB'000     RMB'000      RMB'000      RMB'000
Deposits for aircraft under
  operating leases                 258,299        255,923      251,918     250,425      251,055      249,929
Long-term bank deposits            343,243        402,643      405,232     449,058      444,355      459,176
Obligations under finance
  leases                         3,329,920      3,472,019    3,084,955   3,134,840    2,734,330    2,796,518
Other loans for aircraft
  leases                           265,243        322,962      199,917     227,721      118,674      126,542

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

      The fair value of the long-term bank deposits, obligations under finance leases and other loans for aircraft lease are estimated by applying a discounted cashflow approach using current market interest rates for similar indebtedness/investment.

      The fair value of cash and bank balances, trade receivables, other receivables and deposits, amounts due from and to related companies, trade payables, notes payable, other payables and short-term bank loans are not materially different from their carrying amounts because of the short maturities of these instruments.

      Fair value estimates are made at specific point in time and are based on relevant market information. This estimate is subjective in nature and involves uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in valuation methods and assumptions could significantly affect the estimates.

34    ULTIMATE HOLDING COMPANY

      CEA Holding, a company established in the PRC, is being regarded as the immediate holding and ultimate holding company of the Aviation Businesses.

35    POST BALANCE SHEET DATE EVENTS

      On 12 May 2005, CEA Northwest, CEA Holding, the Company and CEA Yunnan, a fellow subsidiary of CEA Northwest, entered into the Acquisition Agreement pursuant to which, inter-alia, certain assets and liabilities relating to the Aviation Businesses are to be acquired by the Company subject to the terms and conditions stipulated therein.

      On the same date and subject to the completion of the Acquisition Agreement, the Company has entered into various agreements with CEA Holding Group to accommodate the anticipated expansion in the business operations of the Company and its subsidiaries following the completion of the Proposed Acquisition. These include property leasing agreement, financial services agreement, import and export agency agreement, maintenance services agreement, catering services agreements, sales agency services agreements and advertising services agreement. Detailed terms and pricing of these agreements have been set out in Section 3 "Continuing Connected Transactions" under heading "Letter from the Board" of the Circular. Following completion of the Proposed Acquisition, the Aviation Businesses will continue to occupy the properties under the

APPENDIX II                         ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                     OF THE AVIATION BUSINESSES OF CEA NORTHWEST

respective leasing agreements and receive services from CEA Holding Group according to the terms of these agreements.

36    SUBSEQUENT FINANCIAL STATEMENTS

      No audited financial statements have been prepared for the Aviation Businesses in respect of any period subsequent to 31 December 2004. In addition, no dividend or distribution has been declared, made or paid by Aviation Businesses in respect of any period subsequent to 31 December 2004.

                                                          Yours faithfully
                                                       PRICEWATERHOUSECOOPERS
                                                    Certified Public Accountants
                                                             Hong Kong

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

The following is the text of a report dated 19 May 2005 made by the independent reporting accountants, PricewaterhouseCoopers, Certified Public Accountants, for the purpose of incorporation in this circular:

[PRICEWATERHOUSECOOPERS LOGO]

     [CHINESE CHARACTER]
                                                    PRICEWATERHOUSECOOPERS
                                                    22nd Floor Prince's Building
                                                    Central Hong Kong

                                                                     19 May 2005

The Directors
China Eastern Airlines Corporation Limite

Dear Sirs,

      We set out below our report on the combined balance sheets of the airlines and airlines related operations (the "Aviation Businesses") of China Eastern Air Yunnan Company and its subsidiaries ("CEA Yunnan") under Sections I to V below, presented as described in Note 1 under Section V, as at 31 December 2002, 2003 and 2004 and the related combined statements of income, cash flows and changes in owner's equity for the years then ended (the "Financial Information"). The Financial Information has been prepared for inclusion in the circular of China Eastern Airlines Corporation Limited (the "Company" or "CEA") dated 19 May 2005 (the "Circular").

      CEA Yunnan, formerly known as Yunnan Airlines, was established in the People's Republic of China (the "PRC") as a limited liability company on 28 July 1992 and is a wholly owned subsidiary of China Eastern Air Holding Company ("CEA Holding"), the ultimate holding company of CEA. The Aviation Businesses are principally engaged in the operation of civil aviation, air cargo, postal delivery, luggage transportation, and other extended transportation services.

      Pursuant to the acquisition agreement (the "Acquisition Agreement") dated 12 May 2005 between CEA Holding, CEA, China Eastern Air Northwest Company ("CEA Northwest") and CEA Yunnan, which is described more fully in the section headed "The Acquisition Agreement" in the letter from the Board of the Company contained in the Circular, the Company is to acquire the

                                     III-1

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

Aviation Businesses of CEA Yunnan together with the related assets and liabilities (the "Proposed Acquisition") except for certain assets and liabilities as explained in Note 1 under Section V below.

      China Eastern Air Yunnan Company and its subsidiaries have adopted 31 December as its financial year end date.

      There is no requirement for the Aviation Businesses of CEA Yunnan to prepare annual financial statements for each of the three years ended 31 December 2004. The Financial Information has been prepared by management of the Aviation Businesses based on management accounts of the Aviation Businesses of CEA Yunnan prepared for the purpose of this report, and on the basis set out in
Note 1 under Section V below, to conform with International Financial Reporting Standards ("IFRS"). As more fully explained in Note 1 under Section V, the Financial Information shows the assets and liabilities of the Aviation Businesses of CEA Yunnan as at 31 December 2002, 2003 and 2004 and the related results for the years ended for the purpose of the proposed acquisition, and does not purport to represent the results or financial position of the Aviation Businesses of CEA Yunnan if they were separate operating entities.

      For the purpose of this report, we have examined the Financial Information and carried out independent audit procedures and such additional procedures as are necessary in accordance with the Auditing Guideline "Prospectuses and the Reporting Accountant" issued by the Hong Kong Institute of Certified Public Accountants ("HKICPA").

      Management of the Aviation Businesses of CEA Yunnan is responsible for preparing the Financial Information which gives a true and fair view. In preparing the Financial Information, it is fundamental that appropriate accounting policies are selected and applied consistently.

      It is our responsibility to form an independent opinion, based on our examination, on the Financial Information and to report our opinion.

      In our opinion, the Financial Information, for the purpose of this report, and prepared on the basis set out in Note 1 under Section V below, gives a true and fair view of the combined financial position of the Aviation Businesses of CEA Yunnan as at 31 December 2002, 2003 and 2004, and of the combined results and cash flows for the years then ended.

I     COMBINED INCOME STATEMENTS
      YEAR ENDED 31 DECEMBER 2002, 2003 AND 2004

                                     III-2

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

                                                               YEAR ENDED 31 DECEMBER
                                                    --------------------------------------------
                                         NOTE           2002             2003             2004
                                                      RMB'000          RMB'000          RMB'000
Traffic revenues
  Passenger                                          2,335,874        2,298,105        3,031,232
  Cargo and mail                                       131,529          112,220          120,575
Other operating revenues                                39,439           38,223           38,143
Turnover                                3, 30        2,506,842        2,448,548        3,189,950
Other operating income                    4                  -           27,726          276,522
Operating expenses
  Wages, salaries and benefits            5           (262,855)        (306,342)        (406,998)
  Take-off and landing charges                        (373,133)        (385,581)        (447,643)
  Aircraft fuel                                       (546,037)        (567,087)        (819,791)
  Food and beverages                                  (119,108)         (87,917)         (99,107)
  Aircraft depreciation and
    operating leases                                  (439,504)        (438,677)        (452,200)
  Other depreciation and
    operating leases                                   (43,682)         (44,441)         (59,942)
  Aircraft maintenance                                (252,543)        (256,428)        (453,391)
  Commissions                                          (70,212)         (70,259)        (100,683)
  Office and administration                            (98,281)        (104,720)        (125,347)
  Revaluation (deficit)/surplus
    of fixed assets                       11          (294,912)        (161,192)          67,737
  Other                                   6           (190,800)        (196,111)        (422,028)
                                                    ----------       ----------       ----------
Total operating expenses                            (2,691,067)      (2,618,755)      (3,319,393)
                                                    ----------       ----------       ----------
Operating (loss)/profit                               (184,225)        (142,481)         147,079
Finance costs, net                        7           (173,757)        (141,357)        (101,771)
Share of results before tax of
  an associate                            14             1,080            1,302            1,206
                                                    ----------       ----------       ----------
(Loss)/profit before taxation             8           (356,902)        (282,536)          46,514
Taxation                                  9             95,083           92,920          (15,504)
                                                    ----------       ----------       ----------
(Loss)/profit attributable to owner                   (261,819)        (189,616)          31,010
                                                    ==========       ==========       ==========

II    COMBINED BALANCE SHEETS
      AS AT 31 DECEMBER 2002, 2003 AND 2004

                                                                  31 DECEMBER
                                                    ---------------------------------------------
                                         NOTE         2002             2003              2004
                                                     RMB'000          RMB'000           RMB'000
Non-current assets

  Fixed assets                            11        4,894,059        4,523,089         4,184,414
  Construction in progress                12          234,007           30,951            57,732
  Lease prepayments                       13           33,839           32,884            31,930
  Investment in an associate              14            3,734            4,281             4,631

                                     III-3

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

  Other long-term receivables             15              7,528           7,228            39,043
                                                     ----------      ----------        ----------
                                                      5,173,167       4,598,433         4,317,750
                                                     ----------      ----------        ----------
Current assets
  Flight equipment spare parts
    less allowance for obsolescence
    (2002: RMB23,689,000;
    2003: RMB30,285,000;
    2004: RMB46,869,000)                                113,497         109,193            87,618
  Trade receivables less allowance
    for doubtful accounts
    (2002: RMB44,946,000;
    2003: RMB37,709,000;
    2004: RMB39,217,000)                  16            149,120         103,566            51,459
  Derivative assets                       33                  -          11,266                 -
  Prepayments and
    other receivables                     17            187,736         253,084           158,941
  Cash and cash equivalents               18            444,697         504,369           436,815
                                                     ----------      ----------        ----------
                                                        895,050         981,478           734,833
                                                     ----------      ----------        ----------
Current liabilities
  Trade payables                          19             93,522         138,474           136,214
  Sales in advance of carriage                           35,572           1,283               534
  Other payables and
    accrued expenses                      20            812,764         892,402           999,737
  Current portion of long-term
    bank loans                            21            370,091         325,657           279,324
  Tax payable                                                 -           6,631            79,104
  Short-term bank loans                   22            607,741       1,053,197           952,557
                                                      1,919,690       2,417,644         2,447,470
                                                     ----------      ----------        ----------
Net current liabilities                              (1,024,640)     (1,436,166)       (1,712,637)
                                                     ==========      ==========        ==========
Total assets less current liabilities                 4,148,527       3,162,267         2,605,113
                                                     ----------      ----------        ----------
Non-current liabilities

  Accrued aircraft overhaul
    expenses                              23             55,887          49,174            14,394
  Post-retirement benefit
    liabilities                           24            200,880         215,355           234,140
  Deferred tax liabilities                27            290,306         179,765           174,183
  Derivative liabilities                  33                  -               -               741
  Long-term bank loans                    21          2,037,971       1,365,261           776,090
  Provision for staff housing
    allowances                            25(b)          28,700          33,181            37,440
  Deferred income                         26             31,850          31,850            31,850
                                                      2,645,594       1,874,586         1,268,838
                                                     ----------      ----------        ----------
Net assets                                            1,502,933       1,287,681         1,336,275
                                                     ==========      ==========        ==========
Representing:
Owner's equity                                        1,502,933       1,287,681         1,336,275
                                                     ==========      ==========        ==========

                                     III-4

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

III   COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY
      YEAR ENDED 31 DECEMBER 2002, 2003 AND 2004

                                                         TOTAL
                                                        RMB'000
Balance at 1 January 2002                              1,774,182
Loss attributable to owner                              (261,819)
Revaluation deficit of fixed assets (Note 11)               (136)
Distributions to owner (Note 1)                           (9,294)
                                                       ---------
Balance at 31 December 2002                            1,502,933
                                                       =========
Balance at 1 January 2003                              1,502,933
Loss attributable to owner                              (189,616)
Revaluation deficit of fixed assets (Note 11)            (21,485)
Distributions to owner (Note 1)                           (4,151)
                                                       ---------
Balance at 31 December 2003                            1,287,681
                                                       =========
Balance at 1 January 2004                              1,287,681
Profit attributable to owner                              31,010
Revaluation surplus of fixed assets (Note 11)            128,285
Distributions to owner (Note 1)                         (110,701)
                                                       ---------
Balance at 31 December 2004                            1,336,275
                                                       =========

IV    COMBINED STATEMENTS OF CASH FLOWS
      YEAR ENDED 31 DECEMBER 2002, 2003 AND 2004

                                                            YEAR ENDED 31 DECEMBER
                                                       ----------------------------------
                                             NOTE        2002         2003         2004
                                                        RMB'000      RMB'000      RMB'000
CASH FLOWS FROM OPERATING
  ACTIVITIES (LOSS)/PROFIT
  ATTRIBUTABLE TO OWNER                                (261,819)    (189,616)      31,010
ADJUSTMENTS TO RECONCILE
  (LOSS)/PROFIT ATTRIBUTABLE TO
  OWNER TO NET CASH INFLOW
  FROM OPERATING ACTIVITIES:
  Depreciation of fixed assets                          408,705      420,948      433,467
  Losses/(gains) on disposals
    of fixed assets                                          72         (699)       1,655
  Amortisation of lease prepayments                         954          955          954
  Provision for post-retirement benefits                 17,601       16,650       18,785
  Provision of staff housing allowance                    4,900        4,481        4,259

                                     III-5

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

  Revaluation deficit/(surplus)                         294,912      161,192      (67,737)
  Interest income                                        (2,991)      (3,049)      (3,558)
  Fair value gain on interest rate swap                       -      (11,266)     (13,260)
  Interest expenses                                     177,172      155,989      118,688
  Share of results before
    tax of an associate                                  (1,080)      (1,302)      (1,206)
  Impairment of construction
    in progress                                               -        4,359            -
  Taxation                                              (95,083)     (92,920)      15,504
  Foreign exchange gains                                   (108)        (278)        (104)
Other long-term receivable                                  227          300      (31,815)
Long-term portion of accrued aircraft
  overhaul expenses                                     (19,726)      (6,713)     (34,780)
MOVEMENTS IN:
  Flight equipment spare parts                           29,521        4,304       21,575
  Trade receivables, prepayments
    and other receivables                              (150,736)     (35,782)     170,247
  Trade payables, other payables
    and accrued expenses                                542,165     (177,585)     537,344
  Sales in advance of carriage                          (21,903)     (34,289)        (749)
                                                     ----------   ----------    ---------
                                                      1,184,602      405,295    1,169,269
                                                     ----------   ----------    ---------
CASH GENERATED FROM OPERATIONS                          922,783      215,679    1,200,279
  Interest paid                                        (177,172)    (155,989)    (118,688)
  Income tax paid                                          (816)         (46)     (11,431)
                                                     ==========   ==========    =========
NET CASH INFLOW FROM OPERATING
  ACTIVITIES                                            744,795       59,644    1,070,160
                                                     ----------   ----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions of aircraft and flight
    equipment                                          (593,207)     (13,767)     (89,031)
  Proceeds on disposals of aircraft,
    flight equipment, other fixed
    assets and equipment                                 32,733        2,536        3,571
  Additions of buildings, other fixed
    assets and equipment                                (18,095)      (9,486)     (30,943)
  Additions of construction in progress                 (38,768)      (7,135)     (29,145)
  Interest received                                       2,991        3,049       28,825
  Dividend received from an associate                         -          392          490
  Receipt of government grant                            31,850            -            -
                                                     ----------   ----------    ---------
NET CASH USED IN INVESTING ACTIVITIES                  (582,496)     (24,411)    (116,233)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term bank loans                   607,741    1,662,200    1,200,800
  Repayments of short-term bank loans                  (277,493)  (1,216,744)  (1,301,440)
  Proceeds from long-term bank loans                    560,235      360,000            -
  Repayments of long-term bank loans                 (1,029,871)  (1,077,144)    (635,504)
  Proceeds on advance from a related
    company                                                   -      300,000            -

                                     III-6

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

  Repayments of an advance to a
    related company                                           -            -     (300,000)
  (Distributions to)/contribution
    from owner                                           (9,294)      (4,151)      14,559
                                                       --------      -------    ---------
NET CASH (OUTFLOW)/INFLOW FROM
  FINANCING ACTIVITIES                                 (148,682)      24,161   (1,021,585)
                                                       --------      -------    ---------
NET INCREASE/(DECREASE) IN CASH AND
  CASH EQUIVALENTS                                       13,617       59,394      (67,658)
CASH AND CASH EQUIVALENTS AT
  1 JANUARY                                             430,972      444,697      504,369
EXCHANGE ADJUSTMENT                                         108          278          104
                                                       --------      -------    ---------
CASH AND CASH EQUIVALENTS AT
  31 DECEMBER                                   18      444,697      504,369      436,815
                                                       ========      =======    =========

V     NOTES TO THE FINANCIAL INFORMATION

1     BASIS OF PRESENTATION

      The Financial Information for the three years ended 31 December 2002, 2003 and 2004 (the "Relevant Periods") presents the results of the Aviation Businesses as if the Aviation Businesses had been in operation on a stand alone basis as of the earliest date presented and had been in existence throughout the Relevant Periods. The non-airline related operations (the "Non-Aviation Businesses") of CEA Yunnan and its subsidiaries, which having been managed separately from the Aviation Businesses and mainly consisting of hotels, property management and travel agency, are not acquired by the Company and therefore are not included in the Financial Information. The Financial Information is prepared solely for the purpose of the Proposed Acquisition and
(i) does not purport to represent what the operating results of the Aviation Businesses would have been if it was in fact operated on a stand alone basis and
(ii) should not be construed as indicative of the financial performance of the Aviation Businesses in any future period.

      Pursuant to the Acquisition Agreement, the Company does not assume any contingent liabilities of the Aviation Businesses which exist prior to the date of completion of the Proposed Acquisition. In addition, certain assets and liabilities (collectively the "Non-Acquired Items") which were historically associated with the Aviation Businesses are not acquired by the Company. As these Non-Acquired Items are an integral part of the Aviation Businesses, the Financial Information for the Relevant Periods includes these Non-Acquired Items and their results of operations on the same basis as those assets and liabilities to be acquired by the Company.

      As at 31 December 2004, the Non-Acquired Items consist of the following:

                                     III-7

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

                                      RMB'000
ASSETS
  - Buildings                          453,982
  - Construction in progress            52,051
  - Lease prepayments                   31,930
  - Trade and other receivables         21,880
                                     ---------
                                       559,843
                                     ---------
LIABILITIES
  - Trade and other payables          (143,592)
  - Deferred tax liabilities          (174,183)
                                     ---------
                                      (317,775)
                                     =========
Net assets not to be acquired          242,068
                                     =========

      The Company has entered into certain lease agreements to lease certain of the Non-Acquired Items (mainly buildings and lease prepayments) from CEA Holding and its affiliates (the "CEA Holding Group") after the Proposed Acquisition (Note 35).

      Movements of CEA Yunnan's interests in Non-Aviation Businesses during the Relevant Periods are included in the combined statements of changes in owner's equity as distributions to or contributions from owner. Distributions to owner comprise fixed assets and construction in progress and additional investments in subsidiaries and associates within the Non-Aviation Businesses which are not part of the Aviation Businesses. Contributions from owner represent the proceeds from disposal of investments in subsidiaries and associates within the Non-Aviation Businesses, retained in Aviation Businesses.

      Notwithstanding the Aviation Businesses of CEA Yunnan having net current liabilities as at 31 December 2004, the Financial Information has been prepared on a going concern basis on the assumption that the Aviation Businesses of CEA Yunnan has obtained adequate financial support from CEA Holding up to the date of completion of the Proposed Acquisition and from the Company thereafter.

2     PRINCIPAL ACCOUNTING POLICIES

(a)   Basis of preparation

      The Financial Information has been prepared in accordance with International Financial Reporting Standards ("IFRS"), including International Accounting Standards ("IAS") and Interpretations adopted by the International Accounting Standards Board.

                                     III-8

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      No financial statements had previously been prepared for the Aviation Businesses of CEA Yunnan because there are no such statutory or other requirements. The Financial Information for the Aviation Businesses of CEA Yunnan is the first set of financial information prepared by management in accordance with IFRS, including IFRS 1 "First-time Adoption of IFRS".

      The Financial Information has been prepared under historical cost convention, as modified by the revaluation of fixed assets and derivative financial instruments.

      The preparation of the Financial Information in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of each balance sheet date and the reported amounts of revenues and expenses for the Relevant Periods. Although these estimates are based on management's best knowledge of current event and actions, actual results ultimately may differ from those estimates.

(b)   Group accounting

      (i)   Subsidiaries

            Subsidiaries, which are those entities in which the Aviation Businesses have an interest of more than one half of the voting rights or otherwise have power to govern the financial and operating policies, are consolidated.

            Subsidiaries are included from the date on which control is transferred to the Aviation Businesses and are no longer included from the date that control ceases. The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given up, shares issued or liabilities undertaken at the date of acquisition plus costs directly attributable to the acquisition. The excess of the cost of acquisition over the fair value of the net assets of the subsidiary acquired is recorded as goodwill. See Note 2(l) for the accounting policy on goodwill. Intercompany transactions, balances and unrealised gains on transactions among companies of the Aviation Businesses are eliminated. Where necessary, accounting policies of subsidiaries have been changed to ensure the consistency with the policies adopted by the Aviation Businesses.

            Minority interests represent the interests of outside members in the operating results and net assets of subsidiaries.

                                     III-9

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      (ii)  Associates

            Investments in associates are accounted for by the equity method of accounting. Under this method the Aviation Businesses' share of the post-acquisition profits or losses of associates is recognised in the combined income statement and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment. Associates are entities over which the Aviation Businesses has between 20% to 50% of the voting rights, or over which the Aviation Businesses has significant influence, but which it does not control.

            Unrealised gains on transactions between the Aviation Businesses and its associates are eliminated to the extent of their interest in the associates; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. The Aviation Businesses' investment in associates includes goodwill (net of accumulated amortisation) on acquisition. When the Aviation Businesses' share of losses in an associate equals or exceeds its interest in the associate, the Aviation Businesses does not recognise further losses, unless it has incurred obligations or payments on behalf of the associates.

(c)   Foreign currency translation

      The Aviation Businesses maintain their books and records in Renminbi ("RMB") which is the measurement currency of the Aviation Businesses. Transactions in foreign currencies are translated at the applicable rates of exchange prevailing at the dates of the transactions, quoted by the People's Bank of China. Monetary assets and liabilities in foreign currencies are translated to RMB at the rates prevailing at the balance sheet date as quoted by the People's Bank of China. Exchange differences are included in the combined income statement, except when deferred in equity as qualifying cashflow hedges.

(d)   Revenue recognition and sales in advance of carriage

      Passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of sold but unused tickets is included in the current liabilities as sales in advance of carriage.

                                     III-10

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      Revenues from other operating businesses, including commission income, are recognised when services are rendered. Commission income includes amounts earned from other carriers in respect of sales made by the Aviation Businesses.

      Rental income from leasing aircraft under operating leases is recognised on a straight-line basis over the lease term.

      Prior to 1 April 2004, revenues are presented net of business tax and civil aviation infrastructure levies. Effective from 1 April 2004, in accordance with the related new policy promulgated by the PRC Government, civil aviation infrastructure levies are payable based on the traffic capacity of the airlines, and the levies are included in the operating expenses.

      Interest income is recognised using the effective interest method.

(e)   Segmental reporting

      In accordance with the Aviation Businesses' internal financial reporting, the Aviation Businesses has determined that business segments be presented as the primary reporting format and geographical as the secondary reporting format.

      In respect of the geographical segment, the analysis of turnover and operating profit by geographical segment is based on the following criteria:

      (i) Traffic revenue from domestic services within the PRC (excluding Hong Kong Special Administrative Region ("Hong Kong")) is attributed to the domestic operation. Traffic revenue from inbound and outbound services between the PRC and Hong Kong or overseas markets is attributed to the geographical area in which the relevant overseas origin or destination lies.

      (ii) Other operating revenues from ticket handling services and other miscellaneous services are attributed on the basis of where the services are performed.

(f)   Retirement benefits

      The Aviation Businesses participate in defined contribution retirement schemes regarding pension and medical benefit for employees organised by the municipal governments of respective

                                     III-11

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

provinces. The contributions to the schemes are charged to the combined income statements as and when incurred.

      In addition, the Aviation Businesses provide retirees with post-retirement benefits including retirement subsidies, medical subsidies and other welfare. The cost of providing the aforementioned post-retirement benefits under Aviation Businesses' defined benefit plans is actuarially determined and recognised over the employees' service period by using the projected unit credit method. Post-retirement benefit expenses recognised in the combined income statements include, if applicable, current service cost, interest cost amortised actuarial gains and losses, the effect of any curtailment or settlement and past service cost.

      Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions in excess of the greater of 10% of the value of plan assets or 10% of the defined benefit obligation are charged or credited to income over the employees' expected average remaining working lives.

      Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.

(g)   Maintenance and overhaul costs

      In respect of aircraft and engines under operating leases, the Aviation Businesses have the responsibility to fulfill certain return conditions under relevant leases. In order to fulfill these return conditions, major overhauls are required to be conducted on a regular basis. Accordingly, the present value of estimated costs of major overhauls for aircraft and engines under operating leases are accrued and charged to the combined income statement over the estimated period between overhauls using the ratios of actual flying hours/cycles and estimated flying hours/cycles between overhauls. The costs of major overhaul comprise mainly labour and materials. Differences between the estimated cost and the actual cost of the overhaul are included in the combined income statements in the period of overhaul.

      All other routine repairs and maintenance costs incurred in restoring such leased fixed assets to their normal working condition are charged to the combined income statements as and when incurred.

                                     III-12

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      Improvements are capitalised and depreciated over their expected useful lives to the Aviation Businesses.

(h)   Government grant

      Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Aviation Businesses will comply with all attached conditions.

      Government grants relating to costs are deferred and recognised in the combined income statement over the period necessary to match them with the costs they are intended to compensate.

      Government grants relating to the property, plant and equipment are included in non-current liabilities and are credited to the combined income statement on a straight-line basis over the estimated useful lives of the related assets.

(i)   Taxation

      The Aviation Businesses provide for taxation on the basis of the results for the Relevant Periods as adjusted for items which are not assessable or deductible for income tax purposes. Taxation of the Aviation Businesses is determined in accordance with the relevant tax rules and regulations applicable in the jurisdictions where the Aviation Businesses operate.

      Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements. Deferred tax is measured using tax rates enacted, or substantially enacted at the balance sheet date.

      Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

(j)   Fixed assets

      (i) Fixed Assets are recognised initially at cost which comprises purchase price, costs transferred from construction in progress and any directly attributable costs of bringing the assets to the condition for their intended use.

                                     III-13

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

            Subsequent to the initial recognition, aircraft, engines and other flight equipment are stated at revalued amount less accumulated depreciation and accumulated impairment losses. Independent valuations are performed at least every five years or sooner if considered necessary by management. In the intervening years, management reviews the carrying values of the aircraft, engines and other flight equipment and adjustment is made where these are materially different from fair value. Increases in the carrying amount arising on revaluation are credited to the revaluation reserves. Decreases in valuation of aircraft, engines and other flight equipment are first offset against increases from earlier valuations of the same asset and are thereafter charged to the combined income statements. All other decreases in valuation are charged to the combined income statements. Any subsequent increases are credited to the combined income statements up to the amount previously charged.

      (ii) Depreciation of fixed assets is calculated on the straight-line method to write off the cost or revalued amount of each asset to their residual value over their estimated useful lives. The annual depreciation charges are calculated as follows:-

                     Aircraft-CRJ                               - 15 years
                     Aircraft-Others                            - 20 years
                     Flight equipment
                     - Engines-CRJ                              - 15 years
                     - Engines-Others                           - 20 years
                     - Other flight equipment-CRJ               - 15 years
                     - Other flight equipment-Others            - 20 years
                     Buildings - 8 to 35 years
                     Other fixed assets and equipment           - 6 to 15 years

      (iii) Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in operating profit. When revalued assets are sold, the amounts included in revaluation reserves are transferred to retained earnings.

(k)   Construction in progress

      Construction in progress represents office buildings, various infrastructure projects under construction and plant and equipment pending installation. This includes the costs of construction and acquisition and interest capitalised. No depreciation is provided on construction in progress

                                     III-14

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

until the asset available for use, being when it is in the location and condition necessary for it to be capable of operating in the manner intended by the management.

(l)   Goodwill and negative goodwill

      (i)   Goodwill

            Goodwill represents the excess of the cost of an acquisition over the fair value of the Aviation Businesses' share of the net assets of the acquired subsidiary and associate at the date of acquisition.

            Goodwill arising from a business combination is presented as cost less accumulated amortisation and accumulated impairment losses. Amortisation is made using the straight-line method over its estimated useful life of five to fifteen years. Management determines the estimated useful life of goodwill based on its evaluation of the respective companies at the time of the acquisition, considering factors such as existing market share, potential growth and other factors inherent in the acquired companies. At each balance sheet date, the Aviation Businesses assess whether there is any indication of impairment. If such indications exist, an analysis is performed to assess whether the carrying amount of goodwill is fully recoverable. A write down is made if the carrying amount exceeds the recoverable amount.

      (ii)  Negative goodwill

            Negative goodwill represents the excess of the fair value of the Aviation Businesses' share of the net assets acquired subsidiary or associate over the cost of acquisition. Negative goodwill is presented in the same balance sheet classifications as goodwill.

            To the extent that negative goodwill relates to expected future losses and expenses that are identified in the Aviation Businesses' plan for the acquisition and can be measured reliably, but which do not represent identifiable liabilities, that portion of negative goodwill is recognised as income when the future losses and expenses are recognised. Any remaining negative goodwill, not exceeding the fair value of the non-monetary assets acquired, is recognised in the income statement over the remaining weighted average useful life of those assets. Negative goodwill in excess of the fair value of those assets is recognised in the income statement immediately.

                                     III-15

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

            The gain or loss on disposals of an entity includes the carrying amount of goodwill relating to the entity sold.

(m)   Lease prepayments

      Lease prepayments represent acquisition costs of land use rights less accumulated amortisation. Amortisation is provided over the lease period of land use rights on a straight-line basis.

(n)   Borrowing costs

      Interest attributable to funds used to finance the acquisition of new aircraft during the period of its construction and construction of major ground facilities is capitalised as an additional cost of the related asset. Interest is capitalised at the Aviation Businesses weighted average interest rate on borrowings or, where applicable, the interest rate related to specific borrowings during the period of time that is required to complete and prepare the asset for its intended use.

      All other borrowing costs are charged to combined income statements in the period in which they are incurred.

(o)   Impairment

      Fixed assets and other non-current assets are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the carrying amount of the asset exceeds its recoverable amount which is the higher of an asset's net selling price and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows.

(p)   Flight equipment spare parts

      Flight equipment spare parts are carried at weighted average cost less allowance for obsolescence.

(q)   Trade receivables

                                     III-16

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      Trade receivables are carried at original invoice amount less provision made for impairment of these receivables. A provision for impairment of trade receivables is established if there is objective evidence that the Aviation Businesses will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the carrying amount and the present value of expected cashflows, discounted at the effective interest rate.

(r)   Cash and cash equivalents

      Cash and short-term highly liquid investments, which are readily convertible into cash and have original maturities of three months or less at the date of acquisition, are classified as cash and cash equivalents.

(s)   Provisions

      Provisions are recognised when the Aviation Businesses have a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation; and a reliable estimate of the amount can be made. Where the Aviation Businesses expect a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

(t)   Leases

      (i)   The Aviation Businesses are the lessees

            Leases of fixed assets where Aviation Businesses have substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the inception of the lease at the lower of the fair value of the leased asset or the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to combined income statements over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

            Leased assets are depreciated using the straight-line method over their expected useful lives to residual values.

                                     III-17

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

            Leases of assets under which a significant portion of the lease risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease payments made under operating leases are charged to the combined income statements on a straight-line basis over the period of the lease.

      (ii)  The Aviation Businesses are the lessors

            Assets leased out under operating leases are included in fixed assets in balance sheets. They are depreciated over their expected useful lives on a basis consistent with similar property, plant and equipment. Rental income is recognised on a straight-line basis over the lease term.

(u)   Derivative financial instruments

      Derivative financial instruments are initially recognised in the balance sheet at cost and subsequently are remeasured at their fair value. The method of recognising the resulting gain or loss is dependent on the nature of the item being hedged. The Aviation Businesses designates certain derivatives as either
(1) a hedge of the fair value of a recognised asset or liability (i.e. fair value hedge), or (2) a hedge of a forecasted transaction or of a firm commitment (i.e. cashflow hedge).

      Derivative financial instrument that does not qualify for hedge accounting is accounted for as trading instrument and any unrealised gain or loss, being changes in fair value of the derivative, is recognised in the combined income statement immediately.

      Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the combined income statement, along with any changes in the fair value of the hedged assets or liabilities that are attributable to the hedged risk.

      Derivative financial instrument that qualifies for hedge accounting and is designated as a specific hedge of the variability in cashflows of a highly probable forecast transaction, is accounted for as follows:-

      (i) the effective part of any gain or loss on the derivative financial instrument is recognised directly in equity. Where the forecasted transaction or firm commitment results in the recognition of an asset or a libility, the gains or losses previously deferred in equity are

                                     III-18

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

            included in the initial measurement of the cost of the asset or liability. Otherwise, the cumulative gain or loss on the derivative financial instrument is removed from equity and recognised in the combined income statement in the same period during which the hedged forecast transaction affects net profit or loss.

      (ii) the ineffective part of any gain or loss is recognised in the combined income statement immediately.

            When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised in the combined income statement when the committed or forecasted transaction ultimately occurs. When a committed or forecasted transaction is no longer expected to occur, the cumulative gain or loss that was recorded in equity is immediately transferred to the combined income statement.

3     REVENUES AND TURNOVER

      The Aviation Businesses are principally engaged in the provision of domestic, Hong Kong and international passenger, cargo and mail airline services. Turnover comprises:-

                                                     YEAR ENDED 31 DECEMBER
                                         ----------------------------------------------
                                           2002               2003              2004
                                          RMB'000           RMB'000            RMB'000
Gross revenues from airline and
  related services                       2,716,447         2,511,547          3,294,797
Less: Business tax (note (a))              (81,188)          (26,524)          (104,847)
    Civil aviation infrastructure
  levies (note (b))                       (128,417)          (36,475)                 -
                                         ---------         ---------          ---------
                                         2,506,842         2,448,548          3,189,950
                                         =========         =========          =========

      (a) Pursuant to various PRC business tax rules and regulations, Aviation Businesses are required to pay PRC business tax. Except for traffic revenues derived from inbound international and regional flights which are not subject to PRC business tax, Aviation Businesses' traffic revenues, commission income and ground service income are subject to PRC business tax levied at rates ranging from 3% to 5%.

            From 1 May 2003 to 31 December 2003, PRC business tax for all domestic, international and regional passenger traffic revenues of all the PRC airlines (including

                                     III-19

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

            CEA Yunnan) were waived by the PRC Government, compensating for their losses on revenue due to the outbreak of Severe Acute Respiratory Syndrome ("SARS").

      (b) Prior to 1 May 2003, the civil aviation infrastructure levies were paid to Civil Aviation Administration of China ("CAAC"), at rates of 5% on domestic and 2% on international or regional traffic revenues.

            From 1 May 2003 to 31 March 2004, civil aviation infrastructure levies on the traffic revenues were waived by CAAC, compensating for the airlines' losses on revenue due to the outbreak of SARS.

            Effective from 1 April 2004, in accordance with the related new policy promulgated by the PRC Government, civil aviation infrastructure levies are payable based on traffic capacity and the levies of RMB59,452,000 incurred for the year ended 31 December 2004 are included in the operating expenses.

4     OTHER OPERATING INCOME

                                               YEAR ENDED 31 DECEMBER
                                         --------------------------------
                                          2002         2003         2004
                                         RMB'000     RMB'000      RMB'000
Rental income from operating leases
  of aircraft (note (a))                       -      27,726       86,341
Insurance compensation on crash of
  aircraft (Note 6)                            -           -      190,181
                                         -------     -------      -------
                                               -      27,726      276,522
                                         =======     =======      =======

      (a) Amounts represent rental income from operating leases of three CRJ-200 aircraft to CEA from 1 October 2003 to 30 September 2004 (Note 31(b)).

5     WAGES, SALARIES AND BENEFITS

                                                        YEAR ENDED 31 DECEMBER
                                                --------------------------------------
                                                 2002           2003             2004
                                                RMB'000        RMB'000         RMB'000
Wages, salaries and allowances                  229,974        271,327         367,602
Contributions under defined contribution

                                     III-20

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

  retirement schemes (Note 24(a))                 7,366         10,693          10,986
Post-retirement benefits (Note 24(b)(iii))       20,615         19,841          24,151
Staff housing allowances (Note 25(b))             4,900          4,481           4,259
                                                -------        -------         -------

                                                262,855        306,342         406,998
                                                =======        =======         =======

Average number of employees                       2,508          3,014           3,394
                                                =======        =======         =======

6.    OTHER OPERATING EXPENSES

      Included in other operating expenses for the year ended 31 December 2004 are the following in connection with an aircraft crash accident:

Impairment of aircraft (Note 11)                       132,759
Provision for auxiliary costs                           34,902
Provision for claims                                    19,020
                                                       -------
                                                       186,681
                                                       =======

      On 21 November 2004, an aircraft crashed in Baotou, China during the course of the flight. An investigation was conducted by the Chinese civil aviation authorities but the cause of the accident has yet to be released at the date of this report.

      The Aviation Businesses lost an aircraft and are exposed to claims or potential claims by the families of the deceased passengers and crew aboard. In addition, the aircraft fell on a park which led to further injuries or fatalities, damage to some properties and pollution of the lake inside the park. The Aviation Businesses are therefore exposed to third-party liability claims. Furthermore, auxiliary costs of RMB34,902,000 were incurred in connection with this accident up to 31 December 2004.

      A master insurance policy maintained by CAAC on behalf of the Aviation Businesses principally covers all of the above exposure. The Aviation Businesses received from the insurer a compensation for loss of aircraft amounted to RMB190,181,000 (US$23 million) before 31 December 2004 (Note 4).

      As confirmed by the insurer, claims by the families of the deceased passengers amounted to RMB 11,750,000 will be fully reimbursed by the insurer. Accordingly, such claims expenses and the corresponding compensation from insurer are offset against each other and the amount is therefore not reflected in other operating expenses shown above. Insurance claims receivable and a

                                     III-21

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

provision for claims of this amount are separately recorded in the combined balance sheet as at 31 December 2004 (Note 17 and 20).

      For the claims and potential claims by the families of the deceased crew aboard and the injured or decreased persons in the park, management of the Aviation Businesses estimates the amounts of provision by reference to the statutory obligations in PRC and believes that the provision of RMB 11,020,000 currently made in the combined financial statements is adequate. With regard to claims for compensation of damages to the properties and the lake, the amount of compensation is still under negotiation. Having taken the advice from the insurer on the estimated compensation necessary for full settlements of these claims, management makes a provision of RMB 8,000,000 and believes that such provision is adequate. While no receivable has been recognized for this expected reimbursement, management believe that it is probable these claims will be reimbursed by the insurer.

7     FINANCE COSTS, NET

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                              2002            2003            2004
                                            RMB'000         RMB'000         RMB'000
Interest on bank loans wholly
  repayable within five years               177,172         155,989         118,688
Fair value gain on interest rate swap             -         (11,266)        (13,260)
Exchange gains, net                            (424)           (317)            (99)
Interest income                              (2,991)         (3,049)         (3,558)
                                            -------         -------         -------

                                            173,757         141,357         101,771
                                            =======         =======         =======

8     (LOSS)/PROFIT BEFORE TAXATION

                                                YEAR ENDED 31 DECEMBER
                                            -----------------------------
                                              2002       2003       2004
                                            RMB'000    RMB'000    RMB'000
(Loss)/profit before taxation is stated
  after charging:-

Depreciation of fixed assets                408,705    420,948    433,467
Operating lease rentals
- aircraft                                   67,648     55,418     72,631
- land and buildings                          6,833      6,752      6,044
Loss/(gain) on disposals of fixed assets         72       (699)     1,655

                                     III-22

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

Impairment of aircraft (Note 6)                   -          -    132,759
Amortisation of lease prepayments               954        955        954
Consumption of consumables                   48,607     52,924     63,660
Allowances for obsolescence of flight
  equipment spare parts                       5,896      6,596     17,538
Allowances for doubtful accounts             13,478      7,064      5,286
Auditors' remuneration                           81        500        584
                                             ======     ======    =======

9     TAXATION

      Taxation is (charged)/credited to the income statements as follows:-

                                                YEAR ENDED 31 DECEMBER
                                             -----------------------------
                                               2002       2003      2004
                                             RMB'000    RMB'000    RMB'000
Provision for PRC income tax -
  current year                               (15,682)    (6,677)   (83,904)
Deferred taxation (Note 27)                  110,765     99,960     68,766
                                             -------    -------    -------

                                              95,083     93,283    (15,138)
Share of tax attributable to an associate          -       (366)      (363)
                                             -------    -------    -------
                                              95,083     92,920    (15,504)
                                             =======     ======    =======

      The Aviation Businesses operate international flights to certain overseas destinations. There was no material overseas taxation for the year as there exists double tax relief between PRC and the corresponding jurisdictions (including Hong Kong).

      The difference between the actual taxation charge in the combined income statements and the amounts which would result from applying the enacted tax rate to (loss)/profit before taxation can be reconciled as follows:-

                                                 2002              2003           2004
                                               RMB'000           RMB'000        RMB'000
(Loss)/profit before taxation                 (356,902)         (282,536)        46,514
                                              --------          --------        -------
Tax credit/(charge) calculated at
  enacted tax rate of 33 %                     117,778            93,237        (15,350)

Adjustments:-
  Income not subject to tax                          -               243            245
  Expenses not deductible for tax              (22,695)             (560)          (399)
                                              --------          --------        -------
Tax credit / (charge)                           95,083            92,920        (15,504)
                                              ========          ========        =======

                                     III-23

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

10    DIRECTORS' EMOLUMENTS AND INDIVIDUALS WITH HIGHEST EMOLUMENTS

(a)   Directors' emoluments

      No board of directors or similar corporate governance body was established by the Aviation Businesses of CEA Yunnan during the Relevant Periods. Accordingly, no directors' emoluments were paid during the Relevant Periods.

(b)   Individuals with highest emoluments

      Details of emoluments paid to the five highest paid individuals are as follows:

                                                         YEAR ENDED 31 DECEMBER
                                               -----------------------------------------
                                                 2002            2003              2004
                                               RMB'000         RMB'000           RMB'000
Salaries, allowances and benefits in kind       1,663           1,933             2,678
Retirement benefits                                29              36                39
                                                -----           -----             -----
                                                1,692           1,969             2,717
                                                =====           =====             =====

      An analysis of emoluments paid to the five highest paid individuals by number of individuals and emolument ranges is as follows:

                                                        YEAR ENDED 31 DECEMBER
                                                --------------------------------------
                                                2002            2003              2004
RMB Nil - RMB1,060,000
  (HK$1,000,000 equivalent)                       5               5                 5
                                                ===             ===               ===

      None of these employees received any inducements or compensation for loss of office, or waived any emoluments during the Relevant Periods.

11    FIXED ASSETS

                                     III-24

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

                                            AIRCRAFT                                OTHER FIXED
                                           AND FLIGHT                                ASSETS AND
                                            EQUIPMENT          BUILDINGS             EQUIPMENT         TOTAL
                                             RMB'000            RMB'000               RMB'000         RMB'000
Cost or valuation
  At 1 January 2002                         5,767,355           405,762               180,715        6,353,832
  Transfer from construction
    in progress (Note 12)                           -           106,070                     -          106,070
  Additions                                   933,205                 -                18,095          951,300
  Disposals                                      (448)          (11,904)              (22,144)         (34,496)
  Revaluation deficit                        (295,115)                -                     -         (295,115)
                                            ---------           -------               -------        ---------
  At 31 December 2002                       6,404,997           499,928               176,666        7,081,591
                                            ---------           -------               -------        ---------
Accumulated depreciation
  At 1 January 2002                         1,652,007            41,523                86,540        1,780,070
  Charge for the year                         371,856            15,942                20,907          408,705
  Disposals                                         -              (674)                 (569)          (1,243)
                                            ---------           -------               -------        ---------
  At 31 December 2002                       2,023,863            56,791               106,878        2,187,532
                                            =========           =======               =======        =========
Net book value
  At cost                                           -           443,137                69,788          512,925
  At valuation                              4,381,134                 -                     -        4,381,134
                                            ---------           -------               -------        ---------
  At 31 December 2002                       4,381,134           443,137                69,788        4,894,059
                                            =========           =======               =======        =========
Cost or valuation
  At 1 January 2003                         6,404,997           499,928               176,666        7,081,591
  Transfer from construction
    in progress (Note 12)                           -           205,832                     -          205,832
  Additions                                    30,641               361                 9,125           40,127
  Disposals                                    (1,296)           (1,392)               (9,539)         (12,227)
  Revaluation deficit                        (193,258)                -                     -         (193,258)
                                            ---------           -------               -------        ---------
  At 31 December 2003                       6,241,084           704,729               176,252        7,122,065
                                            ---------           -------               -------        ---------
Accumulated depreciation
  At 1 January 2003                         2,023,863            56,791               106,878        2,187,532
  Charge for the year                         383,259            26,574                11,115          420,948
  Disposals                                      (410)             (349)               (8,745)          (9,504)
                                            ---------           -------               -------        ---------
  At 31 December 2003                       2,406,712            83,016               109,248        2,598,976
                                            =========           =======               =======        =========
Net book value at
  At cost                                           -           621,713                67,004          688,717
  At valuation                              3,834,372                 -                     -        3,834,372
                                            ---------           -------               -------        ---------
  31 December 2003                          3,834,372           621,713                67,004        4,523,089
                                            =========           =======               =======        =========
Cost or valuation
  At 1 January 2004                         6,241,084           704,729               176,252        7,122,065
  Transfer from construction
    in progress (Note 12)                           -               299                   791            1,090
  Additions                                    67,929             4,243                26,700           98,872
  Disposals                                    (2,825)           (5,432)              (15,070)         (23,327)
  Impairment (Note 6)                        (153,319)                -                     -         (153,319)
  Distribution to owner
    (see note below)                                -         (131,800)                     -        (131,800)
  Revaluation surplus                         259,206                 -                     -          259,206
                                            ---------           -------               -------        ---------
  At 31 December 2004                       6,412,075           572,039               188,673        7,172,787
                                            ---------           -------               -------        ---------
Accumulated depreciation

                                     III-25

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

  At 1 January 2004                         2,406,712            83,016               109,248        2,598,976
  Charge for the year                         379,569            24,910                28,988          433,467
  Disposals                                      (420)             (913)              (14,363)         (15,696)
  Impairment (Note 6)                         (20,560)                -                     -          (20,560)
  Distribution to owner
    (see note below)                                -            (7,814)                    -           (7,814)
                                            ---------           -------               -------        ---------
  At 31 December 2004                       2,765,301            99,199               123,873        2,988,373
                                            =========           =======               =======        =========
Net book value
  At cost                                           -           472,840                64,800          537,640
  At valuation                              3,646,774                 -                     -        3,646,774
                                            ---------           -------               -------        ---------
  At 31 December 2004                       3,646,774           472,840                64,800        4,184,414
                                            =========           =======               =======        =========

      Chesterton Petty Valuation Company Limited, an independent qualified valuer in Hong Kong, carried out valuation of the Aviation Businesses' aircraft and engines as at 31 December 2002, 2003 and 2004 on an open market value basis. In addition, the flight equipment as at 31 December 2002 and 2003 were revalued by the management of CEA Yunnan on a replacement cost basis. On 31 December 2004, the flight equipment were revalued by China Consultants of Accounting and Finance Management Co., Ltd. (the "PRC Valuers"), an independent valuer registered in the PRC, on a depreciated replacement cost basis. Movement of revaluation reserve is as follows:

                                               31 DECEMBER
                                   --------------------------------------
                                     2002          2003            2004
                                   RMB'000       RMB'000          RMB'000
At 1 January                       245,274       245,138          223,653
Revaluation surplus/(deficit)
- gross                               (203)      (32,066)         191,469
- tax                                   67        10,581          (63,184)
                                   =======       =======          =======
                                      (136)      (21,485)         128,285
                                   =======       =======          =======
At 31 December                     245,138       223,653          351,938
                                   =======       =======          =======

      The result of the revaluation is summarized as follows:

                                                         31 DECEMBER
                                          -----------------------------------------
                                             2002            2003             2004
                                           RMB'000         RMB'000          RMB'000
Revaluation (deficit)/
  surplus (deducted from)/
  credited to owner's equity                  (203)        (32,066)         191,469
Revaluation (deficit)/
  surplus (charged)/
  credited to income statement            (294,912)       (161,192)          67,737
                                          --------        --------           ------
(Decrease)/increase in carrying
  value of aircraft, engines and
  flight equipment                        (295,115)       (193,258)         259,206
                                          ========        ========          =======

                                     III-26

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      Had the Aviation Businesses' aircraft, engines and other flight equipment been stated at cost less accumulated depreciation and impairment losses, the carrying amounts of aircraft, engines and other flight equipment would have been RMB5,158,596,000, RMB4,797,542,000 and RMB4,305,412,000 as at 31 December 2002,
2003 and 2004 respectively.

      Certain buildings of the Aviation Businesses are erected on land assigned by the PRC Government and certificates of these land use rights have not been obtained. However, the Aviation Businesses are entitled to lawfully and validly occupy and use such land for its daily operations in spite of the deficiency in legal title. Buildings erected on such land with deficiency in legal title represent Non-Acquired Items as explained in Note 1 and are not to be acquired by the Company. The Aviation Businesses has entered into an agreement with CEA Holding to lease these properties which have been occupied by Aviation Businesses for an initial term of three years after completion of the Proposed Acquisition with renewal option (Note 35). Due to the deficiency in legal title, no valuation has been carried out and the buildings of the Aviation Businesses are carried at cost less accumulated depreciation and impairment losses.

      In 2004, the Aviation Businesses transferred certain buildings to CEA Holding by way of distribution. The cost and accumulated depreciation of these buildings at the date of transfer are RMB131,800,000 and RMB7,814,000 respectively.

      Certain aircraft of the Aviation Businesses with an aggregate carrying value of approximately RMB1,110,726,000, RMB998,608,000 and RMB980,356,000 as at 31 December 2002, 2003 and 2004 respectively were pledged as collateral for certain long-term bank loans (Note 21).

12    CONSTRUCTION IN PROGRESS

                                                         31 DECEMBER
                                         --------------------------------------------
                                           2002                2003             2004
                                          RMB'000            RMB'000          RMB'000
At 1 January                              301,309            234,007           30,951
Additions                                  38,768              7,135           29,145
Transfer to fixed assets (Note 11)       (106,070)          (205,832)          (1,090)
Impairment                                      -             (4,359)               -
Distribution to owner                           -                  -           (1,274)
                                         --------           --------           ------
At 31 December                            234,007             30,951           57,732
                                         ========           ========           ======

                                     III-27

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

13    LEASE PREPAYMENTS

                                                       31 DECEMBER
                                        -------------------------------------------
                                          2002              2003             2004
                                        RMB'000            RMB'000          RMB'000
At 1 January                             34,793             33,839           32,884
Amortisation charge (Note 8)               (954)              (955)            (954)
                                         ------             ------           ------

At 31 December                           33,839             32,884           31,930
                                         ======             ======           ======
At 31 December
Cost                                     40,312             40,312           40,312
Accumulated amortisation                 (6,473)            (7,428)          (8,382)
                                         ------             ------           ------
Net book value                           33,839             32,884           31,930
                                         ======             ======           ======

      Lease prepayments represent unamortised prepayments for land use rights.

      The land use rights are located in the PRC and majority of these land use rights have terms of 50 years from the date of grant. As at 31 December 2004, majority of these land use rights had remaining terms of 45 years (2003: 46 years; 2002: 47 years).

14    INVESTMENT IN AN ASSOCIATE

      Movements in investment in an associate are as follows:

                                                                      YEAR ENDED 31 DECEMBER
                                                         --------------------------------------------
                                                            2002            2003                 2004
                                                         RMB'000         RMB'000              RMB'000
Share of net assets at 1 January                           2,654           3,734                4,281
Share of results before tax of an associate                1,080           1,302                1,206
Share of taxation (Note 9)                                     -            (363)                (366)
Dividend                                                       -            (392)                (490)
                                                           -----           -----                -----

Share of net assets at 31 December                         3,734           4,281                4,631
                                                           -----           -----                -----

      Particulars of the associate, which is established and operating in the PRC, are as follows:

                                     III-28

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

                        Date of          Paid-up             Attributable
Company               establishment      capital           equity interests         Principal activities
-------               -------------      -------        -----------------------     --------------------
                                         RMB'000              31 December
                                                        2002      2003     2004
Yunnan Kaiya          15 June 2000         980           49%       49%      49%     Provision of ticket
   Information                                                                        reservation,
   Co., Ltd                                                                           transportation and
                                                                                      other services

15    OTHER LONG-TERM RECEIVABLES

                                                                     31 DECEMBER
                                                   -------------------------------------------
                                                     2002               2003             2004
                                                   RMB'000            RMB'000          RMB'000
Prepaid office rentals                               2,525              2,225            1,925
Fuel deposits                                        5,003              5,003            5,003
Deposits for aircraft under operating leases             -             19,814                -
Prepaid staff benefits (see below)                       -                  -           12,301
                                                     -----             ------           ------
                                                     7,528              7,228           39,043
                                                     =====             ======           ======

      In 2004, management of the Aviation Businesses implemented a motor vehicle reform policy under which qualified employees (the "Qualified Employees") of the Aviation Businesses, as determined at management's discretion, would receive an one-off subsidy as an encouragement of motor vehicle purchased by the employees. The Aviation Businesses will no longer provide motor vehicles for the use of the Qualified Employees after the implementation of the policy. The Qualified Employees are required to serve the Aviation Businesses for six years from the date of receipt of subsidies in order to be entitled to the entire subsidy. If a Qualified Employee leaves the Aviation Businesses before the end of the six-year period, a refund by the employee is required calculated on a pro-rata basis. These subsidies are to be amortised over six years on the straight-line method.

16    TRADE RECEIVABLES LESS ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The credit terms given to trade customers are determined on an individual basis, with the credit period ranging from half a month to three months.

                                                                31 DECEMBER
                                               --------------------------------------------
                                                 2002              2003               2004
                                               RMB'000           RMB'000            RMB'000
Less than 31 days                              125,054            32,793             20,924
31 to 60 days                                    2,601            11,488             10,006
61 to 90 days                                    3,801            23,904              9,139
Over 90 days                                    17,664            35,381             11,390
                                               -------           -------             ------
                                               149,120           103,566             51,459
                                               =======           =======             ======

                                     III-29

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

17    PREPAYMENTS AND OTHER RECEIVABLES

                                                                  31 DECEMBER
                                                ----------------------------------------------
                                                  2002                2003               2004
                                                RMB'000             RMB'000            RMB'000
Amounts due from related companies
  (Note 31(a))                                   28,279             150,136              4,928
Prepayments for aircraft equipment               79,866              63,878            103,938
Staff loans                                      26,383               3,590              1,897
Insurance claims receivables (Note 6)                --              11,750
Others                                           53,208              35,480             36,428
                                                -------             -------            -------
                                                187,736             253,084            158,941
                                                =======             =======            =======

18    CASH AND CASH EQUIVALENTS

                                                                   31 DECEMBER
                                                ----------------------------------------------
                                                  2002                2003               2004
                                                RMB'000             RMB'000            RMB'000
Cash and bank balances                          444,697             502,784            436,796
Short-term deposit with a related
  company (Note 31(a))                                -               1,585                 19
                                                -------             -------            -------
                                                444,697             504,369            436,815
                                                =======             =======            =======

      As at 31 December 2002, 2003 and 2004, approximately RMB406,094,000, RMB471,052,000 and RMB408,348,000 respectively of the Aviation Businesses' cash and cash equivalent are denominated in RMB. The remaining balances are denominated in US dollars, Singapore dollars, Korean Won and Thailand Baht.

19    TRADE PAYABLES

      As at 31 December 2002, 2003 and 2004, all trade payables were current balances and aged within 30 days.

20    OTHER PAYABLES AND ACCRUED EXPENSES

                                     III-30

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

                                                                  31 DECEMBER
                                                  ------------------------------------------
                                                   2002               2003             2004
                                                  RMB'000           RMB'000          RMB'000
Amounts due to related companies
  (Note 31(a))                                     43,431           330,290           42,573
Accrued operating expenses                        319,837           314,810          402,344
Current portion of accrued aircraft
  overhaul (Note 23)                               81,178            51,543          153,624
Flight equipment purchase payable                  49,107            53,622           76,692
Staff housing fund                                 28,348            45,157           79,925
Duties and levies payable                          28,324             6,426           48,483
Deposits from agents                               36,183            26,079           44,565
Accrued salaries, wages and benefits               34,060            23,481           36,535
Civil aviation infrastructure levies payable            -            19,610
Current portion of post-retirement benefit
  liabilities (Note 24(b)(i))                       3,191             5,366            5,366
Amount due to CAAC Yunnan Branch                        -                 -
Provision for claims and auxiliary
  costs in relating to the aircraft
  crash accident (Note 6)                               -                 -           65,672
Others                                             47,326            35,628           24,348
                                                  -------           -------          -------
                                                  812,764           892,402          999,737
                                                  =======           =======          =======

21    LONG-TERM BANK LOANS

                                                                    31 DECEMBER
                                                  ----------------------------------------------
                                                     2002              2003               2004
                                                   RMB'000           RMB'000            RMB'000
Bank loans
- secured                                         2,408,062         1,440,918            905,414
- unsecured                                               -           250,000            150,000
                                                  ---------         ---------          ---------
Total                                             2,408,062         1,690,918          1,055,414
Less: amount repayable within one year             (370,091)         (325,657)          (279,324)
                                                  ---------         ---------          ---------
Long-term portion                                 2,037,971         1,365,261            776,090
                                                  =========         =========          =========
The bank loans are repayable as follows:
Within one year                                     370,091           325,657            279,324
In the second year                                  391,751           279,165            432,460
In the third to fifth year inclusive              1,475,279         1,061,133            343,630
After the fifth year                                170,941            24,963                  -
                                                  ---------         ---------          ---------
Total                                             2,408,062         1,690,918          1,055,414
                                                  =========         =========          =========

      The secured bank loans for the purchases of aircraft are secured by the related aircraft (Note 11).

                                     III-31

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      The terms of long-term loans can be summarised as follows:

                    INTEREST RATE AND
                     FINAL MATURITIES                      2002                2003                2004
                                                         RMB'000             RMB'000             RMB'000
RMB denominated bank loans:-
  Loans for          Fixed interest rate of 4.941%
    normal             per annum as at 31 December
    operations         2004; 3-year loans with final
                       maturity through to 2006                 -             250,000             150,000
  Loans for the      Fixed interest rates ranging from
    purchases          5.022% to 5.7285% per annum
    of aircraft        as at 31 December 2004;
                       4 to 5-year loans with final
                       maturity through to 2007           776,000             210,000                   -
                                                        ---------           ---------           ---------
                                                          776,000             460,000             150,000
U.S. dollar denominated bank loans:-
  Loans for the      Fixed interest rates ranging from
    purchases          6.75% to 7.61% per annum
    of aircraft        as at 31 December 2004;
                       5-year loans with final
                       maturity through to 2008         1,632,062           1,230,918             905,414
                                                        ---------           ---------           ---------
Total long-term bank loans                              2,408,062           1,690,918           1,055,414
                                                        =========           =========           =========

22    SHORT-TERM BANK LOANS

      Short-term bank loans of the Aviation Businesses were unsecured, repayable within one year with interest charged at the prevailing market rates based on the rates quoted by the People's Bank of China. The interest rates related to such loans were between 2.20% to 5.02% per annum, 1.99% to 4.54% per annum and 1.99% to 4.70% per annum as at 31 December 2002, 2003 and 2004 respectively. During the years ended 31 December 2002, 2003 and 2004, the weighted average interest rates on short-term bank loans were 4.36%, 2.85% and 4.09% per annum respectively.

23    ACCRUED AIRCRAFT OVERHAUL EXPENSES

                                           31 DECEMBER
                                 ------------------------------
                                   2002       2003       2004
                                  RMB'000    RMB'000    RMB'000
At 1 January                       89,668    137,065    100,717
Additional provisions             158,125    170,371    294,657
Utilised during the year         (110,728)  (206,719)  (227,356)
                                 --------   --------   --------

                                     III-32

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

At 31 December                    137,065    100,717    168,018
Less: current portion (Note 20)   (81,178)   (51,543)  (153,624)
                                  -------    -------   --------
Long-term portion                  55,887     49,174     14,394
                                  =======    =======   ========

      Accrued aircraft overhaul expenses represent present value of estimated costs of major overhauls for aircraft and engines under operating leases as the Aviation Businesses has the responsibility to fulfill certain return conditions the under relevant leases.

24    RETIREMENT BENEFIT PLANS AND POST-RETIREMENT BENEFITS

(a)   Defined contribution retirement schemes

      Substantially all of the employees of the Aviation Businesses are eligible to participate in its retirement schemes. The Aviation Businesses participate in defined contribution retirement schemes organised by Kunming municipal government. The Aviation Businesses are required to make annual contributions to the schemes at a rate of 18.5%~20% of salary costs (including certain allowances) subject to certain ceilings. Employees contribute approximately 8% of their basic salary. For defined contribution retirement schemes, the Aviation Businesses have no other material obligation for the payment of retirement benefits beyond the annual contributions under these schemes. For the year ended 31 December 2002, 2003 and 2004, the Aviation Businesses' pension cost for defined contribution retirement schemes charged to the combined income statements amounted to RMB7,366,000, RMB10,693,000 and RMB10,986,000 respectively.

(b)   Post-retirement benefits

      In addition to the defined contribution retirement schemes as described in
(a) above, the Aviation Businesses provide retirees with post-retirement benefits including retirement subsidies, medical subsidies and other welfare. The expected cost and obligations of providing these post-retirement benefits are actuarially determined and recognised by using the projected unit credit method, which involves a number of assumptions and estimates including the rate of inflation, discount rate and employees' turnover ratio.

      (i) The post-retirement benefit liabilities recognised in the combined balance sheets of the Aviation Businesses are as follows:-

                                     III-33

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

                                                  31 DECEMBER
                                         -----------------------------
                                          2002       2003       2004
                                         RMB'000    RMB'000    RMB'000
Present value of unfunded
  post-retirement benefit obligations    202,023    189,268    255,428
Unrecognised actuarial gain/(loss)         2,048     31,453    (15,922)
                                         -------    -------    -------
Post-retirement benefit liabilities      204,071    220,721    239,506
Less: current portion (Note 20)           (3,191)    (5,366)    (5,366)
                                         -------    -------    -------
Post-retirement benefit liabilities -
  long-term portion                      200,880    215,355    234,140
                                         =======    =======    =======

(ii)  Changes in post-retirement benefit obligations are as follows: -

                                       YEAR ENDED 31 DECEMBER
                                    -----------------------------
                                      2002       2003       2004
                                    RMB'000    RMB'000    RMB'000
At 1 January                        186,470    204,071    220,721
Current service cost                 11,292     10,494     13,034
Interest on obligation                9,323      9,347     11,553
Recognised actuarial gain                 -          -       (436)
Payments made in the year            (3,014)    (3,191)    (5,366)
                                    -------    -------    -------
At 31 December                      204,071    220,721    239,506
                                    =======    =======    =======

(iii) The costs of post-retirement benefits recognised under wages, salaries and benefits in the combined income statements for the Relevant Periods are as follows:-

                             YEAR ENDED 31 DECEMBER
                           --------------------------
                             2002     2003      2004
                           RMB'000  RMB'000   RMB'000
Current service cost        11,292   10,494    13,034
Interest on obligation       9,323    9,347    11,553
Recognised actuarial gain        -        -      (436)

                            ------   ------    ------
Total                       20,615   19,841    24,151
                            ======   ======    ======

(iv) The principal actuarial assumptions at the balance sheet dates are as follows:-

                                 YEAR ENDED 31 DECEMBER
                                 ----------------------
                                  2002    2003    2004
Discount rate                       5%      5%      5%
Annual rate of increase of
  per capita benefit payment      1.5%    1.5%    1.5%
Employees turnover rate           0.7%    2.0%    2.0%

                                     III-34

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

25    STAFF HOUSING BENEFITS

(a)   Staff housing fund

      In accordance with the PRC housing reform regulations, the Aviation Businesses are required to make contribution to the State-sponsored housing fund at a range from 1% to 15% of the specified salary amount of its PRC employees. At the same time, the employees are required to make contribution equal to the contribution of the Aviation Businesses out of their salaries. The employees are entitled to claim the entire sum of the fund contribution under certain specified withdrawal circumstances. For the years ended 31 December 2002, 2003 and 2004, the staff housing fund contributed by the Aviation Businesses amounted to RMB6,500,000, RMB11,908,000 and 22,612,000 respectively, which are charged to the combined income statements for the Relevant Periods.

(b)   Staff housing allowances

      In 1998 and 2000, the State Council of the PRC issued circulars stipulating that distribution of quarters to employees at discounted prices should be discontinued and cash allowance should be made to employees thereafter. Eligible staff who have not been allocated with any quarters or who have not been allocated with a quarter up to the minimum area as set out by the Government are entitled to an one-off cash allowance. However, the specific timetable and procedures of implementation of these policies are to be determined by individual provincial or municipal government based on the particular situation of the province or municipality. The Kunming municipal government has not announced the detailed implementation procedures. In determining such obligations of the Aviation Businesses, management made reference to the staff housing policies already implemented by other enterprises. As at 31 December 2002, 2003 and 2004, the provision for staff housing allowances amounted to RMB28,700,000, RMB33,181,000 and RMB37,440,000 respectively. For the years ended 31 December 2002, 2003 and 2004, the staff housing allowance provided amounted to RMB4,900,000, RMB4,481,000 and RMB4,259,000 respectively and were charged to the combined income statement (Note 5).

26    DEFERRED INCOME

      Deferred income represents government grant to the Aviation Businesses for construction and acquisition of safety and security facilities. The Aviation Businesses have not yet constructed or purchased such facilities since the receipt of such government grant.

                                     III-35

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

27    DEFERRED TAXATION

      As at the balance sheet dates, the deferred tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) were made up of taxation effects of the following:-

                                                  2002          2003        2004
                                                RMB'000       RMB'000     RMB'000
Deferred tax assets:-
  Provision for obsolete flight
    equipment and spare parts                     7,817         9,679      15,467
  Provision for trade and other receivables      21,413        24,727      30,059
  Provision for post-retirement benefits         67,343        72,838      79,037
  Others                                          6,295             -           -
                                               --------      --------    --------
                                                102,868       107,244     124,563
                                               --------      --------    --------
Deferred tax liabilities:-
  Provision for overhaul                       (170,997)     (119,717)    (88,402)
  Depreciation and amortisation                (222,177)     (139,903)   (205,387)
  Others                                              -       (27,389)     (4,957)
                                               --------      --------    --------
                                               (393,174)     (287,009)   (298,746)
                                               --------      --------    --------
  Deferred tax liabilities, net                (290,306)     (179,765)   (174,183)
                                               ========      ========    ========

      Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current liabilities and when the deferred income taxes relate to the same authority. The following amounts, determined after appropriate offsetting, are shown in the balance sheets:

                              2002       2003       2004
                            RMB'000    RMB'000    RMB'000
Deferred tax liabilities   (290,306)  (179,765)  (174,183)
                           ========   ========   ========

      Movements in net deferred taxation liabilities are as follows:-

                                           2002       2003      2004
                                          RMB'000   RMB'000   RMB'000
At 1 January                              401,138   290,306   179,765
Credited to combined income statement    (110,765)  (99,960)  (68,766)
(Credited)/charged to owner's equity          (67)  (10,581)   63,184
                                         --------   -------   -------
At 31 December                            290,306   179,765   174,183
                                         ========   =======   =======

28    SUPPLEMENTARY INFORMATION TO THE CONSOLIDATED CASHFLOW STATEMENT

                                     III-36

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

                                                 2002          2003         2004
                                                RMB'000      RMB'000      RMB'000
Major non-cash transactions:-

  Discounts on aircraft acquisition used
    for purchases of flight equipment
    and spare parts                                   -       15,988       26,152
  Distributions of fixed assets and
    Construction in progress to owner                 -            -      125,260
                                                -------      -------      -------

29    COMMITMENTS

(a)   Capital commitments

      As at 31 December 2002, 2003 and 2004, the Aviation Businesses had the following capital commitments:-

                                       2002      2003         2004
                                     RMB'000    RMB'000     RMB'000
Authorised and contracted for:-
- Aircraft and related equipment           -          -     418,791
                                     -------   --------     -------

      The above commitments are in relation to the purchase of 3 B-737 aircraft currently used by the Aviation Business under operating lease. The acquisition of the aircraft was completed in February 2005.

(b)   Operating lease commitments

      As at 31 December 2002, 2003 and 2004, the Aviation Businesses had commitments under operating leases to pay future minimum lease rentals as follows:-

                                                          31 DECEMBER
                         -----------------------------------------------------------------------------
                                   2002                       2003                       2004
                         -----------------------    -----------------------    -----------------------
                          AIRCRAFT                   AIRCRAFT                   AIRCRAFT
                         AND FLIGHT     LAND AND    AND FLIGHT     LAND AND    AND FLIGHT     LAND AND
                          EQUIPMENT    BUILDINGS     EQUIPMENT    BUILDINGS     EQUIPMENT    BUILDINGS
                           RMB'000      RMB'000       RMB'000      RMB'000       RMB'000      RMB'000
Within one year            55,003        5,038        48,802        4,111        66,046        1,720

                                     III-37

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

In the second year         48,802        1,031        31,017        1,767       103,787        1,081
In the third to fifth
  year inclusive           64,799        2,138        33,782        2,115             -        1,700
After the fifth year            -          720             -            -             -          425
                          -------        -----       -------        -----       -------        -----
                          168,604        8,927       113,601        7,993       169,833        4,926
                          =======        =====       =======        =====       =======        =====

30    SEGMENTAL REPORTING

(a)   Primary reporting format by business segment

      The Aviation Businesses operates in one business segment which is the common carriage of passengers, cargo and mail over various routes authorised by CAAC.

(b)   Secondary reporting format by geographical segment

      The Aviation Businesses' turnover and operating profit/(loss) by geographical segments are analysed as follows:-

                                             HONG       OTHER
                               DOMESTIC      KONG     COUNTRIES     TOTAL
                               RMB'000      MB'000     RMB'000     RMB'000
2002
Traffic revenues
  - Passenger                 2,169,348     33,364     133,162    2,335,874
  - Cargo and mail              122,308        155       9,066      131,529
                              ---------     ------     -------    ---------
                              2,291,656     33,519     142,228    2,467,403
Other operating revenues         33,762      1,083       4,594       39,439
                              ---------     ------     -------    ---------
Turnover                      2,325,418     34,602     146,822    2,506,842
                              ---------     ------     -------    ---------
Segment results                 133,457     (8,118)    (14,652)     110,687
                              ---------     ------     -------    ---------
Unallocated expense
  (see note below)                                                 (294,912)
                                                                  ---------
Operating loss                                                     (184,225)
                                                                  =========

2003
Traffic revenues
  - Passenger                 2,194,207     30,582      73,316    2,298,105
  - Cargo and mail              104,623        353       7,244      112,220
                              ---------     ------     -------    ---------
                              2,298,830     30,935      80,560    2,410,325
Other operating revenues         36,155        574       1,494       38,223
                              ---------     ------     -------    ---------
Turnover                      2,334,985     31,509      82,054    2,448,548
                              ---------     ------     -------    ---------
Segment results                  66,885     (9,934)    (38,240)      18,711
                              ---------     ------     -------    ---------

                                     III-38

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

Unallocated expense
  (see note below)                                                 (161,192)
                                                                  ---------

Operating loss                                                     (142,481)
                                                                  =========

2004
Traffic revenues
  - Passenger                 2,856,281     22,786     152,165    3,031,232
  - Cargo and mail              109,090        560      10,925      120,575
                              ---------     ------     -------    ---------
                              2,965,371     23,346     163,090    3,151,807
Other operating revenues         37,508         80         555       38,143
                              ---------     ------     -------    ---------
Turnover                      3,002,879     23,426     163,645    3,189,950
                              ---------     ------     -------    ---------
Segment results                 153,439     (7,812)    (66,285)      79,342
                              ---------     ------     -------    ---------
Unallocated income
  (see note below)                                                   67,737
                                                                  ---------

Operating profit                                                    147,079
                                                                  =========

      Unallocated income and expenses represent revaluation surplus/(deficit) of fixed assets.

      The major revenue-earning assets of the Aviation Businesses are its aircraft fleet, all of which are registered in the PRC. Since the aircraft fleet of the Aviation Businesses is deployed flexibly across its route network, there is no suitable basis of allocating such assets and the related liabilities to geographical segments and hence segment assets and capital expenditure by segment has not been presented.

31    RELATED PARTY TRANSACTIONS

(a)   Balances with related companies

      (i)   Amounts due from/to related companies

            As at 31 December 2002, 2003 and 2004, amounts due from/to related companies mainly included the following:-

            CEA, a fellow subsidiary

            - Amount due from/(to) CEA of RMB994,000, RMB129,789,000 and
              RMB(42,087,000) as at 31 December 2002, 2003 and 2004 respectively mainly represents receivable for the uplift of "781 logo" tickets sold by CEA on behalf of

                                     III-39

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

              the Aviation Businesses and unsettled aircraft operating lease rental income. The balance is unsecured, interest free and has no fixed terms of repayment.

              Eastern Air Group Finance Co., Ltd. ("EAGF"), a fellow subsidiary

            - Short-term advances from EAGF of Nil, RMB300,000,000 and Nil as at
              31 December 2002, 2003 and 2004 respectively are unsecured, interest bearing at rates ranging from zero to 5.04% per annum, and repayable within one year.

      (ii)  Short-term deposits with a related company

            EAGF, a fellow subsidiary

            Short-term deposits of Nil, RMB1,585,000 and RMB19,000 as at 31 December 2002, 2003 and 2004 respectively are placed with EAGF. The short-term deposits yield interest at an average rate of 0.72% for the years ended 31 December 2002, 2003 and 2004.

(b)   Related party transactions

      Except as disclosed elsewhere in the Financial Information, the Aviation Businesses had the following material transactions with its related parties during the Relevant Periods which were carried out in the normal course of business:

                                                                                        REVENUE/(EXPENSES, PAYMENTS
                                                                                         OR PURCHASE CONSIDERATION)
                                                                                          YEAR ENDED 31 DECEMBER
                                                                                         2002       2003       2004
         NATURE OF TRANSACTION                                RELATED PARTY            RMB'000    RMB'000    RMB'000
With CEA Holding or companies directly
  or indirectly held by CEA Holding:-

Sourcing of food and beverages                            Shanghai Eastern Air
                                                            Catering Co. Ltd.           (2,238)    (2,712)    (3,336)

                                                           Yunnan Eastern Air
                                                            Catering Co. Ltd.          (39,450)   (32,062)   (36,308)

                                     III-40

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

Commission expenses on air tickets sold on                         CEA                       -    (50,442)   (81,517)
  behalf of Aviation Businesses at rate ranging
  from 3% to 9% of value of tickets sold

Commission income on carriage service                              CEA                       -     10,743     22,494
  provided by other airlines with air tickets
  sold by Aviation Businesses at fixed rate
  ranging from 3% to 9% of value to tickets sold

Operating lease rental income from lease                           CEA                       -     27,726     86,341
  of aircraft

      In addition to the related party transactions disclosed above, the Aviation Businesses also have other non-monetary arrangements with CEA as follows:

      - Air routes - In the PRC, air routes are assigned by CAAC. CEA has permitted the Aviation Businesses to use some of the air routes allocated to CEA by CAAC at no charge as CEA did not have sufficient capacity to fully utilise those air routes.

      - Inter-airline billing code - As with all other airlines in the PRC, CEA pays a processing fee to CAAC for use of the ticket settlement system based on the volume of the tickets processed. At the direction of CAAC, CEA has permitted the Aviation Businesses to use CEA's unique inter-airline billing code ("781") at no incremental charge other than amounts paid to CAAC to facilitate ticket settlement between the airlines. CEA did not charge the Aviation Businesses any internal administrative cost for ticket handling and processing.

      Management of the Aviation Businesses is of the opinion that the above transactions with related parties were entered into on normal commercial terms or in accordance with the relevant government regulations governing such transactions.

      In accordance with a specific exemption in IAS24, "Related Party Disclosure", the Group does not accumulate or disclose transactions with other state-owned enterprises as related party transactions.

32    FINANCIAL RISK MANAGEMENT

      Financial assets of the Aviation Businesses mainly include short-term deposit with a related company, cash and bank balances, amounts due from related companies, trade receivables, other

                                     III-41

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

receivables and deposits, long-term receivables and derivative assets. Financial liabilities of the Aviation Businesses include bank loans, amounts due to related companies, trade payables, other payables and derivative liabilities.

(a)   Business risk

      The operations of the air transportation industry are substantially influenced by global political and economic development. Accidents, wars, natural disasters, etc. may have material impact on the Aviation Businesses or the industry as a whole. In addition, the Aviation Businesses conducts its principal operations in the PRC and accordingly is subject to special consideration and significant risks not typically associated with companies in the United States of America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, competition and influence of CAAC in the PRC civil aviation industry.

(b)   Price risk

      The Aviation Businesses' results of operations may be significantly affected by the fluctuation of the fuel prices which is a major expense category. While the international fuel prices are determined by worldwide market demand and supply, domestic fuel prices are regulated by CAAC.

(c)   Interest rate risk

      The Aviation Businesses has significant bank borrowings and is exposed to risk on variability in the cashflow arising from changes in market interest rates. It is the Aviation Businesses' plan to strengthen the control over interest rate risk through financial derivatives. The interest rates and terms of repayment of loans made to the Aviation Businesses are disclosed in Notes 21 and 22.

(d)   Credit risk

      The Aviation Businesses has no significant concentrations of credit risk. The Aviation Businesses has policies in place to ensure that sales of products and services are made to customers with an appropriate credit history. The Aviation Businesses also receives deposit from customers and counter-parties, where appropriate, if they require credit. A major portion of sales is conducted through sales agents and majority of these agents is connected to various settlement plans and/or clearing systems which have tight requirements on credit standing of these agents.

                                     III-42

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      (i)   Deposit with a fellow subsidiary and cash and bank balances

            Substantially all the Aviation Businesses' cash and bank balances are placed with a number of international and PRC banks, and a fellow subsidiary, EAGF. Details of the deposits placed with EAGF have been disclosed in Note 31(a)(ii).

      (ii)  Trade receivables

            These are mainly tickets sales receivable from sales agents and receivables related to uplifts by the Aviation Businesses on behalf of other carriers which are spread among numerous third parties.

      (iii) Other receivables and deposits

            These are spread among numerous third parties.

      (iv)  Amounts due from or to the related companies

            These balances are disclosed in Note 31(a)(i).

(e)   Liquidity risk

      The Aviation Businesses' primary cash requirements have been for additions of and upgrades on aircraft and flight equipment and payments on related debts. The Aviation Businesses finances its working capital requirements through a combination of funds generated from operations and short-term bank loans. The Aviation Businesses generally purchases aircraft through long-term bank loans.

      The Aviation Businesses generally operates with a working capital deficit. As at 31 December 2002, 2003 and 2004, the Aviation Businesses' net current liabilities amounted to RMB1,025 million, RMB1,436 million and RMB1,713 million. For the year ended 31 December 2002, 2003 and 2004, the Aviation Businesses recorded a net cash inflow from operating activities of RMB 745 million, RMB60 million and RMB1,070 million respectively, and a net cash used in investing activities of RMB582 million, RMB24 million and RMB116 million respectively. Net cash outflow from financing activities of RMB149 million, inflow of RMB24 million and outflow of RMB1,022 million were recorded for the years ended 31 December 2002, 2003 and 2004 respectively. Consequently, an increase in cash and cash equivalents of RMB14 million, RMB59

                                     III-43

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

million and a decrease of RMB68 million, respectively, were recorded for the years ended 31 December 2002, 2003 and 2004.

      Notwithstanding the Aviation Businesses of CEA Yunnan having net current liabilities as at 31 December 2004, management of CEA Yunnan believes that adequate financial support from CEA Holding up to the date of completion of the Proposed Acquisition and from the Company thereafter will be available which will enable the Aviation Businesses to operate on a going concern basis.

(f)   Foreign currency risk

      Certain bank loans of Aviation Businesses are denominated in US dollars and certain expenses of the Aviation Businesses are denominated in currencies other than RMB. The Aviation Businesses generates foreign currency revenues from ticket sales made in overseas offices and have sufficient available banking facilities in foreign currencies to meet its foreign currency liabilities repayable within one year.

(g)   Fair value

      The carrying amounts and estimated fair value of the Aviation Businesses' significant financial assets and liabilities at the balance sheet dates are set out as follows:-

                                                     31 DECEMBER
                    -----------------------------------------------------------------------------
                              2002                       2003                       2004
                    -----------------------    -----------------------    -----------------------
                     CARRYING        FAIR       CARRYING        FAIR       CARRYING        FAIR
                      AMOUNT        VALUE        AMOUNT        VALUE        AMOUNT        VALUE
                     RMB'000       RMB'000      RMB'000       RMB'000      RMB'000       RMB'000
Long-term
  bank loans        2,408,062     2,390,171    1,690,918     1,678,116    1,055,414     1,045,259

      The fair value of the long-term bank loans is estimated by applying a discounted cashflow approach using current market interest rates for similar indebtedness.

      The fair value of cash and bank balances, trade receivables, other receivables and deposits, amounts due from and to related companies, trade payables, other payables and short-term bank loans are not materially different from their carrying amounts because of the short maturities of these instruments.

                                     III-44

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      Fair value estimates are made at specific point in time and are based on relevant market information. This estimate is subjective in nature and involves uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in valuation methods and assumptions could significantly affect the estimates.

33    DERIVATIVE FINANCIAL INSTRUMENTS

                                     31 DECEMBER
                          ---------------------------------
                            2002         2003         2004
                          RMB'000      RMB'000      RMB'000
Interest rate swaps
- Assets                        -       11,266            -
- Liabilities                   -            -         (741)
                          -------      -------      -------
                                -       11,266         (741)
                          =======      =======      =======

      The Aviation Businesses use interest rate swaps to reduce risk of changes in market interest rates on bank borrowings (Note 32(c)). The interest rate swaps entered into by the Aviation Businesses, generally for swapping fixed rates (ranging from 6.75% to 7.61%) to variable rates (with reference to LIBOR). The notional amounts of the outstanding interest rate swap agreements as at 31 December 2002, 2003 and 2004 are Nil, US$140 million and US$109 million, respectively, which will expire in 2006. The Aviation Businesses, however, do not fulfil the criteria for hedge accounting. The fair value gain on derivative financial instruments recognised in the combined income statements for the years ended 31 December 2002, 2003 and 2004 are Nil, RMB11,266,000 and RMB13,260,000
respectively (Note 7).

34    ULTIMATE HOLDING COMPANY

      CEA Holding, a company established in the PRC, is being regarded as the immediate holding and ultimate holding company of Aviation Businesses.

35    POST BALANCE SHEET DATE EVENTS

      On 12 May 2005, CEA Yunnan, CEA Holding, the Company and CEA Northwest, a fellow subsidiary of CEA Yunnan, entered into the Acquisition Agreement pursuant to which, inter-alia, certain assets and liabilities relating to the Aviation Businesses are to be acquired by the Company subject to the terms and conditions stipulated therein.

                                     III-45

APPENDIX III                        ACCOUNTANTS' REPORT ON FINANCIAL INFORMATION
                                        OF THE AVIATION BUSINESSES OF CEA YUNNAN

      On the same date and subject to the completion of the Acquisition Agreement, the Company has entered into various agreements with CEA Holding Group to accommodate the anticipated expansion in the business operations of the Company and its subsidiaries following the completion of the Proposed Acquisition. These include property leasing agreement, financial services agreement, import and export agency agreement, maintenance services agreement, catering services agreements, sales agency services agreements and advertising services agreement. Detailed terms and pricing of these agreements have been set out in Section 3 "Continuing Connected Transactions" under heading "Letter from the Board" of the Circular. Following completion of the Proposed Acquisition, the Aviation Businesses will continue to occupy the properties under the respective leasing agreements and receive services from CEA Holding Group according to the terms of these agreements.

36    SUBSEQUENT FINANCIAL STATEMENTS

      No audited financial statements have been prepared for the Aviation Businesses in respect of any period subsequent to 31 December 2004. In addition, no dividend or distribution has been declared, made or paid by Aviation Businesses in respect of any period subsequent to 31 December 2004.

                                                        Yours faithfully

                                                     PRICEWATERHOUSECOOPERS

                                                  Certified Public Accountants

                                                            Hong Kong

                                     III-46

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

     The following is a summary of the audited financial information of the Group for the three financial years ended 31 December 2004 and the audited financial statements of the Group for the financial year ended 31 December 2004. The financial information is extracted from the Company's annual reports. Certain comparative figures have been reclassified to conform with the presentation in the Company's 2004 financial statements.

THREE YEARS FINANCIAL SUMMARY

CONSOLIDATED INCOME STATEMENTS

                                                                   2002                 2003                  2004
                                                                  RMB'000              RMB'000               RMB'000
Traffic revenues
  Passenger                                                      10,037,830           10,261,027            15,357,614
  Cargo and mail                                                  2,444,667            3,186,984             4,428,360
Other operating revenues                                            596,492              829,147             1,252,802
                                                                -----------          -----------           -----------
Turnover                                                         13,078,989           14,277,158            21,038,776
Other operating income, net                                         281,183               60,890               154,422
Operating expenses
                                                                -----------          -----------           -----------
  Wages, salaries and benefits                                   (1,035,853)          (1,449,054)           (1,865,879)
  Take-off and landing charges                                   (1,987,835)          (2,254,456)           (3,019,742)
  Aircraft fuel                                                  (2,563,701)          (3,044,956)           (5,429,658)
  Food and beverages                                               (605,894)            (541,669)             (758,046)
  Aircraft depreciation and operating leases                     (2,455,403)          (2,851,047)           (3,672,133)
  Other depreciation, amortisation and
    operating leases                                               (400,291)            (495,079)             (495,916)
  Aircraft maintenance                                           (1,077,764)          (1,329,304)           (1,396,283)
  Commissions                                                      (379,674)            (465,147)             (772,219)
  Office and administration                                      (1,044,113)          (1,057,500)           (1,337,850)
  Revaluation deficit of fixed assets                              (171,753)                   -                     -
  Others                                                           (574,424)            (628,373)             (966,295)
                                                                -----------          -----------           -----------
Total operating expenses                                        (12,296,705)         (14,116,585)          (19,714,021)
                                                                -----------          -----------           -----------

Operating profit                                                  1,063,467              221,463             1,479,177
Non-operating income                                                      -                    -               133,029
Finance costs, net                                                 (768,907)            (782,783)             (762,687)
Share of results before tax of associates                           (31,666)             (28,511)               (4,112)
                                                                -----------           ----------            ----------
Profit/(loss) before taxation                                       262,894             (589,831)              845,407
Income tax expenses                                                 (54,438)            (247,554)             (181,224)
                                                                -----------           ----------            ----------
Profit/(loss) after taxation                                        208,456             (837,385)              664,183
Minority interests                                                 (122,087)            (112,431)             (150,108)
                                                                -----------           ----------            ----------

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

Profit/(loss) attributable to shareholders                           86,369             (949,816)              514,075
                                                                    =======              =======               =======
Earnings/(loss) per share
- basic and diluted                                                 RMB0.02             (RMB0.20)              RMB0.11
                                                                    =======              =======               =======

THREE YEARS FINANCIAL SUMMARY (CONTINUED)

CONSOLIDATED BALANCE SHEETS

                                                                          2002              2003               2004
                                                                        RMB'000           RMB'000            RMB'000
NON-CURRENT ASSETS
  Fixed assets                                                         20,465,950        26,838,903         30,220,319
  Construction in progress                                                413,812           219,788            188,654
  Lease prepayments                                                       867,368           847,319            828,808
  Investments in associates                                               331,570           626,084            656,190
  Goodwill and negative goodwill                                           40,707            38,505             36,303
  Advances on aircraft and flight equipment                             3,227,720         2,239,893          2,678,603
  Other long-term receivables and investments                           2,223,768         1,962,362          2,202,606
  Deferred tax assets                                                     569,997           399,771            395,465
  Derivative assets                                                         9,891             2,814             11,571
                                                                       ----------        ----------        -----------
                                                                       28,150,783        33,175,439         37,218,519
CURRENT ASSETS
  Flight equipment spare parts less
                                                                       ----------        ----------        -----------
    allowance for obsolescence                                            556,376           552,172            523,186
  Trade receivables less allowance for
    doubtful accounts                                                     965,226         1,325,677          1,462,672
  Prepayments, deposits and other receivables                             854,673         1,371,043          1,108,964
  Short-term investments                                                  290,000                 -                  -
  Cash and cash equivalents                                             1,944,525         1,582,780          2,114,447
                                                                       ----------        ----------        -----------
                                                                        4,610,800         4,831,672          5,209,269
CURRENT LIABILITIES
                                                                       ----------        ----------        -----------
  Trade payables                                                           64,523           109,242             64,718
  Notes payables                                                          411,250           756,490            838,337
  Sales in advance of carriage                                            700,714           926,453            719,957
  Other payables and accrued expenses                                   2,791,033         4,299,989          5,353,649
  Current portion of obligations under
    finance leases                                                      2,247,059         1,692,084          1,189,648
  Current portion of long-term bank loans                               1,261,902         2,250,734          3,193,432
  Tax payable                                                              44,560           106,113            162,606
  Short-term bank loans                                                 4,526,509         4,631,918          6,188,919
                                                                       ----------        ----------        -----------
                                                                       12,047,550        14,773,023         17,711,266
                                                                       ----------        ----------        -----------

NET CURRENT LIABILITIES                                                (7,436,750)       (9,941,351)       (12,501,997)
                                                                       ----------        ----------        -----------

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

TOTAL ASSETS LESS CURRENT LIABILITIES                                  20,714,033        23,234,088         24,716,522
                                                                       ==========        ==========         ==========

SHARE CAPITAL                                                           4,866,950         4,866,950          4,866,950
RESERVES                                                                2,512,153         1,515,201          2,015,294
                                                                       ----------        ----------        -----------
TOTAL CAPITAL AND RESERVES                                              7,379,103         6,382,151          6,882,244
MINORITY INTERESTS                                                        404,517           522,713            831,208
NON-CURRENT LIABILITIES
                                                                       ----------        ----------        -----------
  Obligations under finance leases                                      5,936,907         5,408,802          7,472,638
  Long-term bank loans                                                  5,232,729         8,972,189          7,542,828
  Deferred tax liabilities                                                802,822           740,112            752,917
  Accrued aircraft overhaul expenses                                      243,684           191,384            175,960
  Long-term portion of other payable                                      142,250           121,860            100,204
  Post-retirement benefit obligations                                     528,924           545,771            562,632
  Long-term portion of staff housing allowances                                 -           254,669            276,248
  Derivative liabilities                                                   43,097            94,437            119,643
                                                                       12,930,413        16,329,224         17,003,070
                                                                       ----------        ----------        -----------

                                                                       20,714,033        23,234,088         24,716,522
                                                                       ==========        ==========         ==========

AUDITED FINANCIAL STATEMENTS OF THE GROUP FOR THE YEAR ENDED 31 DECEMBER 2004

CONSOLIDATED INCOME STATEMENT
(Prepared in accordance with International Financial Reporting Standards) Year ended 31 December 2004

                                                                                          2004                 2003
                                                                  NOTE                  RMB'000              RMB'000
Traffic revenues
  Passenger                                                                            15,357,614           10,261,027
  Cargo and mail                                                                        4,428,360            3,186,984
Other operating revenues                                                                1,252,802              829,147
                                                                                       ----------           ----------
Turnover                                                           3                   21,038,776           14,277,158
Other operating income, net                                        4                      154,422               60,890
Operating expenses
                                                                                       ----------           ----------
  Wages, salaries and benefits                                     5                   (1,865,879)          (1,449,054)
  Take-off and landing charges                                                         (3,019,742)          (2,254,456)
  Aircraft fuel                                                                        (5,429,658)          (3,044,956)
  Food and beverages                                                                     (758,046)            (541,669)
  Aircraft depreciation and operating leases                                           (3,672,133)          (2,851,047)
  Other depreciation, amortisation and
    operating leases                                                                     (495,916)            (495,079)
  Aircraft maintenance                                                                 (1,396,283)          (1,329,304)
  Commissions                                                                            (772,219)            (465,147)

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

  Office and administration                                                            (1,337,850)          (1,057,500)
  Others                                                                                 (966,295)            (628,373)
                                                                                       ----------           ----------
Total operating expenses                                                              (19,714,021)         (14,116,585)
                                                                                       ----------           ----------
Operating profit                                                                        1,479,177              221,463
Non-operating income                                           38(c)(ii)                  133,029                    -
Finance costs, net                                                 6                     (762,687)            (782,783)
Share of results before tax of associates                          16                      (4,112)             (28,511)
                                                                                       ----------           ----------
Profit/(loss) before taxation                                      7                      845,407             (589,831)
Income tax expenses                                               9(a)                   (181,224)            (247,554)
                                                                                       ----------           ----------
Profit/(loss) after taxation                                                              664,183             (837,385)
Minority interests                                                 32                    (150,108)            (112,431)
                                                                                       ----------           ----------
Profit/(loss) attributable to shareholders                                                514,075             (949,816)
                                                                                       ==========           ==========

Earnings/(loss) per share
  - basic and diluted                                              10                     RMB0.11             (RMB0.20)
                                                                                       ==========           ==========

CONSOLIDATED BALANCE SHEET

(Prepared in accordance with International Financial Reporting Standards) As at 31 December 2004

                                                                                         2004                 2003
                                                                  NOTE                  RMB'000              RMB'000
NON-CURRENT ASSETS
  Fixed assets                                                     12                  30,220,319           26,838,903
  Construction in progress                                         13                     188,654              219,788
  Lease prepayments                                                14                     828,808              847,319
  Investments in associates                                        16                     656,190              626,084
  Goodwill and negative goodwill                                   17                      36,303               38,505
  Advances on aircraft and flight equipment                        18                   2,678,603            2,239,893
  Other long-term receivables and investments                      19                   2,202,606            1,962,362
  Deferred tax assets                                              30                     395,465              399,771
  Derivative assets                                                40                      11,571                2,814
                                                                                       ----------           ----------
                                                                                       37,218,519           33,175,439
                                                                                       ----------           ----------


CURRENT ASSETS
  Flight equipment spare parts less allowance
    for obsolescence (2004: RMB471,750,000;
    2003: RMB400,534,000)                                                                 523,186              552,172
  Trade receivables less allowance for doubtful
    accounts (2004: RMB94,147,000;
    2003: RMB83,663,000)                                           20                   1,462,672            1,325,677

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

Prepayments, deposits and other receivables                        21                   1,108,964            1,371,043
Cash and cash equivalents                                                               2,114,447            1,582,780
                                                                                      -----------           ----------
                                                                                        5,209,269            4,831,672
CURRENT LIABILITIES
  Trade payables                                                   22                      64,718              109,242
  Notes payables                                                   22                     838,337              756,490
  Sales in advance of carriage                                                            719,957              926,453
  Other payables and accrued expenses                              23                   5,353,649            4,299,989
  Current portion of obligations under finance leases              25                   1,189,648            1,692,084
  Current portion of long-term bank loans                          26                   3,193,432            2,250,734
  Tax payable                                                                             162,606              106,113
  Short-term bank loans                                            27                   6,188,919            4,631,918
                                                                                      -----------           ----------
                                                                                       17,711,266           14,773,023
                                                                                      -----------           ----------

NET CURRENT LIABILITIES                                                               (12,501,997)          (9,941,351)
                                                                                      -----------           ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                                                  24,716,522           23,234,088
                                                                                       ==========           ==========

                                                                                          2004                 2003
                                                                 NOTE                    RMB'000              RMB'000
SHARE CAPITAL                                                     28                    4,866,950            4,866,950
RESERVES                                                          29                    2,015,294            1,515,201
                                                                                       ----------           ----------
TOTAL CAPITAL AND RESERVES                                                              6,882,244            6,382,151
MINORITY INTERESTS                                                32                      831,208              522,713

NON-CURRENT LIABILITIES
  Obligations under finance leases                                25                    7,472,638            5,408,802
  Long-term bank loans                                            26                    7,542,828            8,972,189
  Deferred tax liabilities                                        30                      752,917              740,112
  Accrued aircraft overhaul expenses                              24                      175,960              191,384
  Long-term portion of other payable                              31                      100,204              121,860
  Post-retirement benefit obligations                             33(b)                   562,632              545,771
  Long-term portion of staff housing allowances                   34(b)                   276,248              254,669
  Derivative liabilities                                          40                      119,643               94,437
                                                                                       ----------           ----------
                                                                                       17,003,070           16,329,224
                                                                                       ----------           ----------

                                                                                       24,716,522           23,234,088
                                                                                       ==========           ==========

     These financial statements have been approved for issue by the Board of Directors on 12 April 2005.

                LI FENGHUA                               WAN MINGWU
                 Director                                 Director

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED CASH FLOW STATEMENT
(Prepared in accordance with International Financial Reporting Standards) Year ended 31 December 2004

                                                                                         2004                 2003
                                                                                        RMB'000              RMB'000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Profit/(loss) after taxation before minority interests                                  664,183             (837,385)
ADJUSTMENTS TO RECONCILE PROFIT/(LOSS) ATTRIBUTABLE TO
  SHAREHOLDERS TO NET CASH FROM OPERATING ACTIVITIES:

  Depreciation of fixed assets                                                          2,282,195            1,974,462
  Losses on disposal of aircraft and flight equipment                                      40,564               28,767
  (Gains)/losses on disposals of other fixed assets                                       (13,001)               4,811
  Fair value gains on short-term investments                                               (5,235)             (21,920)
  Amortisation of lease prepayments                                                        18,414               20,049
  Provision for post-retirement benefits                                                   24,611               20,844
  Amortisation of goodwill and negative goodwill                                            2,202                2,202
  Interest income (including amortisation of bond discount)                              (129,020)            (147,846)
  Interest expenses                                                                       870,988              860,304
  Provision for income tax                                                                160,502              124,530
  Share of results after tax of associates                                                  5,256               32,738
  Foreign exchange (gains)/losses                                                         (40,168)              77,850
MOVEMENTS IN:
  Flight equipment spare parts                                                             28,986                4,204
  Trade receivables                                                                      (136,995)            (360,451)
  Prepayments and other receivables                                                      (361,345)             197,006
  Trade payables                                                                          (44,524)              44,719
  Sales in advance of carriage                                                           (206,496)             225,739
  Other payables and accrued expenses                                                   1,069,237            1,759,628
  Interest accrued on a long-term payable                                                   8,344                9,610
  Deferred taxation                                                                        19,578              118,797
  Long-term portion of accrued aircraft overhaul expenses                                 (15,424)             (52,300)
                                                                                        ---------            ---------
                                                                                        3,578,669            4,923,743
                                                                                        ---------            ---------

CASH GENERATED FROM OPERATIONS                                                          4,242,852            4,086,358
  Interest paid                                                                          (872,738)            (860,304)
  Income tax paid                                                                        (104,009)             (62,977)
                                                                                        ---------            ---------

NET CASH INFLOW FROM OPERATING ACTIVITIES                                               3,266,105            3,163,077
                                                                                        =========            =========

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

                                                                                         2004                 2003
                                                                                        RMB'000              RMB'000
                                                                                      ----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of aircraft and flight equipment                                           (1,206,508)          (5,560,406)
  Instalment payment for acquisition of an airlines business                              (30,000)             (30,000)
  Proceeds on disposals of aircraft, flight equipment,
    other fixed assets and equipment                                                      667,824               91,940
  Purchase of buildings, other fixed assets and equipment                                (319,337)            (216,211)
  Additions of construction in progress                                                  (178,065)            (249,737)
  Investments in associates                                                               (12,673)            (327,252)
  Advances on aircraft and flight equipment                                            (2,076,990)          (1,295,656)
  Repayments of advances on aircraft and flight equipment                                  80,000                    -
  Proceeds from maturity of US Treasury zero coupon bonds                                 585,736                    -
  Increase in long-term bank deposits                                                     (51,108)             (64,255)
  Purchase of short-term investments                                                     (270,350)                   -
  Proceeds from disposals of short-term investments                                       275,585              311,920
  Interest received                                                                        71,900              104,243
  Net decrease/(increase) in short-term deposits with original
    maturities over three months                                                           31,424              (69,246)
                                                                                       ----------           ----------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                                             (2,432,562)          (7,304,660)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term bank loans                                                   8,988,970           10,920,917
  Repayments of short-term bank loans                                                  (7,431,931)         (10,815,508)
  Proceeds from long-term bank loans                                                    2,155,310            5,606,107
  Repayments of long-term bank loans                                                   (2,647,930)            (898,022)
  Principal repayments of finance lease obligations                                    (1,617,001)          (1,400,749)
  Proceeds from notes payables                                                          1,347,786            1,254,030
  Repayments of notes payables                                                         (1,265,939)            (908,790)
  Capital injection from minority shareholders                                            218,387                5,765
  Dividends paid to minority shareholders                                                 (60,000)                   -
                                                                                       ----------           ----------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING ACTIVITIES                                      (312,348)           3,763,750
                                                                                       ----------           ----------

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                                      521,195             (377,833)
CASH AND CASH EQUIVALENTS AT 1 JANUARY                                                  1,582,780            1,944,525
EXCHANGE ADJUSTMENT                                                                        10,472               16,088
                                                                                       ----------           ----------

CASH AND CASH EQUIVALENTS AT 31 DECEMBER                                                2,114,447            1,582,780
                                                                                       ==========           ==========

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

(Prepared in accordance with International Financial Reporting Standards)

Year ended 31 December 2004

                                                      SHARE                OTHER           RETAINED
                                                     CAPITAL             RESERVES           PROFITS
                                                    (NOTE 28)            (NOTE 29)         (NOTE 29)          TOTAL
                                                     RMB'000              RMB'000           RMB'000          RMB'000
                                                    ---------            ----------        ---------         ---------
BALANCE AT 1 JANUARY 2003                           4,866,950            1,004,655         1,507,498         7,379,103

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

Net gains/(losses) not recognised in
  the income statement
Unrealised losses on cashflow hedges                        -              (62,810)                -           (62,810)
Realised losses on cashflow hedges                          -               13,156                 -            13,156
Release of reserves upon disposals
  of aircraft                                               -              (14,269)           16,787             2,518
                                                    ---------            ---------           -------         ---------
                                                            -              (63,923)           16,787           (47,136)
Loss attributable to shareholders                           -                    -          (949,816)         (949,816)
Transfer from retained profits to other
  reserves                                                  -               72,510           (72,510)                -
                                                    ---------            ---------           -------         ---------
BALANCE AT 31 DECEMBER 2003 AND
  1 JANUARY 2004                                    4,866,950            1,013,242           501,959         6,382,151
Net losses not recognised in the
  income statement
Unrealised losses on cashflow hedges                        -               (5,143)                -            (5,143)
Realised gains on cashflow hedges                           -               (8,839)                -            (8,839)
                                                    ---------            ---------           -------         ---------
                                                            -              (13,982)                -           (13,982)
Profit attributable to shareholders                         -                    -           514,075           514,075
Transfer from retained profits to
  other reserves                                            -               67,136           (67,136)                -
                                                    ---------            ---------           -------         ---------

BALANCE AT 31 DECEMBER 2004                         4,866,950            1,066,396           948,898         6,882,244
                                                    =========            =========           =======         =========

NOTES TO THE FINANCIAL STATEMENTS

(Prepared in accordance with International Financial Reporting Standards) Year ended 31 December 2004

1.   CORPORATE INFORMATION

     China Eastern Airlines Corporation Limited (the "Company") was incorporated in the People's Republic of China ("PRC") as a joint stock company limited by shares on 14 April 1995. The Company is majority owned by China Eastern Air Holding Company ("CEA Holding"), a state-owned enterprise. The Company and its subsidiaries (the "Group") are principally engaged in the operation of civil aviation, air cargo, postal delivery and other extended transportation services.

2.   PRINCIPAL ACCOUNTING POLICIES

(a)  Basis of preparation

     The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and the disclosure requirements of the Hong Kong

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

Companies Ordinance. This basis of accounting differs in certain material respects from that used in the preparation of the Group's statutory accounts in the PRC. The statutory accounts of the Group have been prepared in accordance with the accounting principles and the relevant regulations applicable to PRC joint stock limited companies ("PRC Accounting Regulations"). In preparing these financial statements, appropriate restatements have been made to the Group's statutory accounts to conform with IFRS.

     The consolidated financial statements have been prepared under historical cost convention as modified by the revaluation of fixed assets, short-term investments and derivative financial instruments.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's best knowledge of current event and actions, actual results ultimately may differ from those estimates.

(b)  Group accounting

     The consolidated financial statements include the financial statements of the Company and its subsidiaries made up to 31 December.

     (i)  Subsidiaries

          Subsidiaries, which are those entities in which the Group has an interest of more than one half of the voting rights or otherwise has power to govern the financial and operating policies, are consolidated.

          Subsidiaries are consolidated from the date on which control is transferred to the Group and are no longer consolidated from the date that control ceases. The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given up, shares issued or liabilities undertaken at the date of acquisition plus costs directly attributable to the acquisition. The excess of the cost of acquisition over the fair value of the net assets of the subsidiary acquired is recorded as goodwill. See note 2(m) for the accounting policy on goodwill. Intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated.

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

     Where necessary, accounting policies of subsidiaries have been changed to ensure consistency with the policies adopted by the Group.

          Minority interests represent the interests of outside members in the operating results and net assets of subsidiaries.

          In the Company's balance sheet, the investments in subsidiaries are stated at cost less provision for impairment losses.

     (ii) Associates

          Investments in associates are accounted for by the equity method of accounting. Under this method the Company's share of the post-acquisition profits or losses of associates is recognised in the income statement and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment. Associates are entities over which the Group generally has between 20% and 50% of the voting rights, or over which the Group has significant influence, but which it does not control.

          Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group's interest in the associates; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. The Group's investment in associates includes goodwill (net of accumulated amortisation) on acquisition. When the Group's share of losses in an associate equals or exceeds its interest in the associate, the Group does not recognise further losses, unless the Group has incurred obligations or made payments on behalf of the associates.

          In the Company's balance sheet, the investments in associates are stated at cost less provision for impairment losses. The results of associates are accounted for by the Company on the basis of dividends received and receivable.

(c)  Foreign currency translation

     The Group maintains its books and records in Renminbi ("RMB") which is the measurement currency of the Group. Transactions in foreign currencies are translated at the applicable rates of exchange prevailing at the dates of the transactions, quoted by the People's Bank of China. Monetary assets and liabilities denominated in foreign currencies are translated into RMB at the

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

rates prevailing at the balance sheet date as quoted by the People's Bank of China. Exchange differences are included in the income statement, except when deferred in equity as qualifying cashflow hedges.

(d)  Revenue recognition and sales in advance of carriage

     Passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of sold but unused tickets is included in the current liabilities as sales in advance of carriage.

     Revenues from other operating businesses, including income derived from the provision of ground services and commission income are recognised when services are rendered. Commission income includes amounts earned from other carriers in respect of sales made by the Group's agents. The related commission payable to agents are included as commission expenses in the income statement in the period that revenue is recognised. Rental income from leasing office premises and cargo warehouses is recognised on a straight-line basis over the lease term.

     Revenues are presented net of business tax.

     Interest income is recognised on a time-proportionate basis.

     Rental income from subleases is recognised on a straight-line basis over the terms of the respective leases.

(e)  Segmental reporting

     In accordance with the Group's internal financial reporting, the Group has determined that business segments be presented as the primary reporting format and geographical as the secondary reporting format.

     In respect of the geographical segment, the analysis of turnover and operating profit by geographical segment is based on the following criteria:-

     (i) Traffic revenue from domestic services within the PRC (excluding Hong Kong Special Administrative Region ("Hong Kong")) is attributed to the domestic operation. Traffic revenue from inbound and outbound services between the PRC and Hong Kong or

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

          overseas markets is attributed to the geographical area in which the relevant overseas origin or destination lies.

     (ii) Other operating revenues from ticket handling services, airport ground services and other miscellaneous services are attributed on the basis of where the services are performed.

(f)  Retirement benefits

     The Group participates in defined contribution retirement schemes regarding pension and medical benefit for employees organised by the municipal governments of respective provinces. The contributions to the schemes are charged to the income statement as and when incurred.

     In addition, the Group provides retirees with post-retirement benefits including retirement subsidies, transportation subsidies, social function activity subsidies as well as other welfare. The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.

     Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions in excess of the greater of 10% of the value of plan assets or 10% of the defined benefit obligation are charged or credited to income over the employees' expected average remaining working lives.

     Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.

(g)  Maintenance and overhaul costs

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

     In respect of aircraft and engines under operating leases, the Group has the responsibility to fulfill certain return conditions under relevant leases. In order to fulfill these return conditions, major overhauls are required to be conducted on a regular basis. Accordingly, the present value of estimated costs of major overhauls for aircraft and engines under operating leases are accrued and charged to the income statement over the estimated period between overhauls using the ratios of actual flying hours/cycles and estimated flying hours/cycles between overhauls. The costs of major overhaul comprise mainly labour and materials. Differences between the estimated cost and the actual cost of the overhaul are included in the income statement in the period of overhaul.

     All other routine repairs and maintenance costs incurred in restoring such fixed assets to their normal working condition are charged to the income statement as and when incurred.

     Improvements are capitalised and depreciated over their expected useful lives to the Group.

(h)  Government grant

     Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

     Government grants relating to costs are deferred and recognised in the income statement over the period necessary to match them with the costs they are intended to compensate.

     Government grants relating to the fixed assets are included in non-current liabilities as other liabilities and are credited to the income statement on a straight-line basis over the expected lives of the related assets.

(i)  Taxation

     The Group provides for taxation on the basis of the results for the year as adjusted for items which are not assessable or deductible for income tax purposes. Taxation of the Group is determined in accordance with the relevant tax rules and regulations applicable in the jurisdictions where the Group operates.

     Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred tax is measured using tax rates enacted, or substantively enacted at the balance sheet date.

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

     Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

(j)  Fixed assets

     (i) Fixed assets are recognised initially at cost which comprises purchase price, costs transferred from construction in progress and any directly attributable costs of bringing the assets to the condition for their intended use.

          Subsequent to the initial recognition, fixed assets are stated at revalued amount less accumulated depreciation and accumulated impairment losses. Independent valuations are performed at least every five years or sooner if considered necessary by the directors. In the intervening years, the directors review the carrying values of the fixed assets and adjustment is made where these are materially different from fair value. Increases in the carrying amount arising on revaluation are credited to the revaluation reserve. Decreases in valuation of fixed assets are first offset against increases from earlier valuations of the same asset and are thereafter charged to the income statement. All other decreases in valuation are charged to the income statement. Any subsequent increases are credited to the income statement up to the amount previously charged.

     (ii) Depreciation of fixed assets is calculated on the straight-line method to write off the cost or revalued amount of each asset to their residual value over their estimated useful lives. The estimated useful lives used for the calculation of annual depreciation charges are as follows:-

Aircraft                                           -   20 years
Flight equipment
 - Engines                                         -   20 years
 - Other flight equipment                          -   20 years
Buildings                                          -   15 to 35 years
Other fixed assets and equipment                   -   5 to 20 years

     (iii) Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in operating profit. When revalued assets are sold, the amounts included in revaluation reserves are transferred to retained earnings.

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

(k)  Construction in progress

     Construction in progress represents office buildings, various infrastructure projects under construction and plant and equipment pending installation. This includes the costs of construction and acquisition and interest capitalised. No depreciation is provided on construction in progress until the asset is completed and put into use.

(l)  Lease prepayments

     Lease prepayments represent acquisition costs of land use rights less accumulated amortisation. Amortisation is provided over the lease period of land use rights on a straight-line basis.

(m)  Goodwill and negative goodwill

     (i)  Goodwill

          Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net assets of the acquired subsidiary or associate at the date of acquisition.

          Goodwill arising from a business combination is presented as cost less accumulated amortisation and accumulated impairment losses. Amortisation is made using the straight-line method over its estimated useful life. Management determines the estimated useful life of goodwill based on its evaluation of the respective companies at the time of the acquisition, considering factors such as existing market share, potential growth and other factors inherent in the acquired companies. At each balance sheet date, the Group assesses whether there is any indication of impairment. If such indications exist, an analysis is performed to assess whether the carrying amount of goodwill is fully recoverable. A write down is made if the carrying amount exceeds the recoverable amount.

     (ii) Negative goodwill

          Negative goodwill represents the excess of the fair value of the Group's share of the net assets acquired subsidiary or associate over the cost of acquisition. Negative goodwill is presented in the same balance sheet classifications as goodwill.

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

          To the extent that negative goodwill relates to expected future losses and expenses that are identified in the Group's plan for the acquisition and can be measured reliably, but which do not represent identifiable liabilities, that portion of negative goodwill is recognised as income when the future losses and expenses are recognised. Any remaining negative goodwill, not exceeding the fair values of the non-monetary assets acquired, is recognised in the income statement over the remaining weighted average useful life of those assets. Negative goodwill in excess of the fair values of those assets is recognised in the income statement immediately.

          At each balance sheet date, the Group assesses whether there is any indication of impairment. If such indications exist, an analysis is performed to assess whether the carrying amount of goodwill is fully recoverable. A write down is made if the carrying amounts exceeds the recoverable amount.

          The gain or loss on disposals of an entity includes the carrying amount of goodwill relating to the entity sold.

(n)  Advances on aircraft and flight equipment

     Advance contract payments to aircraft manufacturers to secure deliveries of aircraft and flight equipment in future years are capitalised along with attributable interests, and transferred to fixed assets upon delivery of the aircraft.

(o)  Borrowing costs

     Interest attributable to funds used to finance the acquisition of new aircraft and construction of major ground facilities is capitalised as an additional cost of the related asset. Interest is capitalised at the Group's weighted average interest rate on borrowings or, where applicable, the interest rate related to specific borrowings during the period of time that is required to complete and prepare the asset for its intended use.

     All other borrowing costs are charged to the income statement in the period in which they are incurred.

(p)  Long-term bank deposits

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

     Long-term bank deposits placed to secure future lease obligations are classified as held-to-maturity financial assets and measured at amortised cost.

(q)  Impairment

     Fixed assets and other non-current assets, including goodwill are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the carrying amount of the asset exceeds its recoverable amount which is the higher of an asset's net selling price and value in use. For the purposes of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable cashflows.

(r)  Flight equipment spare parts

     Flight equipment spare parts are carried at weighted average cost less allowance for obsolescence.

(s)  Trade receivables

     Trade receivables are carried at original invoice amount less provision made for impairment of these receivables. A provision for impairment of trade receivables is established if there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the carrying amount and the present value of expected cashflows, discounted at the effective interest rate.

(t)  Cash and cash equivalents

     Cash and short-term highly liquid investments, which are readily convertible into cash and have original maturities of three months or less at the date of acquisition, are classified as cash and cash equivalents.

(u)  Provisions

     Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Group expects a provision

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

(v)  Leases

     (i)  A Group company is the lessee

          Leases of fixed assets where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the inception of the lease at the lower of the fair value of the leased asset or the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

          Leased assets are depreciated using the straight-line method over their expected useful lives to residual values.

          Leases of assets under which a significant portion of the lease risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

     (ii) A Group company is the lessor

          When assets are leased out under a finance lease, the present value of the lease payments is recognised as a receivable. The difference between the gross receivable and the present value of the receivable is recognised as unearned finance income. Lease income is recognised over the term of the lease using the net investment method, which reflects a constant periodic rate of return.

          Assets leased out under operating leases are included in fixed assets in the balance sheet. They are depreciated over their expected useful lives on a basis consistent with similar fixed assets. Rental income is recognised on a straight-line basis over the lease term.

(w)  Derivative financial instruments

APPENDIX IV                                  FINANCIAL INFORMATION OF THE GROUP

     Derivative financial instruments are initially recognised in the balance sheet at cost and subsequently are remeasured at their fair value. The method of recognising the resulting gain or loss is dependent on the nature of the item being hedged. The Group designates certain derivatives as either (1) a hedge of the fair value of a recognised asset or liability (i.e. fair value hedge), or
(2) a hedge of a forecasted transaction or of a firm commitment (i.e. cashflow hedge).

     Derivative financial instrument that does not qualify for hedge accounting is accounted for as trading instrument and any unrealised gain or loss, being changes in fair value of the derivative, is recognised in the income statement immediately.

     Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the income statement, along with any changes in the fair value of the hedged assets or liabilities that are attributable to the hedged risk.

     Derivative financial instrument that qualifies for hedge accounting and is designated as a specific hedge of the variability in cashflows of a highly probable forecast transaction, is accounted for as follows:-

     (i) the effective part of any gain or loss on the derivative financial instrument is recognised directly in equity. Where the forecasted transaction or firm commitment results in the recognition of an asset or a liability, the gains and losses previously deferred in equity are included in the initial measurement of the cost of the asset or liability. Otherwise, the cumulative gain or loss on the derivative financial instrument is removed from equity and recognised in the income statement in the same period during which the hedged forecast transaction affects net profit or loss.

     (ii) the ineffective part of any gain or loss is recognised in the income statement immediately.

     When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised in the income statement when the committed or forecasted transaction ultimately occurs. When a committed or forecasted transaction is no longer expected to occur, the cumulative gain or loss that was recorded in equity is immediately transferred to the income statement.

(x)  Dividend

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      Dividend distribution to the Company's shareholders is recongised as a liability in the Group's financial statements in the period in which the dividends are approved by the Company's shareholders.

(y)   Comparatives

      Where necessary, comparative figures have been reclassified to conform with changes in presentation in the current year.

3.    REVENUES AND TURNOVER

      The Group is principally engaged in the provision of domestic, Hong Kong and international passenger, cargo and mail airline services. Turnover comprises revenues from airline and related services net of business tax and civil aviation infrastructure levies.

                                                                  GROUP
                                                            2004          2003
                                                          RMB'000       RMB'000
Gross turnover                                           21,566,944    14,575,443
Less:  Business tax (note (a))                             (528,168)     (168,639)
       Civil aviation infrastructure levies (note (b))            -      (129,646)
                                                         ----------    ----------

                                                         21,038,776    14,277,158
                                                         ==========    ==========

(a) Pursuant to various PRC business tax rules and regulations, the Group is required to pay PRC business tax. Except for traffic revenues derived from inbound international and regional flights which are not subject to PRC business tax, the Group's traffic revenues, commission income and ground service income are subject to PRC business tax levied at rates ranging from 3% to 5%.

(b) Prior to 1 May 2003, the civil aviation infrastructure levies were paid to Civil Aviation Administration of China ("CAAC"), at rates of 5% and 2% respectively for domestic and international or regional traffic revenues.

      From 1 May 2003 to 31 March 2004, civil aviation infrastructure levies for all traffic revenues of the Group are waived by CAAC, in compensating for the airlines' losses on revenue due to the outbreak of Severe Acute Respiratory Syndrome ("SARS").

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

            Effective from 1 April 2004, in accordance with the related new policy promulgated by the PRC Government, civil aviation infrastructure levies are payable based on the route, aircraft model and tonne-kilometres, and the levies of RMB251,185,000 incurred for the year ended 31 December 2004 are recorded in the operating expenses.

4.    OTHER OPERATING INCOME, NET

                                                               GROUP
                                                          2004       2003
                                                         RMB'000    RMB'000
Rental income from operating subleases of
  aircraft (note 38(c)(i))                               121,480     31,209
Government subsidy (note (a))                             73,506     58,448
Losses on disposals of aircraft and engines (note (b))   (40,564)   (28,767)
                                                         -------    -------

                                                         154,422     60,890
                                                         =======    =======

(a) In 2004, government subsidy was granted by the local government to the Company in consideration of the relocation of the Company's international flights and related facilities from Hongqiao Airport to Pudong International Airport. In 2003, the government subsidy was granted for compensation of SARS impact on airlines business.

(b) During the year, the Group disposed 17 engines (2003: three B737-200 aircraft) to a third party.

5.    WAGES, SALARIES AND BENEFITS

                                                           GROUP
                                                      2004       2003
                                                     RMB'000    RMB'000
Wages, salaries and allowances                      1,590,722  1,027,092
Contribution under defined contribution retirement
  schemes (note 33(a))                                194,200    121,200
Post-retirement benefits (note 33(b)(iii))             51,704     40,299
Staff housing allowances (note 34(b))                  29,253    260,463
                                                    ---------  ---------

                                                    1,865,879  1,449,054
                                                    =========  =========
Average number of employees for the year ended         19,666     16,435
                                                    =========  =========

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

6.    FINANCE COSTS, NET

                                                                GROUP
                                                           2004       2003
                                                          RMB'000    RMB'000
Interest charged on obligations under finance leases      339,276    490,456
Interest on bank loans

  - wholly repayable within five years                    431,517    265,955
  - not wholly repayable within five years                144,693    180,291
                                                         --------   --------
                                                          576,210    446,246
Net foreign exchange losses                                32,207     62,179
Interest accrued on a long-term payable (note 31)           8,344      9,610
Interest on loans from an associate                         1,629      6,396
Less: amounts capitalised into advances on aircraft and
       flight equipment (note 18)                         (57,120)   (97,414)
                                                         --------   --------
                                                          900,546    917,473
Interest income                                          (129,020)  (147,846)
                                                         --------   --------

                                                          771,526    769,627
Fair value (gains)/losses on financial instrument
  - interests rate swap                                     2,659      5,010
  - forward foreign exchange contract                     (11,498)     8,146
                                                         --------   --------

                                                          762,687    782,783
                                                         ========   ========

      The capitalisation rates used for the year ended 31 December 2004 ranged between 3 months LIBOR+0.25% and 5.76% per annum (2003: 3 months LIBOR+0.25% and 5.76% per annum).

7.    PROFIT/(LOSS) BEFORE TAXATION

                                                                                 GROUP
                                                                             2004       2003
                                                                           RMB'000    RMB'000
Profit/(loss) before taxation is stated after charging:-
Depreciation of fixed assets
  - owned assets                                                          1,698,260  1,396,739
  - assets held under finance leases and for own use                        583,935    577,723
Operating lease rentals
  - aircraft                                                              1,720,736  1,238,012
  - land and buildings                                                      146,704    116,279
Amortisation of lease prepayments                                            18,414     20,049
Loss on disposals of other fixed assets                                           -      4,811
Amortisation of goodwill and negative goodwill                                2,202      2,202
Consumption of consumables                                                  139,711     86,009

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

Allowances for obsolescence of flight equipment spare parts                  73,406     53,336
Allowances for doubtful accounts                                             24,250     19,229
Auditors' remuneration                                                        7,380      7,380
                                                                          ---------  ---------

and after crediting:-
Gain on disposals of other fixed assets                                      13,001          -
Fair value gain on disposals of short-term investments                        5,235     21,920
                                                                          =========  =========

8.    EMOLUMENTS OF DIRECTORS, SUPERVISORS AND SENIOR MANAGEMENT

(a)   Directors' and supervisors' emoluments comprise the following:-

                                                    GROUP
                                                 2004    2003
                                               RMB'000  RMB'000
Emoluments for executive directors
  - salaries, allowances and benefits in kind    202      425
  - bonuses                                      269      124
Emoluments for supervisors
  - salaries, allowances and benefits in kind    127       46
  - bonuses                                      113       18
                                                 ---      ---

                                                 711      613
                                                 ===      ===

      During the year ended 31 December 2004, no directors and supervisors waived their emoluments (2003: nil).

(b)   The five highest paid individuals of the Group are as follows:-

                                   NUMBER OF INDIVIDUALS
                                   2004             2003
Directors                            1                2
Non-directors and non-supervisors    4                3
                                   ---              ---
                                     5                5
                                   ===              ===

(c)   The emoluments of the five highest paid individuals:-

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      One (2003: two) of the Group's five highest paid individuals in 2004 are executive directors whose remunerations are included in the directors' emoluments above. Details of the remuneration of the remaining four (2003: three) highest paid individuals are as follows:-

                                                GROUP
                                            2004     2003
                                           RMB'000  RMB'000
Salaries, allowances and benefits in kind     981    705
Bonuses                                       431    138
                                            -----    ---

                                            1,412    843
                                            =====    ===

      During the year ended 31 December 2004, no emoluments were paid by the Group to the directors, supervisors or the five highest paid individuals as an inducement to join or upon joining the Group, or as a compensation for loss of office (2003: nil).

9.    TAXATION

(a)   Taxation is charged to the consolidated income statement as follows:-

                                                         GROUP
                                                    2004     2003
                                                   RMB'000  RMB'000
Provision for PRC income tax - current year        160,502  124,530
Deferred taxation (note 30)                         19,578  118,797
                                                   -------  -------

                                                   180,080  243,327

Share of tax attributable to associates (note 16)    1,144    4,227
                                                   -------  -------

                                                   181,224  247,554
                                                   =======  =======

      (i) Pursuant to the Circular Hu Shui Er Cai (2001) No. 104 dated 22 October 2001 issued by local tax bureau, with retrospective effect from 1 July 2001, the Company is entitled to a reduced income tax rate of 15%.

      (ii) The Company has two major subsidiaries, namely China Cargo Airlines Co., Ltd. ("China Cargo") and China Eastern Airlines Jiangsu Co., Ltd. ("CEA Jiangsu"). Pursuant to the Circular (2000) No. 52 jointly issued by the Shanghai

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

            Municipal Financial Bureau and Shanghai Municipal State Tax Bureau, China Cargo is subject to a reduced income tax rate of 15%. CEA Jiangsu is subject to the standard PRC income tax rate of 33%.

      (iii) The difference between the actual taxation charge in the consolidated income statement and the amounts which would result from applying the enacted tax rate to profit/(loss) before taxation can be reconciled as follows:-

                                                   GROUP
                                              2004       2003
                                             RMB'000    RMB'000
Profit/(loss) before taxation                845,407   (589,831)
Tax calculated at enacted tax rate of 15%   (126,811)    88,475
Effect attributable to subsidiaries and
  associates charged at tax rate of 33%      (24,902)    (4,117)
Adjustments:-
  Expenses not deductible for tax purposes   (35,428)   (62,421)
  Utilisation of previously unrecognised
    tax losses of the Company                  6,395          -
  Unrecognised tax losses of the Company           -   (258,515)
  Unrecognised tax losses of associates      (20,993)   (14,821)
  Utilisation of previously unrecognised
    tax losses of associates                  19,998          -
  Others                                         517      3,845
                                            --------   --------

Tax charge                                  (181,224)  (247,554)
                                            ========   ========

(b) The Group operates international flights to certain overseas destinations. There was no material overseas taxation for the year as there exists double tax relief between PRC and the corresponding jurisdictions (including Hong Kong).

10.   EARNINGS/(LOSS) PER SHARE

      The calculation of earnings/(loss) per share is based on the profit attributable to shareholders of RMB514,075,000 (2003: loss of RMB949,816,000) and 4,866,950,000 (2003: 4,866,950,000) shares in issue during the year. The
Company has no potential dilutive ordinary shares.

11.   DIVIDEND

      On 12 April 2005, the Board of Directors proposed a final dividend of RMB0.02 per share totalling RMB97,339,000 for the year ended 31 December 2004 (2003: nil). These financial

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

statements do not reflect this dividend payable, which will be accounted for in the shareholders' equity as an appropriation of retained earnings in the year ending 31 December 2005.

12.   FIXED ASSETS

                                                                 GROUP
                                             AIRCRAFT
                                      AND FLIGHT EQUIPMENT
                                                  HELD UNDER               OTHER FIXED
                                                    FINANCE                ASSETS AND
                                        OWNED       LEASES     BUILDINGS    EQUIPMENT     TOTAL
                                       RMB'000      RMB'000     RMB'000      RMB'000     RMB'000
VALUATION
  At 1 January 2004                  22,163,218   10,956,426   2,224,520    2,038,181   37,382,345
  Reclassification upon
    purchase of aircraft under
    a finance lease                     356,328     (356,328)          -            -            -
  Lease rebate upon purchase of
    aircraft under a finance lease
    (note a)                            (98,921)           -           -            -      (98,921)
  Transfers from construction in
    progress (note 13)                        -            -      84,847      124,352      209,199
  Transfers from advances
     (note 18)                          535,548    1,079,852           -            -    1,615,400
  Additions                           1,574,829    2,808,904      22,159      227,428    4,633,320
  Disposals                            (912,312)           -     (77,511)     (68,604)  (1,058,427)
                                     ----------   ----------   ---------    ---------   ----------

  At 31 December 2004                23,618,690   14,488,854   2,254,015    2,321,357   42,682,916
                                     ==========   ==========   =========    =========   ==========
ACCUMULATED DEPRECIATION
  At 1 January 2004                   5,657,593    3,613,309     334,951      937,589   10,543,442
  Reclassification upon
   purchase of aircraft under
   a finance lease                       40,746      (40,746)          -            -            -
  Charge for the year                 1,367,462      583,935      85,761      245,037    2,282,195
  Disposals                            (283,444)           -     (28,503)     (51,093)    (363,040)
                                     ----------   ----------   ---------    ---------   ----------

  At 31 December 2004                 6,782,357    4,156,498     392,209    1,131,533   12,462,597
                                     ----------   ----------   ---------    ---------   ----------

NET BOOK VALUE AT
    31 DECEMBER 2004                 16,836,333   10,332,356   1,861,806    1,189,824   30,220,319
                                     ==========   ==========   =========    =========   ==========

Net book value at
    31 December 2003                 16,505,625    7,343,117   1,889,569    1,100,592   26,838,903
                                     ==========   ==========   =========    =========   ==========

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                                                      COMPANY
                                              AIRCRAFT AND
                                            FLIGHT EQUIPMENT
                                                      HELD UNDER                 OTHER FIXED
                                                       FINANCE                    ASSETS AND
                                          OWNED         LEASES       BUILDINGS    EQUIPMENT      TOTAL
                                         RMB'000        RMB'000       RMB'000      RMB'000      RMB'000
VALUATION
  At 1 January 2004                     17,922,994    10,956,426     1,347,425    1,392,428    31,619,273
  Reclassification upon purchase
    of aircraft under a finance lease      356,328      (356,328)            -            -             -
  Lease rebate upon purchase
    of aircraft under a finance
    lease (note a)                         (98,921)            -             -            -       (98,921)
  Transfer to a subsidiary                (257,407)            -             -            -      (257,407)
  Transfers from construction
    in progress (note 13)                        -             -        75,659       13,218        88,877
  Transfer from advance (note 18)          535,548     1,079,852             -            -     1,615,400
  Additions                              1,356,662     2,808,904        20,812      188,199     4,374,577
  Disposals                               (912,312)            -       (72,901)     (57,072)   (1,042,285)
                                        ----------    ----------     ---------    ---------    ----------

  At 31 December 2004                   18,902,892    14,488,854     1,370,995    1,536,773    36,299,514
                                        ----------    ----------     ---------    ---------    ----------

ACCUMULATED DEPRECIATION
  At 1 January 2004                      4,687,965     3,613,309       235,517      698,722     9,235,513
  Reclassification upon purchase
    of aircraft under a finance lease       40,746       (40,746)            -            -             -
  Transfer to a subsidiary                 (40,746)            -             -            -       (40,746)
  Charge for the year                    1,012,161       583,935        56,878      179,772     1,832,746
  Disposals                               (283,444)            -       (28,021)     (41,651)     (353,116)
                                        ----------    ----------     ---------    ---------    ----------

  At 31 December 2004                    5,416,682     4,156,498       264,374      836,843    10,674,397
                                        ----------    ----------     ---------    ---------    ----------

NET BOOK VALUE
  AT 31 DECEMBER 2004                   13,486,210    10,332,356     1,106,621      699,930    25,625,117
                                        ==========    ==========     =========    =========    ==========
Net book value
  at 31 December 2003                   13,235,029     7,343,117     1,111,908      693,706    22,383,760
                                        ==========    ==========     =========    =========    ==========

      (a) In January 2004, the Company exercised its right upon settlement and termination of a finance lease arrangement to purchase an aircraft at a consideration equal to the present value of the remaining minimum lease payments on the date of the purchase. As part of the finance lease arrangement, the Company is entitled to receive a rebate in the amount of RMB98,921,000 if it meets certain conditions as defined in the lease arrangement.

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

            All the conditions to receive such rebate had been satisfied and the amount was received in February 2004 and was recognised as an adjustment to the carrying value of the aircraft to which the rebate relates.

      (b) On 30 June 2001, the fixed assets were revalued by an independent valuer registered in PRC on a market value basis. The revalued amount were not materially different from the carrying values of these fixed assets. On 31 December 2002, the Group's fixed assets were revalued by the directors of the Company on a market value basis. The difference between the valuation and the carrying amount of the fixed assets as at 31 December 2002 was recognised. On 31 December 2004, the directors of the Company reviewed the carrying value of the Group's fixed assets as at 31 December 2004 and are of the opinion that the carrying amount is not materially different from the fair value.

            Had the Group's fixed assets been stated at cost less accumulated depreciation and impairment losses as at 31 December 2004, the carrying amounts of fixed assets would have been RMB30,067,348,000 (2003: RMB26,618,747,000).

      (c) Certain aircraft of the Group and the Company with an aggregate carrying value of approximately RMB13,032,759,000 were pledged as collateral under certain loan agreements as at 31 December 2004 (2003: RMB9,735,106,000) (see note 26).

13.   CONSTRUCTION IN PROGRESS

                                 GROUP                COMPANY
                            2004       2003        2004      2003
                           RMB'000    RMB'000    RMB'000    RMB'000
At 1 January               219,788    413,812     92,520    109,785
Additions                  178,065    249,737     73,891     52,439
Transfer to fixed assets
  (note 12)               (209,199)  (443,761)   (88,877)   (69,704)
                          --------   --------    -------    -------

At 31 December             188,654    219,788     77,534     92,520
                          ========   ========    =======    =======

14.   LEASE PREPAYMENTS

      Lease prepayments represent unamortised prepayments for land use rights.

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      The Group's land use rights are located in the PRC and majority of these land use rights have terms of 50 years from the date of grant. As at 31 December 2004, majority of these land use rights had remaining terms ranging from 42 to 48 years (2003: from 43 to 49 years).

      Certificates of certain land use rights with nil carrying value (2003:
nil) of the Group are currently registered under the name of CEA Holding. The procedures to change the registration of the land use rights certificates with the relevant municipal land bureaus are currently being addressed by CEA Holding. Until the completion of these transfer procedures, the Group is unable to assign or pledge these land use rights. However, the Group currently has no need to assign and no intention to pledge these land use rights. In addition, the Group is entitled to lawfully and validly occupy and use these lands for its daily operations in spite of the fact that the procedures of changing the registration of these land use rights have not been fully completed. Accordingly, the directors of the Company do not believe the lack of certificates of certain land use rights has any material impact on the financial position of the Group.

15.   INVESTMENTS IN SUBSIDIARIES

                                     COMPANY
                                 2004       2003
                                RMB'000    RMB'000
Unlisted shares, at cost       2,146,856  1,600,156
Amounts due from subsidiaries    614,652  2,208,459
                               ---------  ---------

                               2,761,508  3,808,615
                               =========  =========

      Particulars of the principal subsidiaries, all of which are limited companies established and operating in the PRC, are as follows:-

                              PLACE AND
                               DATE OF        PAID-UP           ATTRIBUTABLE EQUITY      PRINCIPAL
      COMPANY               ESTABLISHMENT     CAPITAL                 INTEREST           ACTIVITIES
                                                2004     2003   2004           2003
                                              RMB'000  RMB'000
China Cargo Airlines        PRC               500,000  500,000   70%            70%  Provision of
  Co., Ltd.                 22 July 1998                                               cargo carriage
                                                                                       services

China Eastern Airlines      PRC               803,666  236,579   63%            55%  Provision of
  Jiangsu Co., Ltd.(*)      3 May 1993                                                 airline services

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

Eastern Airlines            PRC                70,000   70,000   86%            86%  Provision of hotel
  Hotel Co., Ltd.           18 March 1998                                              services to crew
                                                                                       members

Shanghai Eastern            PRC               473,000  473,000   95%            95%  Provision of
  Flight Training Co.,      18 December 1995                                           flight training
  Ltd.                                                                                 services

Shanghai Eastern            PRC               412,500  412,500   99%            99%  Investment holding
  Airlines Investment       8 May 2002
  Co., Ltd.

Shanghai Eastern            PRC               200,000        -   70%             -   Provision of
  Logistics Co., Ltd. (**)  23 August 2004                                             cargo logistics
                                                                                       services

* In 2004, the Company and one of a minority shareholder contributed additional capital of RMB408,100,000 and RMB158,987,000 respectively to the subsidiary. The Company's interest in the subsidiary increased from 55% to 63% because the Company contributed proportionally more than its original ownership interest.

** In 2004, the Company, China Cargo and a minority shareholder contributed capital of RMB138,600,000, RMB2,000,000 and RMB59,400,000 respectively to set up the subsidiary. 69% shareholding are held directly and 1% shareholding are held indirectly by the Company.

16.   INVESTMENTS IN ASSOCIATES

                                    GROUP           COMPANY
                               2004     2003     2004     2003
                              RMB'000  RMB'000  RMB'000  RMB'000
Unlisted investment, at cost        -        -  625,964  590,601
Share of net assets           609,130  572,818        -        -
Goodwill                       47,060   53,266        -        -
                              -------  -------  -------  -------

                              656,190  626,084  625,964  590,601
                              =======  =======  =======  =======

                                                             COMPANY
                                                         2004       2003
                                                        RMB'000    RMB'000
Movement of investments in associates is as follows:-
At 1 January                                            626,084    331,570
Cost of investments                                      35,362    327,252

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

Share of results before taxation                         (4,112)   (28,511)
Share of taxation (note 9(a))                            (1,144)    (4,227)

                                                        -------    -------
At 31 December                                          656,190    626,084
                                                        =======    =======

      The share of results before taxation includes an amortisation of RMB6,206,000 (2003: RMB6,206,000) for the goodwill in respect of acquisition of associates and a provision of RMB51,200,000 (2003: RMB28,000,000) for a receivable from a shareholder of an associate.

      Particulars of the principal associates, all of which are limited companies established and operating in the PRC, are as follows:-

                           PLACE AND
                            DATE OF        PAID-UP  ATTRIBUTABLE EQUITY      PRINCIPAL
       COMPANY            ESTABLISHMENT    CAPITAL       INTEREST            ACTIVITIES
                                           RMB'000  2004           2003
China Eastern Airlines   PRC               600,000   40%            40%  Provision of air
  Wuhan Co., Ltd.        16 August 2002                                    transportation
                                                                           services

Eastern Air Group        PRC               400,000   25%            25%  Provision of
  Finance Co., Ltd.      6 December 1995                                   financial
                                                                           services to
                                                                           companies
                                                                           comprising CEA
                                                                           Holding

Eastern Aviation         PRC                10,000   45%            45%  Provision of
  Advertising Services   4 March 1986                                      aviation
  Co., Ltd.                                                                advertising
                                                                           agency services

China Eastern Air        PRC               350,000   45%            45%  Provision of air
  Catering Investment    17 November 2003                                  catering
  Co., Ltd.                                                                services

Eastern Aviation Import  PRC                80,000    45%           45%  Provision of
  & Export Co., Ltd.     9 June 1993                                       aviation
                                                                           equipment, spare
                                                                           parts and tools
                                                                           trading

Shanghai Dongmei         PRC                31,000   45%            45%  Provision of
  Aviation Travel        17 October 2003                                   travelling and
  Co., Ltd.                                                                accommodation
                                                                           agency services

Qingdao Liuting          PRC               450,000   25%            25%  Provision of
  International Airport  1 December 2000                                   airport
  Co., Ltd                                                                 operation services

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

17.   GOODWILL AND NEGATIVE GOODWILL

                              GROUP AND COMPANY
                                   NEGATIVE
                          GOODWILL  GOODWILL   TOTAL
                          RMB'000   RMB'000   RMB'000
Cost
  At 1 January 2004 and
    31 December 2004       113,105  (55,245)  57,860
                           -------  -------   ------

Accumulated amortisation
  At 1 January 2004         28,275   (8,920)  19,355
  Charge for the year        5,654   (3,452)   2,202
                           -------  -------   ------

  At 31 December 2004       33,929  (12,372)  21,557
                           =======  =======   ======
Net book value
  At 31 December 2004       79,176  (42,873)  36,303
                           =======  =======   ======

  At 31 December 2003       84,830  (46,325)  38,505
                           =======  =======   ======

18.   ADVANCES ON AIRCRAFT AND FLIGHT EQUIPMENT

                                                 GROUP AND COMPANY
                                                 2004         2003
                                                RMB'000      RMB'000
At 1 January                                    2,239,893    3,227,720
Additions                                       1,996,990    1,198,242
Interest capitalised during the year (note 6)      57,120       97,414
Transfers to fixed assets (note 12)            (1,615,400)  (2,283,483)
                                               ----------   ----------

At 31 December                                  2,678,603    2,239,893
                                               ==========   ==========

      Included in the balance as at 31 December 2004 is interest capitalised of RMB160,016,000 (2003: RMB130,965,000).

19.   OTHER LONG-TERM RECEIVABLES AND INVESTMENTS

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                                  GROUP                      COMPANY
                                            2004          2003          2004          2003
                                          RMB'000       RMB'000       RMB'000       RMB'000
Long-term bank deposits (note 25)        1,908,398     1,743,924     1,908,398     1,743,924
Deposits for aircraft under
  operating leases                         133,159       110,812       133,159        90,339
Prepaid custom duty and value
  added tax                                 21,083        37,410        21,083        37,410
Prepayments and other long-term
  receivables                              139,966        70,216       118,941        53,875
                                         ---------     ---------     ---------     ---------

                                         2,202,606     1,962,362     2,181,581     1,925,548
                                         =========     =========     =========     =========

20.   TRADE RECEIVABLES LESS ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The credit terms given to trade customers are determined on an individual basis, with the credit period ranging from half a month to three months.

      As at 31 December 2004, the aging analysis of the trade receivables are as follows:-

                                     GROUP                 COMPANY
                               2004         2003        2004       2003
                             RMB'000      RMB'000     RMB'000    RMB'000
Less than 31 days           1,077,804      853,303    738,246    564,870
31 to 60 days                 216,236      348,159     95,537    221,498
61 to 90 days                  68,845       28,094     43,910        968
Over 90 days                   99,787       96,121     49,400     58,168
                            ---------    ---------    -------    -------

                            1,462,672    1,325,677    927,093    845,504
                            =========    =========    =======    =======

21.   PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

                                                   GROUP                  COMPANY
                                              2004         2003       2004        2003
                                            RMB'000      RMB'000    RMB'000      RMB'000
Amounts due from related
  companies (note 38(a)(i))                 122,253       45,389    116,001       35,785
Receivables from provision of
  ground services                           243,890      111,129    243,890      111,129
Receivables from provision of
  cargo handling services                   118,446       70,022          -            -

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

Prepaid aircraft operating lease
  rentals                                   115,456       95,959    101,358       79,340
Short-term deposits with original
  maturity over three months                 77,446      108,870     12,721        7,441
Discounts on aircraft acquisitions
  receivable                                 31,136       29,814     31,136       29,814
US Treasury zero coupon bonds                     -      585,736          -      585,736
Others                                      400,337      324,124    314,888      273,266
                                          ---------    ---------    -------    ---------

                                          1,108,964    1,371,043    819,994    1,122,511
                                          =========    =========    =======    =========

22.   TRADE PAYABLES AND NOTES PAYABLES

      As at 31 December 2004 and 2003, all trade payables were current balances and aged within 30 days.

      As at 31 December 2004, all notes payables were unsecured, interest free and repayable in six months.

23.   OTHER PAYABLES AND ACCRUED EXPENSES

                                                    GROUP                      COMPANY
                                              2004          2003         2004           2003
                                            RMB'000       RMB'000       RMB'000       RMB'000
Amounts due to related
  companies (note 38(a)(i))                  138,968       771,643       164,216       739,427
Accrued fuel cost                          1,290,038       697,652     1,136,343       603,381
Accrued take-off and landing charges         749,458       703,994       629,948       540,298
Current portion of accrued aircraft
  overhaul expenses (note 24)                539,249       385,168       464,268       377,224
Other accrued operating expenses             427,294       603,260       290,727       492,295
Accrued salaries, wages and benefits         333,910       138,954       286,467       119,117
Flight equipment purchase payable            289,232       147,775       281,001       141,920
Airport construction levy payable            243,295             -       243,295             -
Levies collected from ticket sales
  on behalf of overseas tax authorities      218,915        82,862       218,915        82,862
Duties and levies payable                    188,627        10,049       150,178             -
Airport expenses related to
  provision of ground services                98,162        42,320        98,162        42,320
Current portion of provision for staff
  housing allowances (note 34 (b))            93,427        85,973        85,387        78,771
Current portion of long-term
  payables (note 31)                          30,000        30,000        30,000        30,000

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

Current portion of post-retirement
  benefit obligations (note 33(b)(i))         27,500        19,750        25,771        18,635
Amounts due to minority shareholders               -       156,308             -             -
Others                                       685,574       424,281       580,920       339,670
                                           ---------     ---------     ---------     ---------

                                           5,353,649     4,299,989     4,685,598     3,605,920
                                           =========     =========     =========     =========

24.   ACCRUED AIRCRAFT OVERHAUL EXPENSES

                                                    GROUP                      COMPANY
                                               2004         2003          2004          2003
                                             RMB'000      RMB'000       RMB'000       RMB'000
At 1 January 2004                            576,552      547,813       515,534       441,863
Additional provisions                        244,625      123,213       175,314       121,839
Over provision                               (20,814)     (59,456)      (20,814)      (26,860)
Utilised during the year                     (85,154)     (35,018)      (72,755)      (21,308)
                                            --------     --------      --------      --------

At 31 December 2004                          715,209      576,552       597,279       515,534
Less: current portion (note 23)             (539,249)    (385,168)     (464,268)     (377,224)
                                            --------     --------      --------      --------

Long-term portion                            175,960      191,384       133,011       138,310
                                            ========     ========      ========      ========

      Accrued aircraft overhaul expenses represent present value of estimated costs of major overhauls for aircraft and engines under operating lease as the Group has the responsibility to fulfill certain return conditions under relevant leases.

25.   OBLIGATIONS UNDER FINANCE LEASES

      At 31 December 2004, the Group and the Company had 22 aircraft (2003: 18 aircraft) under finance leases. Under the terms of the leases, the Group and the Company has the option to purchase, at or near the end of the lease term, certain aircraft at fair market value and others at either fair market value or a percentage of the respective lessor's defined cost of the aircraft.

      The future minimum lease payments, interest and present value of minimum lease payments which are principally denominated in foreign currencies, under these finance leases as at 31 December 2004 are as follows:-

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                                                       GROUP AND COMPANY
                                                         2004                                    2003
                                                                     PRESENT                                Present
                                                                    VALUE OF                               value of
                                          MINIMUM                    MINIMUM      Minimum                   minimum
                                           LEASE                     LEASE         lease                     lease
                                         PAYMENTS      INTEREST     PAYMENTS      payments     Interest    payments
                                          RMB'000      RMB'000       RMB'000       RMB'000      RMB'000      RMB'000
Within one year                          1,526,981      337,333     1,189,648     2,049,079     356,995    1,692,084
In the second year                       1,962,208      262,372     1,699,836     1,242,950     256,355      986,595
In the third to fifth year inclusive     3,924,600      168,346     3,756,254     4,361,682     322,316    4,039,366
After the fifth year                     2,401,578      385,030     2,016,548       408,853      26,012      382,841
                                        ----------    ---------    ----------    ----------    --------   ----------
Total                                    9,815,367    1,153,081     8,662,286     8,062,564     961,678    7,100,886
                                        ----------    ---------    ----------    ----------    --------   ----------
Less: amount repayable
       within one year                  (1,526,981)    (337,333)   (1,189,648)   (2,049,079)   (356,995)  (1,692,084)
                                        ----------    ---------    ----------    ----------    --------   ----------

Long-term portion                        8,288,386      815,748     7,472,638     6,013,485     604,683    5,408,802
                                        ==========    =========    ==========    ==========    ========   ==========

      At 31 December 2004, the Group and the Company had long-term bank deposits totalling RMB1,908,398,000 (2003: long-term bank deposits and U.S. Treasury zero coupon bonds totalling RMB2,329,660,000) pledged as securities under certain finance lease arrangements (see note 19). All of these bank deposits will be used to meet future lease obligations as they fall due.

      In addition, the Group's finance lease obligations are secured by the related aircraft, the relevant insurance policies and bank guarantees.

26.   LONG-TERM BANK LOANS

                                                        GROUP                          COMPANY
                                                 2004            2003            2004            2003
                                                RMB'000         RMB'000         RMB'000         RMB'000
Bank loans
  - secured                                    5,912,958       6,495,507       5,912,958       6,495,507
  - unsecured                                  4,823,302       4,727,416       4,792,679       4,727,416
                                              ----------      ----------      ----------      ----------

Total                                         10,736,260      11,222,923      10,705,637      11,222,923
Less: amount repayable
       within one year                        (3,193,432)     (2,250,734)     (3,185,156)     (2,250,734)
                                              ----------      ----------      ----------      ----------

Long-term portion                              7,542,828       8,972,189       7,520,481       8,972,189
                                              ==========      ==========      ==========      ==========

The bank loans are repayable as follows:-

Within one year                                3,193,432       2,250,734       3,185,156       2,250,734

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

In the second year                             2,386,862       2,438,574       2,370,309       2,438,574
In the third to fifth year inclusive           3,216,181       4,163,578       3,210,387       4,163,578
After the fifth year                           1,939,785       2,370,037       1,939,785       2,370,037
                                              ----------      ----------      ----------      ----------

Total                                         10,736,260      11,222,923      10,705,637      11,222,923
                                              ==========      ==========      ==========      ==========

The terms of long-term bank loans can be summarised as follows:-

                                                               GROUP                         COMPANY
                                                        2004            2003            2004            2003
   INTEREST RATE AND FINAL MATURITIES                  RMB'000         RMB'000         RMB'000        RMB'000
RMB denominated bank loans:-
Loans for       Fixed interests rates ranging
  working        from 4.94% to 5.76%
  capital        per annum as at 31 December
                 2004; 3-year loans with final
                 maturity through to 2007             1,710,100       1,306,700       1,710,100       1,306,700

Loans for the   Fixed interest rate of 5.18%
  purchases      per annum as at 31 December
  of aircraft    2004; 2 to 8-year loans with
                 final maturity through to 2012         880,000               -         880,000               -

Loans for       Fixed interest rate of 5.76% per
  construction   annum as at 31 December
  projects       2004; 7 to 10-year loans with
                 final maturities through to
                 2007                                   412,500         637,500         412,500         637,500

U.S. dollar denominated bank loans:-
Loans for the   Fixed interest rates ranging
  purchases of   from 5.65% to 6.86% per
  aircraft       annum and floating interest
                 rates ranging from 3 months
                 LIBOR +0.25% to 6 months
                 LIBOR +0.3% as at 31 December
                 2004; 2 to 10-year loans
                 with final maturities
                 through to 2013                      7,703,037       9,278,723       7,703,037       9,278,723

Loan for the   Floating interest rates of 6
  purchase of   months LIBOR +0.6% as at
  an aircraft   31 December 2004; 3-year
  simulator     loans with final maturity in
                2007                                     30,623               -               -               -
                                                     ----------      ----------      ----------      ----------

Total long-term bank loans                           10,736,260      11,222,923      10,705,637      11,222,923
                                                     ==========      ==========      ==========      ==========

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      All secured bank loans as at 31 December 2004 and 2003 of the Group and the Company for the purchases of aircraft were secured by the related aircraft (note 12(b)). In addition, certain secured bank loans with aggregate amount of RMB1,162,186,000 (2003: RMB1,456,320,000) were also guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

      Certain unsecured bank loans of the Group and the Company with aggregate amount of RMB2,122,600,000 (2003: RMB1,944,200,000) were guaranteed by CEA Holding (note 38(b)).

27.   SHORT-TERM BANK LOANS

      Short-term bank loans of the Group and the Company are repayable within one year with interest charged at the prevailing market rates based on the rates quoted by the People's Bank of China. The interest rates related to such loans were between 2.22% and 5.04% per annum (2003: 2.06% and 5.04% per annum). During the year ended 31 December 2004, the weighted average interest rate on short-term bank loans was 3.81% per annum (2003: 3.34% per annum).

28.   SHARE CAPITAL

                                                          2004          2003
                                                        RMB'000        RMB'000
Registered, issued and fully paid of RMB1.00 each
  A shares
    State-owned shares held by CEA Holding             3,000,000      3,000,000
    Shares held by public                                300,000        300,000
                                                       ---------      ---------

                                                       3,300,000      3,300,000
Overseas listed foreign H shares                       1,566,950      1,566,950
                                                       ---------      ---------

                                                       4,866,950      4,866,950
                                                       =========      =========

      Pursuant to articles 49 and 50 of the Company's Articles of Association, the A shares held by CEA Holding, employees, the public and H shares are all registered ordinary shares, carrying equal rights.

29.   RESERVES

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                  STATUTORY   STATUTORY   DISCRETIONARY
                                   COMMON      COMMON        COMMON
                                   RESERVE    WELFARE        RESERVE                              HEDGING
                        SHARE       FUND        FUND           FUND      REVALUATION   CAPITAL    RESERVE    RETAINED
                       PREMIUM   (NOTE (b))  (NOTE (c))    (NOTE (d))      RESERVE     RESERVE   (NOTE 40)   PROFITS      TOTAL
                       RMB'000     RMB'000     RMB'000       RMB'000       RMB'000     RMB'000    RMB'000    RMB'000     RMB'000
GROUP
 AT 1 JANUARY 2004    1,006,455   143,498     142,548        27,989        490,688    (720,057)   (77,879)    501,959   1,515,201
 UNREALISED LOSSES
  ON CASHFLOW
  HEDGES (NOTE 40)
   - GROSS                    -         -           -             -              -           -     (7,610)          -      (7,610)
   - TAX                      -         -           -             -              -           -      1,141           -       1,141
REALISED GAINS ON
 CASHFLOW
 HEDGES (NOTE 40)
   - GROSS                    -         -           -             -              -           -     (8,839)          -      (8,839)
   - TAX                      -         -           -             -              -           -      1,326           -       1,326
 PROFIT
ATTRIBUTABLE TO
  SHAREHOLDERS                -         -           -             -              -           -          -     514,075     514,075
TRANSFER FROM
 RETAINED
 PROFITS TO
 RESERVES
 (NOTE (A))                   -    35,299      31,837             -              -           -          -     (67,136)          -
                      ---------   -------     -------        ------        -------    --------    -------     -------   ---------

 AT 31 DECEMBER
 2004                 1,006,455   178,797     174,385        27,989        490,688    (720,057)   (91,861)    948,898   2,015,294
                      =========   =======     =======        ======        =======    ========    =======     =======   =========

COMPANY
 AT 1 JANUARY 2004    1,006,455    77,214      77,214        27,908        448,859    (720,057)   (77,879)    131,249     970,963
 UNREALISED LOSSES
  ON CASHFLOW
  HEDGES (NOTE 40)
   - GROSS                    -         -           -             -              -           -     (7,610)          -      (7,610)
   - TAX                      -         -           -             -              -           -      1,141           -       1,141
REALISED GAINS
 ON CASHFLOW
 HEDGES (NOTE 40)
   - GROSS                    -         -           -             -              -           -     (8,839)          -      (8,839)
   - TAX                      -         -           -             -              -           -      1,326           -       1,326
RELEASE OF RESERVES
 UPON DISPOSALS
 OF AIRCRAFT, NET
 OF TAX                       -         -           -             -        (13,782)          -          -      13,782           -
  PROFIT FOR
  THE YEAR                    -         -           -             -              -           -          -     393,291     393,291

                      ---------   -------     -------        ------        -------    --------    -------     -------   ---------
AT 31 DECEMBER 2004   1,006,455    77,214      77,214        27,908        435,077    (720,057)   (91,861)    538,322   1,350,272
                      =========   =======     =======        ======        =======    ========    =======     =======   =========

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                  STATUTORY   STATUTORY   DISCRETIONARY
                                   COMMON      COMMON        COMMON
                                   RESERVE    WELFARE        RESERVE                              HEDGING
                        SHARE       FUND        FUND           FUND      REVALUATION   CAPITAL    RESERVE     RETAINED
                       PREMIUM   (NOTE (b))  (NOTE (c))    (NOTE (d))      RESERVE     RESERVE   (NOTE 40)    PROFITS       TOTAL
                       RMB'000     RMB'000     RMB'000       RMB'000       RMB'000     RMB'000    RMB'000     RMB'000      RMB'000
Group
 At 1 January 2003    1,006,455   106,809     106,727        27,989        504,957    (720,057)   (28,225)   1,507,498    2,512,153
 Unrealised losses
  on cashflow
  hedges (note 40)
    - gross                   -         -           -             -              -           -    (71,573)           -      (71,573)
    - tax                     -         -           -             -              -           -     10,736            -       10,736
Realised losses on
 cashflow
 hedges (note 40)
    - gross                   -         -           -             -              -           -     13,156            -       13,156
    - tax                     -         -           -             -              -           -    (1,973)            -       (1,973)
Release of reserves
 upon disposals of
 aircraft
    - gross                   -         -           -             -        (16,787)          -          -       16,787            -
    - tax                     -         -           -             -          2,518           -          -            -        2,518
Loss attributable
 to Shareholders              -         -           -             -              -           -          -     (949,816)    (949,816)
Transfer
from retained
 Profits to
 reserves
 (note (a))                   -    36,689      35,821             -              -           -          -      (72,510)           -
                      ---------   -------     -------        ------        -------    --------    -------   ----------   ----------

At 31 December 2003   1,006,455   143,498     142,548        27,989        490,688    (720,057)   (77,879)     501,959    1,515,201
                      =========   =======     =======        ======        =======    ========    =======   ==========   ==========

Company
 At 1 January 2003    1,006,455    77,214      77,214        27,908        517,549    (720,057)   (28,225)   1,297,904    2,255,962
 Unrealised losses
  on cashflow
 hedges (note 40)
    - gross                   -         -           -             -              -           -    (71,573)           -      (71,573)
    - tax                     -         -           -             -              -           -     10,736            -       10,736
Realised losses on
 cashflow
 hedges (note 40)
    - gross                   -         -           -             -              -           -     13,156            -       13,156
    - tax                     -         -           -             -              -           -    (1,973)            -       (1,973)
Release of reserves
 upon disposals
 of aircraft
    - gross                   -         -           -             -        (80,812)          -          -       80,812            -
    - tax                     -         -           -             -         12,122           -          -            -       12,122

Loss for the year             -         -           -             -              -           -          -   (1,247,467)  (1,247,467)
                      ---------   -------     -------        ------        -------    --------    -------   ----------   ----------

At 31 December 2003   1,006,455    77,214      77,214        27,908        448,859    (720,057)   (77,879)     131,249      970,963
                      =========   =======     =======        ======        =======    ========    =======   ==========   ==========

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      (a) For the year ended 31 December 2004, under the PRC Accounting Regulations, the profit for the year of the Company is used to offset the loss incurred in 2003. Accordingly, no profit appropriation of the Company to reserves has been made for the year ended 31 December 2004 (2003: nil). Transfer from retained profits to reserves for the year represents the profit appropriation to reserves of certain subsidiaries of the Company.

      (b) Pursuant to PRC regulations and the Company's Articles of Association, the Company is required to transfer 10% of its profit for the year, as determined under the PRC Accounting Regulations, to statutory common reserve fund until the fund aggregates to 50% of the Company's registered capital.

            Statutory common reserve fund can be used to make good previous years' losses, if any, and to issue new shares to shareholders in proportion to their existing shareholdings or to increase the par value of the shares currently held by them, provided that the balance after such issue is not less than 25% of the registered capital.

      (c) Pursuant to PRC regulations and the Company's Articles of Association, the Company is required to transfer 5% to 10% of its profit for the year, as determined under the PRC Accounting Regulations, to the statutory common welfare fund. This fund can only be used to provide staff welfare facilities and other collective benefits to the Company's employees. This fund is non-distributable other than in liquidation.

      (d) The Company is allowed to transfer 5% of the profit for the year as determined under the PRC Accounting Regulations, to discretionary common reserve fund. The transfer to this reserve is subject to the approval by shareholder's meetings.

30.   DEFERRED TAXATION

      As at 31 December 2004, the deferred tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) were made up of taxation effects of the followings:-

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                                 2004                                     2003
                                   CURRENT    NON-CURRENT      TOTAL        Current    Non-current       Total
                                   RMB'000      RMB'000       RMB'000       RMB'000      RMB'000       RMB'000
GROUP
Deferred tax assets:-
 Tax losses carried forward              -       349,562       349,562            -       312,916       312,916
 Provision for obsolete
  flight equipment and
  spare parts                            -        54,014        54,014            -        41,960        41,960
 Repair cost on flight equipment         -       119,039       119,039            -       160,541       160,541
 Provision for post-retirement
  benefits                           4,192        91,060        95,252        2,999        86,734        89,733
 Other accrued expenses            104,493        16,211       120,704      108,518        13,744       122,262
                                   -------      --------     ---------      -------      --------      --------
                                   108,685       629,886       738,571      111,517       615,895       727,412
 Less: unrecognised assets               -      (252,120)     (252,120)           -      (258,515)     (258,515)
                                   -------      --------     ---------      -------      --------      --------
                                   108,685       377,766       486,451      111,517       357,380       468,897
                                   -------      --------     ---------      -------      --------      --------
Deferred tax liabilities:-
 Provision for overhaul                  -      (106,128)     (106,128)           -      (103,853)     (103,853)
 Depreciation and amortisation           -      (737,775)     (737,775)           -      (705,385)     (705,385)
                                   -------      --------     ---------      -------      --------      --------
                                         -      (843,903)     (843,903)           -      (809,238)     (809,238)
                                   -------      --------     ---------      -------      --------      --------
Deferred tax
 assets/(liabilities), net         108,685      (466,137)     (357,452)     111,517      (451,858)     (340,341)
                                   =======      ========     =========      =======      ========      ========

COMPANY
Deferred tax assets:-
 Tax losses carried forward              -       349,562       349,562            -       312,916       312,916
 Provision for obsolete flight
  equipment and spare parts              -        53,108        53,108            -        43,660        43,660
Repair cost on flight equipment          -       120,071       120,071            -       161,573       161,573
 Provision for post-retirement
  benefits                           3,866        78,161        82,027        2,795        77,900        80,695
 Other accrued expenses             66,838        16,211        83,049       64,371        13,744        78,115
                                   -------      --------     ---------      -------      --------      --------
                                    70,704       617,113       687,817       67,166       609,793       676,959
 Less: unrecognised assets               -      (252,120)     (252,120)           -      (258,515)     (258,515)
                                   -------      --------     ---------      -------      --------      --------
                                    70,704       364,993       435,697       67,166       351,278       418,444
                                   -------      --------     ---------      -------      --------      --------
Deferred tax liabilities:-
 Provision for overhaul                  -       (60,619)      (60,619)           -       (60,441)      (60,441)
 Depreciation and amortisation           -      (715,481)     (715,481)           -      (672,639)     (672,639)
                                   -------      --------     ---------      -------      --------      --------
                                         -      (776,100)     (776,100)           -      (733,080)     (733,080)
                                   -------      --------     ---------      -------      --------      --------
Deferred tax
assets/(liabilities), net           70,704      (411,107)     (340,403)      67,166      (381,802)     (314,636)
                                   =======      ========     =========      =======      ========      ========

       Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current liabilities and when the deferred income taxes relate to the same authority. The following amounts, determined after appropriate offsetting, are shown in the balance sheets:

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                  GROUP                COMPANY
                                2004        2003        2004        2003
                             RMB'000     RMB'000     RMB'000     RMB'000
Deferred tax assets          395,465      99,771      44,711      49,318
Deferred tax liabilities    (752,917)   (740,112)   (685,114)   (663,954)
                            --------    --------    --------    --------

                            (357,452)   (340,341)   (340,403)   (314,636)
                            ========    ========    ========    ========

      In accordance with PRC tax law, tax losses may be carried forward against future taxable income for a period of five years. As at 31 December 2004, the Company had tax losses carried forward of approximately RMB2,330 million (2003:
RMB2,086 million) which will expire between 2006 and 2009, available to set off against the Company's future taxable income. For the year ended 31 December 2004, the Company did not recognise RMB252,120,000 (2003: RMB258,515,000) of deferred tax asset arising from the tax losses available as management believe it was more likely than not that such tax losses would not be realised before they expire.

      Movement in net deferred taxation liability is as follows:-

                                                 GROUP                COMPANY
                                               2004        2003       2004            2003
                                            RMB'000     RMB'000    RMB'000         RMB'000
At 1 January                                340,341     232,825    314,636         217,941
Charged/(credited) to income statement       19,578     118,797     28,234         117,580
Charged/(credited) to equity
  - revaluation reserves                          -      (2,518)         -         (12,122)
  - unrecognised losses on
      cashflow hedges                        (2,467)     (8,763)    (2,467)         (8,763)
                                            -------     -------    -------         -------

At 31 December                              357,452     340,341    340,403         314,636
                                            =======     =======    =======         =======

31.   LONG-TERM PORTION OF OTHER PAYABLE

                                                 GROUP
                                               2004                2003
                                            RMB'000             RMB'000
At 1 January                                151,860             172,250
Less: instalments paid during the year      (30,000)            (30,000)
                                            -------             -------

                                            121,860             142,250
Interest accrued during the year (note 6)     8,344               9,610
                                            -------             -------

At 31 December                              130,204             151,860
Less: Current portion (note 23)             (30,000)            (30,000)
                                            -------             -------
Long-term portion                           100,204             121,860
                                            =======             =======

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      Balance is unsecured, accrue interest at an effective rate of 6.21% and is repayable by annual instalment of RMB30 million (before taking into account of time value) up to year 2009.

32.   MINORITY INTERESTS

                                                     GROUP
                                                     2004            2003
                                                    RMB'000         RMB'000
At 1 January                                        522,713         404,517
Contributions from minority shareholders            218,387           5,765
Dividends paid to minority shareholders             (60,000)              -
Share of profits of subsidiaries                    150,108         112,431
                                                   --------         -------

At 31 December                                      831,208         522,713
                                                   ========         =======

33.   RETIREMENT BENEFIT PLANS AND POST-RETIREMENT BENEFITS

(a)   Defined contribution retirement schemes

      (i)   Pension

            Substantially all of the Group employees are eligible to participate in the Group's retirement schemes. The Group participates in defined contribution retirement schemes organised by the municipal governments of the various provinces in which the Group operates. The Group is required to make annual contributions to the schemes at rates ranging from 20% to 22% of salary costs including certain allowances calculated in the prior year. Employees contribute at rates ranging from 7% to 8% of their basic salaries. The Group has no other material obligation for the payment of retirement benefits beyond the annual contributions under these schemes. For the year ended 31 December 2004, the Group's pension cost charged to the income statement amounted to RMB146,500,000 (2003: RMB121,200,000).

      (ii)  Medical insurance

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

            In 1998, the State Council announced that each municipal government should introduce a medical insurance scheme for employees and retirees of all enterprises, of which the detailed policies and regulations were to be set out by individual municipal government.

            In the end of 2000, the Shanghai Municipal Government promulgated the detailed policies and regulations of its medical insurance scheme. In January 2001, the Group joined this scheme under which the Group and its employees contribute approximately 12% and 2% of the employee's basic salaries to the scheme respectively. The Group has no other obligation for the payment of medical expense beyond the annual contributions. For the year ended 31 December 2004, the Group's medical insurance contribution charged to the income statement amounted to RMB76,288,000 (2003:
      RMB65,012,000).

(b)   Post retirement benefits

      In addition to the above retirement schemes, the Group provides retirees with post-retirement benefits including transportation subsidies, social function activities subsidies as well as other welfare. The expected cost of providing these post-retirement benefits is actuarially determined and recognised by using the projected unit credit method, which involves a number of assumptions and estimates including the rate of inflation, discount rate and employees' turnover ratio.

      (i) As at 31 December 2004, the post-retirement benefit obligations recognised in the balance sheets of the Group and the Company were as follows:-

                                               GROUP                          COMPANY
                                        2004            2003            2004            2003
                                      RMB'000          RMB'000         RMB'000        RMB'000
Present value of unfounded
  post-retirement benefit
  obligations                          538,428         514,351         462,997         440,362
Unrecognised actuarial gains            51,704          51,170          34,948          48,702
                                      --------        --------        --------        --------
Post-retirement benefit
  obligations                          590,132         565,521         497,945         489,064
Less: current portion (note 23)        (27,500)        (19,750)        (25,771)        (18,635)
                                      --------        --------        --------        --------
Post-retirement benefit
  obligations
    - long-term portion                562,632         545,771         472,174         470,429
                                      ========        ========        ========        ========

      (ii)  Changes in post-retirement benefit obligations are as follows:-

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

                                              GROUP                           COMPANY
                                         2004             2003             2004             2003
                                        RMB'000          RMB'000          RMB'000          RMB'000
At 1 January                            565,521          544,677          489,064          466,068
Current service cost                     20,849           13,064           17,497           11,262
Interest on obligation                   29,857           27,235           25,058           23,474
Actuarial loss recognised                   998                -              998                -
Payment made in the year                (27,093)         (19,455)         (26,067)         (18,712)
Transfer (to)/from subsidiaries               -                -           (8,605)           6,972
                                        -------          -------          -------          -------
At 31 December                          590,132          565,521          497,945          489,064
                                        =======          =======          =======          =======

(iii) The costs of post-retirement benefits were recognised under wages, salaries and benefits in the consolidated income statement for the year as follows:-

                                       GROUP
                                    2004            2003
                                  RMB'000         RMB'000
Current service cost               20,849          13,064
Interest on obligation             29,857          27,235
Actuarial loss recognised             998               -
                                   ------          ------
Total (note 5)                     51,704          40,299
                                   ======          ======

(iv)  Principal actuarial assumptions at the balance sheet date are as follows:-

                                         GROUP
                                        2004           2003
Discount rate                           5.00%          5.00%
Annual rate of increase of per
  capita benefit payment                1.50%          1.50%
Employees turnover rate                 3.00%          3.00%
                                        ====           ====

34.   STAFF HOUSING BENEFITS

(a)   Staff housing fund

      In accordance with the PRC housing reform regulations, the Group is required to make contribution to the State-sponsored housing fund at a range from 1% to 15% (2003: 1% to 15%) of the specified salary amount of its PRC employees. At the same time, the employees are required to

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

make contribution equal to the Group's contribution out of their salaries. The employees are entitled to claim the entire sum of the fund contribution under certain specified withdrawal circumstances. For the year ended 31 December 2004, the Group's contributions to the housing funds amounted to RMB94,200,000 (2003:
RMB65,300,000) which is charged to the income statement.

(b)   Staff housing allowances

      Upon the issuance of the government circulars in 2000, the Company's directors estimated a provision of approximately RMB80,179,000 for staff housing allowance payable to eligible employees who joined in the Group prior to 1998 with reference to staff housing policies already set out by certain provincial governments then. Such provision for staff housing benefits is included in other payables in the Group's consolidated balance sheet as at 31 December 2002.

      In October 2003, the Board of directors approved a new staff housing policy (the "New Staff Housing Policy") which is extended to cover all existing staff who have not been allocated sufficient housing quarters. The benefit level given to the staff under the New Staff Housing Policy is generally higher as compared to the policies to which the Company's directors made reference in 2000.

      Under the New Staff Housing Policy, staff who have not been allocated with any housing quarters or who have not been allocated with a quarter up to the minimum area as set out in the New Staff Housing Policy are entitled to a cash allowance. An eligible staff's entitlement is calculated based on area of quarter entitled and the unit price as set out in the New Staff Housing Policy. The total entitlement is principally vested over a period of 20 years. Upon an employee's resignation, his or her entitlement will cease and any unpaid entitlement related to past services will be paid. Upon the establishment of the New Staff Housing Policy, employees are entitled to a portion of the total entitlement already accrued based on his or her past service period. Such entitlement will be paid over a period of 4 to 5 years. The Group recognised a provision of RMB 340,642,000 as related to its present obligation for its employee's staff housing entitlements, RMB 85,973,000 of which is classified as current portion in other payables in the Group's consolidated balance sheet as at 31 December 2003 (note 23). The incremental obligation of RMB 260,463,000 for staff housing benefits as a result of the New Staff Housing Policy was charged to the 2003's income statement.

      For the year ended 31 December 2004, the staff housing benefit provided under the New Staff Housing Policy amounted to RMB29,253,000 and is charged to the income statement.

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

35.   SUPPLEMENTARY INFORMATION TO THE CONSOLIDATED CASHFLOW STATEMENT

                                                        2004           2003
                                                      RMB'000        RMB'000
Investing activities not affecting cash:-
  Discounts on aircraft acquisition used for
    purchases of flight equipment and spare parts            -       50,220
Financing activities not affecting cash:-
  Finance lease obligations incurred for
    acquisition of aircraft                          3,177,225            -
                                                     =========       ======

36.   COMMITMENTS AND CONTINGENT LIABILITIES

(a)   Capital commitments

      As at 31 December 2004, the Group and the Company had the following capital commitments:-

                                                         GROUP                               COMPANY
                                                      2004               2003             2004             2003
                                                    RMB'000            RMB'000          RMB'000          RMB'000
Authorised and contracted for:-
  - Aircraft and related equipment                  8,791,472         7,668,801         8,791,472        7,668,801
  - Other                                             437,574           358,415           406,494          358,415
                                                   ----------         ---------        ----------       ----------
                                                    9,229,046         8,027,216         9,197,966        8,027,216
                                                   ----------         ---------        ----------       ----------

Authorised but not contracted for:-
  - Aircraft and related equipment                  3,533,000           723,000         1,900,000                -
  - Additional investment in subsidiaries                   -                 -                 -          992,183
  - Other                                           2,381,710         1,122,526         2,117,727        1,054,650
                                                   ----------         ---------        ----------       ----------

                                                    5,914,710         1,845,526         4,017,727        2,046,833
                                                   ==========         =========        ==========       ==========

                                                   15,143,756         9,872,742        13,215,693       10,074,049
                                                   ==========         =========        ==========       ==========

      The above commitments mainly include amounts for acquisition of five A320, two A321, twenty A330, six B737, five A319 and five ERJ145 aircraft (2003: ten A320, two A340, four A321 aircraft and two A340 engines) for delivery between 2005 and 2008 (2003: between 2004 and 2005).

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      Contracted expenditures for the above aircraft and related equipment, including deposits prior to delivery, subject to an inflation increase built in the contracts and any discounts available upon delivery of the aircraft, were expected to be paid as follows:-

                                       GROUP AND COMPANY
                                             2004
                                            RMB'000
2005                                       6,945,235
2006                                       1,350,420
2007                                         495,817
                                           ---------

                                           8,791,472
                                           =========

(b)   Operating lease commitments

      As at 31 December 2004, the Group and the Company had commitments under operating leases to pay future minimum lease rentals as follows:-

                                                    2004                          2003
                                            AIRCRAFT                       Aircraft
                                           AND FLIGHT      LAND AND        and flight      Land and
                                           EQUIPMENT       BUILDINGS       equipment       buildings
                                            RMB'000         RMB'000         RMB'000         RMB'000
GROUP
Within one year                            1,024,857         19,287        1,063,619         49,532
In the second year                         1,095,792         14,874        1,134,669         12,284
In the third to fifth year inclusive       3,094,495         25,401        2,735,477         24,413
After the fifth year                         550,310         22,139        1,145,355         11,206
                                           ---------         ------        ---------         ------

                                           5,765,454         81,701        6,079,120         97,435
                                           =========         ======        =========         ======

COMPANY
Within one year                              831,187         19,207          869,944         45,343
In the second year                           902,122         14,794          940,995         12,175
In the third to fifth year inclusive       2,397,661         25,379        1,910,171         24,313
After the fifth year                         550,310         22,139        1,080,134         11,206
                                           ---------         ------        ---------         ------

                                           4,681,280         81,519        4,801,244         93,037
                                           =========         ======        =========         ======

37.   SEGMENTAL REPORTING

(a)   Primary reporting format by business segment

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      The Group operates in one business segment which is the common carriage of passengers, cargo and mail over various routes authorised by CAAC.

(b)   Secondary reporting format by geographical segment

      The Group's turnover and segment results by geographical segments is analysed as follows:-

                                                                                        OTHER
                                   DOMESTIC          HONG KONG         JAPAN         COUNTRIES(*)        TOTAL
                                   RMB'000            RMB'000         RMB'000           RMB'000         RMB'000
2004
TRAFFIC REVENUES
  - PASSENGER                      8,283,701         2,186,810        1,466,070        3,421,033       15,357,614
  - CARGO AND MAIL                   298,846           592,008          647,181        2,890,325        4,428,360
                                   8,582,547         2,778,818        2,113,251        6,311,358       19,785,974
OTHER OPERATING REVENUES           1,163,205            22,223           16,900           50,474        1,252,802
                                   ---------         ---------        ---------        ---------       ----------
TURNOVER                           9,745,752         2,801,041        2,130,151        6,361,832       21,038,776
                                   ---------         ---------        ---------        ---------       ----------
SEGMENT RESULTS                      226,803           388,497          238,192          471,263        1,324,755
                                   ---------         ---------        ---------        ---------
UNALLOCATED INCOME (NOTE 4)                                                                               154,422
                                                                                                       ----------
OPERATING PROFIT                                                                                        1,479,177
                                                                                                       ==========

2003
Traffic revenues
  - Passenger                      5,591,640         1,627,093          977,610        2,064,684       10,261,027
  - Cargo and mail                   279,003           390,088          588,361        1,929,532        3,186,984
                                   5,870,643         2,017,181        1,565,971        3,994,216       13,448,011
Other operating revenues             788,811            10,738            8,336           21,262          829,147
                                   ---------         ---------        ---------        ---------       ----------
Turnover                           6,659,454         2,027,919        1,574,307        4,015,478       14,277,158
                                   ---------         ---------        ---------        ---------       ----------
Segment results                     (576,838)          224,683          190,042          322,686          160,573
                                   ---------         ---------        ---------        ---------
Unallocated income (note 4)                                                                                60,890
                                                                                                       ----------
Operating profit                                                                                          221,463
                                                                                                       ==========

      (*)   include U.S., Europe and other Asian countries

      The major revenue-earning assets of the Group are its aircraft fleet, all of which are registered in the PRC. Since the Group's aircraft fleet is deployed flexibly across its route network, there is no suitable basis of allocating such assets and the related liabilities to geographical segments and hence segment assets and capital expenditure by segment has not been presented.

38.   RELATED PARTY TRANSACTIONS

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

(a)   Balances with related companies

      (i)   Amounts due from/to fellow subsidiaries

            Amounts due from/to fellow subsidiaries arising from trading activities are unsecured, interest free and with no fixed terms of repayment. As at 31 December 2004, such balances mainly included the following:-

            China Eastern Air Northwest Company ("CEA Northwest")

            Amount of RMB118,433,000 (2003: RMB217,680,000) due to CEA Northwest comprised amount of air tickets sold by CEA but uplift by CEA Northwest and operating lease rental charges for aircraft.

            China Eastern Air Yunnan Company ("CEA Yunnan")

            Amount of RMB42,087,000 due from CEA Yunnan (2003: amount due to CEA Yunnan RMB129,789,000) comprised amount of air tickets sold by CEA but uplift by CEA Yunnan and operating lease rental charges for aircraft.

            Nanjing Airlines Co., Ltd. ("Nanjing Airlines")

            Amount of RMB44,370,000 (2003: RMB15,535,000) due from Nanjing Airlines comprised operating lease rental charges for aircraft.

      (ii)  Amounts due from/to associates

            China Eastern Airlines Wuhan Co., Ltd. ("CEA Wuhan Airlines")

            Amount of RMB19,063,000 (2003: RMB36,099,000) due to CEA Wuhan Airlines comprised amount of air tickets sold by CEA but uplift by CEA Wuhan Airlines and operating lease rental income for operating lease of aircraft.

            Eastern Aviation Import & Export Co., Ltd. ("EAIEC")

            Amount of RMB47,093,000 (2003: RMB509,249,000) due to EAIEC
            comprised prepayments and purchases of flight equipment and flight equipment spare parts payable to EAIEC.

            Shanghai Dongmei Aviation Travel Co., Ltd. ("SDATC")

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

            Amount of RMB39,485,000 (2003: RMB24,940,000) due from SDATC represented amount of tickets sold by SDATC.

      (iii) Short-term deposits with an associate

            The Group and the Company have short-term deposits of RMB413,870,000 and RMB43,207,000 (2003: RMB214,241,000 and RMB88,124,000) respectively placed with Eastern Air Group Finance Co., Ltd. ("EAGF"), an associate. The short-term deposits yield interest at an average rate of 0.72% per annum (2003: 0.72% per annum).

      (iv)  Short-term loans from an associate

            The Group and the Company have short-term loans of RMB140,765,000 and RMB132,765,000 (2003: RMB860,000,000 and RMB830,000,000) respectively from EAGF. During the year ended 31 December 2004, the weighted average interest rate on the loan was 4.5% per annum (2003: 4.54% per annum).

(b)   Guarantee by the holding company

      As at 31 December 2004, unsecured long-term bank loans of the Group and the Company with aggregate amount of RMB2,122,600,000 (2003: RMB1,944,200,000) are guaranteed by CEA Holding (note 26).

(c)   Related party transactions

      Except as disclosed in note 8 of the financial statement, the Group had the following material transactions with its related parties during the year ended 31 December 2004, which were, in the opinion of the directors, carried out in the normal course of business:-

      (i)   Sublease arrangement with CEA Northwest

            During the year ended 31 December 2004, the Company entered into operating lease agreements with two third-party lessors to lease six A320 aircraft. These aircraft were operated by CEA Northwest from the effective date of the relevant lease to the date of agreement being modified (refer below for details). No agreements were entered into between the Company and CEA Northwest regarding the arrangement, nor written consents obtained from the lessors for the operation of the six A320 by CEA Northwest. Under the lease

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      arrangement, the Company is liable to the lessors for all obligations under the lease agreement. Upon the Board of Directors being notified of the arrangement in August 2004, it appropriately took action and the Company entered into agreements in December 2004 and April 2005 with the third-party lessors, CEA Northwest, and the relevant leasing company to modify the original lease agreement (the "Novation and Amendment Agreements") to completely relieve the Company of the lease obligations for the lease arrangements. From the inception of the lease to the effective date of the Novation and Amendment Agreements, the Company charged CEA Northwest the same amount it paid to the third-party lessors for use of the six A320 aircraft.

            Under the Novation and Amendment Agreements, the Company was relieved from all obligations related to the original lease arrangements from the inception of the lease and CEA Northwest will become the sole lessee to the amended lease agreements. During 2004, prior to the execution of the Novation and Amendment Agreements, the Company account for the arrangement as a sublease, the lease income of RMB83,241,000 from CEA Northwest are recorded as other operating income, and the same amount paid to the third-party lessors as lease expense.

      (ii)  Rescission of lease arrangements with fellow subsidiaries

            During the year ended 31 December 2004, the Group entered into certain lease arrangements to lease aircraft from fellow subsidiaries to operate on certain of the Company's air routes. In connection with the lease arrangements, the Company operated the aircraft, recognising traffic revenue and expenses, relating to payments to independent third parties for fuel, take-off and landing fees, and other costs related to the operation of those aircraft.

            Under PRC Company Law and applicable stock exchange listing rules, certain related party transactions meeting specified thresholds, including lease transactions, require prior approval by the Board of Directors, including the independent directors. Certain of the lease arrangements to lease three A310 aircraft from CEA Northwest and three Bae146 aircraft from Nanjing Airlines, a subsidiary of CEA Northwest, (collectively, the "Leased Aircraft") in 2004 had not been properly authorised and approved in advance by the Board of Directors. Accordingly, as such lease arrangements were not properly approved in advance, the Board of Directors resolved in August and December 2004 to terminate the lease arrangements, and agreement was reached with CEA Northwest to terminate such arrangements. In connection with the termination of the lease arrangements, the Company and CEA Northwest agreed to retroactively rescind the transactions from the inception of the lease arrangements as

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      permitted under PRC laws. The Company has been advised by its external PRC counsel that under PRC law, a transaction can be rendered invalid from inception upon agreement by all parties. However, under IFRS, because the Group actually operated the Leased Aircraft in its normal business operations during the period from the inception to rescission of the lease, the air traffic revenue of RMB440,864,000 and related operating costs of RMB573,893,000 (including the lease charges of RMB192,098,000 and RMB44,695,000 payable to CEA Northwest and Nanjing Airlines respectively) have been recognised in the financial statements of the Company. The impact of the retroactive rescission of the CEA Northwest lease arrangements was for CEA Northwest and Nanjing Airlines to waive amounts owed by the Group totaling RMB133,029,000 (the "Settlement Amount"), which represents the operating losses incurred on the operation of the Leased Aircraft during 2004. The Settlement Amount was in effect an extinguishment of a financial liability through a reduction of the Group's inter-company payable account with CEA Northwest or Nanjing Airlines, as applicable. The Settlement Amount was recognised as non-operating income for the year ended 31 December 2004 due to its nature being that of a financing transaction. The action of the Board of Directors to disapprove and retroactively rescind such arrangement, with consent from CEA Northwest or Nanjing, was to ensure that the Group's financial position being restored to what it would have been had the lease arrangements never been entered into.

      (iii) In addition to the transaction disclosed above, the Group had the following transactions, with its related parties during the year ended 31 December, 2004:-

                                                                                            INCOME/
                                                                                    (EXPENSES, PAYMENTS OR
                                                                                    PURCHASE CONSIDERATION)
                                                                                    2004             2003
    NATURE OF TRANSACTION                         RELATED PARTY                    RMB'000          RMB'000
WITH CEA HOLDING OR COMPANIES
  DIRECTLY OR INDIRECTLY HELD BY
  CEA HOLDING:-
Interest income on deposits at                        EAGF                            4,897            4,096
  rates of 0.72% per annum
  (2003: 0.72% per annum)

Interest expenses on loans at                         EAGF                           (1,150)          (6,396)
  rates of 4.5% per annum
  (2003: 4.54% per annum)

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

Commission income on carriage                - CEA Northwest                         93,062           51,667
  service provided by other                  - CEA Yunnan                            81,517           50,442
  airlines with air tickets sold             - CEA Wuhan Airlines                    32,396           28,964
  by the Group at fixed rates
  ranging from 3% to 9% of
  value of tickets sold

Commission expenses on air                   - Shanghai Tourism                     (13,201)          (6,046)
  tickets sold on behalf of the                  Company
  Group at rates ranging from 3%                 (Hong Kong)
  to 9% of value of tickets sold                 Limited
                                             - CEA Northwest                        (14,181)         (17,776)
                                             - CEA Yunnan                           (22,494)         (10,743)
                                             - Certain other                        (19,402)         (25,466)
                                                 subsidiaries
                                                 of CEA Holding
                                             - CEA Wuhan                            (32,396)          (8,547)
                                             - Airlines
                                             - SDATC                                 (8,228)         (24,940)

Handling charges of 0.1% to 2% for           EAIEC                                  (34,270)         (21,393)
  purchase of aircraft, flight,
  equipment flight equipment spare
  parts and other fixed assets

Ticket reservation service charges           TravelSky Technology                   (86,311)         (71,884)
  for utilisation of computer                  Limited
  reservation system

Repairs and maintenance expenses             CEA Northwest                           (9,535)               -
  for ground service facilities

Repairs and maintenance expenses             Shanghai Eastern                       (25,445)         (25,361)
  for aircraft and engines                     Union Aviation
                                               Wheels & Brakes
                                               Overhaul Engineering
                                               Co., Ltd.

Lease rental income from operating           CEA Wuhan Airlines                      38,239           31,209
  lease of aircraft

Lease rental charges for operating           - CEA Northwest                       (199,188)         (69,118)
  lease of aircraft                          - Nanjing Airlines                           -          (23,348)
                                             - CEA Yunnan                           (86,341)         (27,726)

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

Source of food and beverages                 - Eastern Air (Shantou)                (57,623)         (36,413)
                                                 Economic Development
                                                 Co., Ltd.
                                             - China Eastern Air                   (188,406)               -
                                                 Catering Investment
                                                 Co., Ltd
                                             - Shanghai Eastern                           -          (96,984)
                                                 Air Catering Co., Ltd
                                             - Qilu Eastern Air                           -           (5,285)
                                                 Catering Co., Ltd.
                                             - Qingdao Air Service                        -           (2,518)
                                                 Co., Ltd.

Advertising expenses                         Eastern Aviation                        (5,629)          (2,676)
                                               Advertising Service
                                               Co., Ltd. ("EAASC")

Purchase of aviation equipment               Shanghai Eastern                       (14,850)          (3,149)
                                               Aviation Equipment
                                               Manufacturing
                                               Corporation

Rental expenses                              Shanghai Eastern                        (5,582)          (5,945)
                                               Aviation Equipment
                                               Manufacturing
                                               Corporation

Investment in China Eastern Air              CEA Holding                             (5,000)               -
  Real Estate Investment Co., Ltd.,
  a company 95% owned by CEA
  Holding

Investment in an associate, Eastern          CEA Holding                                  -          (43,820)
  Aviation Import & Export Co.
  Ltd., a company 55% owned
  by CEA Holding

Investment in an associate, China            CEA Holding                                  -         (157,500)
  Eastern Air Catering Investment
  Co., Ltd., 55% interests of
  which is owned by CEA Holding

Investment in an associate, Shanghai         CEA Holding                                  -           (6,828)
  Dongmei Aviation Travel Co.,
  Ltd., 55% interests of which is
  owned by CEA Holding

      (iv)  Other related party arrangements with CEA Northwest/CEA Yunnan

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

            In addition to the related party transactions disclosed above, the Company also has other non-monetary arrangements with CEA Northwest and CEA Yunnan as follows:

      - Air routes - In the PRC, air routes are assigned by CAAC. The Company has permitted CEA Northwest and CEA Yunnan to use some of the air routes allocated to the Company during the year of 2004 at no charge to CEA Northwest or CEA Yunnan, as applicable, as the Company did not have sufficient capacity to fully utilise those air routes.

      - Inter-airline billing code - As with all other airlines in the PRC, the Company pays a processing fee to CAAC for use of the ticket settlement system based on the volume of the tickets processed. At the direction of CAAC, the Company has permitted CEA Northwest and CEA Yunnan to use the Company's unique inter-airline billing code ("781") at no incremental charge other than amounts paid to CAAC to facilitate ticket settlement between the airlines. Internal administrative cost for ticket handling and processing are not charged to CEA Northwest and CEA Yunnan.

      (v)   Related party transaction of an associate

            China Eastern Air Catering Investment Co., Ltd, an associate of the Company in which the Company and CEA Holding hold 45% and 55% interest respectively, acquired certain subsidiaries from CEA Holding in an aggregate consideration of RMB263,804,000 during the year ended 31 December 2004.

(d) In accordance with a specific exemption in IAS 24, "Related Party Disclosure", the Group does not accumulate or disclose transactions with other state-owned enterprises as related party transactions.

39.   FINANCIAL RISK MANAGEMENT

      Financial assets of the Group mainly include short-term deposits and bank balances, deposits with and amounts due from related companies, trade receivables, long-term receivables, bank deposits, short-term investments and derivative assets. Financial liabilities of the Group include bank and other loans, obligations under finance leases, amounts due to related companies, trade payables, notes payables, derivative liabilities and other payables.

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

(a)   Business risk

      The operations of the air transportation industry are substantially influenced by global political and economic development. Accidents, wars, natural disasters, etc. may have material impact on the Group's operations or the industry as a whole. In addition, the Group conducts its principal operations in the PRC and accordingly is subject to special consideration and significant risks not typically associated with companies in the United States of America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, competition and influence of CAAC in the PRC civil aviation industry.

(b)   Price risk

      The Group's results of operations may be significantly affected by the fluctuation of the fuel prices which is a significant expense for the Group. While the international fuel prices are determined by worldwide market demand and supply, domestic fuel prices are regulated by CAAC. It is the Group's plan to strengthen the control over the fuel price risk through financial derivatives.

(c)   Interest rate risk

      The Group has significant bank borrowings and is exposed to risk arising from changes in market interest rates. To hedge against the variability in the cashflow arising from a change in market interest rates, the Group entered into certain interest rate swaps during the year (note 40(a)). The interest rates and terms of repayment of loans made to the Group are disclosed in notes 25, 26 and 27.

(d)   Credit risk

      The Group has no significant concentrations of credit risk. The Group has policies in place to ensure that sales of products and services are made to customers with an appropriate credit history. The Group also receives deposit from customers and counter-parties, where appropriate, if they require credit. A major portion of sales is conducted through sales agents and majority of these agents is connected to various settlement plans and/or clearing systems which have tight requirements on credit standing of these agents.

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      Transactions in relation to derivative financial instruments are only carried out with financial institutions of high reputation. The Group has policies that limit the amount of credit exposure to any one financial institution.

      (i)   Deposits with an associate and cash and bank balances

            Substantially all the Group's cash and bank balances are placed with a number of international and PRC banks and an associate, EAGF. Amount placed with any one institution is subject to a cap. Regular assessment of credit ratings on these institution has been performed. Details of deposits placed with EAGF have been disclosed in note 38(a)(iii).

      (ii)  Trade receivables

            These are mainly tickets sales receivable from sales agents and receivables related to uplifts by the Company on behalf of other carriers which are spread among numerous third parties.

      (iii) Other receivables

      These are spread among numerous third parties.

(e)   Liquidity risk

      The Group's primary cash requirements have been for additions of and upgrades on aircraft and flight equipment and payments on related debts. The Group finances its working capital requirements through a combination of funds generated from operations and short-term bank loans. The Group generally acquires aircraft through long-term finance leases. To take advantage of the low interest rate for long-term loans, recently the Group also purchased certain number of aircraft through long-term loans from banks in the PRC.

      The Group generally operates with a working capital deficit. As at 31 December 2004, the Group's net current liabilities amounted to RMB 12,502 million (2003: RMB9,941 million). For the year ended 31 December 2004, the Group recorded a net cash inflow from operating activities of RMB3,266 million (2003:
RMB3,163 million), a net cash outflow from investing activities and financing activities of RMB2,745 million (2003: RMB3,541 million), and an increase in cash and cash equivalents of RMB521 million (2003: decrease of RMB378 million).

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      The directors of Company believe that cash from operations and short-term bank borrowings will be sufficient to meet the Group's operating cashflow. Due to the dynamic nature of the underlying businesses, the Group treasury aims at maintaining flexibility in funding by keeping credit lines available. The directors of the Company believe that the Group has obtained sufficient general credit facilities from PRC banks for financing future capital commitments and for working capital purposes.

(f)   Foreign currency risk

      The Group's finance lease obligation as well as certain bank and other loans are denominated in US dollars, Japanese Yen and Euro, and certain expenses of the Group are denominated in currencies other than RMB. The Group generates foreign currency revenues from ticket sales made in overseas offices and would normally generate sufficient foreign currencies after payment of foreign currency expenses, to meet its foreign currency liabilities repayable within one year. RMB against US dollars had been comparatively stable in the past. However, RMB against Japanese Yen and Euro had experienced a significant level of fluctuation over the past two years which is the major reason for the significant exchange differences recognised by the Group for the years ended 31 December 2003 and 2004.

      The Group enters into certain foreign currency forward contracts with PRC banks to hedge against foreign currency risk (note 40).

(g)   Fair value

      The carrying amounts and estimated fair value of the Group's significant financial assets and liabilities at 31 December 2004 are set out as follows:-

                                                              GROUP AND COMPANY
                                                  2004                              2003
                                        CARRYING                          Carrying
                                         AMOUNT         FAIR VALUE         amount         Fair value
                                        RMB'000          RMB'000           RMB'000         RMB'000
Long-term bank loans                   10,705,637        9,878,592       11,222,923       10,131,805
Obligations under finance leases        8,662,286        8,382,324        7,100,886        7,069,346
Long-term bank deposits                 1,908,398        1,990,832        1,743,924        1,840,139
                                       ==========        =========       ==========       ==========

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

      The fair values of the long-term bank loans, obligation under finance leases and long-term bank deposits are estimated by applying a discounted cashflow approach using current market interest rates for similar indebtedness/investment.

      The fair value of cash and bank balances, trade receivables, other receivables, amounts due from and to related companies, trade payables, notes payables, other payables and short-term bank loans are not materially different from their carrying amounts because of the short maturities of these instruments.

      Fair value estimates are made at specific point in time and are based on relevant market information. This estimate is subjective in nature and involves uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in valuation methods and assumptions could significantly affect the estimates.

40.   DERIVATIVE FINANCIAL INSTRUMENTS

                                                       GROUP AND COMPANY
                                                    ASSETS      LIABILITIES
                                                    RMB'000       RMB'000
AT 31 DECEMBER 2004
INTEREST RATE SWAPS (NOTE (A))                       11,571        19,447
FORWARD FOREIGN EXCHANGE CONTRACTS (NOTE (B))             -       100,196
                                                     ------       -------

                                                     11,571       119,643
                                                     ======       =======

At 31 December 2003
Interest rate swaps (note (a))                        2,814        40,390
Forward foreign exchange contracts (note (b))             -        54,047
                                                     ------       -------

                                                      2,814        94,437
                                                     ======       =======

(a)   Interest rate swaps

      The Group uses interest rate swaps to reduce risk of changes in market interest rates (note 39(c)). The interest rate swaps entered into by the Group generally for swapping variable rates, usually reference to LIBOR, with fixed rates. The Group's interest rate swaps fulfill the criteria for hedge accounting and are accounted for as cashflow hedge. As at 31 December 2004, the notional amount of the outstanding interest rate swap agreements was approximately US$437 million (2003: US$164 million) which will expire between 2006 and 2013. For the year ended 31 December 2004,

APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP

a net gain of RMB29,700,000 (2003: loss of RMB315,000) arising from changes in the fair value of the interest rate swaps subsequent to initial recognition is recognised directly in the hedging reserve (note 29).

(b)   Forward foreign exchange contracts

      The Group uses currency forward contracts to reduce risks of changes in currency exchange rates in respect of ticket sales and expenses denominated in foreign currencies (note 39(f)). These contracts were generally entered for sales of Japanese Yen and purchases of U.S. dollars at fixed exchange rates. The Group's currency forward contracts qualify for hedge accounting and are accounted for as cashflow hedges of firm commitments. As at 31 December 2004, the notional amount of the outstanding currency forward contracts were approximately US$226 million (2003: US$237 million). These currency forward contracts will expire between 2006 and 2010. For the year ended 31 December 2004, a net loss of RMB46,149,000 (2003: RMB58,102,000) arising from changes in the fair value of these foreign currency forwards subsequent to initial recognition is recognised directly in the hedging reserve (note 29).

41.   ULTIMATE HOLDING COMPANY

      The directors regard CEA Holding, a company established in the PRC, as being the immediate holding and the ultimate holding company.

42.   POST BALANCE SHEET DATE EVENT

      On 2 March 2005, the Company entered into an agreement with United Technologies Far East Limited ("UTFEL"), to establish Hamilton Sundstrand (Shanghai) Aerospace Technology Limited ("HSSATL"), a jointly controlled entity which will be principally engaged in the provision of repair and maintenance services for auxiliary power units of aircraft in the PRC. The registered capital of HSSATL is US$8,900,000, which is to be contributed by the Company and UTFEL in proportion of 51% and 49% respectively.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial information of the Enlarged Group is prepared by the Directors.

A.    UNAUDITED PRO FORMA BALANCE SHEET OF THE ENLARGED GROUP

      Set out below is an illustrative and unaudited pro forma balance sheet of the Enlarged Group as at 31 December 2004 which has been prepared for the purpose of illustration as if the Proposed Acquisition had been completed on 31 December 2004.

      The unaudited pro forma balance sheet of the Enlarged Group is prepared based on the audited consolidated balance sheet of the Group as at 31 December 2004, and the audited combined balance sheets of the aviation businesses of CEA Northwest and its subsidiary and CEA Yunnan and its subsidiaries (the "Target Businesses") as at 31 December 2004 as extracted from Appendices II and III to this circular, after making pro forma adjustments that are necessary.

      The unaudited pro forma balance sheet of the Enlarged Group has been prepared to provide the unaudited pro forma financial information of the Enlarged Group as if the Proposed Acquisition had been completed on 31 December 2004. As it has been prepared for illustrative purpose only and because of its nature, it may not give a true picture of the financial position of the Enlarged Group as at 31 December 2004 and at any future date.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

                                                      AVIATION BUSINESSES OF
                                                  CEA NORTHWEST AND ITS SUBSIDIARY
                                                  --------------------------------
                                                                         PRO FORMA
                                                                       ADJUSTMENTS
                                                     BALANCES           RELATED TO      BALANCES
                                                       BEFORE                 NON-     AFTER PRO
                                                    PRO FORMA             ACQUIRED         FORMA
                                      THE GROUP   ADJUSTMENTS                ITEMS   ADJUSTMENTS
                                        RMB'000      RMB'000               RMB'000       RMB'000
                                                    (Note 1)              (Note 2)

NON-CURRENT ASSETS
Fixed assets                         30,220,319    3,397,865              (292,414)    3,105,451
Construction in progress                188,654       42,250               (40,691)        1,559
Lease prepayments                       828,808            -                     -             -
Investments in associates               656,190        1,172                     -         1,172
Goodwill and negative goodwill           36,303            -                     -             -
Advances on aircraft and flight
equipment                             2,678,603            -                     -             -
Other long-term receivables and
investments                           2,202,606      723,354                     -       723,354
Deferred tax assets                     395,465            -                     -             -
Derivative assets                        11,571            -                     -             -
                                     37,218,519    4,164,641              (333,105)    3,831,536

CURRENT ASSETS
Flight equipment spare parts less
  allowance for obsolescence            523,186       87,438                  (605)       86,833
Trade receivables less allowance
for doubtful accounts                 1,462,672       68,943                (2,440)       66,503
Prepayments, deposits and other
receivables                           1,108,964      377,105              (187,026)      190,079
Cash and cash equivalents             2,114,447      487,676                (2,524)      485,152
                                      5,209,269    1,021,162              (192,595)      828,567
CURRENT LIABILITIES
Trade payables                           64,718        2,926                     -         2,926
Notes payables                          838,337       50,000                     -        50,000
Sales in advance of carriage            719,957       13,898                     -        13,898
Other payables and accrued
expenses                              5,353,649    5,473,979            (3,783,977)    1,690,002

                                      AVIATION BUSINESSES OF CEA YUNNAN
                                      ---------------------------------
                                                   PRO FORMA
                                                 ADJUSTMENTS
                                       BALANCES   RELATED TO     BALANCES
                                         BEFORE         NON-    AFTER PRO                               PRO FORMA
                                      PRO FORMA     ACQUIRED        FORMA     PRO FORMA                  ENLARGED
                                    ADJUSTMENTS        ITEMS  ADJUSTMENTS   ADJUSTMENTS                     GROUP
                                        RMB'000      RMB'000      RMB'000       RMB'000         NOTE      RMB'000
                                       (Note 1)     (Note 2)

NON-CURRENT ASSETS
Fixed assets                          4,184,414     (453,982)    3,730,432             -                37,056,202
Construction in progress                 57,732      (52,051)        5,681             -                   195,894
Lease prepayments                        31,930      (31,930)            -             -                   828,808
Investments in associates                 4,631            -         4,631             -                   661,993
Goodwill and negative goodwill                -            -             -       643,590        4(vi)      679,893
Advances on aircraft and flight
equipment                                     -            -             -             -                 2,678,603
Other long-term receivables and
investments                              39,043            -        39,043        13,695         4(i)    2,978,698
Deferred tax assets                           -            -             -             -                   395,465
Derivative assets                             -            -             -             -                    11,571
                                      4,317,750     (537,963)    3,779,787       657,285                45,487,127

CURRENT ASSETS
Flight equipment spare parts less
  allowance for obsolescence             87,618            -        87,618       142,899         4(i)      840,536
Trade receivables less allowance
for doubtful accounts                    51,459            -        51,459             -                 1,580,634
Prepayments, deposits and other
receivables                             158,941      (21,880)      137,061     (205,456)       4(iii)    1,230,648
Cash and cash equivalents               436,815            -       436,815     (492,846)        4(iv)    2,543,568
                                        734,833      (21,880)      712,953     (555,403)                 6,195,386
CURRENT LIABILITIES
Trade payables                          136,214            -       136,214             -                   203,858
Notes payables                                -            -             -             -                   888,337
Sales in advance of carriage                534            -           534             -                   734,389
Other payables and accrued
expenses                                999,737     (143,592)      856,145      (205,456)      4(iii)    7,694,340

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

                                                       AVIATION BUSINESSES OF
                                                  CEA NORTHWEST AND ITS SUBSIDIARY
                                                 ---------------------------------
                                                                         PRO FORMA
                                                                       ADJUSTMENTS
                                                    BALANCES            RELATED TO      BALANCES
                                                      BEFORE                  NON-     AFTER PRO
                                                   PRO FORMA              ACQUIRED         FORMA
                                      THE GROUP  ADJUSTMENTS                 ITEMS   ADJUSTMENTS
                                        RMB'000      RMB'000               RMB'000       RMB'000
                                                    (Note 1)              (Note 2)
Current portion of obligations
under finance leases                  1,189,648      413,781                     -       413,781
Current portion of long-term bank
loans                                 3,193,432            -                     -             -
Tax payable                             162,606            -                     -             -
Short-term bank loans                 6,188,919      810,014              (313,424)      496,590

                                     17,711,266    6,764,598            (4,097,401)    2,667,197
                                    -----------   ----------            ----------    ----------
NET CURRENT LIABILITIES
                                    (12,501,997)  (5,743,436)            3,904,806    (1,838,630)
                                    -----------   ----------            ----------    ----------
TOTAL ASSETS LESS CURRENT
LIABILITIES                          24,716,522   (1,578,795)            3,571,701     1,992,906
                                    ===========   ==========            ==========    ==========
SHAREHOLDERS' EQUITY/(DEFICIT)
                                      6,882,244   (4,533,894)            3,571,701      (962,193)
MINORITY INTERESTS                      831,208            -                     -             -
NON-CURRENT LIABILITIES
Obligations under finance leases      7,472,638    2,320,549                     -     2,320,549
Long-term bank loans                  7,542,828            -                     -             -
Deferred tax liabilities                752,917            -                     -             -
Accrued aircraft overhaul expenses      175,960      118,693                     -       118,693
Long-term portion of other payable      100,204      140,042                     -       140,042
Post-retirement benefit
obligations                             562,632      257,202                     -       257,202
Long-term portion of staff
housing allowances                      276,248      118,613                     -       118,613
Derivative liabilities                  119,643            -                     -             -
                                     17,003,070    2,955,099                     -     2,955,099
                                    -----------   ----------            ----------    ----------
                                     24,716,522   (1,578,795)            3,571,701     1,992,906
                                    ===========   ==========            ==========    ==========
                                              AVIATION BUSINESSES OF CEA YUNNAN
                                              ---------------------------------
                                                           PRO FORMA
                                                         ADJUSTMENTS
                                             BALANCES     RELATED TO       BALANCES
                                               BEFORE           NON-      AFTER PRO                            PRO FORMA
                                            PRO FORMA       ACQUIRED          FORMA     PRO FORMA               ENLARGED
                                          ADJUSTMENTS          ITEMS    ADJUSTMENTS   ADJUSTMENTS                  GROUP
                                              RMB'000        RMB'000        RMB'000       RMB'000     NOTE       RMB'000
                                             (Note 1)       (Note 2)
Current portion of obligations
under  finance leases                               -              -              -             -              1,603,429
Current portion of long-term bank
loans                                         279,324              -        279,324             -              3,472,756
Tax payable                                    79,104              -         79,104             -                241,710
Short-term bank loans                         952,557              -        952,557       492,847     4(iv)    8,130,913

                                            2,447,470       (143,592)     2,303,878       287,391             22,969,732
                                           ----------       --------     ----------      --------            -----------
NET CURRENT LIABILITIES
                                           (1,712,637)       121,712     (1,590,925)     (842,794)           (16,774,346)
                                           ----------       --------     ----------      --------            -----------
TOTAL ASSETS LESS CURRENT
LIABILITIES                                 2,605,113       (416,251)     2,188,862      (185,509)            28,712,781
                                           ==========       ========     ==========      ========            ===========
SHAREHOLDERS' EQUITY/(DEFICIT)
                                            1,336,275       (242,068)     1,094,207      (132,014)     4(v)    6,882,244
MINORITY INTERESTS                                  -              -              -             -                831,208
NON-CURRENT LIABILITIES
Obligations under finance leases                    -              -              -        62,188      4(i)    9,855,375
Long-term bank loans                          776,090              -        776,090       (10,155)     4(i)    8,308,763
Deferred tax liabilities                      174,183       (174,183)             -      (113,396)    4(ii)      639,521
Accrued aircraft overhaul expenses             14,394              -         14,394             -                309,047
Long-term portion of other payable             31,850              -         31,850         7,868      4(i)      279,964
Post-retirement benefit
obligations                                   234,140              -        234,140             -              1,053,974
Long-term portion of staff
housing allowances                             37,440              -         37,440             -                432,301
Derivative liabilities                            741              -            741             -                120,384
                                            1,268,838       (174,183)     1,094,655       (53,495)            20,999,329
                                           ----------       --------     ----------      --------            -----------
                                            2,605,113       (416,251)     2,188,862      (185,509)            28,712,781
                                           ==========       ========     ==========      ========            ===========

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

Notes to unaudited pro forma balance sheet of the Enlarged Group

1. The balances are extracted from the audited combined balance sheets of the Target Businesses as at 31 December 2004 as set out in Appendices II and III respectively.

2. The pro forma adjustments relate to certain assets and liabilities included in the combined balance sheets of the Target Businesses as at 31 December 2004 as per Appendices II and III but are not to be acquired or assumed by the Group pursuant to the Acquisition Agreement (the "Non-Acquired Items"). For the purpose of this unaudited pro forma financial information, the amounts of the Non-Acquired Items are identified in accordance with the terms of the Acquisition Agreement and are based on the financial position as at 31 December 2004. These Non-Acquired Items are excluded from the unaudited pro forma balance sheet of the Enlarged Group and a corresponding net amount is deducted from the shareholder's equity.

      The final amounts of these pro forma adjustments will be determined by reference to the carrying amounts of the Non-Acquired Items at the Effective Date which may be different from the amounts disclosed in this Appendix.

3. Upon completion of the Proposed Acquisition, the Group will apply the purchase method to account for the acquisition in the consolidated accounts of the Enlarged Group. In applying the purchase method, the identifiable assets and liabilities of the Target Businesses to be acquired or assumed by the Group (the "Acquired Items") will be accounted for on the balance sheet of the Enlarged Group at their fair value at the Effective Date. Any goodwill or negative goodwill arising on the acquisition will be determined as the excess or deficit of the purchase consideration incurred by the Group over the Group's interests in the fair value of the Acquired Items at the Effective Date.

      For the purpose of preparing the unaudited pro forma balance sheet of the Enlarged Group, the fair value of the Acquired Items as at 31 December 2004 are applied in calculating the estimated goodwill arising from the acquisition. Since the fair value of the Acquired Items at the Effective Date may be substantially different from their fair value as at 31 December 2004, the actual goodwill arising from the acquisition may be different from the estimated goodwill as shown above.

4.    The pro forma adjustments reflect the following:

      (i) fair value adjustments on long-term bank deposits, deposits for aircraft under operating leases, flight equipment spare parts, long-term bank loans, finance lease obligations and other loans as at 31 December 2004 to be acquired by the Group;

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      (ii) deferred tax effect on difference in tax base and accounting base calculated using the Company's applicable income tax rate of 15%. The Company's applicable income tax rate of 15% is used because, following the completion of the Proposed Acquisition, the Company will set up branches in respective locations where the Target Businesses operate, and such branches will be subject to the Company's income tax rate in accordance with the current relevant PRC tax regulations.

            Tax base represents the revalued amounts of the Acquired Items determined by China Consultants of Accounting and Finance Management Co., Ltd. (the "PRC Valuers") pursuant to the relevant PRC rules and regulations with respect to the Proposed Acquisition.

            Accounting base represents fair value of the Acquired Items in accordance with International Financial Reporting Standards ("IFRS") including, inter-alia, the fair value of aircraft and engines determined with reference to the valuation report prepared by Chesterton Petty Valuation Company Limited, the fair value of aircraft overhaul provision determined in accordance with IFRS and the fair value of financial assets and liabilities and flight equipment spare parts as described in note (i) above.

      (iii) elimination of the inter-company balances between the Group and the Target Businesses and among Target Businesses;

      (iv) payment of purchase consideration of RMB985,693,000 satisfied by internal cash resources amounting to RMB492,846,000 and short-term bank loans amounting to RMB492,847,000.

      (v) elimination of the CEA Holding's interests in the Target Businesses, excluding the Non-Acquired Items as described in Note 2; and

      (vi)  goodwill arising from the acquisition.

B.    UNAUDITED PRO FORMA INCOME STATEMENT OF THE ENLARGED GROUP

      Set out below is an illustrative and unaudited pro forma income statement of the Enlarged Group for the year ended 31 December 2004 which has been prepared for the purpose of illustration as if the Proposed Acquisition had been completed on 1 January 2004.

      The unaudited pro forma income statement of the Enlarged Group is prepared based on the audited consolidated income statement of the Group for the year ended 31 December 2004, and the

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

audited combined income statements of the Target Businesses for the year ended 31 December 2004 as extracted from Appendices II and III to this circular, after making pro forma adjustments that are necessary.

      The unaudited pro forma income statement of the Enlarged Group has been prepared to provide the unaudited pro forma financial information of the Enlarged Group as if the Proposed Acquisition had been completed on 1 January 2004. As it has been prepared for illustrative purpose only and because of its nature, it may not give a true picture of the results of the Enlarged Group for the year ended 31 December 2004 and for any future financial periods.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

                                                              AVIATION BUSINESSES OF
                                                              CEA NORTHWEST AND ITS
                                                                    SUBSIDIARY
                                                             ------------------------
                                                                           PRO FORMA
                                                                          ADJUSTMENTS
                                                              BALANCES    RELATED TO     BALANCES
                                                               BEFORE         NON-       AFTER PRO
                                                              PRO FORMA     ACQUIRED       FORMA
                                                 THE GROUP   ADJUSTMENTS     ITEMS      ADJUSTMENTS
                                                  RMB'000      RMB'000      RMB'000       RMB'000
                                                              (Note 1)      (Note 2)
Traffic revenues
  Passenger                                      15,357,614    3,525,227            -     3,525,227
  Cargo and mail                                  4,428,360      208,628            -       208,628
  Other operating revenues                        1,252,802       37,259            -        37,259
Turnover                                         21,038,776    3,771,114            -     3,771,114
Other operating income, net                         154,422      435,981            -       435,981
Operating expenses
  Wages, salaries and benefits                   (1,865,879)    (468,384)           -      (468,384)
  Take-off and landing charges                   (3,019,742)    (497,318)           -      (497,318)
  Aircraft fuel                                  (5,429,658)    (830,183)           -      (830,183)
  Food and beverages                               (758,046)     (77,642)           -       (77,642)
  Aircraft depreciation and operating leases     (3,672,133)    (670,057)           -      (670,057)
  Other depreciation, amortisation and
    operating leases                               (495,916)     (62,533)      12,923       (49,610)
  Aircraft maintenance                           (1,396,283)    (573,771)           -      (573,771)

  Commissions                                      (772,219)    (148,324)           -      (148,324)
  Office and administration                      (1,337,850)    (159,917)      18,022      (141,895)
  Revaluation surplus of fixed assets                     -       81,444            -        81,444
  Others                                           (966,295)    (428,582)         111      (428,471)
                                                -----------  -----------  -----------   -----------
Total operating expenses                        (19,714,021)  (3,835,267)      31,056    (3,804,211)
                                                -----------  -----------  -----------   -----------
Operating profit                                  1,479,177      371,828       31,056       402,884
Non-operating income                                133,029            -            -             -
Finance costs, net                                (762,687)     (236,711)      14,073      (222,638)

Share of results before tax of associates            (4,112)         677            -           677
                                                -----------  -----------  -----------   -----------

                                                  AVIATION BUSINESSES OF CEA YUNNAN
                                                -------------------------------------
                                                              PRO FORMA
                                                             ADJUSTMENTS
                                                 BALANCES     RELATED TO   BALANCES
                                                  BEFORE         NON-      AFTER PRO                             PRO FORMA
                                                 PRO FORMA     ACQUIRED      FORMA       PRO FORMA                ENLARGED
                                                ADJUSTMENTS     ITEMS     ADJUSTMENTS   ADJUSTMENTS                GROUP
                                                  RMB'000      RMB'000      RMB'000       RMB'000        NOTE     RMB'000
                                                  (Note 1)     (Note 2)
Traffic revenues
  Passenger                                       3,031,232            -    3,031,232             -              21,914,073
  Cargo and mail                                    120,575            -      120,575             -               4,757,563
  Other operating revenues                           38,143            -       38,143      (222,516)    3(iii)    1,105,688
Turnover                                          3,189,950            -    3,189,950      (222,516)             27,777,324
Other operating income, net                         276,522            -      276,522      (605,563)    3(iii)      261,362
Operating expenses
  Wages, salaries and benefits                     (406,998)           -     (406,998)        1,727     3(iii)   (2,739,534)
  Take-off and landing charges                     (447,643)           -     (447,643)            -              (3,964,703)
  Aircraft fuel                                    (819,791)           -     (819,791)            -              (7,079,632)
  Food and beverages                                (99,107)           -      (99,107)            -                (934,795)
  Aircraft depreciation and operating leases       (452,200)           -     (452,200)      605,563     3(iii)   (4,188,827)
  Other depreciation, amortisation and
    operating leases                                (59,942)      24,194      (35,748)      (64,359)      3(v)     (645,633)
  Aircraft maintenance                             (453,391)           -     (453,391)      (88,998)      3(i)   (2,502,908)
                                                                                              9,535     3(iii)
  Commissions                                      (100,683)           -     (100,683)      211,254     3(iii)     (809,972)
  Office and administration                        (125,347)       1,602     (123,745)            -              (1,603,490)
  Revaluation surplus of fixed assets                67,737            -       67,737             -                 149,181
  Others                                           (422,028)           -     (422,028)      133,029     3(iii)   (1,683,765)
                                                -----------  -----------  -----------   -----------             -----------
Total operating expenses                         (3,319,393)      25,796   (3,293,597)      807,751             (26,004,078)
                                                -----------  -----------  -----------   -----------             -----------
Operating profit                                    147,079       25,796      172,875       (20,328)              2,034,608
Non-operating income                                      -            -            -      (133,029)    3(iii)            -
Finance costs, net                                 (101,771)           -     (101,771)        7,366      3(ii)   (1,106,432)
                                                                                            (26,702)     3(iv)
Share of results before tax of associates             1,206            -        1,206             -                  (2,229)
                                                -----------  -----------  -----------   -----------             -----------

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

                                                  AVIATION BUSINESSES OF CEA YUNNAN
                                                -------------------------------------
                                                              PRO FORMA
                                                             ADJUSTMENTS
                                                 BALANCES     RELATED TO   BALANCES
                                                  BEFORE         NON-      AFTER PRO                             PRO FORMA
                                                 PRO FORMA     ACQUIRED      FORMA       PRO FORMA                ENLARGED
                                                ADJUSTMENTS     ITEMS     ADJUSTMENTS   ADJUSTMENTS                GROUP
                                                  RMB'000      RMB'000      RMB'000       RMB'000        NOTE     RMB'000
                                                  (Note 1)     (Note 2)
Profit before taxation                              845,407      135,794       45,129       180,923
Income tax expenses                                (181,224)         (64)           -           (64)
                                                -----------  -----------  -----------   -----------
Profit after taxation                               664,183      135,730       45,129       180,859
Minority interests                                 (150,108)           -            -             -
                                                -----------  -----------  -----------   -----------
Profit attributable to shareholders                 514,075      135,730       45,129       180,859
                                                ===========  ===========  ===========   ===========

Profit before taxation                               46,514       25,796       72,310      (172,693)                925,947
Income tax expenses                                 (15,504)      (3,869)     (19,373)       19,007      3(vi)     (181,654)
                                                -----------  -----------  -----------   -----------             -----------
Profit after taxation                                31,010       21,927       52,937      (153,686)                744,293
Minority interests                                        -            -            -             -                (150,108)
                                                -----------  -----------  -----------   -----------             -----------
Profit attributable to shareholders                  31,010       21,927       52,937      (153,686)                594,185
                                                ===========  ===========  ===========   ===========             ===========

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Notes to unaudited pro forma income statement of the Enlarged Group

      1. The amounts are extracted from the audited combined income statements of the Target Businesses for the year ended 31 December 2004 as set out in Appendices II and III respectively.

      2. The pro forma adjustments in relation to Non-Acquired items represent depreciation charge of certain property, plant and equipment, amortisation charge of lease prepayments, interest expenses on bank and other loans, provision for doubtful debts, operating results of a branch office and the corresponding tax effect, as appropriate. As certain properties are not acquired by the Group, the Group has entered into operating leasing agreements with CEA Holding, CEA Northwest and CEA Yunnan to lease these properties following completion of the Proposed Acquisition with annual rental charges of approximately RMB55,400,000 which are not reflected in the unaudited pro forma income statement of the Enlarged Group.

      3.    The pro forma adjustments reflect the following:

            (i) additional aircraft maintenance costs arising from fair value adjustments of flight equipment spare parts;

            (ii) change in interest income/expenses arising from fair value adjustments on long-term bank deposits; deposits for aircraft under operating leases; long-term bank loans, finance lease obligations and other loans for aircraft leases;

            (iii) elimination of the inter-company transactions between the
                  Group and the Target Businesses and among Target Businesses;

            (iv) additional interest expenses on short-term bank loans of an amount equivalent to RMB492,847,000 bearing interest at 4.698% per annum borrowed and reduction of interest income at 0.720% per annum on internal cash resources to satisfy the purchase consideration;

            (v) amortisation of estimated goodwill arising from the acquisition, for the purpose of the unaudited pro forma financial information of the Enlarged Group, calculated in accordance with International Accounting Standard IAS 22 "Business Combinations" as if the Proposed Acquisition had been completed on 1 January 2004. For illustration purposes, the estimated goodwill of approximately RMB639,601,000 is amortised over a period of 10 years on the straight-line basis.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

                  International Financial Reporting Standard IFRS 3 "Business Combinations", which is issued by International Accounting Standard Board, will become effective for accounting period commencing 1 January 2005 and will supersede IAS 22. The Proposed Acquisition of the Target Businesses will be accounted for by the Enlarged Group using IFRS 3 instead of IAS 22, for the year ending 31 December 2005. Under IFRS 3, amortisation is prohibited, instead they are tested for impairment annually, or more frequently if events or changes in circumstances indicate a possible impairment.

            (vi) On the basis that the Proposed Acquisition had been completed on 1 January 2004, profits generated by the Target Businesses were to be offset against the tax losses available to the Company according to the current relevant PRC tax regulations. As at 31 December 2004, the unrecognised deferred tax assets arising from tax losses available to the Company amounted to RMB252,120,000. The income tax charge for the year ended 31 December 2004 recorded by the Target Businesses was therefore reversed, except for the tax attributable to the associates of the Target Businesses.

C.    UNAUDITED PRO FORMA CONDENSED CASH FLOW STATEMENT OF THE ENLARGED GROUP

      Set out below is illustrative and unaudited pro forma condensed cash flow statement of the Enlarged Group for the year ended 31 December 2004 which has been prepared for the purpose of illustration as if the Proposed Acquisition had been completed on 1 January 2004.

      The unaudited pro forma condensed cash flow statement of the Enlarged Group is prepared based on the audited consolidated cash flow statement of the Group for the year ended 31 December 2004, and the audited combined cash flow statements of the Target Businesses for the year ended 31 December 2004 as extracted from Appendices II and III to this circular, after making pro forma adjustments that are necessary.

      The unaudited pro forma condensed cash flow statement of the Enlarged Group has been prepared to provide the unaudited pro forma financial information of the Enlarged Group as if the Proposed Acquisition had been completed on 1 January 2004. As it has been prepared for illustrative purpose only and because of its nature, it may not give a true picture of the cash flows of the Enlarged Group for the year ended 31 December 2004 and any future financial periods.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

                                                                   AVIATION BUSINESSES OF
                                                              CEA NORTHWEST AND ITS SUBSIDIARY
                                                              --------------------------------
                                                                                  PRO FORMA
                                                              BALANCES BEFORE    ADJUSTMENTS    BALANCES AFTER PRO
                                                                 PRO FORMA     RELATED TO NON-        FORMA
                                                   THE GROUP    ADJUSTMENTS    ACQUIRED ITEMS      ADJUSTMENTS
                                                    RMB'000       RMB'000          RMB'000           RMB'000
                                                                  (Note 1)         (Note 2)
Net cash inflow from operations                    3,266,105        1,023,211           14,073           1,037,284
Net cash used in investing activities             (2,432,562)        (110,304)               -            (110,304)
                                                  ----------  ---------------  ---------------  ------------------
Net cash inflow before financing activities          833,543          912,907           14,073             926,980
Net cash outflow from financing activities          (312,348)        (882,242)        (313,424)         (1,195,666)
                                                  ----------  ---------------  ---------------  ------------------
Increase/(decrease) in cash and cash equivalents     521,195           30,665         (299,351)           (268,686)
Cash and cash equivalents at 1 January 2004        1,582,780          455,737           (2,524)            453,213
Exchange adjustments                                  10,472            1,274                -               1,274
                                                  ----------  ---------------  ---------------  ------------------
Cash and cash equivalents at 31 December 2004      2,114,447          487,676         (301,875)            185,801
                                                  ==========  ===============  ===============  ==================


                                                        AVIATION BUSINESSES OF CEA YUNNAN
                                                 ------------------------------------------------
                                                  BALANCES      PRO FORMA
                                                   BEFORE       ADJUSTMENTS    BALANCES AFTER PRO                        PRO FORMA
                                                  PRO FORMA   RELATED TO NON-         FORMA         PRO FORMA             ENLARGED
                                                 ADJUSTMENTS  ACQUIRED ITEMS       ADJUSTMENTS     ADJUSTMENTS             GROUP
                                                   RMB'000       RMB'000             RMB'000         RMB'000    NOTE      RMB'000
                                                   (Note 1)      (Note 2)
Net cash inflow from operations                    1,070,650                -           1,070,650      (23,154)    3(ii)  5,350,885
Net cash used in investing activities               (116,723)               -            (116,723)    (989,241)    3(i)  (3,648,830)
                                                 -----------  ---------------  ------------------  -----------  ----     ----------
Net cash inflow before financing activities          953,927                -             953,927   (1,012,395)           1,702,055
Net cash outflow from financing activities        (1,021,585)               -          (1,021,585)     492,847     3(i)  (2,036,752)
                                                 -----------  ---------------  ------------------  -----------  ----     ----------
Increase/(decrease) in cash and cash equivalents     (67,658)               -            (67,658)     (519,548)            (334,697)
Cash and cash equivalents at 1 January 2004          504,369                -             504,369            -            2,540,362
Exchange adjustments                                     104                -                 104            -               11,850
                                                 -----------  ---------------  ------------------  -----------  ----     ----------
Cash and cash equivalents at 31 December 2004        436,815                -             436,815     (519,548)           2,217,515
                                                 ===========  ===============  ==================  ===========  ====     ==========

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Notes to unaudited pro forma condensed cash flow statement of the Enlarged Group

      1. The amounts are extracted from the audited combined cash flow statements of the Target Businesses for the year ended 31 December 2004 as set out in Appendices II and III respectively.

      2. The pro forma adjustments relate to the cash and cash equivalents and short-term bank loans included in the combined balance sheets of the Target Businesses as at 31 December 2004 which comprise the Non-Acquired Items and the corresponding interest paid. The final amount of these pro forma adjustments will be determined by reference to the carrying amounts of the subject bank accounts and short-term bank loans at Effective Date which may be different from the amounts disclosed in this Appendix.

      3.    The pro forma adjustments reflect the following:

            (i) the payment of purchase consideration of RMB985,693,000 satisfied by short-term bank loans amounting to RMB492,847,000 and internal cash resources amounting to RMB492,846,000 as if the Proposed Acquisition had been completed on 1 January 2004;

            (ii) additional interest paid on short-term bank loans amounting to RMB492,847,000 bearing interest at 4.698% per annum and reduction of interest income on internal cash resources amounting to RMB492,846,000 at 0.720% per annum.

D. UNAUDITED PRO FORMA STATEMENT OF ADJUSTED NET TANGIBLE ASSETS OF THE ENLARGED GROUP BEFORE AND AFTER CLOSING

      Set out below is a statement of unaudited adjusted net tangible assets of the Group before completion of the Proposed Acquisition compiled based on the audited consolidated balance sheet of the Group as at 31 December 2004 as set out in Appendix IV to this circular, and a statement of unaudited pro forma adjusted net tangible assets of the Enlarged Group after completion of the Proposed Acquisition compiled based on the unaudited pro forma balance sheet of the Enlarged Group as at 31 December 2004 as set out in this Appendix:

                                                                UNAUDITED ADJUSTED
                                                                NET TANGIBLE ASSETS
                                                                OF THE GROUP AS AT
                                                                 31 DECEMBER 2004
                                                                  ATTRIBUTABLE TO
                                                                    EACH SHARE
AUDITED CONSOLIDATED  LESS: UNAMORTISED   UNAUDITED ADJUSTED      OF THE COMPANY
 NET ASSETS OF THE    INTANGIBLE ASSETS   NET TANGIBLE ASSETS         BEFORE
   GROUP AS AT        OF THE GROUP AS AT   OF THE GROUP AS AT    COMPLETION OF THE
 31 DECEMBER 2004      31 DECEMBER 2004     31 DECEMBER 2004   PROPOSED ACQUISITION
      RMB'000             RMB'000               RMB'000                RMB
                                                                     (Note 1)
           6,882,244            (865,111)           6,017,133                  1.24
====================  ==================  ===================  ====================

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

                                                                                       UNAUDITED PRO FORMA
                                                                                      ADJUSTED NET TANGIBLE
                                                               UNAUDITED PRO FORMA   ASSETS OF THE ENLARGED
UNAUDITED PRO FORMA                                           ADJUSTED NET TANGIBLE     GROUP ATTRIBUTABLE
 NET ASSETS OF THE                         LESS: ESTIMATED       ASSETS OF THE         TO EACH SHARE OF THE
ENLARGED GROUP AFTER  LESS: UNAMORTISED   GOODWILL ARISING    ENLARGED GROUP AFTER   COMPANY AFTER COMPLETION
 COMPLETION OF THE    INTANGIBLE ASSETS   FROM THE PROPOSED     COMPLETION OF THE        OF THE PROPOSED
PROPOSED ACQUISITION     OF THE GROUP        ACQUISITION      PROPOSED ACQUISITION         ACQUISITION
      RMB'000              RMB'000             RMB'000              RMB'000                    RMB
     (Note 2)                                                                               (Note 1)
           6,882,244           (865,111)           (643,590)              5,373,543                  1.10
====================  =================   =================   =====================   ===================

Notes:

1. The number of shares used for the calculation of this figure is 4,866,950,000 existing shares of the Company as at 31 December 2004, represinting the total of 3,300,000,000 A shares and 1,566,950,000 H shares.

2. The balance is extracted from Section A headed "Unaudited Pro Forma Balance Sheet of the Enlarged Group" as set out in this appendix.

E. REPORT ON UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

[PRICEWATERHOUSECOOPERS LOGO]

    [CHINESE CHARACTERS]                            PricewaterhouseCoopers
                                                    22nd Floor Prince's Building
                                                    Central Hong KOng

                                                                     19 May 2005

The Directors
China Eastern Airlines Corporation Limited

Dear Sirs,

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      We report on the unaudited pro forma financial information (the "Pro Forma Financial Information"), which comprises pro forma balance sheet, pro forma income statement and pro forma condensed cash flow statement of China Eastern Airlines Corporation Limited (the "Company") and its subsidiaries (collectively the "Group"), and the airlines and airlines related operations (the "Aviation Businesses") of China Eastern Air Northwest Company and its subsidiary ("CEA Northwest") and China Eastern Air Yunnan Company and its subsidiaries ("CEA Yunnan") (hereinafter referred to as the "Enlarged Group") and the unaudited pro forma statement of adjusted net tangible assets of the Enlarged Group, set out on pages V-1 to V-10 of Appendix V of the Company's circular dated 19 May 2005 (the "Circular") in connection with the proposed acquisition of the Aviation Businesses of CEA Northwest and CEA Yunnan by the Company pursuant to an agreement (the "Acquisition Agreement") dated 12 May 2005 between the Company, China Eastern Air Holding Company, China Eastern Air Northwest Company and China Eastern Air Yunnan Company (hereinafter referred to as the "Transaction"). The unaudited Pro Forma Financial Information has been prepared by the Directors of the Company, for illustrative purposes only, to provide information about how the Transaction might have affected the relevant financial information of the Enlarged Group as at 31 December 2004 and for the year then ended.

RESPONSIBILITIES

      It is the responsibility solely of the Directors of the Company to prepare the unaudited Pro Forma Financial Information in accordance with rule 14.69, rule 4.29 and paragraph 13 of Appendix 1B of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules").

      It is our responsibility to form an opinion, as required by paragraph 4.29 of the Listing Rules, on the unaudited Pro Forma Financial Information and to report our opinion to you. We do not accept any responsibility for any reports previously given by us on any financial information used in the compilation of the unaudited Pro Forma Financial Information beyond that owed to those to whom those reports were addressed by us at the dates of their issue.

BASIS OF OPINION

      We conducted our work with reference to the Statements of Investment Circular Reporting Standards and Bulletin 1998/8 "Reporting on pro forma financial information pursuant to the Listing Rules" issued by the Auditing Practices Board in the United Kingdom, where applicable. Our work, which involved no independent examination of any of the underlying financial

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the unaudited Pro Forma Financial Information with the Directors of the Company.

      Our work does not constitute an audit or review in accordance with Statements of Auditing Standards issued by the Hong Kong Institute of Certified Public Accountants, and accordingly, we do not provide any such assurance on the unaudited Pro Forma Financial Information.

      The unaudited Pro Forma Financial Information has been prepared on the bases set out on pages V-1 to V-10 of Appendix V for illustrative purpose only and, because of its nature, it may not be indicative of:

      -     the financial position of the Enlarged Group at any future date; or

      - the results and cash flows of the Enlarged Group for any future periods.

OPINION

      In our opinion:

      a) the unaudited Pro Forma Financial Information has been properly compiled by the Directors of the Company on the basis stated;

      b) such basis is consistent with the accounting policies of the Company, and

      c) the adjustments are appropriate for the purposes of the unaudited Pro Forma Financial Information as disclosed pursuant to paragraph
            4.29 of the Listing Rules.

                                                          Yours faithfully
                                                       PRICEWATERHOUSECOOPERS
                                                    Certified Public Accountants
                                                             Hong Kong

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

INDEBTEDNESS

THE GROUP

BORROWINGS

      As at the close of the business on 31 March, 2005, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this circular, the Group had the following borrowings:

                                                                 UNSECURED
                                                        --------------------------
                                              SECURED   GUARANTEED  NON-GUARANTEED     TOTAL
                                              RMB'000     RMB'000      RMB'000        RMB'000
Short-term bank loans                                -           -       8,257,539   8,257,539
Notes payable                                        -           -       1,379,566   1,379,566
Long-term bank loans                         6,927,275   2,060,100       1,296,325  10,283,700
Finance lease obligations                    8,311,929           -               -   8,311,929
Loans from an associate, Eastern Air Group
  Finance Co., Ltd. ("EAGF")                         -           -         215,765     215,765
                                            ----------  ----------  --------------  ----------

                                            15,239,204   2,060,100      11,149,195  28,448,499
                                            ==========  ==========  ==============  ==========

      Secured long-term bank loans and other loans were secured by certain aircraft with an aggregate carrying amount of RMB12,859,224,000. In addition, secured long-term bank loans of approximately RMB1,040,414,000 were guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

      The unsecured guaranteed long-term bank loans were guaranteed by CEA Holding.

      Finance lease obligations were secured by the related aircraft under finance leases with an aggregate carrying amount of RMB10,161,397,000, long-term bank deposits amounting to RMB1,852,028,000 and the relevant insurance policies and bank guarantees.

MATERIAL CAPITAL COMMITMENTS

      Other than the capital commitments of the Group as at 31 December 2004 disclosed in Note 36(a) of the audited consolidated financial statements of the Group set out in Appendix IV, the Group entered into various aircraft purchase agreements with three vendors subsequent to 31 December 2004 and up to the Latest Practicable Date under which the Group committed to

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

purchase 25 aircraft with engines which are expected to be delivered to the Group in stages from August 2005 to October 2008. The total asset value of the aircraft (as determined based on the relevant price catalog) amounts to be approximately RMB9,710,000,000. The aggregate consideration for the aircraft to be paid by the Group, determined on a commercial decision basis after arm's length negotiations and subject to certain adjustments stipulated in the purchase agreements is less than the total value of the aircraft as stated above. The consideration is payable in cash by instalments and is being funded principally by way of financing arrangements with banks or financial institutions or out of internal resources according to the Group's financial position at the relevant time.

      In addition, China Aviation Supplies Import & Export Corporation, as the agency company in the PRC in respect of import and export of civil aircraft, entered into an agreement with a vendor regarding the proposed purchase of certain aircraft for future use by various PRC airline companies. The Company is one of such airline companies, as currently contemplated, will take up 15 aircraft under the agreement. Details regarding the Company's actual purchase of such 15 aircraft are however yet to be considered and discussed, and the formal agreement has not been signed up to the Latest Practicable Date.

AVIATION BUSINESSES OF CEA NORTHWEST

BORROWINGS

      As at the close of the business on 31 March 2005, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this circular, the aviation businesses of CEA Northwest had the following borrowings:

                                                                 UNSECURED
                                                        --------------------------
                                              SECURED   GUARANTEED  NON-GUARANTEED     TOTAL
                                              RMB'000     RMB'000      RMB'000        RMB'000
Short-term bank loans                                -     840,014               -     840,014
Notes payable                                  114,000           -               -     114,000
Finance lease obligations                    2,584,883           -               -   2,584,883
Loans from an associate, EAGF                        -           -         175,500     175,500
Other loans                                     95,633           -               -      95,633
Loan from CEA Holding                                -           -       3,682,966   3,682,966
                                            ----------  ----------  --------------  ----------
                                             2,794,516     840,014       3,858,466   7,492,996
                                            ==========  ==========  ==============  ==========

 The unsecured guaranteed short-term bank loans were guaranteed by CEA Holding.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Notes payable were secured by bank deposits amounting to RMB34,200,000 and guaranteed by CEA Holding.

      Finance lease obligations were secured by the related aircraft under finance leases with an aggregate carrying amount of RMB2,170,938,000, long-term bank deposits amounting to RMB523,057,000 and the relevant insurance policies and bank guarantees.

      Other loans were secured by certain aircraft with an aggregate carrying amount of RMB122,187,000.

      Loan from CEA Holding amounting to RMB3,682,966,000, representing the loan balance as at 31 December 2004, is not to be assumed by the Company pursuant to the Acquisition Agreement.

CONTINGENT LIABILITIES

      CEA Northwest provides guarantee to a bank in respect of a bank loan granted to Zhuhai Northwest Airlines Hotel Co., Ltd., a subsidiary of CEA Northwest which is not part of the aviation businesses of CEA Northwest, to the extent of RMB6,000,000 as at 31 March 2005. The guarantee will expire in December 2005 together with the final maturity of the subject bank loan.

      Pursuant to the Acquisition Agreement, such contingent liability is not to be assumed by the Company.

AVIATION BUSINESSES OF CEA YUNNAN

BORROWINGS

      As at the close of the business on 31 March 2005, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this circular, the aviation businesses of CEA Yunnan had the following borrowings:

                         SECURED   UNSECURED     TOTAL
                         RMB'000    RMB'000     RMB'000
Short-term bank loans          -   1,574,325   1,574,325
Long-term bank loans     787,930     150,000     937,930
                         -------   ---------   ---------
                         787,930   1,724,325   2,512,255
                         =======   =========   =========

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Secured long-term bank loans were secured by certain aircraft with an aggregate carrying amount of RMB744,635,000.

DISCLAIMER

      Save as aforesaid and apart from intra-group liabilities and normal trade payables in the ordinary course of business, the Group and the aviation businesses of CEA Northwest and CEA Yunnan did not have any outstanding debt securities issued and outstanding or authorised or otherwise created but unissued, term loans, other borrowings or indebtedness in the nature of borrowing including bank overdrafts, liabilities under acceptances (other than normal trade bills), acceptance credits, hire purchase commitments, mortgages and charges, material contingent liabilities or guarantees outstanding at the close of business on 31 March 2005.

      The Directors have confirmed that there has not been any material change in the indebtedness and contingent liabilities of the Group and the aviation businesses of CEA Northwest and CEA Yunnan since 31 March 2005 and up to the Latest Practicable Date.

SUFFICIENCY OF WORKING CAPITAL

      The Directors are of the opinion that, after taking into account the Enlarged Group's present internal resources and available banking facilities, the Enlarged Group has sufficient working capital for its present requirements for at least 12 months from the date of this circular.

MANAGEMENT DISCUSSION AND ANALYSIS

2004 COMPARED WITH 2003

THE GROUP

Turnover

      The Group's turnover increased 47.4% from RMB14,277 million in 2003 to RMB21,039 million in 2004. This increase was primarily due to an increase of the Group's passenger and cargo revenues, which were net of the applicable PRC sales tax.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Traffic revenues from the Group's passenger as well as cargo and mail transportation business increased 47.1% from RMB13,448 million in 2003 to RMB19,786 million in 2004. Compared to 2003, the average aircraft daily utilization increased by 1.7 hours to 9.7 hours in 2004.

      Passenger revenues, which accounted for 77.6% of the Group's total traffic revenues in 2004, increased 49.7% from RMB10,261 million in 2003 to RMB15,358 million in 2004. This increase was primarily due to the market recovery following the end of severe acute respiratory syndrome (SARS) and the increase of the Group's transportation capacity.

      The Group's domestic passenger revenues, which accounted for 53.9% of its total passenger revenues, increased 48.1% from RMB5,592 million in 2003 to RMB8,284 million in 2004. This increase was principally a result of the growing market demand following the end of SARS and the expansion of the Group's transportation capacity, including the launch of new routes and increase in the number of flights. Compared to 2003, the Group's domestic passenger traffic increased by 40.8% in 2004, and its domestic passenger load factor increased from 64.8% in 2003 to 70.3% in 2004. As a result of the favourable condition in the domestic passenger market since the end of 2003, the Group increased capacity on its domestic routes by 29.7% in 2004. The Group's domestic passenger yield increased from RMB0.54 in 2003 to RMB0.57 in 2004 per passenger-kilometre. This increase was principally a result of the increased pricing level due to strong demand in the domestic transportation.

      Hong Kong passenger revenues, which accounted for 14.2% of the Group's total passenger revenues, increased 34.4% from RMB1,627 million in 2003 to RMB2,187 million in 2004. This increase was primarily due to the market recovery following the end of SARS and the increase in the number of business and leisure travelers. Hong Kong passenger traffic increased by 57.1% in 2004 over that of 2003. In order to meet market demand, the Group increased the passenger capacity on its Hong Kong routes by 31.6% in 2004. The Group's Hong Kong passenger load factor increased from 52.4% in 2003 to 62.6% in 2004, and its Hong Kong passenger yield decreased from RMB0.84 in 2003 to RMB0.72 in 2004 per passenger-kilometre. The decrease in passenger yield on Hong Kong routes was primarily due to (1) an increase in the number of leisure travelers subscribing for package air tickets at a discounted price, (2) various promotions offered by the Group and (3) competition from other airlines.

      International passenger revenues, which accounted for 31.8% of the Group's total passenger revenues, increased 60.7% from RMB3,042 million in 2003 to RMB4,887 million in 2004. This increase was mainly due to the market recovery following the end of SARS and the increasing demand as a result of the recovering global economy in 2004. As a result, international passenger

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

traffic increased by 74.1% in 2004 compared to 2003. The Group's international passenger capacity increased by 58.2% in 2004 compared to 2003. The Group's international passenger load factor increased from 56.7% in 2003 to 62.4% in 2004. The Group's international passenger yield decreased from RMB0.53 in 2003 to RMB0.49 in 2004 per passenger-kilometre. This decrease was primarily due to competition and the increase in the number of leisure travelers subscribing for package air tickets at a discounted price.

      The Group generates cargo and mail revenues from the transportation of cargo and mail on its designated cargo aircraft as well as from the carriage of cargo and mail on passenger aircraft. Revenues from cargo and mail operations, which accounted for 21.1% of the Group's total transportation revenues in 2004, increased 39.0% from RMB3,187 million in 2003 to RMB4,428 million in 2004. This increase was primarily due to the increasing demand for cargo transportation driven by the continuing rapid growth of China's economy following its accession to the World Trade Organization, the increase of the Group's transportation capacity as well as the increase of its market share. The Group's cargo and mail traffic (as measured in revenue freight tonne-kilometres, or RFTKs) increased 44.6% from 1,297 million RFTKs in 2003 to 1,875 million RFTKs in 2004. This increase was primarily due to a significant increase in the capacity of the Group's cargo transportation which resulted from the completion of the remodeling of MD-11 passenger aircraft into freighters, launch of new routes as well as an increase in the number of passenger flights which also carry cargo. Cargo yield decreased from RMB2.46 in 2003 to RMB2.36 in 2004 per cargo tonne-kilometre. This decrease was primarily due to intensified competition.

      Other operating revenues are primarily generated from airport ground services and ticket handling services. Airport ground services include loading and unloading, aircraft cleaning, fueling and ground transportation of cargo and passenger luggage for airlines operating to or from Hong Qiao International Airport and Pudong International Airport. The Group is currently the principal provider of airport ground services at both Hong Qiao International Airport and Pudong International Airport. Other operating revenues increased 51.1% from RMB829 million in 2003 to RMB1,253 million in 2004, which is higher than the 39.0% growth rate achieved in 2003. This increase was mainly due to the increase in the number of flights following the end of SARS and the enhancement of the Group's capability in carriage, storage and handling of cargo with the establishment of Shanghai Eastern Logistics Co., Ltd., a subsidiary of the Company.

      Other net operating income included rental income from operating sublease of aircraft and government subsidy net of loss on disposal of aircraft and engines. The Group's other operating income increased to RMB154 million in 2004 from RMB61 million in 2003. This increase was primarily due to a significant increase in rental income from operating sublease of aircraft.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

Operating expenses

      The Group's total operating expenses increased 39.7% from RMB14,117 million in 2003 to RMB19,714 million in 2004. This increase was primarily due to increases in aviation fuel expenses, aircraft depreciation and operating lease expenses, take-off and landing charges, food and beverage expenses, salary costs, commission expenses and other expenses. The Group's total operating expenses as a percentage of its turnover decreased from 98.9% in 2003 to 93.7% in 2004.

      Aviation fuel expenses increased 78.3% from RMB3,045 million in 2003 to RMB5,430 million in 2004. This increase was principally a result of the Group's business expansion in 2004 and the increased international aviation fuel prices in 2004. In 2004, the Group consumed a total of 1,454,500 tonnes of aviation fuel, representing an increase of 42.1% compared to 2003. In 2004, the weighted average domestic and international fuel prices paid by the Group compared to 2003 increased by approximately 24.4% and 30.6%, respectively.

      Aircraft depreciation and operating lease expenses increased 28.8% from RMB2,851 million in 2003 to RMB3,672 million in 2004. This increase was primarily due to the Group's fleet expansion. Other depreciation, amortization and operating lease expenses increased from RMB495 million in 2003 to RMB496 million in 2004.

      The wages, salaries and benefits increased 28.8% from RMB1,449 million in 2003 to RMB1,866 million in 2004. This increase was primarily due to an increase in the number of staff resulting from the expansion of the Group and its main operations as well as an increase in staff's average salaries with the introduction of an incentive compensation plan that is linked to profit. The increase was also partially attributable to the introduction of an incentive plan for the Group's pilots that links allowances to flying hours.

      Take-off and landing charges increased 34.0% from RMB2,254 million in 2003 to RMB3,020 million in 2004, which accounted for 15.3% of the Group's total operating expenses in 2004. This increase was primarily due to the expansion of the Group's business and the increased number of flights.

      Aircraft maintenance expenses were RMB1,396 million in 2004, compared to RMB1,329 million in 2003, an increase of 5.0%. This increase was mainly due to the increased aircraft maintenance performed as a result of the increase in the number of the Group's flights in 2004.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Commission expenses increased 66.0% from RMB465 million in 2003 to RMB772 million in 2004. This increase was primarily due to the increase in the revenues of the Group's domestic and international businesses.

      Food and beverage expenses increased 39.9% from RMB542 million in 2003 to RMB758 million in 2004. This increase was primarily due to an increase in the number of travelers which was partially offset by a decrease of the average cost of food and beverage as a result of the Group's cost-control initiatives.

      Office and administration expenses increased by 26.5% from RMB1,058 million in 2003 to RMB1,338 million in 2004. This increase was primarily due to an increase in pilot and aircrew training expenses, overseas expenses as well as travel expenses.

      Other operating expenses increased 53.8% from RMB628 million in 2003 to RMB966 million in 2004. Other operating expenses mainly included SITA ticket reservation system charges, SITA departure control system charges, civil aviation infrastructure levy, provision for obsolescence of flight equipment spare parts, maintenance expenses and loss on disposal of other fixed assets, insurance costs, investment income and expenses relating to the newly-established Shanghai Eastern Logistics Co., Ltd. This increase was mainly attributable to increases in SITA ticket reservation system charges, SITA departure control system charges, civil aviation infrastructure levy as well as expenses relating to the newly-established Shanghai Eastern Logistics Co., Ltd.

Non-operating income

      Non-operating income was RMB133 million in 2004, which was due to the rescission of certain related party lease arrangements with CEA Northwest. For more details, please see Note 38(c)(ii) to the Group's audited consolidated financial statements for the fiscal year ended 31st December, 2004.

Net profits

      As a result of the foregoing, net profit attributable to shareholders was RMB514 million in 2004 compared to a loss of RMB950 million in 2003.

Fixed assets

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      The Group had approximately RMB30.2 billion of fixed assets as of 31st December, 2004, including aircraft and flight equipment with a value of approximately RMB27.169 billion, while the Group had approximately RMB26.8 billion of fixed assets as of 31st December, 2003, including aircraft and flight equipment with a value of approximately RMB23.8 billion. Fixed assets are initially recognized at cost and are subsequently stated at revalued amount, being its fair value at the date of revaluation less any subsequent accumulated depreciation.

      Valuation of fixed assets is based on market conditions and global economic factors that the Group may not control. The determination of fair value requires significant judgment, including judgment on valuations by the Company's management and/or by independent professional appraisers. The Company's directors have reviewed the carrying value of the Group's fixed assets as of 31st December, 2004 and are of the opinion that the carrying amount is not materially different from the fair value of the Group's fixed assets.

AVIATION BUSINESS OF CEA NORTHWEST

Operating revenue

      In 2004, transportation revenues amounted to RMB3,734 million, representing an increase of RMB991 million, or 36.14%, as compared to 2003. The increase was mainly a result of an increase of 39.05% of passenger revenues for the year. The times of passengers carried increased 42.07% to reach 4,471,000 passengers/times. RPKs increased 38.88% to reach RMB5,701 million.

      Passenger revenues for 2004 amounted to RMB3,525 million, representing an increase of 39.05% as compared to 2003, accounting for 94.41% of the total traffic revenues. The increase was principally a result of an increase of 38.88% in RPKs.

      Domestic passenger revenues for 2004 amounted to RMB2,418 million, representing an increase of 25.52% as compared to 2003. Domestic passenger revenues represented 68.58% of the total passenger revenues. The increase of domestic passenger revenues was principally attributable to an increase of 35.18% in RPKs to RMB4,623 million. The increase of RPKs was attributable to a better recovery of the transport market in 2004 than in 2003 which was affected by the outbreak of atypical pneumonia (severe acute respiratory syndrome, or SARS), and an enhancement of carriage capacity as a result of the introduction of six A320 aircraft.

      International passenger revenues for 2004 amounted to RMB1,107 million (representing an increase of 81.83% as compared to 2003), accounting for 31.42% of the total passenger revenues.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

The increase of international passenger revenues was principally attributable to an increase of 57.37% in RPKs to 1,078 million kilometres and an increase of 15.73% in each RPK to RMB1.03. The increases of RPKs and passenger revenues were attributable to a better recovery of the transport market in 2004 than in 2003 which was affected by the outbreak of SARS, and an enhancement of carriage capacity as a result of the introduction of six A320 aircraft.

      In 2004, cargo and mail revenues amounted to RMB209 million, representing an increase of 0.54% as compared to 2003. Cargo and mail revenues accounted for 5.59% of the revenues from transportation in 2004. The increase of cargo and mail revenues was primarily due to an increase of 25.64% in cargo and mail RTKs to 98 million RFTKs. The increase of mail RTKs was primarily due to an enhancement of carriage capacity.

      In 2004, other operating revenues increased 1.83% to RMB37 million. The increase was primarily generated from the operating lease of two A300 passenger aircraft to CEA during the period from 1st January, 2004 to 30th September, 2004.

Operating expenses

      In 2004, total operating expenses increased to RMB219 million, or 6.05%, to RMB3,835 million as compared to 2003. The increase was mainly a result of an increase in wages and welfare expense and a reform of the wage system in the year. The increase in variable costs such as aircraft repairs and maintenance, aviation fuel cost, take-off and landing charges was attributable to an increase of transportation capacity, flight hours and the number of take-offs and landings in 2004.

      Aviation fuel costs increased 35.94%, to RMB830 million which was mainly a result of fuel consumption following the increase of number of flights and of an increase of oil price.

      Catering expenses decreased 4.82% to RMB78 million. The decrease of catering expenses was primarily a result of the stringent control over catering expenses, which led to a fall in the catering expenses of unit customer.

      Wages and welfare expenditure increased 55.79% to RMB468 million, mainly a result of an upward adjustment of the wage levels of staff and an increase of the flight hours of aviation staff.

      Take-off and landing charges accounted for 12.97% of the total operating expenses for 2004, representing an increase of 16.69% to RMB497 million, mainly a result of an increase of take-offs and landing driven by an increased investment in carriage capacity.

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APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Depreciation and operating lease expenses accounted for 19.10% of the total operating expenses for 2004, representing an increase of 3.75% to RMB733 million, of which 91.46% of the total depreciation and operating lease expenses was aircraft depreciation and operating lease expenses, which increased 5.25% to RMB670 million. The increase was primarily due to a rental increase following an increase of six aircraft on operating lease.

      Aircraft repairs and maintenance expenses accounted for 14.96% of the total operating expenses for 2004, representing an increase of 30.69% to RMB574 million. The increase was primarily due to an increased number of aircraft and engine overhauls in 2004.

      Commission expenses accounted for 3.87% of the total operating expenses for 2004, representing an increase of 21.93% to RMB148 million. The increase was primarily due to an increase of the commission paid to agents following an increase of transportation revenues.

      Office and administration expenses accounted for 4.17% of the total operating expenses for 2004, representing a decrease of 6.82% to RMB160 million. The decrease was primarily due to the cost control practised.

      The increase in fixed assets revaluation credited to the income statement amounts to RMB81 million, as compared to an impairment loss from revaluation of RMB564 million charged to the income statement in 2003, primarily a result of a rise in the evaluated prices of aircraft and engines after the SARS incident.

      Other expenses, mainly including insurance expenses, booking expenses, expenses of the repairs and maintenance of other fixed assets, aviation construction funds expenses and the costs incurred from the cessation of certain aircraft leasing arrangement with the Company, increased 120.21% to RMB429 million, primarily a result of the addition of aviation infrastructure funds of RMB48,030,000 to this item and an expenses of RMB133 million arising from termination of certain leases.

Net interest expenses

      Net interest expenses for 2004 decreased 25.26% to RMB237 million, primarily a result of a gradual fall of aircraft leasing interest following the repayment of the principal amount.

Taxes

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      There is no payable income tax for CEA Northwest due to a tax offset in 2004 of the tax losses recorded in previous years. In 2004, the tax expenses decreased 15.79% to RMB64,000, primarily due to a decrease in taxable income of an associated company.

      Owing to the abovementioned factors, the aviation business of CEA Northwest recorded a net profit of RMB136 million for 2004 as compared to a net loss of RMB1,062 million for 2003.

AVIATION BUSINESS OF CEA YUNNAN

Operating revenue

      In 2004, transportation revenues amounted to RMB3,152 million, representing an increase of RMB741 million, or 30.79%, as compared to 2003. The increase was mainly a result of an increase of 31.90% of passenger revenues. The times of passengers carried increased 23.18% to reach 4,641,000 passengers/times. RPKs increased 32.09% to reach RMB5,235 million.

      Passenger revenues for 2004 amounted to RMB3,031 million, representing an increase of 31.90% as compared to 2003, accounting for 96.17% of the total traffic revenues. The increase was principally a result of an increase of 32.09% in RPKs.

      Domestic passenger revenues for 2004 amounted to RMB2,856 million, representing an increase of 30.17% as compared to 2003. Domestic passenger revenues represented 94.23% of the total passenger revenues. The increase of domestic passenger revenues was principally attributable to an increase of 30.66% in RPKs to RMB4,862 million. The increase of RPKs was attributable to the rapid recovery of the aviation market following the end of the SARS incident in the second half of 2003.

      International passenger revenues for 2004 amounted to RMB175 million, representing an increase of 68.39% as compared to 2003 and accounting for 5.77% of the passenger revenues. The increase of international passenger revenues was principally attributable to an increase of 54.13% in RPKs to 373 million passenger-kilometres, and an 9.1% increase of every passenger-kilometres yield to RMB0.47.

      In 2004, cargo and mail revenues amounted to RMB121 million, representing an increase of 7.45% as compared to 2003. Cargo and mail revenues accounted for 3.83% of the total revenues from transportation in 2004. The increase of cargo and mail revenues was primarily due to an

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

increase of 29.64% in the turnover of cargo and mail traffic to 118 million freight tonne kilometres and a decrease of 17.12% to RMB1.02 in the profit from each freight tonne kilometre. The increase of the turnover of cargo was primarily due to an enhanced market demand in 2004 than in 2003. The decrease in every freight tonne-kilometres yield was primarily due to a fall in transportation prices as a result of competition from other means of transport.

      Other operating revenues (expenses), including revenues from external leasing of aircraft and insurance compensation for aircraft accidents, increased 897.34% to RMB277 million, primarily a result of a longer period of external leasing of aircraft in 2004 and the insurance compensation for the crash of the B3072 aircraft in an accident in November 2004.

Operating expenses

      Total operating expenses increased to RMB701 million, or 26.75%, to RMB3,319 million as compared to 2003. The increase was mainly a result of an increase in wages and welfare expense, take-off and landing and ground service charges, depreciation, operating lease expenses, aviation fuel cost, repairs and maintenance, and commission expenses.

      Aviation fuel costs amounted to RMB820 million, representing an increase of 44.56%, primarily a result of an increase in flight kilometres which leads to an increased consumption of aviation fuel, and an increase of the domestic price of aviation fuel costs from RMB3,400/tonne to RMB4,190/tonne.

      Catering expenses increased 12.73% to RMB99 million, primarily due to an increase in the number of passengers carried in 2004.

      The expenses of the wages and welfare expenditure increased 32.86% to RMB407 million, mainly a result of an enhancement of wages standards and an increase of the flight hours of aviation staff.

      Take-off and landing charges accounted for 13.49% of the total operating expenses for 2004, representing an increase of 16.10% to RMB448 million, mainly a reflection of an increase of number of flights as a result of favourable market demand in 2004.

      Aircraft depreciation and operating lease expenses accounted for 13.62% of the total operating expenses for 2004, representing an increase of 3.08% to RMB452 million, primarily due to an increase of rental for the operating lease arrangement involving engines.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Repairs and maintenance expenses accounted for 13.66% of the total operating expenses for 2004, representing an increase of 76.81% to RMB453 million. The increase was primarily due to an increase of overhauls as a result of an increasing number of aircraft engines reaching flight cycle hours requiring aircraft overhaul, and an increase of flight hours resulting in an increase of day-to-day repairs and maintenance expenses.

      Commission expenses accounted for 3.03% of the total operating expenses for 2004, representing an increase of 43.30% to RMB101 million. The increase was primarily due to an increase of the commission paid to agents following a significant growth of sales revenues.

      Office and administration expenses accounted for 3.78% of the total operating expenses for 2004, representing an increase of 19.70% to RMB125 million. The increase was primarily due to an expansion of operating scale and reform of wages structure in 2004.

      A fixed assets revaluation surplus of RMB68 million was credited to the income statement as compared to a revaluation deficit charged to the income statement of RMB161 million in 2003. The revaluation surplus was primarily a result of an increase of the market value of individual aircraft as compared with their original book values, as indicated in an valuation exercise carried out by an independent valuation organisation based on the market prices as at late 2004.

      Other expenses experienced a 115.20% increase to RMB422 million incurred in items, except for those mentioned above, including production and operating expenses and expenses incurred in relation to aircraft accidents, comprising principally expenses incurred in relation to the B3072 aircraft accident in November 2004.

Net interest expenses

      Net interest expenses for 2004 decreased 28.00% to RMB102 million, mainly because of a decrease of interest corresponding to a progressive decrease of aircraft on operating leases over the years, and the gain generated from interest swaps.

Taxes

      The income tax expense for 2004 was RMB16 million, as compared to the income tax benefit of RMB93 million for 2003. The increase in income tax expenditure was primarily a result of a pre-

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

income tax profit of RMB46 million generated from the aviation business of CEA Yunnan in 2004, while a pre-income tax loss of RMB283 million was recorded for 2003.

      Owing to the abovementioned factors, the aviation business of CEA Yunnan recorded a net profit of RMB31 million for 2004 as compared to a net loss of RMB190 million for 2003.

2003 COMPARED WITH 2002

THE GROUP

Turnover

      The Group's turnover increased from RMB13,079 million in 2002 to RMB14,277 million in 2003, or 9.2%, reflecting increase in its domestic passenger and cargo revenues. These revenues were net of the applicable PRC sales tax and civil aviation infrastructure levies.

      Revenues from the Group's passenger and cargo and mail transportation business increased from RMB12,482 million in 2002 to RMB13,448 million in 2003, or 7.7%. Compared to 2002, the average aircraft daily utilization decreased by
0.6 hours to 8.0 hours in 2003.

      Passenger revenues, which accounted for 76.3% of the Group's total transportation revenues in 2003, increased from RMB10,038 million in 2002 to RMB10,261 million in 2003, or 2.2%, reflecting increase in domestic passenger revenues driven by the recovery of the domestic passenger market during the second half of 2003. Passenger revenues in the second half of 2003 were RMB6,555 million, representing an increase of 21.3% from RMB5,405 million in the second half of 2002.

      The Group's domestic passenger revenues, which accounted for 54.4% of the Group's total passenger revenues, increased from RMB4,670 million in 2002 to RMB5,592 million in 2003, or 19.7%, primarily because it took advantage of the opportunities created by the recovery of the domestic passenger market during the second half of 2003 and attracted more customers. Domestic passenger revenues in the second half of 2003 were RMB3,651 million, representing an increase of 46.9% from RMB2,485 million in the second half of 2002. Compared to 2002, the Group's domestic passenger traffic increased by 21.0% in 2003, and the Group's domestic passenger load factor increased from 63.1% in 2002 to 64.8% in 2003. In response to the market demand, the Group increased capacity on its domestic routes by 17.9% in 2003. The Group's domestic passenger

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

yield decreased slightly from RMB0.55 in 2002 to RMB0.54 in 2003 per passenger-kilometre, primarily due to competition in the domestic market.

      Hong Kong passenger revenues, which accounted for 15.9% of the Group's total passenger revenues, decreased from RMB1,911 million in 2002 to RMB1,627 million in 2003, or 14.9%, primarily due to the adverse effect on the traffic volume on its Hong Kong regional routes by the outbreak and spread of SARS in Hong Kong and other areas in China. Hong Kong passenger traffic decreased by 13.4% in 2003 over that of 2002. In order to increase its market share and in response to competition on its Hong Kong routes, the Group increased the passenger capacity on its Hong Kong routes by 1.2% in 2003. The Group's Hong Kong passenger load factor decreased from 61.2% in 2002 to 52.4% in 2003, and its Hong Kong passenger yield decreased from RMB0.86 in 2002 to RMB0.84 in 2003 per passenger-kilometre. The decrease in passenger load factor and passenger yield on Hong Kong routes was also attributable to competition from other airlines.

      International passenger revenues, which accounted for 29.7% of the Group's total passenger revenues, decreased from RMB3,457 million in 2002 to RMB3,042 million in 2003, or 12.0%. The decrease in international passenger revenues mainly reflected decreased international passenger traffic caused by SARS. Starting from the end of 2002 until mid June 2003, most areas of China were affected by SARS. The SARS-related travel advice issued by the World Health Organization as well as governmental agencies and private companies of other countries significantly discouraged business travelers and tourists to travel to China. Other factors such as the Iraq war and the terrorist activities also affected the international traffic. As a result, international passenger traffic decreased by 22.7% in 2003 over that of 2002. The Group's international passenger capacity decreased by 5.9% in 2003 compared to 2002. The Group's international passenger load factor decreased from 68.9% in 2002 to 56.7% in 2003. However, the Group's international passenger yield increased from RMB0.46 in 2002 to RMB0.53 in 2003 per passenger-kilometre primarily because the increase in customers who flied business class on its international routes and the appreciation of certain foreign currencies against Renminbi in 2003.

      The Group generates cargo and mail revenues from the transportation of cargo and mail on its designated cargo aircraft as well as from the carriage of cargo and mail on passenger aircraft. Revenues from cargo and mail operations, which accounted for 23.7% of the Group's total transportation revenues in 2003, increased from RMB2,445 million in 2002 to RMB3,187 million in 2003, or 30.4%. The increase in the Group's cargo revenues was primarily the result of its increased freight charges in response to the increased demand. The demand was driven by increased importation and exportation after China's admission to the World Trade Organization, or WTO. The Group's cargo and mail traffic (as measured in revenue freight tonne-kilometres, or

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

RFTKs) increased from 1,023 million RFTKs in 2002 to 1,297 million RFTKs in 2003, or 26.7%. In response to the rapid growth in its cargo and mail operations, the Group successively remodeled three MD-11 passenger aircraft into freighters in the second half of 2003. Cargo yield increased from RMB2.39 in 2002 to RMB2.46 in 2003 per cargo tonne-kilometre primarily as a result of increased market demand.

      Other operating revenues are primarily generated from airport ground services and ticket handling services. Airport ground services include loading and unloading, aircraft cleaning, fueling and ground transportation of cargo and passenger luggage for airlines operating to or from Hong Qiao International Airport and Pudong International Airport. Other operating revenues increased from RMB596 million in 2002 to RMB829 million in 2003, or 39.0%, which is higher than the 25.8% growth rate achieved in 2002. The increase in other operating revenues in 2003 was mainly due to increase in the Group's airport ground service revenues as a result of increased volume of imported and exported goods after China's admission to the WTO. It is also attributable to the increase in the Group's commission revenues generated from its ticket handling services provided to other airlines.

Operating expenses

      The Group's total operating expenses increased from RMB12,297 million in 2002 to RMB14,117 million in 2003, or 14.8%, reflecting mainly increase in aviation fuel expenses, wages, salaries and benefits, other depreciation, amortization and operating lease expenses, aircraft maintenance expenses, commissions and take-off and landing charges. The Group's total operating expenses as a percentage of its turnover increased from 94.0% in 2002 to 98.9% in 2003.

      Aviation fuel expenses increased from RMB2,564 million in 2002 to RMB3,045 million in 2003, or 18.8%, primarily as a result of increased fuel prices and the expansion of the Group's fleet. In 2003, the Group consumed a total of 1,023,700 tonnes of aviation fuel, representing an increase of 8.8% compared to 2002. In 2003, due to the Iraqi war, the weighted average domestic and international fuel prices paid by the Group increased by approximately 10.6% and 3.6%, respectively.

      Aircraft depreciation and operating lease expenses increased from RMB2,455 million in 2002 to RMB2,851 million in 2003, or 16.1%. Other depreciation, amortization and operating lease expenses increased from RMB400 million in 2002 to RMB495 million in 2003, or 23.7%, primarily due to the expansion of the Group's fleet.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      The wages, salaries and benefits increased from RMB1,036 million in 2002 to RMB1,449 million in 2003, or 39.9%, mainly because the Group's work force increased by approximately 5% compared to 2002, and in order to meet the requirements of its fleet expansion, most of the Group's newly hired staff are pilots and cabin crew that are paid relatively high compared to its average salaries. In addition, in accordance with relevant government regulations and with reference to the policies implemented by enterprises in nearby regions, the Group formulated a staff housing allowance plan in 2003. The housing allowance standards under the new housing plan are higher than the standards to which the Group made references in 2000 in making provisions. Moreover, the number of employees who are qualified to receive housing allowance also increased in 2003. As a result, the Group recognized provisions of RMB340 million as of 31st December, 2003, which amount is RMB260 million higher than the provisions of RMB80 million that it made in 2000. The increased amount of the provisions was fully charged to the Group's income statement for its fiscal year ended 31st December, 2003.

      Take-off and landing charges increased from RMB1,988 million in 2002 to RMB2,254 million in 2003, or 13.4%, which accounted for 16.0% of the Group's total operating expenses in 2003, primarily due to the mandatory increase in the take-off and landing charges for domestic flights by the Civil Aviation Administration of China, effective September 1, 2002, and a 20.1% increase in 2003 in its domestic flight take-offs and landings compared to 2002.

      Aircraft maintenance expenses were RMB1,329 million in 2003, compared to RMB1,078 million in 2002, an increase of 23.3%. This increase is mainly due to increased number of aircraft and engines that were subject to overhaul in 2003, and increased maintenance of aircraft that were temporarily out of service during the period of SARS.

      Commission expenses increased from RMB380 million in 2002 to RMB465 million in 2003, or 22.5%, primarily due to commission payments to CEA Northwest and CEA Yunnan that began to sell the Group's passenger tickets since March 2003.

      Food and beverage expenses decreased from RMB606 million in 2002 to RMB542 million in 2003, or 10.6%, primarily due to decreased provision of food and beverage during the period of SARS, and the Group's effective control over purchases and provision of food and beverage, which is partially offset by the increased expenses resulted from the increased traffic volume on domestic routes.

      Other operating expenses increased from RMB574 million in 2002 to RMB628 million in 2003, or 9.4%. Other operating expenses included provision for obsolescence of flight equipment

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

spare parts, maintenance expenses of other fixed assets, computer and telecommunications expenses and other expenses. The increase was mainly attributable to increase in provision for obsolescence of flight equipment spare parts and maintenance expenses for the Group's office building in Pudong.

Net losses

      The net losses attributable to shareholders was RMB950 million in 2003, compared to a net profit of RMB86 million in 2002.

Fixed assets

      The Group had approximately RMB26.8 billion of fixed assets as of 31st December, 2003, including aircraft and flight equipment with a value of approximately RMB23.8 billion, while it had approximately RMB20.5 billion of fixed assets as of 31st December, 2002, including aircraft and flight equipment with a value of approximately RMB17.8 billion. Fixed assets are initially recognized at cost and are subsequently stated at revalued amount, being its fair value at the date of revaluation less accumulated depreciation.

      In view of recent volatility in the global aviation industry and change in market value for aircraft, on 31st December, 2002, the Group conducted a revaluation on its fixed assets pursuant to the requirements of International Financial Reporting Standards. As a result of the revaluation, the Group recognized a net revaluation surplus of RMB137 million in the revaluation reserve and a revaluation deficit of RMB172 million in the income statement.

      Valuation of fixed assets is based on market conditions and global economic factors that the Group may not control. The determination of fair market value requires significant judgment, including judgment on valuations by the Company's management and/or by independent professional appraisers.

      The revaluation deficit on fixed assets as recognized in 2002 is a non-cash charge and has no impact on the Group's cash flows. It is not an indication of any impairment of the Group's fleet.

AVIATION BUSINESS OF CEA NORTHWEST

Operating revenue

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      In 2003, transportation revenues amounted to RMB2,743 million, representing an decrease of RMB581 million, or 17.49%, as compared to 2002. The decrease was mainly a result of a decrease of 16.66% of passenger revenues following a decrease of RPKs caused by the outbreak of SARS.

      Passenger revenues for 2003 amounted to RMB2,535 million, representing a decrease of 16.66% as compared to 2002, accounting for 92.43% of the total traffic revenues. The decrease was principally a result of a decrease of 12.08% in RPKs to 4,105 million kilometres and a decrease of 5.20% in every revenue passenger-kilometres yield.

      Domestic passenger revenues for 2003 amounted to RMB1,962 million, representing an decrease of 6.93% as compared to 2002, or 75.98% of the total passenger revenues. The decrease of domestic passenger revenues was principally attributable to a decrease of 7.34% in the turnover volume of passengers to RMB3,420 million and a 0.12% decrease of revenues from each RPK to RMB0.56. The decrease of RPKs and every revenue passenger-kilometres yield was attributable to a fall in the number of passengers following the outbreak of SARS.

      International passenger revenues for 2003 amounted to RMB609 million, representing an decrease of 37.37% as compared to 2002 and accounting for 24.02% of the total passenger revenues. The decrease of international passenger revenues was principally attributable to a 29.96% decrease in RPKs to RMB685 million and a 10.57% decrease in every revenue passenger-kilometres yield to RMB0.89. The decrease in RPKs and in every revenue passenger-kilometres yield was a result of a decrease in the number of passengers carried following the outbreak of SARS.

      Cargo and mail revenues for 2003 amounted to RMB207 million, representing a decrease of 26.47% as compared to 2002. Cargo and mail revenues accounted for 7.57% of the total revenues from transportation. The decrease of cargo and mail revenues was primarily due to a decrease in the number of flights.

      In 2003, other operating revenues increased 83.37% to RMB37 million . The increase was primarily attributable to the rental income from the leasing by the Company of two aircraft.

Operating expenses

      Total operating expenses for 2003 decreased RMB121 million, or 3.24%, to RMB3,617 million as compared to the 2002. The decrease was mainly a result of the outbreak of SARS, and a

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

decrease in variable costs such as catering expenses, take-off and landing charges, aircraft repairs and maintenance, and commission expenses.

      Aviation fuel costs decreased 10.22% to RMB611 million, which was mainly a result of a decrease in the number of flights.

      In 2003, catering expenses decreased 41.31% to RMB82 million, primarily due to the adoption of a more stringent approach in cost control and a decrease in the turnover volume of passengers.

      Wages and welfare expenditure increased 3.31% to RMB301 million, mainly a result of an upward adjustment of the wage levels.

      Take-off and landing charges accounted for 11.78% of the total operating expenses, representing a decrease of 12.37% to RMB426 million, mainly a result of a decrease of the total number of take-offs and landings following a significant decrease of number of flights during the period of the occurrence of SARS.

      Depreciation and operating lease expenses accounted for 19.52% of the total operating expenses for 2003, representing an increase of 3.56% to RMB706 million, of which 90.16% of the total depreciation and operating lease expenses was aircraft depreciation and operating lease expenses, which increased 4.94% to RMB637 million. The decrease was primarily due to a short term leasing of two A320 aircraft for the period from the fourth quarter of 2002 to the third quarter of 2003.

      Aircraft repairs and maintenance expenses accounted for 12.14% of the total operating expenses for 2003, representing a decrease of 41.26% to RMB439 million. The decrease was primarily due to a decrease in the overhauls of aircraft and engines in 2003.

      Commission expenses accounted for 3.36% of the total operating expenses for 2003, representing a decrease of 35.55% to RMB122 million. The decrease was primarily due to a decrease of the commission paid to agents following a decrease of transportation revenues.

      Office and administration expenses accounted for 4.74% of the total operating expenses for 2003, representing a decrease of 1.09% to RMB172 million. The decrease was primarily due to a tightening-up of cost control.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      The losses from fixed assets revaluation increased 807.36% to RMB564 million, primarily a result of a continual decrease in the revaluation amount of individual aircraft in comparison with their original book values, as indicated in an revaluation exercise carried out by an independent valuation organisation during the period of the occurrence of SARS based on the open market prices as at late 2003 for the aircraft.

      Other expenses, including primarily the expenses of sales, recorded a decrease of 32.24% to RMB195 million, mainly a result of a decrease of agent fees owing to the decrease of turnover, and the fall of sales following the consolidation of overseas offices.

Net interest expenses

      Net interest expenses for 2003 decreased 7.44% to RMB317 million, primarily a result of a decrease of interest expenses corresponding to the continual reduction of the principal of leasing indebtedness.

Taxes

      In 2003, the income tax expense of the aviation business of CEA Northwest was RMB76,000, and there was no income tax expense in 2002. In 2002 and 2003, there was no income tax expense payable by CEA Northwest for its aviation business which recorded a loss. However, an associated company of CEA Northwest, recorded a profit for 2003, and the income tax expense was RMB76,000.

      Owing to the abovementioned factors, the aviation business of CEA Northwest recorded a net loss of RMB1,062 million for 2003 as compared to a net loss of RMB736 million for 2002.

AVIATION BUSINESS OF CEA YUNNAN

Operating revenue

      In 2003, transportation revenues amounted to RMB2,410 million, representing a decrease of RMB57 million, or 2.31%, as compared to 2002. The decrease was mainly a result of a decrease of 1.62% of passenger revenues and a decrease of 14.68% in cargo and mail revenues.

      Passenger revenues for 2003 amounted to RMB2,298 million, representing a decrease of 1.62% as compared to 2002, accounting for 95.34% of the total traffic revenues. The decrease was

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

principally a result of a decrease of 1.15% in RPKs and a decrease of 0.15% in every revenue passenger-kilometres yield.

      Domestic passenger revenues for 2003 amounted to RMB2,194 million, representing an increase of 1.15% as compared to 2002. Domestic passenger revenues represented 95.48% of the total passenger revenues. The increase of domestic passenger revenues was principally attributable to a net impact of an increase of 2.20% in RPKs to RMB3,721 million passenger-kilometres and a decrease of 1.03% in every revenue passenger-kilometres yield to RMB0.59. The increase in RPKs was attributable to the rapid recovery of the aviation market following the end of the SARS incident in the second half of 2003. The decrease of every revenue passenger-kilometres yield was primarily a result of an intensifying competition.

      International passenger revenues for 2003 amounted to RMB104 million, representing a decrease of 37.61% as compared to 2002 and accounting for 4.52% of the total passenger revenues. The decrease of international passenger revenues was principally attributable to the impact of the outbreak of SARS, and a decrease of 34.24% in international RPKs to RMB242 million, and a 4.87% decrease of every revenue passenger-kilometres yield to RMB0.42.

      Cargo and mail revenues for 2003 amounted to RMB112 million, representing a decrease of 14.68% as compared to 2002. Cargo and mail revenues accounted for 4.66% of the revenues from transportation in 2003. The decrease of cargo and mail revenues was primarily due to the impact of the outbreak of SARS, a decrease of 11.07% in RFTKs and a decrease of 4.07% to RMB1.25 in the every freight tonne-kilometres yield.

      In 2003, other operating revenues were RMB28 million as a result of the leasing of three CRJ-200 aircraft to the Company during the period from 1st October, 2003 to 30th September, 2004. Other operating revenues were revenues from aircraft leasing.

Operating expenses

      Total operating expenses for 2003 decreased RMB72 million, or 2.69%, to RMB2,619 million as compared to 2002. The decrease was mainly a result of a decrease of catering expenses and provision for an increase/decrease in the value of fixed assets in 2003.

      Aviation fuel costs increased 3.86% to RMB567 million, primarily resulting from a surge in the price of aviation fuel costs.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      Catering expenses decreased 26.19% to RMB88 million in 2003, primarily a result of the adoption of a more stringent and effective approach in cost control.

      Wages and welfare expenditure increased 16.54% to RMB306 million, mainly a result of wages adjustments.

      The expenses of aircraft and transportation services (take-off and landing charges) accounted for 14.72% of the total operating expenses for 2003, representing an increase of 3.34% to RMB386 million, primarily a result of an increase of domestic take-off and landing charges and navigation charges effective from September 2002.

      Aircraft depreciation and operating lease expenses accounted for 18.45% of the total operating expenses for 2003, representing a decrease of 0.01% to RMB483 million, of which 90.80% of the total depreciation and operating lease expenses were aircraft depreciation and operating lease expenses, which decreased 0.19% to RMB439 million.

      Aircraft repairs and maintenance expenses accounted for 9.79% of the total operating expenses for 2003, representing an increase of 1.54% to RMB256 million. The increase was primarily due to an increase in the number of overhauls of aircraft in 2003 over 2002.

      Commission expenses accounted for 2.68% of the total operating expenses for 2003, representing an increase of 0.07% to RMB70 million. The increase was primarily due to an increase of the commission and allowance paid to sales agents as a result of an increase of sales.

      Office and administration expenses accounted for 4.00% of the total operating expenses for 2003, representing an increase of 6.55% to RMB105 million. There was no significant change.

      The losses from fixed assets revaluation decreased 45.34% to RMB161 million, primarily a result of a continual decrease in the revaluation amount of individual aircraft in comparison with their original book values, as indicated in an revaluation exercise carried out by an independent valuation organisation based on the open market prices as at late 2003 for the aircraft during the period of the occurrence of SARS.

      Other expenses increased 2.78% to RMB196 million. There was no significant change.

Net interest expenses

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      The net interest expenses for 2003 decreased 18.65% to RMB141 million, primarily due to the adoption or advanced and effective measures for funds operation.

Taxes

      The income tax credit decreased 2.27% to RMB93 million in 2003, primarily a result of a fall of loss before tax over that of 2002.

      Owing to the abovementioned factors, the aviation business of CEA Yunnan recorded a net loss of RMB190 million for 2003 as compared to a net loss of RMB262 million for 2002.

TRADING AND FINANCIAL PROSPECTS

TRADING PROSPECTS

      As an aviation enterprise that carries public utility functions, the Group and its operations are closely related to regional and global political and economic development. Therefore, adverse circumstances such as geopolitical risks and the outbreak of unexpected events may cause material impact on the Group or the industry as a whole.

      The Company is of the view that in 2004, despite the volatility of oil prices, economic conditions were generally favourable as recovery was considerably strong in most regions and countries. The United States, Euro zone and Japan showed signs of recovery, while developing economies in Asia also experienced considerable growth. The Chinese economy, in particular, has maintained steady growth, and is beginning to assume a more prominent status and importance in the global economy. With accelerating regional economic integration in the global context, bilateral and multi-lateral trade will, the Directors believe, continue to provide impetus for economic growth. The positive economic development of China following its accession into the World Trade Organisation (WTO) has created business opportunities for many countries. Following the implementation of further measures as a result of WTO-membership, China is expected to participate more extensively in the global economical and technological cooperation and competition. This will, the Directors further believe, also continue to fuel the regional demand for air transport and maintain its steady growth.

      Chinese consumers nowadays have higher expectation. The vast territory of China houses tourism resources, which will drive the demand for air transport consumption products. As such, the industry has potential. The Group will take advantage of such demand and the traditional

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

holidays and travel seasons by making timely adjustments to the allocation of its transportation capacity, in order to fully enhance its transportation volume and relevant income.

      Shanghai, the Group's major base of operation, is one economic, financial and transportation hub of China. Its status is well-established and becomes increasingly prominent. The Yangtze Delta Region, headed by Shanghai, has a city cluster that enjoys the economic growth in the country.

      Following continual development of western China, foreign trade of the western and other regions is anticipated to increase significantly. Meanwhile, areas covered by the aviation networks of CEA Northwest and CEA Yunnan have tourism resources. These factors will continue to enhance the demand for air transport in the region. The significance of Xi'an and Kunming as aviation hubs in the western regions will also become increasingly prominent.

FINANCIAL OUTLOOK

      The Directors believe that China's air passenger and cargo traffic will continue to grow in 2005 and beyond, reflecting a positive outlook for China's economic and trade growth, rising domestic consumption and growth of business and leisure travel. At the same time, industry consolidation as evidenced by the restructuring undertaken by the three major airline groups in China, i.e. Air China, China Southern Airlines, and China Eastern Airlines (i.e. the Company's group), will keep the supply of capacity in a controlled manner. As a result of the expected favourable supply/demand balance, Chinese carriers, including the Enlarged Group, are believed to have higher passenger load factors in 2005, and if pricing pressure is under control, may experience positive revenue growth in 2005 as the Company expects.

      However, air traffic and revenue growth of the Enlarged Group, as well as the airline industry in general, could be adversely affected by any exterior demand shocks, such as the SARS outbreak in 2003 and accidents, such as the crash of an aircraft of CEA Yunnan in November 2004. In addition, the healthy supply/demand balance could also be changed by the emergence and growth of low-cost carriers in China.

      Shanghai, as the commercial and financial centre of China, is believed to continue to drive the growth of the Enlarged Group's traffic and revenue growth in 2005, and the addition of Xi'an and Yunnan as the Enlarged Group's major hubs, will drive its traffic and revenue growth in the northwestern and southeastern regions of China.

APPENDIX V                           FINANCIAL INFORMATION OF THE ENLARGED GROUP

      The restructuring of the Enlarged Group pursuant to the Acquisition Agreement is expected to rationalise its route network and fleet, centralise its procurement of aircraft and aircraft components, integrate its maintenance resources, and streamline its sales channels, leading to anticipated enhanced unit revenues and lower unit costs.

      Fuel cost is nonetheless anticipated to be an important factor in determining the Enlarged Group's profitability in 2005 and beyond, given fuel is the single largest cost item for the Enlarged Group. Higher oil prices would likely have a major negative impact on its earnings.

      Due to the high fixed cost nature of the industry, the Enlarged Group has a high level of indebtedness. As the United States Federal Reserve has been, and is generally forecasted to continue, raising its Federal Funds rate in 2005, the Enlarged Group is likely to experience an increase in interest expenses, hence a possibly negative impact on its earnings in 2005.

NO MATERIAL ADVERSE CHANGE

      Save as disclosed in this circular or otherwise previously announced, the Directors are not aware of any material adverse change in the financial or trading position of the Group since 31st December, 2004 (being the date to which the latest published audited accounts of the Company have been made up).

APPENDIX VI                                                   PROPERTY VALUATION

      The following is the text of a letter, summary of values and valuation certificates dated 19 May 2005 prepared by the independent property valuer, Chesterton Petty Limited, for the purpose of incorporation in this circular.

                                              [CHESTERTON PETTY LOGO]
                                              International Property Consultants

                                              Chesterton Petty Limited
                                              16/F CITIC Tower
                                              1 Tim Mei Avenue
                                              Central
                                              Hong Kong

                                              Tel (852) 2840 1177
                                              Fax (852) 2840 0600

19 May 2005

The Directors
China Eastern Airlines Corporation Limited
2550 Hongqiao Road
Shanghai
The People's Republic of China

Dear Sirs

      In accordance with your instructions to us to value the property interests to be acquired by China Eastern Airlines Corporation Limited (hereinafter referred to as "the Company) from China Eastern Air Holding Company ("CEA Holding") which are originally held by China Eastern Air Northwest Company ("CEA Northwest") and China Eastern Air Yunnan Company ("CEA Yunnan") and those property interests held by the Company and its principal subsidiaries (hereinafter together referred to as "the Group"), we confirm that we have carried out inspections, made relevant enquiries and searches and obtained such further information as we consider necessary for the

APPENDIX VI                                                   PROPERTY VALUATION

purpose of providing you with our opinion of the open market values of such property interests as at 31 March 2005.

      Our valuation is our opinion of the open market value which we would define as intended to mean "the best price at which the sale of an interest in a property would have been completed unconditionally for cash consideration on the date of valuation assuming:-

      (a)   a willing seller;

      (b) that, prior to the date of valuation, there had been a reasonable period (having regard to the nature of the property and the state of the market) for the proper marketing of the interest, for the agreement of price and terms and for the completion of the sale;

      (c) that the state of the market, level of values and other circumstances were, on any earlier assumed date of exchange of contracts, the same as on the date of valuation;

      (d) that no account is taken of any additional bid by a prospective purchaser with a special interest; and

      (e) that both parties to the transaction had acted knowledgeably, prudently and without compulsion.

      Our valuation has been made on the assumption that the owner sells the property interest in the open market without the benefit of a deferred term contract, leaseback, joint venture, management agreement or any similar arrangement which would serve to increase the values of the property interests. In addition, no account has been taken of any option or right of pre-emption concerning or affecting the sale of the property interest and no forced sale situation in any manner is assumed in our valuation.

      We have valued portion of the property interests in Group I and the property interests in Groups IV and V by adopting the "Direct Comparison Approach" assuming sale of the property interest in its existing state with the benefit of vacant possession and by making reference to comparable sales evidence as available in the relevant market.

      Due to the specific purposes for which most of the buildings and structures of those remaining properties in Groups I and III have been constructed, there are no readily identifiable market comparables available, thus the buildings and structures cannot be valued on the basis of

APPENDIX VI                                                   PROPERTY VALUATION

direct comparison. They have therefore been valued on the basis of their depreciated replacement cost. We would define "depreciated replacement cost" to be our opinion of the land value in its existing use together with an estimate of the new replacement costs of the buildings and structures, including fees and finance charges, from which deductions are then made to allow for age, condition and functional obsolescence. The depreciated replacement cost approach generally provides the most reliable indication of value for property in the absence of a known market based on comparable sales.

      Property interests in Group VI, which are under construction, have been valued on the basis of their prevailing cost level and status of construction as at the date of valuation, and we have also assumed that all consents, approvals and licences from the relevant government authorities for such construction and related development proposal will be granted without any onerous conditions or undue delay which might affect their values.

      The properties in Group II which are to be rented by the Company from CEA Holding under a leasing agreement and those in Group VII which are rented by the Group both under various agreements in the PRC and overseas, respectively, have been assigned no commercial value due to the prohibition against assignment or sub-letting, or lack of substantial profit rent.

      In valuing the property interests, we have had regarded to the requirements contained within the relevant provisions of the Companies Ordinance and of those as stipulated in the Chapter 5 and Practice Note 12 to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

      We have been provided with copies of extracts of title documents relating to the property interests. However, we have not inspected the original documents to verify the ownership or to verify any amendments which may not appear on the copies handed to us. We have relied to a considerable extent on information given by the Company and the legal opinion of the Company's PRC legal advisers, the Commerce & Finance Law Office, and have accepted advice given to us on such matters as planning approvals or statutory notices, easements, tenure, particulars of occupancy, identification of the property, floor and site areas, and all other relevant information. Dimensions, measurements and areas included in the valuation certificate are based on information contained in the documents provided to us and are therefore only approximations. We have not been able to carry out detailed on-site measurements to verify the correctness of the site and the floor areas of the properties and we have assumed that the site and the floor areas shown on the documents handed to us are correct.

APPENDIX VI                                                   PROPERTY VALUATION

      We have inspected the exteriors and, where possible, the interiors of the properties. However, we have not carried out any site investigations to determine the suitability of the ground conditions and the services etc, for any future development. Our valuation is prepared on the assumption that these aspects are satisfactory and that no extraordinary expenses or delays will be incurred during the construction period. Moreover, no structural survey has been made, but in the course of our inspection, we did not note any serious defects. We are not, however, able to report that the premises are free of rot, infestation, or any other structural defects. No test has been carried out to any of the services.

      No allowance has been made in our valuation for any charges, mortgages or amounts owing on any property or for any expenses or taxation which may be incurred in effecting a sale. Unless otherwise stated, it is assumed that the property is free from encumbrances, restrictions and outgoings of an onerous nature which could affect its value.

      Unless otherwise stated, all money amounts are stated in Renminbi.

      We enclose herewith a summary of values and valuation certificate.

      Yours faithfully
      For and on behalf of
      CHESTERTON PETTY LIMITED

      CHARLES C K CHAN
      Chartered Estate Surveyor
      MSc FRICS FHKIS MCIArb RPS(GP)
      Executive Director

Note:

Charles C K Chan, MSc, FRICS, FHKIS, MCIArb, RPS (GP), has been a qualified valuer with Chesterton Petty Limited since June 1987 and has about 20 years' experience in the valuation of properties in Hong Kong and extensive experience in the valuation of properties in the People's Republic of China.

                                SUMMARY OF VALUES

                                                               OPEN MARKET VALUE
                                                         IN EXISTING STATE AS AT
PROPERTY                                                           31 MARCH 2005

APPENDIX VI                                                   PROPERTY VALUATION

                                                                               RMB
GROUP I - PROPERTIES TO BE ACQUIRED BY THE COMPANY FROM
CEA HOLDING

1.    Various properties to be acquired by the Company from CEA                 52,800,000
      Northwest in Guangzhou, Shanghai, Shenzhen and Zhuhai in the
      PRC and Nagoya in Japan
                                                                                16,790,000
2.    Various properties to be acquired by the Company from CEA
      Yunnan in Guangzhou, Chengdu and Chongqing in the PRC
                                                                                69,590,000
      SUB-TOTAL:

GROUP II - PROPERTIES TO BE RENTED BY THE COMPANY FROM CEA HOLDING

3.    Various properties to be rented by the Company from CEA          No commercial value
      Holding in Shaanxi Province, Gansu Province and Yunnan
      Province

4.    Various leased properties rented by CEA Holding from third       No commercial value
      parties to be transferred to the Company in Beijing, Shanghai,
      Shenzhen, Yinchuan, Yunnan Province, Shaanxi Province and
      Xinjiang Autonomous Administration Region

      SUB-TOTAL:                                                                       Nil

                                                          OPEN MARKET
                                                            VALUE IN      PERCENTAGE OF    CAPITAL VALUE
                                                         EXISTING STATE      INTEREST     AT TRIBUTABLE TO
                                                             AS AT       ATTRIBUTABLE TO  THE GROUP AS AT
PROPERTY                                                 31 MARCH 2005      THE GROUP      31 MARCH 2005
--------                                                 --------------                   ----------------
                                                              RMB                               RMB
GROUP III - PROPERTIES HELD BY THE GROUP IN THE PRC

5.    Various properties held by China                      474,560,000              100%     474,560,000
      Eastern Airlines Corporation Limited
      Shanghai Headquarters in Shanghai,
      Ningbo, Chongqing, Guangzhou and Fuzhou

6.    Various properties held by China                        2,330,000            62.56%       1,457,648
      Eastern Airlines Jiangsu Co., Ltd in
      Jiangsu Province

APPENDIX VI                                                   PROPERTY VALUATION

7.    Various properties held by China Cargo             596,860,000      70%           417,802,000
      Airlines Co., Ltd in Shanghai

8.    Eastern Airlines Beijing Hotel held by           No commercial   85.86%         No commercial
      Eastern Airlines Industrial Co., Ltd in                  value                          value
      Beijing

9.    An office building held by Shanghai                 80,440,000      95%            76,418,000
      Eastern Flight Training Co., Ltd in
      Shanghai

10    Various properties held by China                 No commercial     100%   No commercial value
      Eastern Airlines Corporation Limited                     value
      Anhui Branch in Anhui Province

11.   Various properties held by China           No commercial value     100%   No commercial value
      Eastern Airlines Corporation Limited
      Jiangxi Branch in Jiangxi Province

12.   Various properties held by China                   116,230,000     100%           116,230,000
      Eastern Airlines Corporation Limited
      Ningbo Branch in Ningbo and Guanghan

13.   Various properties held by China                    64,550,000     100%            64,550,000
      Eastern Airlines Corporation Limited
      Shandong Branch in Shandong Province

14.   Various properties held by China           No commercial value     100%   No commercial value
      Eastern Airlines Corporation Limited
      Shanxi Branch in Shanxi Province

15.   Various properties held by China           No commercial value     100%   No commercial value
      Eastern Airlines Corporation Limited
      Hebei Branch in Hebei Province

      SUB-TOTAL:                                       1,334,970,000                  1,151,017,648

GROUP IV - PROPERTIES HELD BY THE GROUP IN USA

APPENDIX VI                                                   PROPERTY VALUATION

16.          112 N. Primose Ave                         12,570,000                  100%           12,570,000
             Alhambra CA 91801
             USA

17.          422 N 3rd Street                           10,300,000                  100%           10,300,000
             Alhambra CA 91801
             USA

18.          Brittney Lane                              16,400,000                  100%           16,400,000
             Townhouse
             11015 Southeast
             208th St
             Kent WA 98031
             USA

               SUB-TOTAL:                               39,270,000                                 39,270,000

GROUP V - PROPERTIES HELD BY THE GROUP IN KOREA

19.          Unit No. 908 on 9/F of                      3,210,000                  100%            3,210,000
             Building No. 102,
             Banpo Hanshin
             Tower Apartment
             in 71-11
             Jamwon-dong, Seocho-gu,
             Seoul
             Korea

20.          Namyang Hotel, 292-27,                      5,600,000                  100%            5,600,000
             Yeon-dong,
             Jeju-city
             Jeju-province
             Korea

21.          Unit Nos. 233, 234, 235, 236 and 237        6,600,000                  100%            6,600,000
             on 2F of Ocean Tower Building
             in 760-3
             Woo-dong, Haeundae-gu
             Busan, Korea

               SUB-TOTAL:                               15,410,000                                 15,410,000

GROUP VI - PROPERTIES HELD UNDER CONSTRUCTION BY THE GROUP IN THE PRC

APPENDIX VI                                                   PROPERTY VALUATION

22.          Various properties held under              No commercial                 100%         No commercial
             construction by China Eastern Airlines             value                                      value
             Corporation Limited Shanghai
             Headquarters in Shanghai

23.          An office building held under              No commercial               62.56%         No commercial
             construction by China Eastern Airlines             value                                      value
             Jiangsu Co., Ltd in Nanjing, Jiangsu
             Province

24.          Various properties held under  No          No commercial                  70%         No commercial
             commercial construction by Shangahai               value                                      value
             Eastern Logistics Co., Ltd in Shanghai

25.          A building  held under construction by           600,000                 100%               600,000
             China Eastern Airlines Corporation
             Limited Ningbo Branch in Ningbo,
             Zhejiang Province

26.          Various properties held under              No commercial                 100%         No commercial
             construction by China Eastern Airlines             value                                      value
             Corporation Limited Shandong Branch in
             Shandong Province

27.          Various properties held under              No commercial                 100%         No commercial
             construction by China Eastern Airlines             value                                      value
             Corporation Limited Shanxi Branch in
             Taiyuan, Shanxi Province

               SUB-TOTAL:                                     600,000                                    600,000

GROUP VII - PROPERTIES RENTED BY THE GROUP

28.          Various properties rented by China         No commercial                 100%         No commercial
             Eastern Airlines Corporation Limited               value                                      value
             Shanghai Headquarters in Guangzhou,
             Changsha, Guilin, Guiyang, Zhengzhou
             and Chongqing

29.          A property rented by China Eastern         No commercial                  55%         No commercial
             Airlines Jiangsu Co., Ltd in Jiangsu               value                                      value
             Province

APPENDIX VI                                                   PROPERTY VALUATION

30.          A property rented by China Eastern         No commercial                100%          No commercial
             Airlines Corporation Limited Jiangxi               value                                      value
             Branch in Jiangxi Province

31.          Various properties rented by China         No commercial                100%          No commercial
             Eastern Airlines Corporation Limited               value                                      value
             Ningbo Branch in Ningbo

32.          Various properties rented by China         No commercial                100%          No commercial
             Eastern Airlines Corporation Limited               value                                      value
             Shandong Branch in Shandong Province

33.          Various properties rented by China         No commercial                100%          No commercial
             Eastern Airlines Corporation Limited               value                                      value
             Shanxi Branch in Shanxi Province

34.          A property rented by China Eastern         No commercial                100%          No commercial
             Airlines Corporation Limited Hebei                 value                                      value
             Branch in Hebei Province

35.          Various properties rented by China         No commercial                100%          No commercial
             Eastern Airlines Corporation Limited               value                                      value
             Overseas Offices in Japan, Spain,
             France, Singapore, England, Thailand
             and USA

               SUB-TOTAL:                                         Nil                                        Nil

               TOTAL:                                                                              1,275,887,648

                              VALUATION CERTIFICATE

GROUP I - PROPERTY INTERESTS TO BE ACQUIRED BY THE COMPANY FROM CEA HOLDING

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                       OPEN MARKET VALUE
                                                                               PARTICULARS OF      IN EXISTING STATE AS AT
PROPERTIES                            DESCRIPTION AND TENURE                      OCCUPANCY              31 MARCH 2005
----------                            ----------------------                   --------------      ------------------------
                                                                                                              RMB
1.  Various properties    The properties comprise 25 dormitory,              The properties are         52,800,000
    to be acquired by     operational and ancillary buildings located in     occupied by CEA
    the Company from      the PRC completed in various stages between 1994   Northwest for sales
    CEA Northwest in      and 1999 with a total gross floor area of          office, dormitory,
    Guangzhou,            approximately 7,302.11 sq.m. (78,600 sq.ft.) and   staff canteen and
    Shanghai, Shenzhen    a staff dormitory located in Nagoya of Japan       ancillary purposes.
    and Zhuhai in the     with a total gross floor area of approximately
    PRC and Nagoya in     806.31 sq.m. (8,679 sq.ft.).
    Japan
                          Details of gross floor areas of the properties
                          located in the PRC are listed as follows:

                           APPROXIMATE
USE                      GROSS FLOOR AREA
---------------         ---------------------
                         SQ.M.         SQ.FT.
Sales office              583.89        6,285
Staff dormitory         5,790.46      762,329
Ancillary                 927.76        9,986
                        --------      -------
Total:                  7,302.11       78,600

                          The land upon which the 3 properties located in Zhuhai currently erected thereon comprises a parcel of land with a site area of 4,378.00 sq.m. (47,125 sq.ft.)

                          15 properties located in the PRC have a total site area of approximately 200.47 sq.m. (2,158 sq.ft.) whilst the site areas of the remaining 7 properties located in the PRC have not been specified in the relevant title certificates.

                          The land use rights of the 3 Zhuhai properties have been granted for a term of 70 years from 9 March 1995 to 9 March 2065 for residential use.

                          The land use rights of 20 properties located in the PRC have been granted for various terms of 44 years to 70 years with latest expiry date on 21 September 2064 for commercial, residential and other uses.

                          The land use right terms of the remaining 2 properties located in the PRC have not been specified in the relevant title certificates.

Notes:

(1) According to three Real Estate Title Certificate Yue Fang Di Zheng Zi Di Nos. C0282954-6 , the titles to 3 buildings with a total gross floor area of approximately 5,006.50 sq.m. and a parcel of land with a site area of approximately 4,378.00 sq.m. located in Zhuhai are vested to CEA Northwest, which is a wholly-owned

APPENDIX VI                                                   PROPERTY VALUATION

      subsidiary of CEA Holding, for a land use term of 70 years from 9 March 1995 to 9 March 2065 for residential use.

(2) According to 22 Real Estate Title Certificates, the title to the other 22 properties located in the PRC with a total gross floor area of approximately 2,295.61 sq.m. are vested in CEA Northwest for respective land use right terms.

(3) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) China Eastern Air Northwest Company is granted with land use rights of a parcel of land in Zhuhai with a site area of 4,378.00 sq.m. for a term from 9 March 1995 to 9 March 2065 and has obtained the legal title to the 25 properties with a total gross floor area of 7,302.11 sq.m.

      (ii) Since the relevant State-owned Land Use Right Certificate and Building Ownership Certificates/Real Estate Title Certificates for the properties have been obtained and the land use rights of the properties have been granted, CEA Northwest holds the land use rights and ownership of the buildings of the properties and is entitled to freely transfer, lease, mortgage or dispose of the property.

      (iii) After the transfer of the property from CEA Holding to the Company, the names of the registered users of the State-owned Land Use Right Certificate and Building Ownership Certificates/Real Estate Title Certificates of the properties can be changed to the Company without any legal impediment.

                                                                                                       OPEN MARKET VALUE
                                                                               PARTICULARS OF      IN EXISTING STATE AS AT
PROPERTIES                             DESCRIPTION AND TENURE                    OCCUPANCY               31 MARCH 2005
----------                ------------------------------------------------   ------------------    ------------------------
                                                                                                                       RMB
2.  Various properties    The properties comprises 11 dormitory,             The properties are             16,790,000
    to be acquired by     operational and ancillary buildings completed in   occupied by CEA
    the Company from      various stages between 2001 and 2004 with a        Yunnan for sales
    CEA Yunnan in         total gross floor area of approximately 1,660.12   offices, dormitory
    Guangzhou, Chengdu    sq.m. (17,870 sq.ft.).                             and ancillary
    and Chongqing in                                                         purposes.
    the PRC               Details of gross floor areas of the properties
                          are listed as follows:

                             APPROXIMATE
USE                       GROSS FLOOR AREA
---------------         ---------------------
                         sq.m.         sq.ft.
Sales office            753.45         8,110

APPENDIX VI                                                   PROPERTY VALUATION

Staff dormitory            36.30           391
Ancillary                 870.37         9,369
                        --------        ------
Total:                  1,660.12        17,870

                          The property located in Chongqing has a site area of approximately 19.32 sq.m. (208 sq.ft.) whilst the site areas of the remaining properties have not been specified in the relevant title certificates.

                          The land use rights of the properties have been granted for various terms of 50 to 70 years with latest expiry date on 8 December 2068.

Notes:

(1) According to nine Real Estate Title Certificates and two Building Title Certificates, the title to the properties with a total gross floor area of approximately 1,660.12 sq.m. are vested in CEA Yunan, which is a wholly-owned subsidiary of CEA Holding.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) CEA Yunan has obtained the legal title to the properties with a total gross floor area of 1,660.12 sq.m..

      (ii) Since CEA Holding has obtained the Building Ownership Certificates/Real Estate Title Certificates for the properties and the land use rights of the properties have been granted, CEA Yunnan holds the land use rights and ownership of the buildings of the properties and is entitled to freely transfer, lease, mortgage or dispose of the property.

      (iii) After the transfer of the property from CEA Holding to the Company, the names of the registered users of the Building Ownership Certificates/Real Estate Title Certificates of the properties can be changed to the Company without any legal impediment.

GROUP II - PROPERTY INTERESTS TO BE RENTED BY THE COMPANY FROM CEA HOLDING

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                      OPEN MARKET VALUE
                                                                               PARTICULARS OF      IN EXISTING STATE AS AT
PROPERTIES                             DESCRIPTION AND TENURE                    OCCUPANCY              31 MARCH 2005
----------                ------------------------------------------------   ------------------    -----------------------
                                                                                                             RMB
3.  Various properties    The properties comprise 212 various operational    The properties are              No commercial
    to be rented by the   and ancillary buildings with a total gross floor   occupied by China                       value
    Company from CEA      area of approximately 292,435.03 sq.m.             Eastern Air
    Holding in Shaanxi    (3,147,771 sq.ft.) and various structures          Northwest Company
    Province, Gansu       completed in various stages between 1968 and       and China Eastern
    Province and Yunnan   2003 and 40 parcel of lands with a total site      Air Yunnan Company
    Province              area of approximately 1,113,307.13 sq.m.           for office,
                          (11,983,638 sq.ft.).                               warehouse, workshop,
                                                                             carport, ancillary
                          Details of gross floor areas of the 212            buildings staff
                          buildings of the properties are listed as          quarters, and other
                          follows:                                           ancillary facilities
                                                                             for operating
                                                                             purposes.

                              APPROXIMATE
USE                        GROSS FLOOR AREA
---                   ---------------------------
                         sq.m.             sq.ft.
Office                 78,096.36          840,629
Warehouses             40,247.17          433,221
Dormitory              60,140.34          647,351
Factory                 5,336.11           57,438
Retail                  5,744.44           61,833
Ancillary buildings   102,870.61        1,107,299
                      ----------        ---------
Total:                292,435.03        3,147,771

                          The 94 structures of the properties have a total area of approximately 434,434.88 sq.m.

                          According to the information provided, the properties will be leased by the Company from CEA Holding, CEA Northwest and CEA Yunnan under a property lease agreements for a term of 3 years from the effective date of the agreement at an annual rental of RMB55,399,040.46.

Notes:

(1) According to the property lease agreement entered into among the Company, CEA Holding, China Eastern Air Northwest Company and China Eastern Air Yunnan Company on 12 May 2005, the land use rights of 40 parcels of land, 306 buildings and various structures will be rented by the Company for a term of 3 years commencing from the effective date of this agreement at an annual rental of RMB55,399,040.46.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

APPENDIX VI                                                   PROPERTY VALUATION

      (i) The leasing agreement is legal, binding and enforceable according to the PRC Law.

      (ii) According to the leasing agreement, the Company has legal right to use and occupy the land, buildings, structures and ancillary facilities of the properties.

                                                                                                        OPEN MARKET VALUE
                                                                               PARTICULARS OF        IN EXISTING STATE AS AT
PROPERTIES                            DESCRIPTION AND TENURE                     OCCUPANCY                31 MARCH 2005
----------                ----------------------------------------------     ------------------      -----------------------
                                                                                                               RMB
4.  Various leased        The property comprises 36 various operational      The properties are          No commercial
    properties rented     and ancillary buildings and various structures     occupied by the                     value
    by CEA Holding from   with a total gross floor area of approximately     Group for office,
    third parties to be   16,400.98 sq.m. (176,540 sq.ft.)                   dormitory, retail
    transferred to the                                                       and ancillary
    Company in Beijing,   Details of gross floor areas of the properties     purposes.
    Shanghai, Shenzhen,   are listed as follows:
    Yinchuan, Yunnan
    Province, Shaanxi
    Province and
    Xinjiang Autonomous
    Administrative
    Region

                               APPROXIMATE
      USE                   GROSS FLOOR AREA
----------              -------------------------
                           sq.m.          sq.ft.
Office                  10,683.23         114,994
Dormitory                  891.92           9,601
Warehouse                   72.09             776

Retail                   4,114.23          44,286

Ancillary buildings        639.51           6,884
                        ---------         -------
Total:                  16,400.98         176,540

                          The properties are currently rented by CEA
                          Northwest and CEA Yunnan from independent third parties under tenancy agreements for various terms with the latest expiry date at 17 March 2047 at a total annual rental of RMB28,747,638.74.

Notes:

(1) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) According to the tenancy agreements entered into among CEA Northeast, CEA Yunnan and independent third parties. CEA Northwest and CEA Yunnan have rented a total of 36 properties from independent third parties.

APPENDIX VI                                                   PROPERTY VALUATION

      (ii) Except some of the tenancy agreements have been expired and are currently under renewal, the tenancy agreements have been signed by the corresponding parties and are valid and binding according to the PRC laws.

      (iii) After obtaining the consent from the landlords of the properties, CEA Holding has the right to transfer its rights and obligations as stated in the tenancy agreements to the Company.

      (iv) After the transfer of the rights and obligations of the tenants as stated in the tannacy agreements, the Company can enjoy the legal rights as the tenants of the properties.

GROUP III - PROPERTY INTERESTS HELD BY THE GROUP IN THE PRC

                                                                                                       OPEN MARKET VALUE
                                                                                PARTICULARS OF      IN EXISTING STATE AS AT
PROPERTIES                           DESCRIPTION AND TENURE                       OCCUPANCY              31 MARCH 2005
----------                --------------------------------------------       --------------------   -----------------------
                                                                                                              RMB
5.  Various properties    The properties comprise 143 operational and        The properties are            474,560,000
    held by China         ancillary buildings with a total gross floor       occupied by the               (100% interest
    Eastern Airlines      area of approximately 286,212.82 sq.m.             Group for office,            attributable to
    Corporation Limited   (3,080,795 sq.ft.) and various structures          warehouse, factory,             the Group:
    Shanghai              completed in various stages between 1972 and       retail and ancillary            474,560,000)
    Headquarters in       2004.                                              purposes.
    Shanghai, Ningbo,
    Chongqing,            Details of gross floor areas of the properties
    Guangzhou and Fuzhou  are listed as follows:

                            APPROXIMATE
USE                      GROSS FLOOR AREA
---                   ------------------------
                      sq.m.            sq.ft.
Office                 94,903.47     1,021,541
Warehouses             35,422.68       381,290
Ancillary buildings    67,330.17       724,742
Factory                85,054.68       915,529
Retail                  3,501.82        37,694
                      ----------     ---------
Total:                286,212,82     3,080,795

                          The land upon which portion of the properties currently erected thereon comprises 4 parcels of land with a total area of approximately
                          272,604.00 sq.m. (2,934,309 sq.ft.)

                          The land use rights of the properties have been granted for a term of 50 years commencing from 19 April 2001 for composite use.

APPENDIX VI                                                   PROPERTY VALUATION

Notes:

(1) According to 4 State-owned Land Use Right Certificates and 21 Building Ownership Certificates, the land use rights of 4 parcels of land with a total area of approximately 272,604.00 sq.m. and the building ownership rights of 22 buildings with a total gross floor area of approximately 115,147.20 sq.m. of the properties are owned by China Eastern Airlines Corporation Limited Shanghai Headquarters, which is a wholly-owned subsidiary of the Group.

(2) We have attributed no commercial value to the remaining 122 buildings with a total gross floor area of approximately 171,065.62 sq.m. of the properties as China Eastern Airlines Corporation Limited Shanghai Headquarters has not obtained the relevant State-owned Land Use Rights Certificates and Building Ownership Certificates. However, for indication purposes, the depreciated replacement cost of the 122 buildings are approximately RMB182,980,000 as at the date of valuation.

(3) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) China Eastern Airlines Corporation Limited Shanghai Headquarters has acquired the land use rights of 4 parcels of land with a total site area of 272,604.00 sq.m. and the ownership of 21 buildings with a total gross floor area of 115,147.20 sq.m. of the properties.

      (ii) China Eastern Airlines Corporation Limited Shanghai Headquarters is entitled to freely transfer, lease, mortgage and dispose of the aforesaid 4 parcels of land and 21 buildings of the properties.

      (iii) China Eastern Airlines Corporation Limited Shanghai Headquarters cannot transfer, lease, mortgage and dispose of the remaining 122 buildings of the properties.

                                                                                                 OPEN MARKET VALUE IN
                                                                          PARTICULARS OF         EXISTING STATE AS AT
     PROPERTIES                    DESCRIPTION AND TENURE                    OCCUPANCY               31 MARCH 2005
-----------------------   -------------------------------------------   ------------------   -----------------------------
                                                                                                          RMB
6.  Various properties    The properties comprise 17 various            The properties are                 2,330,000
    held by China         operational and ancillary buildings           occupied by the      (62.56% interest attributable
    Eastern Airlines      and various structures completed in various   Group for office,    to the Group: 1,457,648)
    Jiangsu Co., Ltd in   stages between 1997 and 2004 with a total     warehouse, factory
    Jiangsu Province      gross floor area of approximately 33,764.16   and ancillary
                          sq.m. (363,437 sq.ft.).                       purposes.

                          Details of gross floor areas of the
                          properties are listed as follows:

APPENDIX VI                                                   PROPERTY VALUATION

                    APPROXIMATE
  USE            GROSS FLOOR AREA
----------   ---------------------
                sq.m.       sq.ft.
Office       12,647.00     136,132
Warehouses    6,808.54      73,287
Ancillary     6,792.89      73,119
Factory       7,515.73      80,899
             ---------     -------
Total:       33,764.16     363,437

                        The land upon which the properties currently erected comprises 3 parcels of land with a total area of 364,106.20 sq.m. (3,919,239 sq.ft.)

                        The land use rights of 2 parcels of land with a total site area of approximately 186.50 sq.m. have been granted for a term of 70 years for residential use. The remaining parcel of land with a site area of approximately 363,919.70 sq.m. is allocated land.

Notes:

(1) According to 2 Land Use Right Certificates and 2 Building Ownership Certificates, the land use rights of 2 parcels of land with a total site area of 186.50 sq.m. are granted to and the building ownership of 2 buildings with a total gross floor area of 285.84 sq.m. are held by China Eastern Airlines Jiangsu Co., Ltd, which is a 55%-owned subsidiary of the Group.

(2) We have attributed no commercial value to the land use right of the parcel of allocated land with a site area of approximately 363,919.70 sq.m. and 8 buildings erected thereon with a total gross floor area of approximately 27,496.09 sq.m.. However, for indication purposes, the depreciated replacement costs of the 8 buildings are approximately RMB76,640,000 as at the date of valuation. In addition, we have attributed no commercial value to 7 buildings of the properties with a total gross floor area of approximately 5,982.23 sq.m. which have not been issued with the Building Ownership Certificates. However, for indication purposes, the depreciated replacement costs of the 7 buildings are approximately RMB9,350,000 as at the date of valuation.

(3) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) China Eastern Airlines Jiangsu Co., Ltd. has obtained the land use rights of 2 parcels of land with a total area of 186.50 sq.m. and the building ownership of 2 buildings with a total gross floor area of 285.84

APPENDIX VI                                                   PROPERTY VALUATION

            sq.m. erected thereon. China Eastern Airlines Jiangsu Co., Ltd. is entitled to freely transfer, lease, mortgage and dispose of the said lands and buildings.

      (ii) For the land with a site area of 363,919.70 sq.m. which is allocated to China Eastern Airlines Jiangsu Co., Ltd., the land use right cannot be freely transferred, leased, mortgaged and disposed of. For the 8 buildings with a total gross floor area of 27,496.09 sq.m. erected on the said allocated land, China Eastern Airlines Jiangsu Co., Ltd. cannot freely transfer or mortgage the buildings unless China Eastern Airlines Jiangsu Co., Ltd. is approved by the relevant land administration department and paid the land grant fee to obtain the granted land use right.

      (iii) China Eastern Airlines Jiangsu Co., Ltd. cannot transfer, lease, mortgage and dispose of the remaining 7 buildings of the properties.

                                                                                                  OPEN MARKET VALUE
                                                                                                  IN EXISTING STATE
                                                                                                         AS AT
        PROPERTIES                      DESCRIPTION AND TENURE        PARTICULARS OF OCCUPANCY      31 MARCH 2005
---------------------------     -----------------------------------   ------------------------    -------------------
                                                                                                                  RMB
7.  Various properties held     The property comprises 54 various     The properties are                 596,860,000
    by China Cargo Airlines     operational and ancillary buildings   occupied by the Group       (70% interest
    Co., Ltd in Shanghai        with a total gross floor area of      for office, production      attributable to the
                                approximately 124,763.06 sq.m.        and ancillary purposes.     Group: 417,802,000)
                                (1,342,950 sq.ft.) and various
                                structures completed in various
                                stages between 1999 and 2004.

                                Details of gross floor areas of the
                                buildings of the properties are
                                listed as follows:

                                  APPROXIMATE
      USE                      GROSS FLOOR AREA
-------------------      --------------------------
                            sq.m.           sq.ft.
Office                    40,838.00         439,580
Warehouse                 56,310.23         606,123
Ancillary buildings
  Factory                 23,726.47         255,392
                         ----------        --------
Total:                   124,763.06        1,342,95

APPENDIX VI                                                   PROPERTY VALUATION

                        The land upon which 12 buildings of the properties currently erected comprises 4 parcels of land with a total site area of approximately 759,785.00 sq.m. (8,178,326 sq.ft.)

                        The land use rights of the one of the said lands with a site area of approximately 33,343.00 sq.m. have been granted for a term of 50 years commencing from 1 January 1999 for office use. The land use rights of 2 parcels of the said land with a total site area of approximately 663,921.00 sq.m. have been granted for a term of 44 years commencing from 1 September 2004 for warehouse and storage uses. The remaining parcel of land with a site area of approximately 62,521.00 sq.m. is allocated land held under an indefinite term for warehouse uses.

Notes

(1) According to a State-owned Land Use Right Certificate and 6 Building Ownership Certificates, the land use rights of a parcel of land with a site area of 33,343.00 sq.m. are granted to and the building ownership of 6 buildings with a total gross floor area of 2,980.74 sq.m. are held by China Cargo Airlines Co., Ltd, which is a 70%-owned subsidiary of the Group.

(2) According to 2 Land Use Rights Certificates and 6 Building Ownership Certificates, the land use rights of 2 parcels of land with a total site area of 663,921.00 sq.m. are granted to and the building ownership of 6 buildings with a total gross floor area of 24,328.41 sq.m. are held by China Cargo Airlines Co., Ltd, which is 70% owned by the Group.

(3) We have attributed no commercial value to 42 buildings of the properties with a total gross floor area of approximately 97,453.91 sq.m. which have not been issued with the Building Ownership Certificates. However, for indication purposes, the depreciated replacement costs of the 42 buildings are approximately RMB222,430,000 as at the date of valuation.

(4) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) China Cargo Airlines Co., Ltd. is granted with the land use rights of 3 parcels of land, with a total site area of 697,264.00 sq.m., and has obtained the building ownership of 12 buildings with a total gross floor area of 27,309.15 sq.m. erected on the lands.

APPENDIX VI                                                   PROPERTY VALUATION

      (ii) China Cargo Airlines Co., Ltd. is entitled to freely transfer, lease, mortgage and dispose of the said land and buildings.

                                                                                            OPEN MARKET VALUE
                                                                                            IN EXISTING STATE
                                                                       PARTICULARS OF             AS AT
      PROPERTIES                DESCRIPTION AND TENURE                    OCCUPANCY            31 MARCH 2005
-----------------------   ---------------------------------------    -------------------    --------------------
                                                                                                            RMB
8.  Eastern Airlines      The property comprises a 8-storey hotel    The property is        No commercial value
    Beijing Hotel held    building with a gross floor area of        occupied by            (85.86% interest
    by Eastern Airlines   approximately 13,308.90 sq.m. (143,257     the Group for hotel    attributable to the
    Industrial Co., Ltd   sq.ft.) completed in 1997.                 purposes.              Group: No commercial
    in Beijing                                                                              value)

Notes:

(1) According to the Building Ownership Certificate, the building with a gross floor area of 13,308.90 sq.m. is held by Eastern Airlines Industrial Co., Ltd. [CHINESE CHARECTER] which is 86% owned by the Group.

(2) We have attributed no commercial value to the property due to its non-transferability in the market originating from its title defect. However, for indication purposes, the depreciated replacement costs of the building are approximately RMB78,660,000 as at the date of valuation.

(3) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) Eastern Airlines Industrial Co., Ltd. has obtained the building ownership of the property with a gross floor area of 13,308.90 sq.m.

      (ii) As Eastern Airlines Industrial Co., Ltd. has not obtained the State-owned Land Use Right Certificate for the land of the property, Eastern Airlines Industrial Co., Ltd. cannot transfer and mortgage the property.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                             OPEN MARKET VALUE IN
                                                                       PARTICULARS OF        EXISTING STATE AS AT
      PROPERTIES               DESCRIPTION AND TENURE                    OCCUPANCY              31 MARCH 2005
-----------------------   ---------------------------------------    -------------------    ----------------------
                                                                                                               RMB
9.  An office building    The property comprises an office           The property is                    80,440,000
    held by Shanghai      building with an approximate               occupied by            (95% interest
    Eastern Flight        gross floor areas of 30,796.00 sq.m.       the Group for          attributable to
    Training Co., Ltd     (331,488 sq.ft.) erected on a              office purposes.       the Group: 76,418,000)
    in Shanghai           site with a site area of approximately
                          19,520.68 sq.m. (210,121 sq.ft.)
                          completed in 2000.

                          The land use rights of the property
                          have been granted for a terms of 50
                          years commencing from 1996 for
                          industrial use.

Notes:

(1) According to a State-owned Land Use Right Certificate and a Building Ownership Certificate , the land use rights of a parcel of land with a site area of approximately 30,796.00 sq.m. is granted to and the building ownership of a building with a gross floor area of approximately 19,520.68 sq.m. is held by Shanghai Eastern Flight Training Co., Ltd., which is a 95%-owned subsidiary of the Group.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      Shanghai Eastern Flight Training Co., Ltd. is granted with the land use rights of the property and has obtained the building ownership of the building of the property. Shanghai Eastern Flight Training Co., Ltd. is entitled to freely transfer, lease, mortgage and dispose of the property.

                                                                                                         OPEN MARKET
                                                                                                           VALUE IN
                                                                                                        EXISTING STATE
                                                                                    PARTICULARS OF           AS AT
       PROPERTIES                       DESCRIPTION AND TENURE                         OCCUPANCY         31 MARCH 2005
------------------------  ----------------------------------------------------    -------------------   ---------------
                                                                                                                   RMB
10.  Various properties   The properties comprise 44 various operational and      The properties are    No commercial
     held by China        ancillary buildings with a total gross floor area of    occupied by the       value
     Eastern Airlines     approximately 50,228.90 sq.m. (540,664 sq.ft.) and      Group for office,     (100% interest
     Corporation Limited  various structures completed in various stages          warehouse, factory,   attributable to
     Anhui Branch in      between 1965 and 2004.                                  retail and            the Group:
     Anhui Province                                                               ancillary purposes.   No commercial
                          Details of gross floor areas of the buildings of the                          value)
                          properties are listed as follows:

                               APPROXIMATE
     USE                     GROSS FLOOR AREA
-------------------      ------------------------
                           SQ.M.           SQ.FT.
Office                   17,398.40        187,276
Warehouses                6,288.50         67,689
Ancillary buildings      15,909.00        171,244
Factory                   8,915.00         95,961
Retail                    1,718.00         18,492
                         ---------        -------
Total:                   50,228.90        540,664

APPENDIX VI                                                   PROPERTY VALUATION

                  The land upon which portion of the buildings of the properties currently erected thereon comprises 4 parcels of land. There is no site area stipulated in the relevant title document for a parcel of land and the total site area of the remaining 3 parcels of land is approximately 87,371.50 sq.m. (940,466 sq.ft.)

                  All the 4 parcels of land of the properties are allocated land.

Notes:

(1) According to 4 State-owned Land Use Right Certificates and 5 Building Ownership Certificates, the land use rights of 4 parcels of land with total site area of 87,371.50 sq.m. (there is no site area stipulated in the relevant State-owned Land Use Rights Certificate for one of the 4 parcels of land) are allocated to and the building ownership of 5 buildings of the properties with total gross floor area of 11,014.40 sq.m. is held by China Eastern Airlines Corporation Limited Anhui Branch, which is a wholly-owned subsidiary of the Group.

(2) According to 6 Building Ownership Certificates, 6 buildings of the properties with a total gross floor area of approximately 16,388.25 sq m., erected on land parcels without State-owned Land Use Right Certificates, is held by China Eastern Airlines Corporation Limited Anhui Branch.

(3) As portion of the properties are built on allocated land and the remaining portion of the property is erected on land with no title document, we have attributed no commercial value to the properties due to its in-transferability in the open market. However, for indication purposes, the depreciated replacement costs of the 44 buildings of properties are approximately RMB54,470,000 as at the date of valuation.

(4) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) For the allocated lands of the properties, China Eastern Airlines Corporation Limited Anhui Branch cannot transfer, lease and mortgage the land use rights.

      (ii) For the buildings erected upon allocated land or land with no State-owned Land Use Right Certificate issued, China Eastern Airlines Corporation Limited Anhui Branch cannot transfer and mortgage the buildings.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                   OPEN MARKET VALUE
                                                                                                   IN EXISTING STATE
                                                                               PARTICULARS OF            AS AT
      PROPERTIES                       DESCRIPTION AND TENURE                     OCCUPANCY          31 MARCH 2005
-----------------------   ------------------------------------------------   -------------------   -----------------
                                                                                                                 RMB

11.  Various properties   The properties comprise 19 various operational     The properties are    No commercial
     held by China        and ancillary buildings with a total gross floor   occupied by the       value
     Eastern Airlines     area of approximately 35,413.23 sq.m. (381,188     Group for office,     (100% interest
     Corporation          sq.ft.) and various structures completed in        factory and           attributable to
     Limited Jiangxi      various stages between 1995 and 2004.              ancillary purposes.   the Group:
     Branch in Jiangxi                                                                             No commercial
     Province                                                                                      value)

                          Details of gross floor areas of the buildings of the properties are listed as follows:

                 APPROXIMATE
USE            GROSS FLOOR AREA
---------  -----------------------
              sq.m.        sq.ft.
Office      11,750.26     126,480
Ancillary    3,003.45      32,329
buildings
Factory     20,659.52     222,379
            ---------     -------
Total:      35,413.23     381,188

Notes:

(1) According to 11 Building Ownership Certificates, 19 buildings of the properties are held by China Eastern Airlines Corporation Limited Jiangxi Branch, which is a wholly-owned subsidiary of the Group.

(2) We have attributed no commercial value to the properties due to its non-transferability in the market as no State-owned Land Use Right Certificate has been issued. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB36,890,000 as at the date of valuation.

(3) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      China Eastern Airlines Corporation Limited Jiangxi Branch has acquired the building ownership of the properties but have not obtained the State-owned Land Use Right Certificate and cannot transfer and mortgage the properties.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                   OPEN MARKET VALUE
                                                                                                   IN EXISTING STATE
                                                                                PARTICULARS OF           AS AT
      PROPERTIES                       DESCRIPTION AND TENURE                     OCCUPANCY          31 MARCH 2005
-----------------------   -------------------------------------------------  --------------------  -----------------
                                                                                                                 RMB
12.  Various properties   The property comprises 81 various operational      The properties are    116,230,000
     held by China        and ancillary buildings with a total gross floor   occupied by the       (100% interest
     Eastern Airlines     area of approximately 12,764.25 sq.m.              Group for office,     attributable to
     Corporation          (137,394 sq.ft.) and various structures            warehouse, factory,   the Group:
     Limited Ningbo       completed in various stages between 1996 and 2004  retail and ancillary  116,230,000)
     Branch in Ningbo                                                        purposes.
     and Guanghan

                          Details of gross floor areas of the properties are listed as follows:

               APPROXIMATE
USE          GROSS FLOOR AREA
----------  --------------------
                sq.m.     sq.ft.
Office           882.37    9,498
Warehouses     2,052.38   22,092
Ancillary      5,836.18   62,821
buildings
Factory        3,905.71   42,041
Retail            87.61      943
             ----------  -------
Total:       12,764. 25  137,394

                  The land upon which the properties currently erected thereon comprises 69 parcels of land with a total site area of approximately 61,891.44 sq.m. (666,199 sq.ft.)

                  The land use rights of 4 parcels of land with total site area of approximately 61,237.04 sq.m. (659,155 sq.ft.) of the properties have been granted for various terms ranging from 30 to 50 years commencing from 2000 to 2003. The remaining 65 parcels of land with total site area of approximately 654.40 sq.m. (7,044 sq.ft.) are allocated land.

Notes:

(1) According to 4 State-owned Land Use Right Certificates and 10 Building Ownership Certificates, the land use rights of 4 parcels of land with a total site area of 61,237.04 sq.m. are granted to and the building ownership of 10 buildings with a total gross floor area of 7,120.38 sq.m. is held by China Eastern Airlines Corporation Limited Ningbo Branch, which is a wholly-owned subsidiary of the Group.

(2) According to 65 State-owned Land Use Right Certificates and 62 Building Ownership Certificates, the land use rights of 65 parcels of land with a total site area of 654.40 sq.m. are allocated to and the building ownership of

APPENDIX VI                                                   PROPERTY VALUATION

      62 buildings with a total gross floor area of 3,598.63 sq.m. is held by China Eastern Airlines Corporation Limited Ningbo Branch.

(3) According to a Building Ownership Certificate, the building ownership of a building with a gross floor area of 882.37 sq.m. is held by China Eastern Airlines Corporation Limited Ningbo Branch. According the PRC legal opinion, no State-owned Land Use Right Certificate has been obtained for the Building.

(4) As advised by the Company, 8 buildings of the properties with a total gross floor area of approximately 1,162.87 sq.m. have not obtained Building Ownership Certificates and are erected on land without State-owned Land Use Right Certificate.

(5) Apart from the lands and buildings as stated in note (1) above, the remaining portions of the properties do not have granted land use rights and are thus not transferable in the open market. We have thus attributed no commercial value to these portions of the properties. However, for indication purposes, the depreciated replacement costs of these portions of the properties are approximately RMB5,130,000 as at the date of valuation.

(6) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) China Eastern Airlines Corporation Limited Ningbo Branch has acquired the land use rights of 4 parcels of granted land with a total site area of 61,237.04 sq.m. and the building ownership of 10 buildings with a total gross floor area of 7,120.38 sq.m. erected thereon. China Eastern Airlines Corporation Limited Ningbo Branch is entitled to freely transfer, lease and mortgage the said lands and buildings.

      (ii) China Eastern Airlines Corporation Limited Ningbo Branch holds the land use rights of 65 parcels of land with a total area of approximately 654.40 sq.m. and the building ownership of 62 buildings with a total gross floor area of approximately 3,598.63 sq.m. erected thereon. China Eastern Airlines Corporation Limited Ningbo Branch is not entitled to freely transfer and mortgage the said lands and buildings unless China Eastern Airlines Corporation Limited Ningbo Branch is approved by the relevant land administration department and paid the land grant fee to obtain the granted land use right.

      (iii) China Eastern Airlines Corporation Limited Ningbo Branch holds the ownership of a building with a gross floor area of 882.37 sq.m. which is erected on a parcel of land without State-owned Land Use Right Certificate. China Eastern Airlines Corporation Limited Ningbo Branch cannot transfer and mortgage the building.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                  OPEN MARKET VALUE
                                                                                                  IN EXISTING STATE
                                                                               PARTICULARS OF           AS AT
      PROPERTIES                       DESCRIPTION AND TENURE                    OCCUPANCY          31 MARCH 2005
-----------------------   ------------------------------------------------   ------------------   -----------------
                                                                                                                RMB
13.  Various properties   The property comprises 44 various operational      The properties are   64,550,000
     held by China        and ancillary buildings with a total gross floor   occupied by the      (100% interest
     Eastern Airlines     area of approximately 71,431.68 sq.m. (768,891     Group for office,    attributable to
     Corporation          sq.ft.) and various structures completed in        warehouse, factory   the Group:
     Limited Shandong     various stages between 1992 and 2004.              and ancillary        64,550,000)
     Branch in Shandong                                                      purposes.
     Province

                          Details of gross floor areas of the properties are listed as follows:

                         APPROXIMATE
USE                    GROSS FLOOR AREA
----------           ------------------
                       sq.m.     sq.ft.
Office               29,407.72  316,545
Warehouses            8,741.79   94,097
Ancillary buildings  18,338.30  197,393
Factory              14,943.87  160,856
                     ---------  -------
Total:               71,431.68  768,891

                  The land upon which portion of the properties currently erected thereon comprises 2 parcels of land with a total site area of 101,299.8 sq.m. (1,090,391 sq.ft.). The 2 parcels of land are allocated land.

Notes:

(1) According to a Realty Title Certificate, the title to two buildings with a total gross floor are a of approximately 13,069.33 sq.m. are vested in China Eastern Airlines Corporation Limited Shandong Branch, which is a wholly-owned subsidiary of the Group.

(2) According to two State-owned Land Use Right Certificates and two Building Ownership Certificates, the land use rights of two parcels of land with a total site area of 101,299.80 sq.m. are allocated to and the building ownership of 9 buildings with a total gross floor area of 32,961.65 sq.m. is held by China Eastern Airlines Corporation Limited Shangdong Branch.

(3) According to the PRC legal opinion, a building of the properties with a gross floor area of 3,422.93 sq.m. has obtained the Building Ownership Certificate but has not obtained the State-owned Land Use Right Certificate.

APPENDIX VI                                                   PROPERTY VALUATION

(4) According to the PRC legal opinion provided to us, 3 buildings of the properties with a total gross floor area of 4,335.76 sq.m. is commodity housing with Sales and Purchase Contract but no State-owned Land Use Right Certificate issued.

(5) As advised by the Company, the remaining 29 buildings with a total gross floor area of approximately 17,642.01 sq .m. have not obtained the Building Ownership Certificates.

(6) Apart from the lands and buildings as stated in note (1) above, the remaining portions of the properties do not have granted land use rights and thus not transferable in the open market. We have attributed no commercial value to these portions of the properties. However, for indication purposes, the depreciated replacement costs of these portions of the properties are approximately RMB108,800,000 as at the date of valuation.

(7) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) China Eastern Airlines Corporation Limited Shandong Branch is entitled to freely transfer, lease and mortgage the two buildings with a total gross floor area of 13,069.33 sq.m which are erected on granted land.

      (ii) China Eastern Airlines Corporation Limited Shandong Branch holds the land use rights of 2 parcels of land with a total area of approximately 101,299.80 sq.m. and the building ownership of 9 buildings with a total gross floor area of approximately 32,961.65 sq.m. erected thereon. China Eastern Airlines Corporation Limited Shandong Branch is not entitled to freely transfer and mortgage the said lands and buildings unless China Eastern Airlines Corporation Limited Shandong Branch is approved by the relevant land administration department and paid the land grant fee to obtain the granted land use right.

      (iii) China Eastern Airlines Corporation Limited Shandong Branch holds the ownership of a building with a gross floor area of 3,422.93 sq.m. which is erected on a parcel of land without State-owned Land Use Right Certificate. China Eastern Airlines Corporation Limited Shandong Branch cannot transfer and mortgage the building.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                    OPEN MARKET VALUE
                                                                                                    IN EXISTING STATE
                                                                                PARTICULARS OF            AS AT
      PROPERTIES                       DESCRIPTION AND TENURE                     OCCUPANCY           31 MARCH 2005
-----------------------   ------------------------------------------------   --------------------   -----------------
                                                                                                                  RMB
14.  Various properties   The property comprises 10 various operational      The properties are     No commercial
     held by China        and ancillary buildings with a total gross floor   occupied by the        value
     Eastern Airlines     area of approximately 9,690.25 sq.m. (104,307      Group for office,      (100% interest
     Corporation          sq.ft.) and various structures completed in        warehouse, factory,    attributable to
     Limited Shanxi       various stages between 2000 and 2003.              retail and ancillary   the Group:
     Branch in Shanxi                                                        purposes.              No commercial
     Province                                                                                       value)

                          Details of gross floor areas of the properties are listed as follows:

                                         APPROXIMATE
USE                                   GROSS FLOOR AREA
----------------------------------    -----------------
                                        sq.m.    sq.ft.
Office                                  240.00    2,583
Warehouses                            1,949.00   20,979
Ancillary buildings and structures    3,494.25   37,612
Factory                               4,007.00   43,131
Total:                                --------  -------
                                      9,690.25  104,307


Note:

(1) According to the PRC legal opinion, the properties do not have granted land use rights and are thus not transferable in the open market. We have attributed no commercial value to the properties. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB21,600,000 as at the date of valuation.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      China Eastern Airlines Corporation Limited Shanxi Branch cannot transfer, lease and mortgage the properties.

                                                                                                  OPEN MARKET VALUE
                                                                                                  IN EXISTING STATE
                                                                              PARTICULARS OF            AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                    OCCUPANCY           31 MARCH 2005
-----------------------   ----------------------------------------------   --------------------   -----------------
                                                                                                              RMB
15.  Various properties   The properties comprise an office and a          The properties are     No commercial
     held by China        production buildings with a total gross floor    occupied by the        value
     Eastern Airlines     area of approximately 15,278.96 sq.m. (164,463   Group for office and   100% interest
     Corporation          sq.ft.) and structures completed in 2002.        production purposes.   attributable to
     Limited Hebei                                                                                the Group:
     Branch in Hebei                                                                              No commercial
     Province                                                                                     value)

                          Details of gross floor areas of the properties are listed as follows:

APPENDIX VI                                                   PROPERTY VALUATION

               APPROXIMATE
 USE        GROSS FLOOR AREA
----------  -----------------
              sq.m.    sq.ft.
Office      11,602.92  124,894
Production   3,676.00   39,568
            ---------  -------
Total:      15,278.96  164,463

                  The land upon which portion of the properties currently erected thereon comprises a parcel of land with site area of approximately 9,449.50 sq.m. (101,714 sq.ft.)

                  The said land of the properties is allocated land held under an indefinite term.

Notes:

(1) According to a State-owned Land Use Right Certificate and a Building Ownership Certificate, the land use rights of a parcel of land with a site area of 9,449.50 sq.m. is allocated to and the building ownership of a building with a gross floor area of 11,602.96 sq.m. is held by China Eastern Airlines Corporation Limited Hebei Branch.

(2) According to the PRC legal opinion, the properties do not have granted land use rights and are thus not transferable in the open market. We have attributed no commercial value to the properties. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB26,320,000 as at the date of valuation.

(3) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      China Eastern Airlines Corporation Limited Hebei Branch cannot transfer, lease and mortgage the properties.

GROUP IV - PROPERTIES HELD BY THE GROUP IN USA

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                            OPEN MARKET VALUE
                                                                                            IN EXISTING STATE
                                                                         PARTICULARS OF           AS AT
     PROPERTIES                   DESCRIPTION AND TENURE                    OCCUPANCY         31 MARCH 2005
--------------------  -----------------------------------------------  -------------------  -----------------
                                                                                                   RMB
16.  112 N. Primrose  The property comprises a rectangular level site  The property is      12,570,000
     Ave Alhambra CA  with a site area of approximately 999.63 sq.m.   occupied by the      (100% interest
     91801 USA        (10,760 sq.ft.). Currently situated on the site  Group as dormitory.  attributable to
                      are two 2-storey apartment buildings.                                 the Group:
                                                                                            12,570,000
                      The property comprises 7 units, 14 covered
                      carparking spaces and 2 uncovered carparking
                      spaces with a total gross floor area of
                      approximately 647.16 sq.m. (6,966) sq.ft.
                      completed in 1987.

Note:

As advised by the Company, the owner of the property is China Eastern Airlines Corporation Limited.

                                                                                              OPEN MARKET VALUE
                                                                                              IN EXISTING STATE
                                                                           PARTICULARS OF           AS AT
      PROPERTIES                    DESCRIPTION AND TENURE                    OCCUPANCY         31 MARCH 2005
----------------------  -----------------------------------------------  -------------------  -----------------
                                                                                                     RMB
17.  422 N 3rd Street   The property comprises a rectangular level site  The property is      10,300,000
     Alhambra CA 91801  with an area of approximately 764.12 sq.m.       occupied by the      (100% interest
     USA                (8,225 sq.ft.). Currently situated on the site   Group as dormitory.  attributable to
                        is a 2-storey apartment building.                                     the Group:
                                                                                              10,300,000)
                        The property comprises 5 units and 10 covered
                        carparking spaces with a total gross floor area
                        of approximately 537.53 sq.m. (5,786 sq.ft.)
                        completed in 1989.

Note:

As advise by the Company, the owner of the property is China Eastern Airlines Corporation Limited.

                                                                                                OPEN MARKET VALUE
                                                                                                IN EXISTING STATE
                                                                             PARTICULARS OF           AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                    OCCUPANCY         31 MARCH 2005
-----------------------  ------------------------------------------------  -------------------  -----------------
                                                                                                       RMB
18.  Britnney Lane       The property comprises a rectangular level site   The property is      16,400,000
     Townhouse 11015     with an area of approximately 4,653.85 sq.m.      occupied by the      (100% interest
     Southeast 208th St  (50,094 sq.ft.). Currently situated on the site   Group as dormitory.  attributable to
     Kent WA 98031 USA   is a 2-storey apartment building.                                      the Group:
                                                                                                16,400,000)
                         The property comprises 18 townhouse apartment
                         units with a total gross floor area of
                         approximately 2,115.11 sq.m. (22,767) sq.ft.)
                         completed in 1993.

APPENDIX VI                                                   PROPERTY VALUATION

Note:

As advised by the Company, the owner of the property is China Eastern Airlines Corporation Limited.

GROUP V - PROPERTIES HELD BY THE GROUP IN THE KOREA

                                                                                             OPEN MARKET VALUE
                                                                                             IN EXISTING STATE
                                                                            PARTICULARS OF         AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                  OCCUPANCY        31 MARCH 2005
-----------------------   -----------------------------------------------  ----------------  -----------------
                                                                                                    RMB
19. Unit No.908 on 9F     The property comprises a residential unit with   The property  is  3,210,000
    of Building No.102,   an area of approximately 59.81 sq.m. (643.79     occupied by the   (100% interest
    Banpo Hanshin Tower   sq.ft.) on the 9th floor of a 18-storey          Group for         attributable to
    Apartment in 71-11    residential building completed in 1996.          residential       the Group:
    Jamwon-dong                                                            purposes.         3,210,000
    Seocho-gu             The land use right of the property is freehold.
    Seoul
    Korea

Note:

According to the Purchase Agreement provided by the Company, the owner of the property is China Eastern Airlines Corporation Limited.

20.  Namyang Hotel        The property comprises a rectangular-shaped       The 1st floor is     5,600,000
     292-27 Yeon-dong     level site with an area of approximately 450.7    partially leased by  (100% interest
     Jeju-city            sq.m. (4,851.3 sq.ft.). Currently situated on     a tenant (office     attributable to
     Jeju-province Korea  the site is a 5-storey reinforced concrete        use), and partially  the Group:
                          structure with slab roof building.                occupied by the      5,600,000)
                                                                            owner (office use).
                          The property comprises a hotel and 6 uncovered    The remaining
                          car-parking spaces with a total gross floor area  portion is vacant.
                          of approximately 1,442.38 sq.m. (15,526 sq.ft.)
                          completed in 1978.

                          The land use right of the property is freehold.

Note:

According to the Purchase Agreement provided by the Company and as advised by the Company, the owner of the property is China Eastern Airlines Corporation Limited.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                OPEN MARKET VALUE
                                                                                                IN EXISTING STATE
                                                                            PARTICULARS OF            AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                   OCCUPANCY          31 MARCH 2005
-----------------------   ----------------------------------------------   ------------------   -----------------
                                                                                                       RMB
21.  Unit Nos. 233,234,   The property comprises 5 office units with a     The properties are   6,600,000 (100%
     235, 236,237 on 2F   total gross floor area of approximately 96.6     occupied by the      interest
     of Ocean Tower       sq.m. (19.32 sq.m. each) (1,040 sq.ft.) on the   Group for office     attributable to
     Building in 760-3    second floor of a 20 - storey office building    purposes.            the Group)
     Woo-dong             completed in 1993.                                                    6,600,000
     Haeundae-gu Busan
     Korea                The land use right of the property is freehold.

Note:

According to the Purchase Agreement provided by the Company, and as advised by the Company, the owner of the property is China Eastern Airlines Corporation Limited.

GROUP VI - PROPERTIES HELD UNDER CONSTRUCTION BY THE GROUP IN THE PRC

                                                                                                OPEN MARKET VALUE
                                                                                                IN EXISTING STATE
                                                                             PARTICULARS OF           AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                    OCCUPANCY         31 MARCH 2005
-----------------------  ------------------------------------------------  -------------------  -----------------
                                                                                                       RMB
22.  Various properties  The properties are 9 buildings and 1 structures   The properties are   No commercial
     held under          under development. Upon completion, the proposed  under construction.  value
     construction by     buildings will have a total gross floor area of                        (100% interest
     China Eastern       approximately 19,748.00 sq.m. (212,567.47                              attributable to
     Airlines            sq.ft.). The properties are expected to complete                       the Group:
     Corporation         in 2005.                                                               No commercial
     Limited Shanghai                                                                           value)
     Headquarters in
     Shanghai

Notes:

(1) According to the PRC legal opinion, as the properties do not have granted land use rights or approval for development, we have attributed no commercial value to the properties. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB20,090,000 as at the date of valuation.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

APPENDIX VI                                                   PROPERTY VALUATION

(i) The Company has not obtained the State-owned Land Use Right Certificate or development approvals of the properties, there may be legal impediment for the Company to register the title after completion of the properties.

(ii) If the Company failes to register the title to the properties, the Company will not legally acquire the ownership of the properties and cannot freely transfer, lease or mortgage the properties.

                                                                                                 OPEN MARKET VALUE
                                                                                                 IN EXISTING STATE
                                                                              PARTICULARS OF           AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                     OCCUPANCY         31 MARCH 2005
-----------------------   -----------------------------------------------   -------------------  -----------------
                                                                                                        RMB
23.  An office building   The property comprises an office building under   The property is      No commercial
     held under           development. Upon completion, the proposed        under construction.  value
     construction by      building will have a gross floor area of                               (62.56% interest
     China Eastern        approximately 8,977.74 sq.m. (96,636 sq.ft.).                          attributable to
     Airlines Jiangsu     The property is expected to complete in 2005.                          the Group:
     Co., Ltd in                                                                                 No commercial
     Nanjing, Jiangsu                                                                            value)
     Province

Notes:

(1) According to the PRC legal opinion, as the properties do not have granted land use rights or approval for development, we have attributed no commercial value to the properties. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB4,400,000 as at the date of valuation.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) The Company has not obtained the State-owned Land Use Right Certificate or development approvals of the property, there may be legal impediment for the Company to register the title after completion of the property.

      (ii) If the Company failes to register the title to the property, the Company will not legally acquire the ownership of the property and cannot freely transfer, lease or mortgage the property.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                 OPEN MARKET VALUE
                                                                                                 IN EXISTING STATE
                                                                              PARTICULARS OF           AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                     OCCUPANCY         31 MARCH 2005
-----------------------   -----------------------------------------------   -------------------  -----------------
                                                                                                        RMB
24.  Various properties   The properties comprise 3 buildings and a          The properties are  No commercial
     held under           structure under development. Upon completion,      under construction. value
     construction by      the proposed buildings will have a total gross                         (70% interest
     Shangahai Eastern    floor area of approximately 182,355.64 sq.m.                           attributable to
     Logistics Co., Ltd   (1,962,876 sq.ft.). The properties are expected                        the Group:
     in Shanghai          to complete in 2005.                                                   No commercial
                                                                                                 value)

Notes:

(1) According to the PRC legal opinion, as the properties do not have granted land use rights or approval for development, we have attributed no commercial value to the properties. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB304,650,000 as at the date of valuation.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) The Company has not obtained the State-owned Land Use Right Certificate or development approvals of the properties, there may be legal impediment for the Company to register the title after completion of the properties.

      (ii) If the Company failes to register the title to the properties, the Company will not legally acquire the ownership of the properties and cannot freely transfer, lease or mortgage the properties.

                                                                                                  OPEN MARKET VALUE
                                                                                                  IN EXISTING STATE
                                                                              PARTICULARS OF            AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                     OCCUPANCY          31 MARCH 2005
-----------------------   -----------------------------------------------   -------------------   -----------------
                                                                                                         RMB
25.  A building held      The property comprises a building under           The property is       600,000
     under construction   development to be erected upon a parcel of land   under construction.   (100% interest
     by China Eastern     with site area of approximately 25,130.00 sq.m.                         attributable to
     Airlines             (270,499 sq.ft.). Upon completion, the proposed                         the Group:
     Corporation          building will have a gross floor area of                                600,000)
     Limited Ningbo       approximately 4,740.00 sq.m.
     Branch in Ningbo,    (51,021 sq.ft.). The property is expected to                            (Please refer to
     Zhejiang Province    complete in 2005.                                                       note (1))

                          The land use rights of the property have been granted for a term commencing from 2003.

Notes:

(1) The open market value of the property only comprises the value for the building portion and the value of the land of the property is included in Property (12).

APPENDIX VI                                                   PROPERTY VALUATION

(2) According to a State-owned Land Use Rights Certificate, the land use rights of a parcel of land with a site area of 25,130.00 sq.m. are granted to China Eastern Airlines Corporation Limited Ningbo Branch, which is a wholly-owned subsidiary of the Group.

(3) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) The Company has obtained the State-owned Land Use Right Certificate and development approvals of the property, there is no legal impediment for the Company to register the title after completion of the property.

      (ii) After the Company registered the title to the property and obtained the title certificates, the Company will legally acquire the ownership of the property and is entitled to freely transfer, lease or mortgage the property.

                                                                                                        OPEN MARKET VALUE
                                                                                                        IN EXISTING STATE
                                                                                     PARTICULARS OF           AS AT
      PROPERTIES                          DESCRIPTION AND TENURE                       OCCUPANCY          31 MARCH 2005
-----------------------   ------------------------------------------------------   -------------------  -----------------
                                                                                                               RMB
26.  Various properties   The properties comprise 3 buildings and a                The properties are   No commercial
     held under           structure under development. Upon completion,            under construction.  value
     construction by      the proposed development will have a total gross                              (100% interest
     China Eastern        floor area of approximately 9,354.00 sq.m.                                    attributable to
     Airlines             (100,686 sq.ft.). The properties are expected to                              the Group:
     Corporation          complete in 2005.                                                             No commercial
     Limited Shandong                                                                                   value)
     Branch in Shandong   One of the proposed buildings with a planned
     Province             gross floor area of approximately 377.00 sq.m.
                          will be erected upon a parcel of land with site
                          area of approximately 97,914.80 sq.m. (1,053,955
                          sq.ft.)

                          The said land of the properties is allocated land held under an indefinite term for airport use.

Notes:

(1) According to the PRC legal opinion, as the properties do not have granted land use rights or approval for development, we have attributed no commercial value to the properties. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB4,900,000 as at the date of valuation.

APPENDIX VI                                                   PROPERTY VALUATION

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) For the proposed building with a gross floor area of 377 sq.m., which is to be erected on an allocated land, there is no legal impediment for the Company to register the title after completion of the building. After the Company registered the ownership of the building and obtained the title certificate of the building, the Company will legally acquire the building ownership of the completed building.

      (ii) The Company has not obtained the State-owned Land Use Right Certificate or development approvals of the remaining portion of the properties, there may be legal impediment for the Company to register the title after completion.

      (iii) The Company cannot freely transfer, lease and mortgage the properties.

                                                                                                   OPEN MARKET VALUE
                                                                                                   IN EXISTING STATE
                                                                               PARTICULARS OF            AS AT
      PROPERTIES                       DESCRIPTION AND TENURE                     OCCUPANCY          31 MARCH 2005
-----------------------   ------------------------------------------------   -------------------   -----------------
                                                                                                          RMB
27.  Various properties   The properties comprise a building and a           The properties are    No commercial
     held under           structure under development. Upon completion,      under construction.   value
     construction by      the proposed building will have a gross floor                            (100% interest
     China Eastern        area of approximately 2,420.00 sq.m. (26,049                             attributable to
     Airlines             sq.ft.). The properties are expected to complete                         the Group:
     Corporation          in 2005.                                                                 No commercial
     Limited Shanxi                                                                                value)
     Branch in Taiyuan,
     Shanxi Province

Notes:

(1) According to the PRC legal opinion, as the properties do not have granted land use rights or approval for development, we have attributed no commercial value to the properties. However, for indication purposes, the depreciated replacement costs of the properties are approximately RMB4,560,000 as at the date of valuation.

(2) We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

      (i) The Company has not obtained the State-owned Land Use Right Certificate or development approvals of the properties, there may be legal impediment for the Company to register the title after completion of the properties.

APPENDIX VI                                                   PROPERTY VALUATION

      (ii) If the Company failes to register the title to the properties, the Company will not legally acquire the ownership of the properties and cannot freely transfer, lease or mortgage the properties.

GROUP VII - PROPERTIES RENTED BY THE GROUP

                                                                                                    OPEN MARKET VALUE
                                                                                                    IN EXISTING STATE
                                                                                PARTICULARS OF            AS AT
       PROPERTIES                       DESCRIPTION AND TENURE                     OCCUPANCY          31 MARCH 2005
-----------------------   -------------------------------------------------   -------------------   -----------------
                                                                                                           RMB

28.  Various properties   The property comprises 14 various operational and   The properties are    No commercial
     leased by China      ancillary buildings and various structures          occupied by the       value
     Eastern Airlines     completed in various stages between 1988 and 2002   Group for office,
     Corporation          with a total gross floor area of approximately      retail and
     Limited Shanghai     1,324.95 sq.m. (14,262 sq.ft.)                      ancillary purposes.
     Headquarters in
     Guangzhou,           Details of gross floor areas of the properties
     Changsha, Guilin,    are listed as follows:
     Guiyang, Zhengzhou
     and Chongqing

              APPROXIMATE
   USE     GROSS FLOOR AREA
---------  ----------------
             sq.m.   sq.ft.
Office       932.30  10,035
Ancillary     32.00     344
buildings
Retail       360.65   3,882
           --------  ------
Total:     1,324.95  14,262

                  The properties are rented from independent third parties under various tenancy agreements for various terms with the latest expiry date on 19 June 2007 at a total annual rental of RMB6,575,472.00.

Note:

We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

The tenancy agreements of the properties are legally valid and binding to both parties of the agreements.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                 OPEN MARKET VALUE
                                                                                                 IN EXISTING STATE
                                                                             PARTICULARS OF            AS AT
     PROPERTIES                      DESCRIPTION AND TENURE                     OCCUPANCY          31 MARCH 2005
---------------------   ------------------------------------------------   -------------------   -----------------
                                                                                                        RMB
29.  A property rented  The property comprises a single-storey warehouse   The properties are    No commercial
     by China Eastern   completed in the 2000's with a gross floor area    occupied by the       value
     Airlines Jiangsu   of approximately 240.00 sq.m. (2,583 sq.ft.)       Group for warehouse
     Co., Ltd in                                                           purposes.
     Jiangsu Province   The property is rented from an independent third
                        party under tenancy agreement for a term
                        expiring on 15 December 2005 at an annual rental
                        of RMB117,440.

Note:

We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

The tenancy agreement of the property is legally valid and binding to both parties of the agreement.

                                                                                             OPEN MARKET VALUE
                                                                                             IN EXISTING STATE
                                                                           PARTICULARS OF           AS AT
      PROPERTIES                    DESCRIPTION AND TENURE                    OCCUPANCY         31 MARCH 2005
----------------------  -----------------------------------------------  ------------------  -----------------
                                                                                                     RMB
30.  A property rented  The property comprises a portion of a            The properties are  No commercial
     by China Eastern   single-storey building completed in 1996 with a  occupied by the     value
     Airlines           gross floor area of approximately 42 sq.m. (452  Group for retail
     Corporation        sq.ft.)                                          purposes.
     Limited Jiangxi
     Branch in Jiangxi  The property is rented by from an independent
     Province           third party under tenancy agreement for a term
                        in July 2009 at an annual rental of RMB25,200.

Note:

We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

The tenancy agreement of the property is legally valid and binding to both parties of the agreement.

APPENDIX VI                                                   PROPERTY VALUATION

                                                                                                    OPEN MARKET VALUE
                                                                                                    IN EXISTING STATE
                                                                                 PARTICULARS OF           AS AT
      PROPERTIES                        DESCRIPTION AND TENURE                     OCCUPANCY          31 MARCH 2005
-----------------------   --------------------------------------------------   ------------------   -----------------
                                                                                                           RMB
31.  Various properties   The property comprises 9 office premises             The properties are   No commercial
     rented by China      completed in various stages between 1996 and         occupied by the      value
     Eastern Airlines     2001 with a total gross floor area of                Group for office
     Corporation          approximately 3,557.83 sq.m. (38,296 sq.ft.)         purposes.
     Limited Ningbo
     Branch in Ningbo     The properties are rented from independent third
                          parties under tenancy agreements for various terms
                          with the latest expiring in June 2012 at a total
                          annual rental of RMB3,357,669.00.

Note:

We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

The tenancy agreements of the properties are legally valid and binding to both parties of the agreements.

                                                                                                     OPEN MARKET VALUE
                                                                                                     IN EXISTING STATE
                                                                                 PARTICULARS OF            AS AT
      PROPERTIES                       DESCRIPTION AND TENURE                      OCCUPANCY           31 MARCH 2005
-----------------------   -------------------------------------------------   --------------------   -----------------
                                                                                                            RMB
32.  Various properties   The property comprises 7 various operational and    The properties are     No commercial
     rented by China      ancillary buildings completed in various stages     occupied by the        value
     Eastern Airlines     between 1988 and 2002 with a total gross floor      Group for office,
     Corporation          area of approximately 503.21 sq.m. (5,417 sq.ft.)   warehouse and retail
     Limited Shandong                                                         purposes.
     Branch in Shandong
     Province

                          Details of gross floor areas of the properties are listed as follows:

              APPROXIMATE
   USE      GROSS FLOOR AREA
----------  -----------------
             sq.m.    sq.ft.
Office       357.80     3,851
Warehouses       50       538
Retail        95.41     1,027
             ------     -----
Total:       503.21     5,417

            The properties are rented from independent third parties under tenancy agreements for various terms with the latest expiry date on 1 April 2007 at a total annual rental of RMB601,550.

Note:

APPENDIX VI                                                   PROPERTY VALUATION

We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

The tenancy agreement of the properties are legally valid and binding to both parties of the agreements.

                                                                                                    OPEN MARKET VALUE
                                                                                                    IN EXISTING STATE
                                                                                PARTICULARS OF            AS AT
      PROPERTIES                       DESCRIPTION AND TENURE                     OCCUPANCY           31 MARCH 2005
-----------------------   ------------------------------------------------   --------------------   -----------------
                                                                                                           RMB

33.  Various properties   The property comprises 88 various office and       The properties are     No commercial
     rented by China      operational buildings and various structures       occupied by the        value
     Eastern Airlines     completed in various stages between 1980's and     Group for office and
     Corporation          1990's with a total gross floor area of            operation purposes.
     Limited Shanxi       approximately 58,809.35 sq.m. (633,024 sq.ft.)
     Branch in Shanxi
     Province             The properties are rented from CEA Holding under
                          a tenancy agreement for a term expiring in 2007
                          at a total annual rental of RMB2,325,330.

Note:

We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

The tenancy agreements of the properties are valid and binding to both parties of the agreements.

                                                                                             OPEN MARKET VALUE
                                                                                             IN EXISTING STATE
                                                                           PARTICULARS OF          AS AT
      PROPERTIES                     DESCRIPTION AND TENURE                   OCCUPANCY        31 MARCH 2005
----------------------  ------------------------------------------------  -----------------  -----------------
                                                                                                    RMB
34.  A property rented  The property comprises a 6-storey office          The property is    No commercial
     by China Eastern   building completed in 1995 with a gross floor     occupied by the    value
     Airlines           area of approximately 8,852.82 sq.m. (95,292      Group for office
     Corporation        sq.ft.).                                          purposes.
     Limited Hebei
     Branch in Hebei    The property is rented from CEA Holding under a
     Province           tenancy agreement for a term expiring on 31
                        December 2009 at an annual rental of RMB971,290.

Note:

We have been provided with a copy of the legal opinion on the title to the properties prepared by Commerce & Finance Law Office, the Company's PRC legal adviser, which contains, inter-alia, the following information:

APPENDIX VI                                                   PROPERTY VALUATION

The tenancy agreement of the property is legally valid and binding to both parties of the agreement.

                                                                                                   OPEN MARKET VALUE
                                                                                                   IN EXISTING STATE
                                                                               PARTICULARS OF            AS AT
      PROPERTIES                      DESCRIPTION AND TENURE                     OCCUPANCY           31 MARCH 2005
-----------------------   -----------------------------------------------   --------------------   -----------------
                                                                                                          RMB
35.  Various properties   The properties comprises 70 various operational   The properties are     No commercial
     rented by China      and ancillary buildings completed in various      occupied by the        value
     Eastern Airlines     stages between 1980's and 2000's with a total     Group for office,
     Corporation          gross floor area of approximately 20,007.83       retail and ancillary
     Limited Overseas     sq.m. (215,364 sq.ft.).                           purposes.
     Offices in Japan,
     Spain,  France,      The properties are rented under various tenancy
     Singapore,           agreements for various terms with the latest
     England, Thailand    expiry date in November 2009 at a total annual
     and USA              rental of approximately RMB16,277,000.

APPENDIX VII                                                 GENERAL INFORMATION

RESPONSIBILITY STATEMENT

      This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.

DISCLOSURE OF INTERESTS

DIRECTORS, SUPERVISORS, CHIEF EXECUTIVES AND SENIOR MANAGEMENT

      The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                           NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                                                              CAPACITY IN WHICH
                                                                                                   THE A SHARES
NAME            POSITION                 PERSONAL          FAMILY  CORPORATE           TOTAL        WERE HELD
Li Fenghua      Chairman,                              -      -        -                   0                  -
                  Executive Director
Ye Yigan        Non-executive Director                 -      -        -                   0                  -
Cao Jianxiong   Non-executive Director    2,800 A shares      -        -      2,800 A shares         Beneficial
                                                 (Note 1)                            (Note 1)             owner
Wan Mingwu      Vice President,                        -      -        -                   0                  -
                  Executive Director
Zhong Xiong     Non-executive Director    2,800 A shares      -        -      2,800 A shares         Beneficial
                                                 (Note 1)                            (Note 1)             owner
Luo Zhuping     Executive Director,       2,800 A shares      -        -      2,800 A shares         Beneficial
                  Company secretary              (Note 1)                            (Note 1)             owner
Hu Honggao      Independent non-                       -      -        -                   0                  -
                  executive Director
Peter Lok       Independent non-                       -      -        -                   0                  -
                  executive Director
Wu Baiwang      Independent non-                       -      -        -                   0                  -
                  executive Director
Zhou Ruijin     Independent non-                       -      -        -                   0                  -
                  executive Director
Xie Rong        Independent non-                       -      -        -                   0                  -
                  executive Director
Li Wenxin       Chairman of the                        -      -        -                   0                  -
                  Supervisory
                  Committee
Ba Shengji      Supervisor                2,800 A shares      -        -      2,800 A shares         Beneficial

                                     VII-1

APPENDIX VII                                                 GENERAL INFORMATION

                                                 (Note 1)                              (Note 1)             owner
Yang Xingen     Supervisor                             -        -          -                 0                  -
Yang Jie        Supervisor                             -        -          -                 0                  -
Liu Jiashun     Supervisor                             -        -          -                 0                  -
Luo Chaogeng    President                              -        -          -                 0                  -
Wu Yulin        Vice President            2,800 A shares        -          -    2,800 A shares         Beneficial
                                                 (Note 1)                              (Note 1)             owner
Wu Jiuhong      Vice President                         -        -          -                 0                  -
Yang Xu         Vice President            1,000 A shares        -          -    1,000 A shares         Beneficial
                                                 (Note 2)                              (Note 2)             owner

Zhou Liguo      Vice President                         -        -          -                 0                  -
Zhang
  Jianzhong     Vice President                         -        -          -                 0                  -
Tong Guozhao    Vice President                         -        -          -                 0                  -
Luo Weide       Chief Financial                        -        -          -                 0                  -
                Officer

      Note 1: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Note 2: representing approximately 0.000333% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Save as disclosed above, as at the Latest Practicable Date, none of the Directors, the Company's supervisors, chief executives or members of senior management of the Company had any interest or short position in the shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was required to be (i) notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which he/she was taken or deemed to have under such provisions of the SFO) or (ii) entered in the register of interests required to be kept by the Company pursuant to section 352 of the SFO or (iii) notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies as set out in appendix 10 to the Listing Rules.

      Each of Li Fenghua, Ye Yigan, Cao Jianxiong, Zhong Xiong, Li Wenxin, Ba Shengji and Luo Chaogeng was as at the Latest Practicable Date a director or employee of CEA Holding, which, as disclosed below, was a company having, as at the Latest Practicable Date, an interest in the Company's shares required to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

                                     VII-2

APPENDIX VII                                                 GENERAL INFORMATION

      Save as disclosed, no new director or member of senior management will be joining the Company after the Proposed Acquisition or in connection with the Continuing Connected Transactions.

SUBSTANTIAL SHAREHOLDERS

Interests in the Company

      So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than a Director, supervisor, chief executive or member of the Company's senior management, had an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was otherwise interested in 5% or more of any class of the then issued share capital of the
Company:

                                                            INTEREST
                                                AS AT THE LATEST PRACTICABLE DATE
                                                    APPROXIMATE      APPROXIMATE      APPROXIMATE
                                                  PERCENTAGE OF     PERCENTAGE OF    PERCENTAGE OF
                                                  SHAREHOLDING IN  SHAREHOLDING IN  SHAREHOLDING IN
                                                   THE COMPANY'S    THE COMPANY'S    THE COMPANY'S
  NAME OF            NATURE OF       NUMBER OF     TOTAL ISSUED     TOTAL ISSUED     TOTAL ISSUED     SHORT
SHAREHOLDER        SHARES HELD      SHARES HELD    SHARE CAPITAL      A SHARES        H SHARES       POSITION
China Eastern     A shares         3,000,000,000          61.64%          90.91%              -          -
 Air Holding     (unlisted State-
 Company         owned legal
                 person shares)

HKSCC Nominees   H shares          1,484,749,163          30.51%               -          94.75%         -
 Limited (Note)

      Note: Based on the information available to the Directors and so far as they are aware, as at the Latest Practicable Date, among the 1,484,749,163 H shares held by HKSCC Nominees Limited, no person had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be and was disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

Interests in other members of the Group

                                     VII-3

APPENDIX VII                                                 GENERAL INFORMATION

      So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than the Company or any of its directors, supervisors, chief executives and members of the senior management, was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant subsidiary of the Company:

                                   NAME OF RELEVANT SUBSTANTIAL       APPROXIMATE PERCENTAGE
SUBSIDIARY                                 SHAREHOLDER                    OF SHAREHOLDING
[CHINESE CHARACTERS]           [CHINESE CHARACTERS]                                       49%
(Shanghai Technology           (Singapore Technology
Aerospace Company              Aerospace Limited)
Limited)

[CHINESE CHARACTERS]           [CHINESE CHARACTERS]                                       45%
[CHINESE CHARACTERS]           (Shantou Aviation Equipment
(Eastern Airlines              Group Company)
(Shantou) Economic
Development Co., Ltd.)

[CHINESE CHARACTERS]           Aircraft Engineering Investment Ltd.                       40%
[CHINESE CHARACTERS](Shanghai
Eastern Aircraft
Maintenance
Co., Ltd.)

[CHINESE CHARACTERS]           [CHINESE CHARACTERS]                                       30%
  (China Cargo Airlines        (China Ocean Shipping (Group)
  Co., Ltd.)                   Company)

[CHINESE CHARACTERS]           [CHINESE CHARACTERS]
[CHINESE CHARACTERS](Shanghai  (China Ocean Shipping (Group)
Eastern Logistics Co. Ltd.)    Company)

[CHINESE CHARACTERS]           [CHINESE CHARACTERS]                                    23.89%
[CHINESE CHARACTERS](China     (Jiangsu Provincial Guoxin Asset
Eastern
Airlines Jiangsu Co., Ltd.)    Management Group Co., Ltd.)

      Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was

                                     VII-4

APPENDIX VII                                                 GENERAL INFORMATION

directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

EXPERT STATEMENTS

      This circular includes statement(s) made by the following experts:

NAME                                  QUALIFICATION
Shenyin Wanguo Capital (H.K.)         Licensed corporation to carry out type 1
  Limited                             (dealing in securities), type 4 (advising
                                      on securities) and type 6 (advising on
                                      corporate finance) regulated activities
                                      under the SFO

PricewaterhouseCoopers                Certified public accountants

Chesterton Petty Limited              Chartered surveyor

      Each of the above experts has given and has not withdrawn its written consent to the issue of this circular with its statement(s) included in the form and context in which it is/they are included.

      As at the Latest Practicable Date, none of the above experts had any shareholding in any member of the Group or the right (whether legally enforceable or not) to subscribe for or to nominate persons to subscribe for securities in any member of the Group.

      As at the Latest Practicable Date, none of the above experts had any interest in any assets which have been, since 31st December, 2004 (being the date to which the latest published audited accounts of the Company were made
up), acquired or disposed of by or leased to any member of the Enlarged Group, or are proposed to be acquired or disposed of by or leased to any member of the Enlarged Group.

MISCELLANEOUS

COMPANY'S OFFICERS

      Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, is a Director and the secretary of the Company.

                                     VII-5

APPENDIX VII                                                 GENERAL INFORMATION

      Mr. Luo Weide, the Company's Chief Financial Officer having a professional accounting qualification recognised in the PRC, is the qualified accountant of the Company appointed pursuant to Rule 3.24 of the Listing Rules. Since Mr. Luo does not possess the professional qualification normally required under Rule
3.24 of the Listing Rules, the Company has applied for, and the Stock Exchange has granted, a conditional waiver from strict compliance with that rule for a period of three years commencing on 28th January, 2005. Details of the waiver are disclosed in the Company's announcement dated 1st February, 2005.

SERVICE CONTRACTS

      As at the Latest Practicable Date, none of the Directors or proposed directors of the Company had any existing or proposed service contract with any member of the Enlarged Group (excluding contracts expiring or terminable by the employer within a year without payment of any compensation (other than statutory compensation)).

COMPETING INTERESTS

      As at the Latest Practicable Date, none of the Directors or, so far as is known to them, any of their respective associates was interested in any business (apart from the Group's business) which competes or is likely to compete either directly or indirectly with the Group's business (as would be required to be disclosed under Rule 8.10 of the Listing Rules if each of them were a controlling shareholder).

INTERESTS IN THE GROUP'S ASSETS OR CONTRACTS OR ARRANGEMENTS SIGNIFICANT TO THE GROUP

      As at the Latest Practicable Date, none of the Directors, supervisors, proposed directors or proposed supervisors of the Company had any interest in any assets which have been, since 31st December, 2004 (being the date to which the latest published audited accounts of the Company were made up), acquired or disposed of by or leased to any member of the Enlarged Group, or are proposed to be acquired or disposed of by or leased to any member of the Enlarged Group.

      As at the Latest Practicable Date, none of the Directors or supervisors of the Company was materially interested in any contract or arrangement, subsisting at the date of this circular, which is significant in relation to the business of the Enlarged Group.

LITIGATION

                                     VII-6

APPENDIX VII                                                 GENERAL INFORMATION

      As at the Latest Practicable Date, the Directors were not aware of any litigation or claim of material importance pending or threatened against any member of the Group or the Enlarged Group.

MATERIAL CONTRACTS

      Save as mentioned herein or otherwise previously announced, no material contract (not being contracts entered into in the ordinary course of business) has been entered into by any member of the Enlarged Group within the two years immediately preceding the issue of this circular.

DOCUMENTS FOR INSPECTION

      Copies of the following documents are available for inspection during normal business hours at the Company's principal place of business in Hong Kong at 5th Floor, McDonald's Building, 48 Yee Wo Street, Hong Kong for a period of 14 days (excluding Saturdays) from the date of this circular:

      (i)   the articles of association of the Company;

      (ii)  the Acquisition Agreement;

      (iii) each of the Property Leasing Agreement, the Financial Services Agreement, the Import and Export Agency Agreement, the Maintenance Services Agreement, the Catering Services Agreements, the Sales Agency Services Agreements and the Advertising Services Agreement as more particularly described and summarised in the paragraph headed "Continuing Connected Transactions" of the "Letter from the Board" included in this circular;

      (iv) the letter dated 19th May, 2005 from the Independent Board Committee to the Independent Shareholders, the text of which is out on pages 41 to 42 of this circular;

      (v) the opinion letter dated 19th May, 2005 from SW Capital, the text of which is set out on pages 43 to 76 of this circular;

      (vi) the accountants' report on financial information of the aviation businesses of CEA Northwest, the text of which is set out in appendix II to this circular;

                                     VII-7

APPENDIX VII                                                 GENERAL INFORMATION

      (vii) the accountants' report on financial information of the aviation businesses of CEA Yunnan, the text of which is set out in appendix III to this circular;

      (viii) the 2002, 2003 and 2004 annual reports of the Company;

      (ix) the unaudited pro forma financial information of the Enlarged Group and the report of PricewaterhouseCoopers thereon, the text of which is set out in the section headed "Pro forma financial information" in appendix V to this circular;

      (x) the letter, summary of values and valuation certificates prepared by Chesterton Petty Limited (the Company's independent property valuer), the text of which is set out in appendix VI to this circular, and the full property valuation report issued by Chesterton Petty Limited and mentioned in the paragraph headed "Additional information" in the "Letter from the Board" included in this circular;

      (xi) the confirmation letter issued by Chesterton Petty Limited regarding the rentals payable by the Company under the Property Leasing Agreement as referred to in sub-paragraph 3.2 (Property leasing) under the paragraph headed "Continuing Connected Transactions" of the "Letter from the Board" included in this circular;

      (xii) each of the written consents issued by SW Capital, PricewaterhouseCoopers and Chesterton Petty Limited as referred to in the paragraph headed "Expert statements" in this appendix; and

      (xiii) each of the discloseable transaction circulars dated 13th January, 2005 and 7th April, 2005, respectively, issued by the Company.

                                     VII-8

                                  NOTICE OF AGM

                  [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]

                  (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                      NOTICE OF 2004 ANNUAL GENERAL MEETING

         NOTICE IS HEREBY GIVEN THAT the 2004 annual general meeting (the "AGM") of [CHINESE CHARACTERS] (China Eastern Airlines Corporation Limited) (the "COMPANY") will be held at Function Room 2, Grand Ballroom, Shanghai Marriott Hotel Hongqiao [CHINESE CHARACTERS], 2270 Hongqiao Road, Shanghai, the People's Republic of China (the "PRC") at 9:00 a.m. on Thursday, 30th June, 2005 for the purpose of considering the following matters:

ORDINARY RESOLUTIONS

1. To consider and approve the report of the board of the directors of the Company (the "BOARD") for the year 2004.

2. To consider and approve the report of the supervisory committee of the Company for the year 2004.

3. To consider and approve the audited financial statements and the auditors' reports for the year 2004.

4. To consider and approve the Company's profit distribution proposal for the year 2004. (Note 1)

5. To consider and approve the re-appointments of Shanghai Zhonghua Certified Public Accountants as the Company's domestic auditors for the financial year ending 31st December, 2005 and PricewaterhouseCoopers, Certified Public Accountants, Hong Kong as the Company's international auditors for the financial year ending 31st December, 2005, and to authorise the Board to determine and finalise their remuneration.

6. To consider and approve the appointment of Mr. Luo Chaogeng [CHINESE CHARACTERS] as a director of the Company with effect from the conclusion of the AGM. (Note 2)

                                 NOTICE OF AGM

7. To confirm and ratify an agreement of 9th October, 2004 between the Company and Airbus SAS in respect of the purchase by the Company of twenty Airbus A330 aircraft (with engines) from Airbus SAS, an agreement of 16th March, 2005 between the Company and Airbus SAS in respect of the purchase by the Company of five Airbus A319 aircraft (with engines) from Airbus SAS, and an agreement of 21st April, 2005 between the Company and Airbus SAS in respect of the purchase by the Company of fifteen Airbus A320 series aircraft (comprising eleven Airbus A321 aircraft and four Airbus A320 aircraft) (with engines) from Airbus SAS, and all transactions thereunder, details of all of which are set out in the announcements dated 13th October, 2004, 17th March, 2005 and 21st April, 2005, respectively, issued by the Company.

8. To consider, approve, confirm and ratify a conditional acquisition agreement dated 12th May, 2005 (the "ACQUISITION AGREEMENT"), a copy of which will be produced to the AGM marked "A" and initialed by the Chairman of the AGM for the purpose of identification, entered into among the Company, [CHINESE CHARACTERS] (China Eastern Air Holding Company), [CHINESE CHARACTERS] (China Eastern Air Northwest Company) and [CHINESE CHARACTERS] (China Eastern Air Yunnan Company) and all transactions thereunder, details of which are set out in the announcement dated 12th May, 2005 (the "ANNOUNCEMENT") issued by the Company under the section headed "Proposed Acquisition"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Acquisition Agreement or any matter incidental thereto.

9. To consider, approve, confirm and ratify a conditional property leasing agreement dated 12th May, 2005 (the "PROPERTY LEASING AGREEMENT"), a copy of which will be produced to the AGM marked "B" and initialed by the Chairman of the AGM for the purpose of identification, entered into among the Company, [CHINESE CHARACTERS] (China Eastern Air Holding Company), [CHINESE CHARACTERS] (China Eastern Air Northwest Company) and [CHINESE CHARACTERS] (China Eastern Air Yunnan Company) and all transactions thereunder and the associated maximum aggregate annual values in respect of such transactions as determined pursuant to and for the purpose of the connected transaction regulatory requirements under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "LISTING RULES"), details of all of which are set out in the Announcement under the paragraph headed "Continuing Connected Transactions - Property leasing"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Property Leasing Agreement or any matter incidental thereto.

                                 NOTICE OF AGM

10. To consider, approve, confirm and ratify a conditional financial services agreement dated 12th May, 2005 (the "FINANCIAL SERVICES AGREEMENT"), a copy of which will be produced to the AGM marked "C" and initialed by the Chairman of the AGM for the purpose of identification, entered into between the Company and [CHINESE CHARACTERS] (Eastern Air Group Finance Company Limited) and all transactions thereunder in relation to the provision of deposit and other financial services other than the provision of loan and financing services and the relevant associated maximum aggregate annual values in respect of such transactions as determined pursuant to and for the purpose of the connected transaction regulatory requirements under the Listing Rules, details of all of which are set out in the Announcement under the paragraph headed "Continuing Connected Transactions - Financial services"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Financial Services Agreement or any matter incidental thereto.

11. To consider, approve, confirm and ratify a conditional import and export agency agreement dated 12th May, 2005 (the "IMPORT AND EXPORT AGENCY AGREEMENT"), a copy of which will be produced to the AGM marked "D" and initialed by the Chairman of the AGM for the purpose of identification, entered into between the Company and [CHINESE CHARACTERS] (Eastern Aviation Import & Export Company) and all transactions thereunder and the associated maximum aggregate annual values in respect of such transactions as determined pursuant to and for the purpose of the connected transaction regulatory requirements under the Listing Rules, details of all of which are set out in the Announcement under the paragraph headed "Continuing Connected Transactions - Import/export agency services"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Import and Export Agency Agreement or any matter incidental thereto.

12. To consider, approve, confirm and ratify a conditional maintenance services agreement dated 12th May, 2005 (the "MAINTENANCE SERVICES AGREEMENT"), a copy of which will be produced to the AGM marked "E" and initialed by the Chairman of the AGM for the purpose of identification, entered into between the Company and [CHINESE CHARACTERS] (Shanghai Eastern Aviation Equipment Manufacturing Corporation) and all transactions thereunder and the associated maximum aggregate annual values in respect of such transactions as determined pursuant to and for the purpose of the connected transaction regulatory requirements under the Listing Rules, details of all of which are set out in the Announcement under the paragraph headed "Continuing Connected Transactions -

                                 NOTICE OF AGM

         Maintenance services"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Maintenance Services Agreement or any matter incidental thereto.

13. To consider, approve, confirm and ratify the conditional catering services agreements dated 12th May, 2005 (the "CATERING SERVICES AGREEMENTS"), copies of all of which will be produced to the AGM marked "F" and initialed by the Chairman of the AGM for the purpose of identification, entered into between the Company, on the one hand, and various subsidiaries or associates of [CHINESE CHARACTERS] (China Eastern Air Holding Company), on the other hand, and all transactions thereunder and the associated maximum aggregate annual values in respect of such transactions as determined pursuant to and for the purpose of the connected transaction regulatory requirements under the Listing Rules, details of all of which are set out in the Announcement under the paragraph headed "Continuing Connected Transactions - Catering services"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Catering Services Agreements or any matter incidental thereto.

14. To consider, approve, confirm and ratify the conditional sales agency services agreements dated 12th May, 2005 (the "SALES AGENCY SERVICES AGREEMENTS"), copies of all of which will be produced to the AGM marked "G" and initialed by the Chairman of the AGM for the purpose of identification, entered into between the Company, on the one hand, and various subsidiaries or associates of [CHINESE CHARACTERS] (China Eastern Air Holding Company), on the other hand, and all transactions thereunder and the associated maximum aggregate annual values in respect of such transactions as determined pursuant to and for the purpose of the connected transaction regulatory requirements under the Listing Rules, details of all of which are set out in the Announcement under the paragraph headed "Continuing Connected Transactions - Sales agency services"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Sales Agency Services Agreements or any matter incidental thereto.

15. To consider, approve, confirm and ratify a conditional advertising services agreement dated 12th May, 2005 (THE "ADVERTISING SERVICES AGREEMENT"), a copy of which will be produced to the AGM marked "H" and initialed by the Chairman of the AGM for the purpose of

                                 NOTICE OF AGM

         identification, entered into between the Company and [CHINESE CHARACTERS] (Shanghai Eastern Aviation Advertising Company Limited) and all transactions thereunder and the associated maximum aggregate annual values in respect of such transactions as determined pursuant to and for the purpose of the connected transaction regulatory requirements under the Listing Rules, details of all of which are set out in the Announcement under the paragraph headed "Continuing Connected Transactions - Advertising services"; and to authorise any director of the Company to sign all such documents and/or do all such things and acts as he may consider necessary or expedient and in the interest of the Company for the purpose of effecting or otherwise in connection with all transactions contemplated under the Advertising Services Agreement or any matter incidental thereto.

16.      To consider and approve other necessary matters, if any.

                               SPECIAL RESOLUTION

1. To consider and approve, by way of a special resolution, the following resolution:

         "THAT the articles of association of the Company (the "Articles") be amended as follows:

         (i) ARTICLE 52 of the Articles shall be amended by adding the following new paragraph as the first paragraph of Article 52:

                           "A controlling shareholder or an actual controlling person of the Company owns fiduciary duties to the Company and its public shareholders. A controlling shareholder shall exercise the rights as an investor in strict compliance with the laws. A controlling shareholder may not (1) prejudice the legal rights and interests of the Company and its public shareholders by means of connected transaction, distribution of profits, restructuring of assets, external investment, appropriation of funds, loan guarantee etc., or (2) prejudice the interests and rights of the Company and its public shareholders by abusing its controlling position."

         (ii) ARTICLE 60 of the Articles shall be amended by adding the following two new paragraphs as the second and the third paragraphs, respectively, of Article 60:

                           "A proposal for consideration at a shareholders' general meeting shall meet the following requirements:

                                  NOTICE OF AGM

                  (1) its content does not contravene the laws, regulations and these articles of association and falls within the scope of the duties and responsibilities of the shareholders' general meeting;

                  (2) there is definite topic(s) and specific matter(s) for resolution; and

                  (3) it is submitted or delivered to the board of directors in writing.

                           The board of directors shall examine each proposal for consideration at a shareholders' general meeting in the best interests of the Company and shareholders."

         (iii) The following new article shall be added as ARTICLE 64(A) of the Articles immediately after Article 64:

                           "The board of directors shall determine the record date with respect to a shareholders' general meeting. The shareholders recorded on the Company's register of shareholders as of the record date are entitled to attend the relevant shareholders' general meeting. The shareholders who intend to attend a shareholders' general meeting shall make registration on such date and at such venue as designated in the relevant notice."

         (iv) ARTICLE 72 of the Articles shall be amended by adding the following new paragraph as the first paragraph of Article 72:

                           "The shareholders' general meeting shall take a vote on each of the matters for its consideration."

         (v) ARTICLE 73 of the Articles shall be amended by adding the following two new paragraphs as the second last paragraph and the last paragraph, respectively, of Article 73:

                           "The Company shall increase the attendance of the public shareholders at shareholders' general meetings by various means including the use of modern information technologies (for example, online voting facilities), provided that: (1) it is permissible under all applicable laws and regulations and/or is acceptable to relevant regulatory authorities as well as complies with satisfies all relevant rules; and
                           (2) the legality and validity of a shareholders' general meeting is assured.

                                 NOTICE OF AGM

                           Subject to all applicable laws and regulations, the board of directors, independent directors and qualified shareholders may solicit proxies from shareholders to vote at a shareholders' general meeting. No consideration shall be paid for any proxy and adequate information should be furnished to the shareholders whose proxies are solicited. Information so furnished must be previously published information which remains accurate and is not misleading at the time it is quoted. The shareholders whose proxies are solicited should be encouraged to consult professional advisers."

         (vi) The following two new articles shall be added as Articles 78(A) and 78(B) of the Articles immediately after Article 78:

                           "78(A) Subject to these articles of association,
                                  all applicable laws and regulations and/or other rules or requirements that may be promulgated by relevant authorities from time to time, implementation of or application for any of the following matters requires approval by the shareholders' general meeting and approval by votes representing more than half of the voting rights held by public shareholders who vote at the meeting:

                                  (1)      the Company's follow-on public
                                           offering (including offering of
                                           Overseas-Listed Foreign-Invested
                                           Shares or other equity securities),
                                           offering of convertible bonds and
                                           rights issue (except a controlling
                                           shareholder undertakes prior to the
                                           meeting to subscribe for the rights
                                           issue shares wholly in cash);

                                  (2)      restructuring of material assets
                                           with the total consideration for
                                           the assets acquired equal to or
                                           exceeding 120% of the audited book
                                           value of such assets;

                                  (3)      repayment of debts owed by a
                                           shareholder to the Company with
                                           equity shares of the Company;

                                  (4)      overseas listing of a subsidiary of
                                           the Company that has material
                                           effect on the Company; and

                                  (5)      matters relating to the development
                                           of the Company that have material
                                           effect on the interests and rights
                                           of the public shareholders.

                                 NOTICE OF AGM

                           If a shareholders' general meeting is convened in connection with any of the above matters, the Company shall provide the shareholders with online voting facilities, provided that it is permissible under all applicable laws and regulations and/or acceptable to relevant regulatory authorities as well as complies with and satisfies all relevant rules.

                  "78(B) Under any of the above circumstances, after giving
                         notices of meeting of shareholders, the Company shall publicly announce a notice of meeting of shareholders within 3 days after the relevant record date."

         (vii) ARTICLE 81 of the Articles shall be amended by adding the following new paragraph as the second paragraph of Article 81:

                  "Public announcements shall be made with respect to the resolutions of the shareholders' general meeting in accordance with the relevant regulations."

         (viii) The title of CHAPTER 10 of the Articles shall be amended to read as "Board of Directors and Independent Directors".

         (ix) ARTICLE 94 of the Articles shall be amended by deleting therefrom the second paragraph reading as follows:

                  "The board of directors shall have at least three (3) independent directors. Independent directors are directors who do not hold any position in the Company other than as directors and do not maintain with the Company and its substantial shareholders any connection which may hamper their independent and objective judgments."

         (x) The following new article shall be added as ARTICLE 97(A) of the Articles immediately after Article 97:

                  "Provision of guarantee by the Company for the benefits of any other person: (1) must complies with and satisfies these articles of association, all applicable laws and regulations and/or other rules or requirements that may be promulgated by relevant authorities from time to time; and (2) requires approvals by the audit committee of the board of directors, more than two-thirds of the board of directors and the shareholders' general meeting."

                                 NOTICE OF AGM

         (xi) ARTICLE 104 of the Articles shall be amended by adding the following new paragraph as the second paragraph of Article 104:

                  "A resolution of the board of directors shall be decided on a show of hands."

         (xii) The following new articles shall be added as ARTICLES 106(A) to 106(G) of the Articles immediately after Article 106:

                  "106(A) At least one-third and not less than three of the
                          members of the board of directors shall be independent directors, at least one of whom must be an accounting professional. Independent directors shall carry out duties faithfully, safeguard the interests of the Company as well as pay close attention to the protection of the legal rights and interests of the public shareholders from detriment.

                          Independent directors shall carry out duties
                          independently and shall not be influenced by: (1) any substantial shareholder or actual controlling person of the Company; or (2) any interested entity or individual of the Company or any of its substantial shareholders or actual controlling persons.

                  106(B) Except relevant laws and regulations provide otherwise, the board of directors, supervisory committee or shareholder(s) individually or jointly holding more than 1% of the outstanding shares of the Company may nominate candidates for election at a shareholders' general meeting as independent directors.

                  106(C) Any material connected transaction of the Company and the retaining or dismissal of an accounting firm shall not be submitted for consideration by the board of directors unless it is approved by more than half of the independent directors. Consent of more than half of the independent directors is required for:
                          (1) any request by the independent directors to the board of directors to convene an extraordinary shareholders' general meeting or a board meeting; or
                          (2) public solicitation for proxies from shareholders prior to a shareholders' general meeting. With the consent of all independent directors, the independent directors may retain outside auditors or consultants for audit or consultation with respect to any specific matters of the Company. The Company shall bear the related expenses.

                                 NOTICE OF AGM

                  106(D) The independent directors shall: (1) attend the
                         meetings of the board of directors as scheduled; (2) familiarize themselves with the business operations of the Company; and (3) make voluntary inquiries and gather the information and materials required for making decisions. The independent directors shall submit to the shareholders' annual general meetings annual reports of all independent directors which should discuss the performance by the independent directors of their duties.

                  106(E) The Company shall establish work procedures of
                         independent directors. The secretary of the board of directors shall cooperate with independent directors with respect to the performance of their duties. The Company shall: (1) ensure that the independent directors enjoy the same right of access to information as other directors; (2) furnish the independent directors with relevant materials and information in a timely manner; (3) make available information relating to the operations of the Company periodically; and (4) arrange on-site visits for the independent directors, if necessary.

                  106(F) The term of office of the independent directors shall be the same as that of other directors. Subject to all applicable laws and regulations, at the expiry of an independent director's term, the term is renewable upon re-election. Any independent director shall not be dismissed without due cause prior to the expiration of his/her term of office. The Company shall disclose as a special discloseable matter any dismissal prior to expiration of term.

                  106(G) An independent director may resign before his/her
                         term of office expires. An independent director shall submit to the board of directors his/her letter of resignation, in which he/she shall explain any issue that is related to his/her resignation or warrants attention of shareholders and creditors of the Company.

                         If resignation of any independent director results in the number of independent directors or directors being less than the minimum number prescribed by law or these articles of association, the independent director shall carry out duties in accordance with the laws, regulations and these articles of association until election of a successor independent director. The board of director shall convene a shareholders' general

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

                                 NOTICE OF AGM

                           meeting within two months for the election of the successor independent director. A resigning independent director may cease to carry out duties in the case of failure by the board of directors to convene the shareholders' general meeting within the time limit."

         (xiii) ARTICLE 108 of the Articles shall be amended by adding the following new item as item (4) of the first paragraph of Article 108:

                  "(4) The Company shall have a department of investor relations that is specially responsible for strengthening the communications with shareholders, especially public shareholders. The secretary of the board of directors shall be in charge of the department of investor relations."

         (xiv) ARTICLE 119 of the Articles shall be amended by adding the following new paragraph as the second paragraph of Article 119:

                           "A person convening a meeting shall notify all supervisors in writing 10 days prior to the meeting. A notice of meeting shall specify:

                           (1)      the date and the place of the meeting;

                           (2)      the length of the meeting;

                           (3)      the matters and topics to be discussed; and

                           (4)      the date of the notice."

         (xv) ARTICLE 121 of the Articles shall be amended by adding the following two new paragraphs as the first and the second paragraphs, respectively, of Article 121:

                           "Meetings of the supervisory committee shall be held only when more than half of the supervisors are present.

                           A resolution of the supervisory committee shall be decided on a show of hands. Each supervisor shall have one vote.", and

         THAT the Board be authorised to attend to such procedures for any approval, endorsement, filing and/or registration in relation to such amendments to the Articles as may be required

                                 NOTICE OF AGM

         from any relevant authority(ies), and to do such things and acts as are necessary or expedient to effect, for the purpose of or otherwise in connection with such amendments." (Note 3)

                                              By order of the Board
                                               [CHINESE CHARACTERS]
                                   CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                   LUO ZHUPING
                                         Director and Company Secretary

The Company's directors, as at the date hereof, are:

Li Fenghua (Chairman, Executive Director)
Ye Yigan (Non-executive Director)
Cao Jianxiong (Non-executive Director)
Wan Mingwu (Vice President, Executive Director)
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)
Hu Honggao (Independent non-executive Director)
Peter Lok (Independent non-executive Director)
Wu Baiwang (Independent non-executive Director)
Zhou Ruijin (Independent non-executive Director)
Xie Rong (Independent non-executive Director)

Shanghai, the PRC
13th May, 2005

Notes:

1.       THE COMPANY'S PROFIT DISTRIBUTION PROPOSAL FOR THE YEAR 2004

         The Board did not recommend payment of any interim dividend for the six months ended 30th June, 2004.

         As at 31st December, 2004, based on the financial statements prepared in accordance with PRC Accounting Standards and Regulations, the Company's retained distributable profit was RMB443,488,200. Having considered the Company's expected cashflow position in 2005, subject to shareholders' approval being obtained at the AGM, the Board recommended distribution of retained distributable profit of the Company to its shareholders in the form of a final dividend of RMB0.02 per share (including tax) in cash, totalling RMB97,339,000

                                 NOTICE OF AGM

         (based on the Company's total issued share capital comprising 4,866,950,000 shares as at 31st December, 2004, and excluding expenses incurred in the distribution). Shareholders of the Company's H shares and American depositary shares, or ADSs, will receive an equivalent amount of the final dividend, converted into relevant currencies based on the average foreign exchange rate within the five business days after the AGM as published by the People's Bank of China.

2. PROPOSED APPOINTMENT OF MR. LUO CHAOGENG [CHINESE CHARACTERS] AS A DIRECTOR OF THE COMPANY

         Mr. Luo Chaogeng [CHINESE CHARACTERS], aged 55, is currently the President and a deputy party secretary of the Company. Mr. Luo joined the civil aviation industry in 1970 and worked for the Civil Aviation Lanzhou Bureau as a flight mechanic of the aviation instructing team from August 1970 to August 1972. From August 1972 to March 1989, Mr. Luo was a flight mechanic and a deputy instructor of the Civil Aviation 8th Fleet. From March 1989 to August 1994, Mr. Luo was a deputy political commissar, political commissar and a party secretary of the Xi'an fleet of China Northwest Airlines. He was the party secretary of China Northwest Airlines aircraft repair factory from August 1994 to October 1996. Mr. Luo was a party secretary and deputy general manager of China Northwest Airlines aircraft repair base from October 1996 to March 1997 and a deputy director of the Civil Aviation Northwest Bureau from March 1997 to December 2000. Mr. Luo was a general manager of Yunnan Airlines Company and was also the Head and a deputy party secretary of the Civil Aviation Yunnan Bureau from December 2000 to November 2001. Mr. Luo was the general manager and a deputy party secretary of Yunnan Airlines Company from November 2001 to September 2004. Mr. Luo was a member of the party committee and deputy general manager of China Eastern Air Holding Company and was a general manager of China Eastern Airlines Yunnan Co., Ltd. from September 2002 to September 2004. Since September 2004, Mr. Luo has been a member of the party committee and a deputy general manager of China Eastern Air Holding Company, and the President and a detputy party secretary of the Company. Mr. Luo studied in the post-graduate economic management class for leaders of Shan'xi Province held by the Central Party College from September 1998 to June 2001. He holds the title of First Class Flight Mechanic.

         Save as described above or herein, Mr. Luo was not a director of any listed public company other than the Company in the last three years; he does not hold any position with other members of the Company's group save for being a director and the Chairman of China Cargo Airlines Co., Ltd. (a subsidiary of the Company); he does not have any relationship with any other directors, supervisors, senior management or substantial or controlling shareholder(s) of the Company; and he does not have any interest in the shares of the Company within the

                                 NOTICE OF AGM

         meaning of Part XV of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong).

         The appointment of Mr. Luo, subject to approval from the Company's shareholders at the AGM, will commence at the conclusion of the AGM, expiring at the conclusion of the Company's 2006 annual general meeting as currently expected. His annual emoluments will be determined after his appointment becomes effective.

         Save as disclosed herein, there are no other matters regarding Mr. Luo Chaogeng that in the Company's opinion is required to be brought to the attention of its shareholders.

3.       PROPOSED AMENDMENTS TO THE ARTICLES

         The proposed amendments to the Articles are made in compliance with the relevant laws and regulations prescribed by the China Securities Regulatory Commission, stipulating provisions mandatory or recommended for inclusion in articles of association of PRC listed companies.

4.       PERSONS ENTITLED TO ATTEND THE AGM

         Persons who hold A shares or H shares of the Company and are registered as holders of the Company's A shares or H shares on the register of members maintained by China Securities Depository and Clearing Corporation Limited, Shanghai Branch and Hong Kong Registrars Limited, respectively, at the close of business on Monday, 30th May, 2005 will be entitled to attend the AGM upon completion of the necessary registration procedures.

5.       REGISTRATION PROCEDURES FOR ATTENDING THE AGM

         (1) Holders of the Company's domestic shares shall deposit documents of certification of their shares and their authorised representatives' documents of identity with the Company at its place of business located at 2550 Hongqiao Road, Shanghai, the PRC (for the attention of the Secretary Office of the Board of Directors) on or before Friday, 10th June, 2005. In case such holders are represented by authorised representatives, they shall also deliver their powers of attorney and copies of the attorney's documents of identity to the above place of business of the Company.

         (2) Holders of the Company's H shares shall deliver their written replies for attending the AGM, copies of transfers or copies of their share certificates or copies of receipts of share transfers, together with copies of their identity cards or other documents of identity, to the Company at its place of business stated above on or before Friday, 10th

                                 NOTICE OF AGM

                  June, 2005. If proxies are appointed by shareholders to attend the AGM, they shall, in addition to the aforementioned documents, deliver the proxy forms and copies of their identity cards or other documents of identity to the above place of business of the Company.

         (3) Shareholders can deliver the necessary documents for registration to the Company in the following manner: in person, by post or by facsimile. Upon receipt of such documents, the Company will complete the registration procedures for attending the AGM and will despatch to shareholders voting forms by post or by facsimile. Shareholders may present the voting forms when attending the AGM as evidence of eligibility to attend the meeting.

         6.       APPOINTING PROXIES

                  (1) Shareholders who have the right to attend and vote at the AGM are entitled to appoint in writing one or more proxies (whether a member of the Company or not) to attend and vote at the meeting on their behalf.

                  (2) The instrument appointing a proxy must be duly authorised in writing by the appointor or his attorney. If that instrument is signed by an attorney of the appointor, the power of attorney authorising that attorney to sign (or other documents of authorisation) must be notarially certified. For the Company's domestic shareholders, the notarially certified power of attorney or other documents of authorisation and proxy forms must be delivered to the registrar of the Company not less than 24 hours before the time scheduled for the holding of the AGM before such documents would be considered valid. For the Company's H shareholders, the aforementioned documents must also be delivered to Hong Kong Registrars Limited, the Company's H share registrar, within the same time limit in order for such documents to be valid.

                  (3) If more than one proxy has been appointed by any shareholder of the Company, such proxies shall not vote at the same time.

         7.       DURATION OF THE AGM

                  The AGM is expected to last for half a day. Shareholders or their proxies attending the AGM shall be responsible for their own accommodation and travel expenses.

         8.       PROCEDURE TO OTHERWISE DEMAND A POLL

                                 NOTICE OF AGM

         As disclosed in the Announcement, China Eastern Air Holding Company and its associate(s), if any, will abstain from voting on the ordinary resolutions numbered 8 to 15 set out above, which will be taken on a poll as required under the Listing Rules.

         Pursuant to Articles 73 to 75 of the Articles, a poll may (before or after any vote by show of hands) otherwise generally be demanded:

         (i)      by the chairman of the meeting;

         (ii) by at least two shareholders entitled to vote present in person or by proxy;

         (iii) by one or more shareholders present in person or by proxy and representing 10% or more of all shares carrying the right to vote at the meeting.

         The demand for a poll may be withdrawn by the person who makes such demand.

         A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

         On a poll taken at the meeting, a shareholder (including proxy) entitled to two or more votes need not cast all his or her votes in the same way.

9.       CLOSURE OF BOOKS

         The H share register of members of the Company will be closed from Tuesday, 31st May, 2005 to Wednesday, 29th June, 2005, both days inclusive, during which period no transfer of the Company's H shares will be effected. Where applicable, shareholders of the Company's H shares intending to attend the AGM are therefore required to lodge their respective instrument(s) of transfer and the relevant share certificate(s) to the Company's H share registrar, Hong Kong Registrars Limited, by 4:00 p.m. on Monday, 30th May, 2005.

         The address and contact details of Hong Kong Registrars Limited are as follows:

         Hong Kong Registrars Limited
         Rooms 1712-1716, 17th Floor, Hopewell Centre
         183 Queen's Road East

                                 NOTICE OF AGM

         Wanchai
         Hong Kong

         Telephone: +852 2862 8628
         Fax:       +852 2865 0990